                                   SUPPLEMENT
           (TO PROSPECTUS SUPPLEMENT DATED JULY 28, 2004 TO PROSPECTUS
                            DATED FEBRUARY 24, 2004)

                                  $385,570,230
                                  (Approximate)

               Mortgage Pass-Through Certificates, Series 2004-AR1

                      NOMURA ASSET ACCEPTANCE CORPORATION,
                     ALTERNATIVE LOAN TRUST, SERIES 2004-AR1
                                     Issuer

                       NOMURA ASSET ACCEPTANCE CORPORATION
                                    Depositor

                            GMAC MORTGAGE CORPORATION
                                    Servicer



         The reference to "$11,686,850" in the second line of the definition of "Fraud Loss Coverage Amount" appearing on page S-126 of the prospectus supplement under the caption "Description of the Certificates--Glossary of Terms--The Senior-Subordinate Groups" shall be replaced with "$6,114,298".

         The reference to "23%" in the heading of the fifth column of the table entitled "Percent of the Initial Certificate Principal Balance at the Respective Percentages of the Prepayment Assumption" on page S-171 of the prospectus supplement shall be replaced with "35%".

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Until 90 days after the date of this supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a supplement, prospectus supplement and prospectus. This is in addition to the obligation of dealers to deliver a supplement, prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                                  [NOMURA LOGO]

                 The date of this supplement is August 10, 2004

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 24, 2004

                                  $385,570,230
                                 (Approximate)

              Mortgage Pass-Through Certificates, Series 2004-AR1

                      NOMURA ASSET ACCEPTANCE CORPORATION,
                    ALTERNATIVE LOAN TRUST, SERIES 2004-AR1
                                     Issuer

                      NOMURA ASSET ACCEPTANCE CORPORATION
                                   Depositor

                           GMAC MORTGAGE CORPORATION
                                    Servicer

Consider carefully the Risk Factors beginning on Page S-11 in this prospectus supplement.

The certificates will represent interests in the trust created for Series 2004-AR1 only and will not represent interests in or obligations of Nomura Asset Acceptance Corporation, Nomura Credit & Capital, Inc., Nomura Securities International, Inc., the Servicer, the Trustee or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The issuer is offering the following classes of certificates pursuant to this prospectus supplement and the accompanying prospectus:


                                                                 APPROXIMATE                             APPROXIMATE
                                                                   INITIAL         INITIAL                 INITIAL        INITIAL
                                                                  PRINCIPAL     PASS-THROUGH              PRINCIPAL    PASS-THROUGH
CLASS                                                             BALANCE(1)        RATE        CLASS    BALANCE(1)        RATE
-------------------------------------------------------------    ------------   ------------    -----    -----------   ------------
I-A .........................................................    $ 37,041,900      4.449%(2)    V-A-1    $95,876,000      1.842%(8)
R-I .........................................................    $        100      4.449%       V-A-2    $15,000,000      1.722%(9)
II-A ........................................................    $ 52,934,000      4.760%(3)    V-A-3    $19,764,500      1.982%(10)
III-A .......................................................    $ 54,646,000      5.043%(4)    V-A-4    $28,287,411      1.662%(11)
IV-A ........................................................     $ 46,959,000      3.423%(5)    V-A-5   $16,006,089      1.762%(12)
IV-X ........................................................      Notional(6)     0.500%       V-M-1    $ 4,645,000      2.062%(13)
C-B-1 .......................................................    $  5,096,000      4.576%(7)    V-M-2    $ 2,787,000      2.812%(14)
C-B-2 .......................................................    $  2,751,000      4.576%(7)    V-M-3    $ 2,044,230      3.212%(15)
C-B-3 .......................................................    $  1,732,000      4.576%(7)

SEE NEXT PAGE FOR FOOTNOTES.


Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2004-AR1 (the "TRUST") will issue 24 classes of certificates, 17 of which are offered hereby. Each class of certificates will receive monthly distributions of interest, principal or both. The table above contains a list of the classes of offered certificates, including the initial principal balance and initial pass-through rate of each class.

Nomura Securities International, Inc. (the "UNDERWRITER") will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                [GRAPHIC OMITTED]

            The date of this prospectus supplement is July 28, 2004

(1)  Approximate. Subject to a permitted variance of plus or minus 10%.

(2) The initial pass-through rate on the Class I-A Certificates is the per annum rate noted in the table on the front cover of this prospectus supplement. After the first distribution date, the per annum pass-through rate on the Class I-A Certificates will equal the weighted average of the net mortgage rates of the Group I mortgage loans.

(3) The initial pass-through rate on the Class II-A Certificates is the per annum rate noted in the table on the front cover of this prospectus supplement. After the first distribution date, the per annum pass-through rate on the Class II-A Certificates will equal the weighted average of the net mortgage rates of the Group II mortgage loans minus 0.02% per annum.

(4) The initial pass-through rate on the Class III-A Certificates is the per annum rate noted in the table on the front cover of this prospectus supplement. After the first distribution date, the per annum pass-through rate on the Class III-A Certificates will equal the weighted average of the net mortgage rates of the Group III mortgage loans.

(5) The initial pass-through rate on the Class IV-A Certificates is the per annum rate noted in the table on the front cover of this prospectus supplement. After the first distribution date, the per annum pass-through rate on the Class IV-A Certificates will equal the weighted average of the net mortgage rates of the Group IV mortgage loans minus 0.50% per annum.

(6) The Class IV-X Certificates are entitled to payments of interest accrued on a notional amount equal to the certificate principal balance of the Class IV-A Certificates. The Class IV-X Certificates are not entitled to payments of principal.

(7) The initial pass-through rate on each of the Class C-B-1, Class C-B-2 and Class C-B-3 Certificates is the per annum rate noted in the table on the front cover of this prospectus supplement. After the first distribution date, the per annum pass-through rate on each of the Class C-B-1, Class C-B-2 and Class C-B-3 Certificates will be calculated as described under "Description of the Certificates--Distributions of Interest--The Senior-Subordinate Groups" in this prospectus supplement.

(8) The initial pass-through rate on the Class V-A-1 Certificates is the per annum rate noted in the table on the front cover of this prospectus supplement. After the first distribution date, the per annum pass-through rate on the Class V-A-1 Certificates will equal the least of (i) the sum of one-month LIBOR for that distribution date plus (A) on or prior to the applicable optional termination date, 0.38% or (B) after the applicable optional termination date, 0.76% , (ii) the Group VA Net Funds Cap as defined in this prospectus supplement under "Description of the Certificates -- Glossary of Terms--The Group V Certificates" and (iii) 11.00%.

(9) The initial pass-through rate on the Class V-A-2 Certificates is the per annum rate noted in the table on the front cover of this prospectus supplement. After the first distribution date, the per annum pass-through rate on the Class V-A-2 Certificates will equal the least of (i) the sum of one-month LIBOR for that distribution date plus (A) on or prior to the applicable optional termination date, 0.26% or (B) after the applicable optional termination date, 0.52% , (ii) the Group VB Net Funds Cap as defined in this prospectus supplement under "Description of the Certificates-Glossary of Terms -- The Group V Certificates" and (iii) 11.00%.

(10) The initial pass-through rate on the Class V-A-3 Certificates is the per annum rate noted in the table on the front cover of this prospectus supplement. After the first distribution date, the per annum pass-through rate on the Class V-A-3 Certificates will equal the least of (i) the sum of one-month LIBOR for that distribution date plus (A) on or prior to the applicable optional termination date, 0.52% or (B) after the applicable optional termination date, 1.02% , (ii) the Group VB Net Funds Cap and
     (iii) 11.00%.

(11) The initial pass-through rate on the Class V-A-4 Certificates is the per annum rate noted in the table on the front cover of this prospectus supplement. After the first distribution date, the per annum pass-through rate on the Class V-A-4 Certificates will equal the least of (i) the sum of one-month LIBOR for that distribution date plus (A) on or prior to the applicable optional termination date, 0.20% or (B) after the applicable optional termination date, 0.40% , (ii) the Group VB Net Funds Cap and
     (iii) 11.00%.

(12) The initial pass-through rate on the Class V-A-5 Certificates is the per annum rate noted in the table on the front cover of this prospectus supplement. After the first distribution date, the per annum pass-through rate on the Class V-A-5 Certificates will equal the least of (i) the sum of one-month LIBOR for that distribution date plus (A) on or prior to the applicable optional termination date, 0.30% or (B) after the applicable optional termination date, 0.60% , (ii) the Group VB Net Funds Cap and
     (iii) 11.00%.

(13) The initial pass-through rate on the Class V-M-1 Certificates is the per annum rate noted in the table on the front cover of this prospectus supplement. After the first distribution date, the per annum pass-through rate on the Class V-M-1 Certificates will equal the least of (i) the sum of one-month LIBOR for that distribution date plus (A) on or prior to the applicable optional termination date, 0.60% or (B) after the applicable optional termination date, 1.10% , (ii) the Group V Net Funds Cap as defined in this prospectus supplement under "Description of the Certificates-Glossary of Terms--The Group V Certificates" and (iii) 11.00%.

(14) The initial pass-through rate on the Class V-M-2 Certificates is the per annum rate noted in the table on the front cover of this prospectus supplement. After the first distribution date, the per annum pass-through rate on the Class V-M-2 Certificates will equal the least of (i) the sum of one-month LIBOR for that distribution date plus (A) on or prior to the applicable optional termination date, 1.35% or (B) after the applicable optional termination date, 1.85% , (ii) the Group V Net Funds Cap and
     (iii) 11.00%.

(15) The initial pass-through rate on the Class V-M-3 Certificates is the per annum rate noted in the table on the front cover of this prospectus supplement. After the first distribution date, the per annum pass-through rate on the Class V-M-3 Certificates will equal the least of (i) the sum of one-month LIBOR for that distribution date plus (A) on or prior to the applicable optional termination date, 1.75% or (B) after the applicable optional termination date, 2.25% , (ii) the Group V Net Funds Cap and
     (iii) 11.00%.

                               TABLE OF CONTENTS


                             PROSPECTUS SUPPLEMENT

SUMMARY ...........................................................            1
RISK FACTORS ......................................................           11
THE MORTGAGE POOL .................................................           30
DESCRIPTION OF THE CERTIFICATES ...................................          119
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS .....................          158
THE SELLER ........................................................          185
THE ORIGINATORS ...................................................          185
THE SERVICER ......................................................          185
POOLING AND SERVICING AGREEMENT ...................................          188
USE OF PROCEEDS ...................................................          196
FEDERAL INCOME TAX CONSEQUENCES ...................................          196
ERISA CONSIDERATIONS ..............................................          201
LEGAL INVESTMENT ..................................................          202
METHOD OF DISTRIBUTION ............................................          203
LEGAL MATTERS .....................................................          203
RATINGS ...........................................................          203
INDEX OF DEFINED TERMS ............................................          205
ANNEX I ...........................................................          I-1

                                   PROSPECTUS

DESCRIPTION OF THE TRUST FUNDS ....................................            3
USE OF PROCEEDS ...................................................           18
YIELD CONSIDERATIONS ..............................................           18
THE DEPOSITOR .....................................................           24
DESCRIPTION OF THE SECURITIES .....................................           25
DESCRIPTION OF THE AGREEMENTS .....................................           40
DESCRIPTION OF CREDIT SUPPORT .....................................           64
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ...........................           70
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS ........................           91
ERISA CONSIDERATIONS ..............................................          120
LEGAL INVESTMENT ..................................................          125
METHODS OF DISTRIBUTION ...........................................          128
ADDITIONAL INFORMATION ............................................          129
INCORPORATION OF CERTAIN DOCUMENTS
BY REFERENCE ......................................................          129
LEGAL MATTERS .....................................................          130
FINANCIAL INFORMATION .............................................          130
RATING ............................................................          130
INDEX OF DEFINED TERMS ............................................          131

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

   o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

   o this prospectus supplement, which describes the specific terms of this series of certificates.

Nomura Asset Acceptance Corporation's principal offices are located at Two World Financial Center, Building B, 21st Floor, New York, New York 10281, and its telephone number is (212) 667-2197.

                                    SUMMARY


o The following summary is a very broad overview of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider when making your investment decision. To understand the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

o Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

TITLE OF SERIES

Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2004-AR1.

CUT-OFF DATE

July 1, 2004.

CLOSING DATE

On or about July 28, 2004.

DEPOSITOR

Nomura Asset Acceptance Corporation, a Delaware corporation. See "The Depositor" in the prospectus.

SERVICER

Initially, GMAC Mortgage Corporation, a Pennsylvania corporation. See "The Servicer" in this prospectus supplement.

SELLER

Nomura Credit & Capital, Inc. See "The Seller" in this prospectus supplement.

TRUSTEE

JPMorgan Chase Bank, a New York banking corporation. See "Pooling and Servicing Agreement-The Trustee" in this prospectus supplement.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the servicer, the seller, the depositor and the trustee, under which the trust will be formed and will issue the certificates.

THE MORTGAGE LOANS

References to percentages of the mortgage loans under this section are calculated based on the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date.

The trust will contain approximately 1,321 conventional, one-to-four family adjustable-rate mortgage loans secured by first liens on residential real properties (the "Mortgage Loans"). The Mortgage Loans have been divided into five loan groups which we sometimes refer to as Group I Mortgage Loans, Group II Mortgage Loans, Group III

Mortgage Loans, Group IV Mortgage Loans and Group V Mortgage Loans. The Group V Mortgage Loans are further divided into two subgroups which we sometimes refer to as the Group VA Mortgage Loans and Group VB Mortgage Loans. As of the Cut-off Date, the Mortgage Loans will have the characteristics set forth in the tables on Page S-10 of this prospectus supplement.

See also "The Mortgage Pool" in this prospectus supplement for additional characteristics of the Mortgage Loans.

DESCRIPTION OF THE CERTIFICATES

OFFERED CERTIFICATES

The Class I-A, Class R-I, Class II-A, Class III-A, Class IV-A, Class IV-X, Class C-B-1, Class C-B-2, Class C-B-3, Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2 and Class V-M-3 Certificates are offered by this prospectus supplement.

The Class I-A Certificates and Class R-I Certificates (collectively, the "Group I Certificates") will represent senior interests principally in the Group I Mortgage Loans. The Class II-A Certificates (also referred to herein as the "Group II Certificates") will represent senior interests principally in the Group II Mortgage Loans. The Class III-A Certificates (also referred to herein as the "Group III Certificates") will represent senior interests principally in the Group III Mortgage Loans. The Class IV-A Certificates and Class IV-X Certificates (collectively, the "Group IV Certificates") will represent senior interests principally in the Group IV Mortgage Loans. The Class C-B-1, Class C-B-2 and Class C-B-3 Certificates (collectively, the "Offered Group C-B Certificates") will represent subordinate interests in the Group I, Group II, Group III and Group IV Mortgage Loans. The Group I Certificates, Group II Certificates, Group III Certificates, Group IV Certificates, Offered Group C-B Certificates, Class C-B-4 Certificates, Class C-B-5 Certificates and Class C-B-6 Certificates are also collectively referred to herein as the Senior-Subordinate Groups. The Class V-A-1 Certificates will represent senior interests principally in the Group VA Mortgage Loans. The Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates (collectively, the "Group VB Certificates") will represent senior interests principally in the Group VB Mortgage Loans. The Class V-M-1, Class V-M-2 and Class V-M-3 Certificates will represent subordinate interests in the Group V Mortgage Loans. The Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates shall be collectively referred to herein as the Group V Senior Certificates. The Class V-M-1, Class V-M-2 and Class V-M-3 Certificates shall be collectively referred to herein as the Group V Subordinate Certificates. The Group V Senior Certificates and the Group V Subordinate Certificates shall be collectively referred to herein as the Group V Certificates.

EXCEPT FOR CERTAIN COLLECTIONS OF INTEREST ON THE GROUP II MORTGAGE LOANS,
NO COLLECTIONS OR RECOVERIES FROM THE GROUP I, GROUP II, GROUP III AND GROUP IV MORTGAGE LOANS WILL BE USED TO MAKE DISTRIBUTIONS TO THE GROUP V CERTIFICATES. NO COLLECTIONS OR RECOVERIES FROM THE GROUP V MORTGAGE LOANS WILL BE USED TO MAKE DISTRIBUTIONS TO THE CERTIFICATES RELATED TO THE GROUP I, GROUP II,
GROUP III OR GROUP IV MORTGAGE LOANS.

NON-OFFERED CERTIFICATES

Class C-B-4, Class C-B-5 and Class C-B-6 Certificates

The Class C-B-4, Class C-B-5 and Class C-B-6 Certificates (the "Non-Offered Group C-B Certificates; and together with the Offered Group C-B Certificates, the "Group C-B

Certificates") will have initial certificate principal balances of approximately $1,121,000, $917,000 and $611,936, respectively. The Non-Offered Group C-B Certificates represent subordinate interests in the Group I, Group II, Group III and Group IV Mortgage Loans.

CLASS V-X CERTIFICATES

The Class V-X Certificates will have an initial certificate principal balance of approximately $1,393,744. The initial amount of overcollateralization required by the pooling and servicing agreement with respect to the Group VA Mortgage Loans and Group VB Mortgage Loans is approximately $1,393,530. The Class V-X Certificates initially evidence an interest of approximately 0.75% of the Cut-off Date principal balance of the Group VA Mortgage Loans and Group VB Mortgage Loans.

CLASS P CERTIFICATES

The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Group I, Group II, Group III and Group IV Mortgage Loans.

CLASS P-V CERTIFICATES

The Class P-V Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P-V Certificates will be entitled to all prepayment charges received in respect of the Group V Mortgage Loans.

CLASS R-II CERTIFICATES

The Class R-II Certificates represent the right to receive additional distributions in respect of the Group V Mortgage Loans on any distribution date after all required payments of principal and interest have been made on such date in respect of the Group V Certificates and the Class V-X Certificates, although it is not anticipated that funds will be available for any additional distribution.

Although not offered by this prospectus supplement, the non-offered classes of certificates are described herein because the certificate principal balance, structure, collateral, rights, risks and other characteristics affect the certificate principal balance, structure, collateral, rights, risks and other characteristics of the offered certificates.

LAST SCHEDULED DISTRIBUTION DATE

The distribution date in August 2034 will be the last scheduled distribution date for the offered certificates. It is possible that the certificate principal balance or notional amount of any class of offered certificates may not be fully paid or reduced to zero by these dates. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

RECORD DATE

For each class of offered certificates (other than the Group V Certificates) and for any distribution date, the last business day of the month preceding the month in which such distribution date occurs. For the Group V Certificates, the business day preceding the applicable distribution date so long as the Group V Certificates remain in book-entry form; otherwise the record date shall be the same as for the other classes of offered certificates.

DENOMINATIONS

For each class of offered certificates, other than the Class R-I
Certificates and Class IV-X Certificates, $25,000 and multiples of $1 in excess thereof, except that one certificate of each class will be issued in the remainder of the class. The Class R-I Certificates will be issued in minimum percentage interests of 20%. The Class IV-X Certificates will be issued in minimum denominations (by notional amount) of $100,000 and multiples of $1 in excess thereof, except that one certificate of such class will be issued in the remainder of such class.

REGISTRATION OF OFFERED CERTIFICATES

The trust will issue the offered certificates (other than the Class R-I Certificates) initially in book-entry form. Persons acquiring interests in the offered certificates (other than the Class R-I Certificates) may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to "Description of the Certificates-Book-Entry Registration" in this prospectus supplement.

DISTRIBUTION DATES

The trustee will make distributions on the certificates on the 25th day of each calendar month beginning in August 2004 to the appropriate holders of record. If the 25th day of the month is not a business day, then the trustee will make distributions on the following business day.

INTEREST PAYMENTS

On each distribution date holders of the offered certificates will be entitled to receive:

   o the interest that has accrued on the certificate principal balance or notional balance of such certificates at the related pass-through rate during the related accrual period, and

   o any interest due on a prior distribution date that was not paid (but with no interest accrued thereon), less

   o   interest shortfalls allocated to such certificates.

The accrual period for the offered certificates (other than the Group V Certificates) and any distribution date will be the calendar month immediately preceding the calendar month in which distribution date occurs. The accrual period for the Group V Certificates and any distribution date will be the period commencing on the immediately preceding distribution date (or, with respect to the first accrual period, the Closing Date) and ending on the day immediately preceding the related distribution date. Calculations of interest on the offered certificates (other than the Group V Certificates) will be based on a 360-day year that consists of twelve 30-day months. Calculations of interest on the Group V Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

The notional amount of the Class IV-X Certificates for purposes of calculating accrued interest is equal to the certificate principal balance of the Class IV-A Certificates.

PRINCIPAL PAYMENTS

On each distribution date, a portion of the principal received or advanced on the Group I Mortgage Loans will be distributed to the Class I-A Certificates and Class R-I Certificates as described under "Description of the Certificates-Distributions of Principal- The Senior-Subordinate Groups" in this prospectus supplement.

On each distribution date, a portion of the principal received or advanced on the Group II Mortgage Loans will be distributed to the

Class II-A Certificates as described under "Description of the Certificates-Distributions of Principal-The Senior-Subordinate Groups" in this prospectus supplement.

On each distribution date, a portion of the principal received or advanced on the Group III Mortgage Loans will be distributed to the Class III-A Certificates as described under "Description of the Certificates-Distributions of Principal-The Senior-Subordinate Groups" in this prospectus supplement.

On each distribution date, a portion of the principal received or advanced on the Group IV Mortgage Loans will be distributed to the Class IV-A Certificates as described under "Description of the Certificates-Distributions of Principal-The Senior-Subordinate Groups" in this prospectus supplement.

On each distribution date, each class of Group C-B Certificates will be entitled to receive a portion of the principal received or advanced on all of the Group I, Group II, Group III and Group IV Mortgage Loans, pro rata, according to their respective certificate principal balances. Distributions will be made to the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, in that order.

However, under certain circumstances described in this prospectus supplement under "Description of the Certificates-Distributions of Principal-The Senior-Subordinate Groups," the amount of principal prepayments otherwise distributable to some classes of Group C-B Certificates will instead be paid to other classes of Group C-B Certificates with a higher priority. Except as described in the definition of "Senior Prepayment Percentage" under "Description of the Certificates-Glossary of Terms-The Senior-Subordinate Groups" in this prospectus supplement, prior to the distribution date in August 2011, the Group C-B Certificates will not be entitled to receive any principal prepayments on the Group I, Group II, Group III and Group IV Mortgage Loans.

See "Description of the Certificates-Priority of Distributions-The Senior-Subordinate Groups" and "-Distributions of Principal-The Senior-Subordinate Groups" in this prospectus supplement.

On each distribution date, holders of the Group V Certificates will receive a distribution of principal on their certificates if there is cash available on that distribution date for the payment of principal. Monthly principal distributions will generally include

   o   principal payments on the mortgage loans in the related loan group, and

   o until a specified overcollateralization level has been reached, interest payments on the mortgage loans in the related loan group not needed to pay interest on the Group V Certificates and monthly fees and expenses of the trust.

You should review the priority of payments described under "Description of the Certificates-Distributions of Principal-The Group V Certificates" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancements provide limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans in the related loan group. This transaction employs the following forms of credit enhancement:

THE SENIOR-SUBORDINATE GROUPS

SUBORDINATION. By issuing senior certificates and subordinated certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal. The Group I, Group II, Group III and Group IV Certificates constitute the senior certificates, and the Group C-B Certificates constitute the subordinated certificates.

The rights of the holders of the Group C-B Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Group I, Group II, Group III and Group IV Certificates. Among the classes of Group C-B Certificates each class of Group C-B Certificates with a lower alphanumerical class designation will have payment priority over each class of Group C-B Certificates with a higher alphanumerical class designation.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan net of amounts payable or reimbursable to the servicer or the trustee. In general, we accomplish this loss protection by allocating any realized losses among the certificates, beginning with the subordinated certificates with the lowest payment priority, until the certificate principal balance of that subordinated class has been reduced to zero. We then allocate realized losses to the next most junior class of subordinated certificates, until the certificate principal balance of each class of subordinated certificates is reduced to zero. If no subordinated certificates remain outstanding, realized losses will be allocated among the related senior certificates in proportion to their remaining certificate principal balance.

In addition, to extend the period during which the subordinated certificates remain available as credit enhancement to the senior certificates and except under the circumstances described under "Description of the Certificates-Glossary of Terms-The Senior Subordinate Groups-Senior Prepayment Percentage, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group will be allocated to the senior certificates relating to the loan group to the extent described in this prospectus supplement during the first seven years after the Cut-off Date (with such allocation to be subject to reduction over an additional four year period thereafter as described in this prospectus supplement). This will accelerate the amortization of the senior certificates relating to each loan group as a whole while, in the absence of realized losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the scheduled principal balance of the mortgage loans in such loan group evidenced by the subordinated certificates.

For a more detailed description of how principal prepayments are allocated among the Group I, Group II, Group III, Group IV and Group C-B Certificates, see "Description of the Certificates-Distributions of Principal-The Senior Subordinate Groups" in this prospectus supplement.

CROSSCOLLATERALIZATION. On each distribution date prior to the date on which the aggregate certificate principal balance of the Group C-B Certificates has been reduced to zero, funds otherwise payable to the Group C-B Certificates are required to be applied to payment of senior certificates (i) first, to cover any unpaid interest on the senior certificates and (ii) second, to pay principal to those classes of senior certificates for which the certificate principal balance of such classes of senior certificates exceeds the aggregate scheduled principal balance of the mortgage loans in the related loan group. This feature is called "crosscollateralization."

We refer you to "Description of the Certificates-Crosscollateralization-The Senior-Subordinate Groups" in this prospectus supplement.

THE GROUP V CERTIFICATES

SUBORDINATION. The rights of the holders of the Group V Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Group V Senior Certificates. In addition, each class of Group V Subordinate Certificates will be subordinate to each other class of Group V Subordinate Certificates with a higher payment priority.

ALLOCATION OF REALIZED LOSSES. If, on any distribution date, there is not sufficient excess interest or overcollateralization (represented by the Class V-X Certificates) to absorb realized losses on the Group V Mortgage Loans, then realized losses on the Group V Mortgage Loans will be allocated to the Class V-M-3, Class V-M-2 and Class V-M-1 Certificates, in that order. The pooling and servicing agreement does not permit the allocation of realized losses on the Group V Mortgage Loans to the Group V Senior Certificates; however, investors in the Group V Senior Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the Group V Mortgage Loans to pay the Group V Senior Certificates all interest and principal amounts to which these certificates are then entitled. See "Description of the Certificates-Credit Enhancement-The Group V Certificates" in this prospectus supplement.

Once realized losses are allocated to the Group V Subordinate Certificates, their certificate principal balances will be reduced by the amount so allocated. However, the amount of any realized losses allocated to the Group V Subordinate Certificates may be distributed to the holders of these certificates on subsequent distribution dates to the extent of funds available as described under "Description of the Certificates-Credit Enhancement-The Group V Certificates".

EXCESS SPREAD AND OVERCOLLATERALIZATION. We expect the Group V Mortgage
Loans to generate more interest than is needed to pay interest on the Group V Certificates because we expect the weighted average net mortgage rate of the Group V Mortgage Loans to be higher than the weighted average pass-through rate on the Group V Certificates. As overcollateralization increases, such higher mortgage rate is paid on Group V Mortgage Loans with an aggregate principal balance that is larger than the certificate principal balance of the Group V Certificates. As of the Closing Date, the aggregate principal balance of the Group V Mortgage Loans will exceed the aggregate certificate principal balance of the Group V Certificates by approximately $1,393,744 or approximately 0.75% of the aggregate principal balance of the Group V Mortgage Loans as of the Cut-off Date. The initial amount of overcollateralization required to be provided by the Group V Mortgage Loans under the pooling and servicing agreement is approximately $1,393,530. Interest payments received in respect of the Group V Mortgage Loans in excess of the amount that is needed to pay interest on the Group V Certificates and related trust expenses will be available to absorb realized losses on the Group V Mortgage Loans and to maintain or restore the required level of overcollateralization.

We refer you to "Description of the Certificates-Credit Enhancement-The Group V Certificates" in this prospectus supplement.

CROSSCOLLATERALIZATION. Each month, certain interest payments on the Group
II Mortgage Loans will be applied to Group V available funds increasing available excess interest. These interest payments will be added to the Group V available funds concurrently with interest distributions being made on the senior certificates of the Senior-Subordinate Groups.

See "Description of the Certificates-Distributions of Interest-The Senior-Subordinate Groups" in this prospectus supplement.

RETENTION OF CERTAIN SERVICING RIGHTS

The seller, as owner of the Mortgage Loans to be sold to the trust fund, will retain certain rights relating to the servicing of the Mortgage Loans, including the right to terminate and replace GMAC Mortgage Corporation at any time, without cause, or hire a special servicer as further specified in the pooling and servicing agreement.

We refer you to "The Servicer-Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

ADVANCES

The servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the Mortgage Loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related Mortgage Loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

OPTIONAL TERMINATION

At its option, the depositor may purchase all but not less than all of the Group I, Group II, Group III and Group IV Mortgage Loans in the trust fund and thereby effect early retirement of the related offered certificates if on such distribution date the aggregate stated principal balance (as defined under "Description of the Certificates-Glossary of Terms-The Senior Subordinate Groups" in this prospectus supplement) of such mortgage loans has been reduced to less than or equal to 10% of the aggregate stated principal balance of such mortgage loans as of the Cut-off Date.

At its option, the depositor may purchase all but not less than all of the Group V Mortgage Loans in the trust fund and thereby effect early retirement of the Group V Certificates if on such distribution date the aggregate stated principal balance (as defined under "Description of the Certificates-Glossary of Terms-The Group V Certificates" in this prospectus supplement) of the Group V Mortgage Loans has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Group V Mortgage Loans as of the Cut-off Date.

If the depositor does not exercise its option to purchase the Group V Mortgage Loans on the first possible optional termination date, the pass-through rates on the Group V Certificates will increase as provided in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The certificates offered by this prospectus supplement (other than the Class R-I Certificates and any payments received from the basis risk reserve fund) and the Class C-B-4, Class C-B-5, Class C-B-6, Class V-X, Class P and Class P-V Certificates will represent beneficial ownership of "regular interests" in the related REMIC identified in the pooling and servicing agreement.

   The Class R-I Certificates and Class R-II Certificates, also referred to in this prospectus supplement as the Residual Certificates, will represent the beneficial ownership of "residual interests" in the related REMIC. Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to "Federal Income Tax Consequences" in this prospectus supplement for additional information concerning the application of federal income tax laws.

LEGAL INVESTMENT

The offered certificates, other than the Class C-B-2, Class C-B-3, Class V-M-2 and Class V-M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations, and therefore will be legal investments for those entities to the extent provided in SMMEA and applicable state laws. The Class C-B-2, Class C-B-3, Class V-M-2 and Class V-M-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

We refer you to "Legal Investment" in this prospectus supplement.

ERISA CONSIDERATIONS

The offered certificates, other than the Class R-I Certificates, may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

RATINGS

The classes of certificates listed below will not be offered unless they receive ratings at least as high as those set forth below from Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., which we refer to as "Standard & Poor's" and Moody's Investors Service, Inc., which we refer to as "Moody's".

      CLASS                      STANDARD & POOR'S              MOODY'S
--------------------        --------------------------      ---------------
       I-A                           AAA                          Aaa
       R-I                           AAA                          Aaa
       II-A                          AAA                          Aaa
      III-A                          AAA                          Aaa
       IV-A                          AAA                          Aaa
       IV-X                          AAA                          Aaa
      C-B-1                          AA                           Aa3
      C-B-2                          A+                           A3
      C-B-3                          BBB                          Baa3
      V-A-1                          AAA                          Aaa
      V-A-2                          AAA                          Aaa
      V-A-3                          AAA                          Aaa
      V-A-4                          AAA                          Aaa
      V-A-5                          AAA                          Aaa
      V-M-1                          AA                           Aa2
      V-M-2                          A+                           A1
      V-M-3                          A-                           A3

A rating is not a recommendation to buy, sell or hold securities and each rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

                                         CHARACTERISTICS OF THE MORTGAGE LOANS


                                                 GROUP I          GROUP II          GROUP III         GROUP IV        GROUPS I-IV
                                              --------------   --------------    --------------    --------------   ---------------
Current Mortgage Rate*                                4.699%           5.030%            5.293%            4.173%            4.831%
Current Net Mortgage Rate*                            4.449%           4.780%            5.043%            3.923%            4.581%
Cut-off Date Mortgage Loan Principal
  Balance                                     $39,406,362.03   $56,313,032.92    $58,134,531.50    $49,956,010.28   $203,809,936.73
Cut-off Date Average Mortgage Loan
  Principal Balance                           $   368,283.76   $   516,633.33    $   216,113.50    $   442,088.59   $    340,819.29
Original Term (months)*                                  360              360               360               360               360
Months Since Origination *                                 2                3                 3                 7                 4
Stated Remaining Term (months)*                          358              357               357               353               356
Mortgage Loans with Interest Only Terms               52.59%           46.15%            43.89%            88.03%            57.02%
Mortgage Loans with Prepay Penalty Terms              10.59%           26.46%            20.78%            70.32%            32.52%
Credit Score*                                            716              719               710               716               715
Original Loan-to-Value Ratio*                         72.14%           71.09%            71.01%            71.70%            71.42%
Documentation Type - Full / Alternative               25.28%           30.88%            34.05%            44.85%            34.13%
Loan Purpose - Purchase / Rate-Term                   74.20%           72.48%            67.10%            56.37%            67.33%
Occupancy Type - Primary / Second Home                92.12%           93.63%            80.94%            73.57%            84.80%
Property Type - Single Family Residence /
  PUD                                                 84.57%           90.82%            72.17%            84.03%            82.63%
California Concentration                              70.22%           53.15%            34.69%            33.22%            46.30%
Months to Next Rate Adjustment*                           34               57                57                 4                39
First Periodic Rate Cap**                             2.668%           5.227%            5.295%            1.224%            3.770%
Subsequent Periodic Rate Cap**                        1.435%           1.767%            1.666%            1.170%            1.528%
Lifetime Rate Cap*                                    5.411%           5.281%            5.485%            6.089%            5.562%
Gross Margin*                                         2.434%           2.496%            2.587%            2.850%            2.597%
Minimum Mortgage Rate*                                2.434%           2.496%            2.587%            3.737%            2.814%
Maximum Mortgage Rate*                               10.110%          10.311%           10.778%           10.261%           10.393%



                                                                                    GROUP VA          GROUP VB          GROUP V
                                                                                ---------------    --------------   ---------------
Current Mortgage Rate*                                                                   5.883%            6.064%            5.965%
Current Net Mortgage Rate*                                                               5.633%            5.814%            5.715%
Cut-off Date Mortgage Loan Principal Balance                                    $101,885,353.51    $83,918,621.23   $185,803,974.54
Cut-off Date Average Mortgage Loan Principal Balance                            $    337,368.72    $   199,331.64   $    256,990.28
Original Term (months)*                                                                     360               360               360
Months Since Origination*                                                                     4                 4                 4
Stated Remaining Term (months)*                                                             356               356               356
Mortgage Loans with Interest Only Terms                                                  44.41%            30.31%            38.04%
Mortgage Loans with Prepay Penalty Terms                                                 57.20%            34.17%            46.80%
Credit Score*                                                                               696               697               696
Original Loan-to-Value Ratio*                                                            76.52%            79.26%            77.76%
Documentation Type - Full / Alternative                                                  19.04%            20.70%            19.79%
Loan Purpose - Purchase / Rate-Term                                                      77.41%            84.18%            80.47%
Occupancy Type - Primary / Second Home                                                   81.71%            67.26%            75.18%
Property Type - Single Family Residence / PUD                                            77.41%            64.35%            71.51%
California Concentration                                                                 42.32%            38.10%            40.41%
Months to Next Rate Adjustment*                                                              22                25                24
First Periodic Rate Cap**                                                                3.175%            3.286%            3.228%
Subsequent Periodic Rate Cap**                                                           1.025%            1.047%            1.035%
Lifetime Rate Cap*                                                                       6.027%            5.462%            5.772%
Gross Margin*                                                                            3.291%            3.420%            3.349%
Minimum Mortgage Rate*                                                                   3.279%            3.420%            3.343%
Maximum Mortgage Rate*                                                                  11.825%           11.510%           11.683%

*   Weighted Average
**  Non-Zero Weighted Average

                                  RISK FACTORS

IN ADDITION TO THE MATTERS DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO PURCHASE A CERTIFICATE.

THE SUBORDINATED CERTIFICATES HAVE
A GREATER RISK OF LOSS THAN
THE SENIOR CERTIFICATES...................       When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as
                                                 "subordination."


                                                 THE SENIOR-SUBORDINATE GROUPS

                                                 The Group C-B Certificates are subordinate to the Group I Certificates,
                                                 Group II Certificates, Group III Certificates and Group IV
                                                 Certificates. In addition, each class of Group C-B Certificates with a higher alphanumerical designation is subordinate to each class of Group
                                                 C-B Certificates with a lower alphanumerical designation.

                                                 Credit enhancement for the Group I Certificates, Group II Certificates,
                                                 Group III Certificates, Group IV Certificates and the classes of Group
                                                 C-B Certificates with a lower alphanumerical designation will be provided, first, by the right of the holders of such certificates to receive certain payments of interest and principal prior to the classes which are subordinated to such classes of certificates and, second, by the allocation of realized losses to the most subordinate classes of certificates prior to the allocation of realized losses to the other classes of certificates. This form of credit enhancement uses collections on the mortgage loans in the related loan group otherwise payable to the holders of the related subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided.
                                                 Realized losses are allocated first to the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that realized losses on the Group I,
                                                 Group II, Group III and Group IV Mortgage Loans would first be allocated to the Class C-B-6 Certificates until the certificate principal balance of the Class C-B-6 Certificates is reduced to zero.
                                                 Subsequent realized losses would be allocated to the next most junior class of subordinated certificates, until the certificate principal balance of that class of subordinated certificates is reduced to zero.
                                                 Accordingly, if the aggregate certificate principal balance of a subordinated class were

                                                 to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate certificate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans in a particular loan group may reduce the amount of funds available for monthly distributions to holders of the remaining related senior certificates.


                                                 THE GROUP V CERTIFICATES

                                                 The Group V Subordinate Certificates are subordinate to the Group V
                                                 Senior Certificates. In addition, the Class V-M-2 Certificates and
                                                 Class V-M-3 Certificates are subordinate to the Class V-M-1
                                                 Certificates and the Class V-M-3 Certificates are subordinate to the
                                                 Class V-M-2 Certificates.

                                                 Credit enhancement for the Group V Certificates will be provided, first, by the right of the holders of certain certificates to receive payments of interest and principal prior to the classes of certificates which are subordinated to such classes of certificates and, second, by the allocation of realized losses to the most subordinate classes of certificates prior to the allocation of realized losses to the other classes of certificates. This form of credit enhancement uses collections on the Group V Mortgage Loans otherwise payable to the holders of the related subordinated classes to pay amounts due on the more senior classes. In addition, a percentage of the interest collections on the Group II Mortgage Loans will be added to the Group V available funds on each distribution date and distributed to the Group
                                                 V Certificates as provided in this prospectus supplement. Collections on the Group V Mortgage Loans and the amount of interest added to the
                                                 Group V available funds from the Group II Mortgage Loans are the sole sources of funds from which such credit enhancement is provided.
                                                 Realized losses will be allocated first, to reduce the amount of monthly excess interest, second, to reduce the overcollateralization amount and third, to the Group V Subordinate Certificates, beginning with the Group V Subordinate Certificates with the lowest payment priority, until the certificate principal balance of each such class has been reduced to zero. This means that realized losses on the Group
                                                 V Mortgage Loans which are allocated to the Group V Subordinate
                                                 Certificates would first be allocated to the Class V-M-3 Certificates, second to the

                                                 Class V-M-2 Certificates, and third to the Class V-M-1 Certificates, in each case until the certificate principal balance of each such class is reduced to zero. Accordingly, if the aggregate certificate principal balance of a class of Group V Subordinate Certificates were to be reduced to zero, delinquencies and defaults on the Group V Mortgage
                                                 Loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate certificate principal balance of all the Group V Subordinate
                                                 Certificates were to be reduced to zero, delinquencies and defaults on the Group V Mortgage Loans would reduce the amount of funds available for monthly distributions to holders of the remaining classes of Group
                                                 V Senior Certificates.

                                                 You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

                                                 See "Description of the Certificates" in this prospectus supplement.

ADDITIONAL RISKS ASSOCIATED
WITH THE SUBORDINATED
CERTIFICATES..............................       The weighted average lives of, and the yields to maturity on, the subordinated certificates will be progressively more sensitive based on the payment priority of each such class, to the rate and timing of borrower defaults and the severity of ensuing losses on the related mortgage loans. If the actual rate and severity of losses on the related mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the related mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the related mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. With respect to the certificates relating to the Group I,
                                                 Group II, Group III and Group IV Mortgage Loans (each, a
                                                 "Senior-Subordinate Group" and collectively, the "Senior-Subordinate
                                                 Groups"), realized losses on such mortgage loans will reduce the certificate principal balance of the Group C-B Certificates, beginning with the Class C-B-6 Certificates. With respect to the Group V
                                                 Certificates,

                                                 realized losses on the Group V Mortgage Loans will first reduce the amount of monthly excess interest, second, reduce the amount of overcollateralization, third, reduce the certificate principal balance of the Class V-M-3 Certificates, fourth, reduce the certificate principal balance of the Class V-M-2 Certificates and fifth, reduce the certificate principal balance of the Class V-M-1 Certificates. As a result of the allocation of realized losses to the subordinated certificates, less interest will accrue on such class of subordinated certificates than would otherwise be the case. Once a realized loss is allocated to a subordinated certificate, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the Group V Subordinate
                                                 Certificates may be distributed to the holders of such certificates according to the priorities described under "Description of the
                                                 Certificates-Credit Enhancement--The Group V Certificates" in this prospectus supplement.

                                                 Prior to any purchase of a subordinated certificate, consider the following factors that may adversely impact your yield:

                                                 o     Because the subordinated certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the subordinated certificates will not receive the distributions to which they are entitled on any distribution date.

                                                 o   Except under the  circumstances  described in this  prospectus supplement,  the Group C-B  Certificates are not entitled to a full  proportionate  share  of  principal  prepayments  on the related  mortgage  loans  until the  beginning  of the twelfth year after the closing  date. In addition,  if certain  losses
                                                     on  the  related   mortgage  loans  exceed  stated  levels,  a
                                                     portion of the  principal  payment  amount  payable to classes of the  Group  C-B  Certificates  with  higher  alphanumerical class  designations  will be paid to the  classes of Group C-B
                                                     Certificates with lower alphanumerical class designations.

                                                 o     If the servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the related subordinated
                                                       certificates.

                                                 o     The Group V Subordinate Certificates are not expected to receive principal distributions until, at the earliest, the distribution date occurring in August 2007, unless the certificate principal balances of the Group V Senior Certificates have been reduced to zero prior to such date.

                                                 o     After extinguishing all other credit enhancement available to the offered certificates realized losses on the related mortgage loans will be allocated to the related subordinated certificates in reverse order of their priority of payment. A loss allocation results in a reduction of a certificate principal balance without a corresponding distribution of cash to the holder. A lower certificate principal balance will result in less interest accruing on the certificate.

                                                 o     The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.


CERTAIN LOSSES ON THE GROUP I
MORTGAGE LOANS, GROUP II MORTGAGE
LOANS, GROUP III MORTGAGE LOANS OR
GROUP IV MORTGAGE LOANS MAY
REDUCE THE YIELD ON THE SENIOR
CERTIFICATES UNRELATED TO THAT LOAN
GROUP.....................................       The applicable coverage for special hazard losses, fraud losses and bankruptcy losses cover all of the Group I Mortgage Loans, Group II
                                                 Mortgage Loans, Group III Mortgage Loans and Group IV Mortgage Loans in
                                                 the mortgage pool. Therefore, if the mortgage loans in any such loan group suffer a high level of these types of losses, it will reduce the available coverage for all of the Group I Certificates, Group II
                                                 Certificates, Group III Certificates and Group IV Certificates.
                                                 Investors should be aware that after the applicable coverage amounts have been exhausted, if a mortgage loan in any such loan group suffers these types of losses, all of the Group I Certificates, Group II
                                                 Certificates, Group III Certificates, Group IV Certificates and Group
                                                 C-B Certificates will be allocated a portion of that loss.

                                                 Because the Group C-B Certificates represent interests in the Group I
                                                 Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans and
                                                 Group IV Mortgage Loans, the certificate principal balances of these classes of certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of these loan groups.
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                                      S-15
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                                                 Therefore, the allocation of realized losses on the Group I Mortgage
                                                 Loans, Group II Mortgage Loans, Group III Mortgage Loans and/or Group
                                                 IV Mortgage Loans to the Group C-B Certificates will reduce the subordination provided by the Group C-B Certificates to the Group I
                                                 Certificates, Group II Certificates, Group III Certificates and Group
                                                 IV Certificates even if the realized losses were not incurred on the mortgage loans to which any such class of certificates relates.

                                                 See "Description of the Certificates-Cross-Collateralization -- The
                                                 Senior-Subordinate Groups" in this prospectus supplement.

INTEREST ONLY
CERTIFICATES INVOLVE
ADDITIONAL RISK...........................       Investors in the Class IV-X Certificates should be aware that the yield to such investors may be extremely sensitive to defaults on the Group
                                                 IV Mortgage Loans and the rate and timing of principal prepayments on the Group IV Mortgage Loans. Because the notional amount of the Class
                                                 IV-X Certificates is equal to the certificate principal balance of the
                                                 Class IV-A Certificates, any reduction in the certificate principal balance of the Class IV-A Certificates as a result of distributions in respect of principal prepayments on the Group IV Mortgage Loans will result in a reduction in the notional amount of the Class IV-X
                                                 Certificates and thus, reduce the amount of interest distributable to the holders of the Class IV-X Certificates following such distributions in respect of principal prepayments.


CREDIT ENHANCEMENT MAY BE
INADEQUATE TO COVER LOSSES
AND/OR TO MAINTAIN OR RESTORE
OVERCOLLATERALIZATION AT THE REQUIRED
LEVEL.....................................       The Group V Mortgage Loans are expected to generate more interest than is needed to pay interest on the Group V Certificates because the weighted average net mortgage rate on the Group V Mortgage Loans to be higher than the weighted average pass-through rate on the Group V
                                                 Certificates. If the Group V Mortgage Loans generate more interest than is needed to pay interest on the Group V Certificates and trust fund expenses, we will use such excess interest to make additional principal payments on the Group V Certificates in order to maintain or restore overcollateralization to the required level. Overcollateralization is intended to provide limited protection to holders of Group V
                                                 Certificates by absorbing
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                                                 the certificate's share of losses from liquidated Group V Mortgage
                                                 Loans. However, we cannot assure you that enough excess interest will be generated on the Group V Mortgage Loans to maintain or restore the required level of overcollateralization. The aggregate principal balance of the Group V Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Group V
                                                 Certificates on the Closing Date by approximately $1,393,744. The initial amount of overcollateralization required to be provided by the
                                                 Group V Mortgage Loans under the pooling and servicing agreement is approximately $1,393,530.

                                                 The excess interest available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the Group V Mortgage Loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the Group V Mortgage Loans.

                                                 If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

THE MORTGAGE LOANS
WERE UNDERWRITTEN TO
NONCONFORMING UNDERWRITING
STANDARDS, WHICH MAY RESULT
IN LOSSES OR SHORTFALLS TO BE
INCURRED ON THE OFFERED
CERTIFICATES..............................       The underwriting standards applicable to the mortgage loans, which are described in this prospectus supplement under "The Mortgage
                                                 Pool--Underwriting Standards", may or may not conform to Fannie Mae or
                                                 Freddie Mac guidelines. As a result, the mortgage loans may experience rates of delinquency, foreclosure and borrower bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in strict compliance with Fannie Mae or
                                                 Freddie Mac guidelines.

DEFAULTS COULD CAUSE PAYMENT
DELAYS AND LOSSES.........................       There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency
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                                                 judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the Mortgage Loans and, in turn, reduce the proceeds payable to certificateholders.

                                                 In the event that the mortgaged properties fail to provide adequate security for the related mortgage loans, and the protection provided by the subordination of certain classes is insufficient to cover any shortfall, you could lose a portion of the money you paid for your certificates.

YOUR YIELD COULD BE
ADVERSELY AFFECTED BY
THE UNPREDICTABILITY
OF PREPAYMENTS ...........................       No one can accurately  predict the level of  prepayments  that the trust will experience.  The trust's  prepayment  experience may be affected by many factors, including:

                                                     o        general economic conditions,

                                                     o        the level of prevailing interest rates,

                                                     o        the availability of alternative financing, and

                                                     o        homeowner mobility.

                                                 Substantially all of the Mortgage Loans contain due-on-sale provisions, and the servicer is required to enforce those provisions unless doing so is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related Mortgage
                                                 Loan. In addition, approximately 10.59%, 26.46%, 20.78%, 70.32% and
                                                 32.52% of the Group I Mortgage Loans, Group II Mortgage Loans, Group
                                                 III Mortgage Loans, Group IV Mortgage Loans and Group I, Group II,
                                                 Group III and Group IV Mortgage Loans in the aggregate, respectively, and approximately 57.20%, 34.17% and 46.80% of the Group VA Mortgage
                                                 Loans, Group VB Mortgage Loans and Group V Mortgage Loans in the
                                                 aggregate, respectively, in each case by aggregate principal balance as of the Cut-off Date, imposed a prepayment charge in connection with voluntary prepayments made within the periods set forth in the related mortgage notes, which charges may discourage
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                                                 prepayments during the applicable period. The holders of the Class P
                                                 Certificates are entitled to all prepayment charges received on the
                                                 Group I, Group II, Group III and Group IV Mortgage Loans and holders of the Class P-V Certificates are entitled to all prepayment charges received on the Group V Mortgage Loans, and these amounts will not be available for distribution on other classes of certificates. Under the limited circumstances described in the pooling and servicing agreement, the servicer may waive in whole or in part the payment of an otherwise applicable prepayment charge.

                                                 The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans in the related loan group or loan groups, which may fluctuate significantly from time to time. Each Mortgage Loan in the mortgage pool is an adjustable-rate mortgage loan and the Mortgage
                                                 Loans generally adjust periodically after a one month, six month or two, three or five year initial fixed-rate period. We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of mortgage loans of the type included in the mortgage pool over an extended period of time, and the experience with respect to the Mortgage Loans included in the mortgage pool is insufficient to draw any conclusions with respect to the expected prepayment rates on such mortgage loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing mortgage interest rates fall significantly, adjustable-rate mortgage loans with an initial fixed-rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to "lock in" lower fixed interest rates.
                                                 The features of adjustable-rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest-rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable-rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot
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                                                 assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

                                                 You should note that:

                                                     o        if you purchase your certificates at a discount and
                                                              principal is repaid on the related mortgage loans slower
                                                              than you anticipate, then your yield may be lower than you anticipate;

                                                     o        if you purchase your certificates at a premium and
                                                              principal is repaid on the related mortgage loans faster
                                                              than you anticipate, then your yield may be lower than you anticipate;

                                                     o        since repurchases of mortgage loans as a result of
                                                              breaches of representations and warranties and
                                                              liquidations of mortgage loans following default have the
                                                              same effect as prepayments, your yield may be lower than
                                                              you expect if you purchase your certificates at a premium
                                                              and the rate of such repurchases and liquidations is
                                                              higher than you expect;

                                                     o        if the amount of overcollateralization is reduced to a
                                                              level below the required level, additional principal
                                                              payments will be made to the holders of the Group V
                                                              Certificates in order to restore the required level of
                                                              overcollateralization. An earlier return of principal to
                                                              such holders as a result of the overcollateralization
                                                              provisions will influence the yield on the Group V
                                                              Certificates in a manner similar to the manner in which
                                                              principal prepayments on the mortgage loans in the related loan group will influence the yield on the related classes of offered certificates; and

                                                     o        you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

                                                 We refer you to "The Mortgage Pool" and "Yield, Prepayment and Maturity
                                                 Considerations" in this prospectus supplement and "Certain Legal
                                                 Aspects of the Mortgage Loans--Due-on-Sale Clauses" in the prospectus for a description of certain provisions of the Mortgage Loans that may affect the prepayment experience on the Mortgage Loans.
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THE YIELD ON YOUR CERTIFICATES
WILL ALSO BE AFFECTED BY CHANGES
IN THE MORTGAGE INTEREST RATE.............       After an initial fixed-rate period, each Mortgage Loan provides for monthly, semi-annual or annual adjustments to the interest rate applicable to such Mortgage Loan. The interest rate on each Mortgage
                                                 Loan will adjust to equal the sum of an index and a margin. Interest rate adjustments may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, the interest rate may be subject to an overall maximum and minimum interest rate. See "The Mortgage Pool" in this prospectus supplement.

                                                 With respect to the offered certificates, other than the Group V
                                                 Certificates, the pass-through rates may decrease, and may decrease significantly, after the mortgage interest rates on the related mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the indices and any applicable periodic cap or lifetime rate change limitations. Each
                                                 Mortgage Loan has a maximum mortgage interest rate and substantially all of the Mortgage Loans have a minimum mortgage interest rate. In some cases, the minimum mortgage interest rate may be the applicable margin. In the event that, despite prevailing market interest rates, the mortgage interest rate on any Mortgage Loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the certificates could be adversely affected. See "The
                                                 Mortgage Pool" and "Yield, Prepayment and Maturity Considerations" in
                                                 this prospectus supplement.

                                                 Your investment in the Group V Certificates involves the risk that the level of one-month LIBOR may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the Group V Mortgage Loans. In addition, because the mortgage rates on the Group V Mortgage Loans adjust at different times and in different amounts, there may be times when one-month LIBOR plus the applicable margin could exceed the rate cap. This will have the effect of reducing the pass-through rates on those certificates, at least temporarily. This difference up to certain limits described herein will be paid to you on future distribution dates only to the extent that there is sufficient cashflow generated from excess interest on the
                                                 Group V Mortgage Loans on such distribution date, pursuant to the priorities set forth in this
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                                                 prospectus supplement. No assurances can be given that such additional funds will be available.

INTEREST ONLY LOANS INCREASE
RISK OF LOSS..............................       As of the cut-off date, approximately 52.59%, 46.15%, 43.89%, 88.03%
                                                 and 57.02% of the Group I Mortgage Loans, Group II Mortgage Loans,
                                                 Group III Mortgage Loans, Group IV Mortgage Loans and Group I, II, III
                                                 and IV Mortgage Loans in the aggregate, respectively, and approximately
                                                 44.41%, 30.31% and 38.04% of the Group VA Mortgage Loans, Group VB
                                                 Mortgage Loans and Group V Mortgage Loans, in the aggregate, respectively, have an initial interest only period. During this period, the payment made by the related borrower will be less than it would be if the related mortgage loan amortized. In addition, the mortgage loan balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the offered certificates with respect to these
                                                 Mortgage Loans during their interest only period except in the case of a prepayment.

                                                 After the initial interest only period, the scheduled monthly payment on these Mortgage Loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these Mortgage Loans as a result of the
                                                 Mortgage Loan not amortizing during the early years of these Mortgage
                                                 Loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the related offered certificates.

                                                 Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build
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                                                 equity in the property by the related borrower may affect the delinquency and prepayment of these mortgage loans.

A REDUCTION IN CERTIFICATE
RATING COULD HAVE AN
ADVERSE EFFECT ON THE
VALUE OF YOUR CERTIFICATES................       The  ratings  of each class of offered  certificates  will  depend primarily on an assessment  by the rating  agencies of the related mortgage loans and the  subordination  afforded by certain classes of  certificates.  The  ratings by each of the rating  agencies of the offered  certificates  are not  recommendations  to  purchase, hold or sell the  offered  certificates  because  such  ratings do not address the market prices of the  certificates  or suitability for a particular investor.

                                                 The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would likely reduce the market value of such class of offered certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD BE
ADVERSELY AFFECTED BY THE
BANKRUPTCY OR INSOLVENCY
OF CERTAIN PARTIES........................       The seller will treat its transfer of the Mortgage Loans to the depositor as a sale of the Mortgage Loans. The depositor will treat its transfer of the Mortgage Loans to the trust as a sale of the Mortgage
                                                 Loans. However, if the seller or the depositor becomes bankrupt, the bankruptcy trustee may argue that the Mortgage Loans were not sold but were only pledged to secure a loan to the seller or the depositor, as applicable. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the Mortgage
                                                 Loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

DEVELOPMENTS IN SPECIFIED
STATES COULD HAVE A
DISPROPORTIONATE EFFECT
ON THE MORTGAGE LOANS DUE
TO GEOGRAPHIC CONCENTRATION
OF MORTGAGED PROPERTIES...................       Approximately 70.22%, 53.15%, 34.69%, 33.22%, 46.30%, 42.32%, 38.10%
                                                 and 40.41% of the Group I Mortgage Loans, Group II Mortgage Loans,
                                                 Group III
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                                                 Mortgage Loans, Group IV Mortgage Loans, Group I, II, III and IV
                                                 Mortgage Loans in the aggregate, Group VA Mortgage Loans, Group VB
                                                 Mortgage Loans and Group V Mortgage Loans in the aggregate, respectively, in each case, as of the Cut-off Date are secured by mortgaged properties that are located in the state of California.
                                                 Approximately 17.14%, 18.63%, 11.82%, 6.89%, 13.25% and 9.76% of the
                                                 Group II Mortgage Loans, Group III Mortgage Loans, Group I, II, III and
                                                 IV Mortgage Loans in the aggregate, Group VA Mortgage Loans, Group VB
                                                 Mortgage Loans and Group V Mortgage Loans in the aggregate, respectively, in each case, as of the Cut-off Date are secured by mortgaged properties that are located in the state of Massachusetts.
                                                 Approximately 12.87%, 5.23%, 7.39%, 6.82%, 9.18%, 10.40% and 9.73% of
                                                 the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage
                                                 Loans, Group I, II, III and IV Mortgage Loans in the aggregate, Group
                                                 VA Mortgage Loans, Group VB Mortgage Loans and Group V Mortgage Loans
                                                 in the aggregate, respectively, in each case, as of the Cut-off Date are secured by mortgaged properties that are located in the state of
                                                 New York. Approximately 6.44% and 7.44% of the Group II Mortgage Loans
                                                 and Group III Mortgage Loans, respectively, in each case, as of the
                                                 Cut-off Date are secured by mortgaged properties that are located in the state of South Carolina. Approximately 6.27%, 5.38%, 7.15% and
                                                 6.18% of the Group III Mortgage Loans, Group VA Mortgage Loans, Group
                                                 VB Mortgage Loans and Group V Mortgage Loans, in the aggregate, respectively, in each case, as of the Cut-off Date are secured by mortgaged properties that are located in the state of New Jersey.
                                                 Approximately 24.86%, 8.54%, 9.36%, 5.49% and 7.61% of the Group IV
                                                 Mortgage Loans, Group I, II, III and IV Mortgage Loans in the
                                                 aggregate, Group VA Mortgage Loans, Group VB Mortgage Loans and Group V
                                                 Mortgage Loans in the aggregate, respectively, in each case, as of the
                                                 Cut-off Date are secured by mortgaged properties that are located in the state of Florida. Approximately 5.19% of the Group III Mortgage
                                                 Loans, as of the Cut-off Date are secured by mortgaged properties that are located in the state of Minnesota. Approximately 5.04% of the Group
                                                 IV Mortgage Loans, as of the Cut-off Date are secured by mortgaged properties that are located in the state of Illinois. Property in certain of those states may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as
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                                                 earthquakes, floods, mudslides, other natural disasters and acts of terrorism. In addition,

                                                     o        economic conditions in the specified states, which may or
                                                              may not affect real property values, may affect the
                                                              ability of borrowers to repay their loans on time;

                                                     o        declines in the residential real estate market in the
                                                              specified states may reduce the values of properties
                                                              located in those states, which would result in an increase in the related loan-to-value ratios; and

                                                     o        any increase in the market value of properties located in
                                                              the specified states would reduce the loan-to-value ratios and could, therefore, make alternative sources of
                                                              financing available to the borrowers at lower interest
                                                              rates, which could result in an increased rate of
                                                              prepayment of the mortgage loans.

POTENTIAL INADEQUACY OF CREDIT
ENHANCEMENT FOR THE OFFERED
CERTIFICATES................................     The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the senior certificates will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to distribute to your certificates as a result of delinquencies or defaults on the related Mortgage Loans. If delinquencies or defaults occur on the related Mortgage Loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans if such advances are not likely to be recovered.

                                                 If substantial losses occur as a result of defaults and delinquent payments on the related Mortgage Loans, you may suffer losses.

                                                 Furthermore, although approximately 1.99%, 1.10%, 5.22%, 6.19%, 3.70%,
                                                 6.70%, 12.49% and 9.32% of the Group I Mortgage Loans, Group II
                                                 Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans,
                                                 Group I, II, III and IV Mortgage Loans in the aggregate, Group VA
                                                 Mortgage Loans, Group VB Mortgage Loans and Group V Mortgage Loans in
                                                 the aggregate,
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                                                 respectively, (in each case by aggregate principal balance as of the
                                                 Cut-off Date) have mortgage insurance, such insurance will provide only limited protection against losses on defaulted mortgage loans. Unlike a financial guaranty policy, coverage under a mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud. As a result, coverage may be denied or limited on some Mortgage Loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the inception of the policy, a decline in the value of a mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan.

YOU MAY HAVE DIFFICULTY
SELLING YOUR CERTIFICATES.................       The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield or recover your investment. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                                 The secondary markets for similar securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

HIGH LOAN-TO-VALUE RATIOS
INCREASE RISK OF LOSS.......................     Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 1.99%, 1.10%, 5.04%, 6.19% and 3.64% of the Group
                                                 I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans,
                                                 Group IV Mortgage Loans and Group I, II, III and IV Mortgage Loans in
                                                 the aggregate, respectively, (in each case, by aggregate principal balance as of the Cut-off Date) had loan-to-value ratios at origination in excess of 80% and have mortgage insurance. Approximately 5.90%,
                                                 11.81% and 8.57% of the Group VA Mortgage Loans, Group VB Mortgage
                                                 Loans and Group V Mortgage Loans in the aggregate,
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                                                 respectively, (in each case, by aggregate principal balance as of the
                                                 Cut-off Date) had loan-to-value ratios at origination in excess of 80%
                                                 and have mortgage insurance. Approximately 1.32%, 6.45% and 3.64% of the Group VA Mortgage Loans, Group VB Mortgage Loans and Group V
                                                 Mortgage Loans in the aggregate, respectively, (in each case, by aggregate principal balance as of the Cut-off Date) had loan-to-value ratios at origination in excess of 80% and do not have mortgage insurance. However, we cannot assure you that the mortgage insurance coverage will be adequate to cover any losses that might be experienced by those Mortgage Loans.

                                                 The determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such mortgaged properties for
                                                 Mortgage Loans obtained for the purpose of acquiring the related mortgaged property because loan-to-value ratios for those Mortgage
                                                 Loans are determined based upon the lesser of the selling price of the mortgaged property or its appraised value at the time of sale.

FAILURE OF THE SERVICER TO
PERFORM ITS OBLIGATIONS
MAY ADVERSELY AFFECT DISTRIBUTIONS
ON THE CERTIFICATES.........................     The amount and timing of distributions on the certificates generally will be dependent on the performance by the servicer of its servicing obligations in an adequate and timely manner. See "Pooling and
                                                 Servicing Agreement--Payments on Mortgage Loans; Deposits to Custodial
                                                 Accounts and Distribution Accounts" in this prospectus supplement. If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the
                                                 Mortgage Loans. As a result, shortfalls in the distributions due on your certificates could occur.


THE RECORDING OF THE MORTGAGES
IN THE NAME OF MERS MAY AFFECT
THE YIELD ON THE CERTIFICATES...............     The mortgages or assignments of mortgage for some of the Mortgage Loans have been or may be recorded in the name of Mortgage Electronic
                                                 Registration Systems, Inc. or MERS, solely as nominee for the seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS

                                                 system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

                                                 The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the Mortgage
                                                 Loans.


THE TRANSFER OF SERVICING OF
CERTAIN OF THE MORTGAGE LOANS
MAY RESULT IN HIGHER
DELINQUENCIES AND DEFAULTS WHICH
MAY ADVERSELY AFFECT THE YIELD ON
YOUR CERTIFICATES...........................     The seller retained the right, subject to certain conditions, to terminate GMAC Mortgage Corporation as the servicer with respect to the
                                                 Mortgage Loans or to hire a special servicer with respect to the
                                                 Mortgage Loans. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rates of delinquencies, defaults and losses are likely to increase, at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with any transfer of servicing or as to the resulting effects on the yield on your certificates.

THE RETURN ON YOUR CERTIFICATES
COULD BE REDUCED BY SHORTFALLS
DUE TO THE APPLICATION OF THE
SERVICEMEMBERS CIVIL
RELIEF ACT OF 2003..........................     The Servicemembers Civil Relief Act of 2003, or the Relief Act, and
                                                 similar state laws provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active military service after the origination of their mortgage loans.
                                                 The ongoing military operations of the United States in Iraq and
                                                 Afghanistan has caused an increase in the number of citizens in active military duty, including

                                                 those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related borrower is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%, if applicable.
                                                 This interest rate reduction and any reduction provided under similar state laws may result in an interest shortfall because the servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable to such mortgage loan. This shortfall will not be paid by the borrower on future due dates or advanced by the servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many Mortgage Loans in the mortgage pool have been or may be affected by the application of the
                                                 Relief Act or similar state law.

                               THE MORTGAGE POOL

GENERAL

   References in this prospectus supplement to the principal balance of any mortgage loan shall be deemed references to the scheduled principal balance thereof. The pool of mortgage loans (the "Mortgage Pool") will consist of approximately 1,321 conventional, one- to four-family adjustable-rate mortgage loans (the "Mortgage Loans") secured by first liens on residential real properties (the "Mortgaged Properties") and having an aggregate principal balance as of the Cut-off Date of approximately $389,613,911.27 after application of scheduled payments due on or before the Cut-off Date, whether or not received, and subject to a permitted variance of plus or minus 10%. The Mortgage Loans have original terms to maturity of not greater than 30 years. The Mortgage Loans have been divided into five loan groups, designated as the "Group I Mortgage Loans", the "Group II Mortgage Loans", the "Group III Mortgage Loans", the Group IV Mortgage Loans" and the "Group V Mortgage Loans". The Group V Mortgage Loans have been further divided into two separate loan groups designated as the "Group VA Mortgage Loans" and the "Group VB Mortgage Loans". The Group I Mortgage Loans consist of 107 mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $39,406,362.03, after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 10%. The Group II Mortgage Loans consist of 109 mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $56,313,032.92, after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 10%. The Group III Mortgage Loans consist of 269 mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $58,134,531.50, after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 10%. The Group IV Mortgage Loans consist of 113 mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $49,956,010.28 after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 10%. The Group VA Mortgage Loans consist of 302 mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $101,885,353.31, after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 10%. The Group VB Mortgage Loans consist of 421 mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $83,918,621.23, after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 10%.

   Approximately 52.03% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, provide for level monthly payments in an amount sufficient to fully amortize the Mortgage Loans over their terms. Approximately 47.97% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are interest only loans ("Interest Only Loans") which require the related borrowers to make monthly payments of only accrued interest for the first two to ten years following origination. After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.

   The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on the related Mortgaged Properties. The Mortgaged Properties consist of attached, detached or semi-detached, one-to-four family dwelling units, townhouses, individual condominium units, cooperatives, individual units in planned unit developments and manufactured housing.

   References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

   The mortgage rate (the "Mortgage Rate") on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments. After an initial fixed rate period, each Mortgage Loan provides for monthly, semi-annual or annual adjustment to the Mortgage Rate applicable thereto based on One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR or One-Year CMT as further described below (each, an "Index"). In connection with each Mortgage Rate adjustment, the Mortgage Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an "Adjustment Date"). On each Adjustment Date, the Mortgage Rate on each Mortgage Loan will be adjusted generally to equal the sum of related Index and a fixed percentage amount (the "Gross Margin") for that Mortgage Loan specified in the related mortgage note. The Mortgage Rate on each Mortgage Loan, however, will not increase or decrease by more than the periodic rate cap (the "Periodic Rate Cap") specified in the related mortgage note on any Adjustment Date and will not exceed a specified maximum mortgage rate (the "Maximum Mortgage Rate") over the life of the Mortgage Loan or be less than a specified minimum mortgage rate (the "Minimum Mortgage Rate") over the life of the Mortgage Loan. Effective with the first monthly payment due on each Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related Mortgage Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related Index, calculated as described in this prospectus supplement, and the related Gross Margin. See "--The Indices of the Mortgage Loans" in this prospectus supplement. None of the Mortgage Loans permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

   The Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, the "Due Date"). Generally, each Mortgage Loan will contain a customary "due-on-sale" clause which provides that the Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser (as determined by the servicer) of the related Mortgaged Property.

   Approximately 5.99% of the Mortgage Loans had a loan-to-value ratio in excess of 80% at origination and were insured by mortgage insurance policies issued by various mortgage insurers.

   Approximately 10.59%, 26.46%, 20.78%, 70.32% and 32.52% of the Group I
Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans and Group I, Group II, Group III and Group IV Mortgage Loans in the aggregate, respectively and approximately 57.20%, 34.17% and 46.80% of the Group VA Mortgage Loans, Group VB Mortgage Loans and Group V Mortgage Loans in the aggregate, respectively, provide for payment by the borrower of a prepayment charge (a "Prepayment Charge") in limited circumstances on certain prepayments as provided in the related mortgage note. Generally, as provided in the related mortgage note, each such Mortgage Loan provides for payment of a Prepayment Charge on certain voluntary partial prepayments and all prepayments in full made within a specified period not in excess of five years from the date of origination of the Mortgage Loan. The amount of the Prepayment Charge is as provided in the related mortgage note and is generally equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan in any 12 month period, as permitted by law. The holders of the Class P Certificates are entitled to all Prepayment Charges received on the Group I, Group II, Group III and Group IV Mortgage Loans and the holders of the Class P-V Certificates are entitled to all Prepayment Charges received on the Group V Mortgage Loans, and these amounts will not be available for distribution on other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the servicer may waive in whole or in part the payment of any otherwise applicable Prepayment Charge. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, and decisions by the servicer with respect to the waiver of the Prepayment Charges, may have on the prepayment performance of the Mortgage Loans. As of July 1, 2003, the regulations of the Office of Thrift Supervision pertaining to the Alternative Mortgage Parity Act of 1982 (the "Parity Act") were amended. Prior to July 1, 2003, these regulations, among other things, permitted non-bank "housing creditors" originating "alternative mortgage transactions" (as each of those terms is defined in the Parity Act) to impose prepayment penalties. After July 1, 2003, "housing creditors" no longer can impose prepayment penalties in connection with "alternative mortgage transactions" unless permitted by applicable state law. The depositor makes no representation as to the effect that the Prepayment Charges, the decisions by the servicer with respect to the waiver of the Prepayment Charges and the recent changes to the regulations of the Office of Thrift Supervision pertaining to the Parity Act, may have on the prepayment performance of the Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans-Prepayment Charges; Late Fees" in the prospectus.

   None of the Mortgage Loans are buydown mortgage loans.

GROUP I MORTGAGE LOAN CHARACTERISTICS

   Approximately 52.59% of the Group I Mortgage Loans are Interest Only Loans. Approximately 1.99% of the Group I Mortgage Loans had a loan-to-value ratio in excess of 80% at origination and were insured by mortgage insurance policies issued by various mortgage insurers. Approximately 10.59% of the Group I Mortgage Loans are subject to Prepayment Charges.

   The average principal balance of the Group I Mortgage Loans at origination was approximately $368,916.96. No Group I Mortgage Loan had a principal balance at origination greater than approximately $999,000.00 or less than approximately $76,000.00. The average principal balance of the Group I Mortgage Loans as of the Cut-off Date was approximately $368,283.76. No Group I Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $996,649.28 or less than approximately $75,746.93.

   The Group I Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 3.250% per annum to approximately 5.500% per annum, and the weighted average Mortgage Rate was approximately 4.699% per annum. As of the Cut-off Date, the Group I Mortgage Loans had Gross Margins ranging from approximately 2.250% to approximately 5.000%, Minimum Mortgage Rates ranging from approximately 2.250% per annum to approximately 5.000% per annum and Maximum Mortgage Rates ranging from approximately 8.375% per annum to approximately 11.375% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 2.434%, the weighted average Minimum Mortgage Rate was approximately 2.434% per annum and the weighted average Maximum Mortgage Rate was approximately 10.110% per annum. The latest next Adjustment Date following the Cut-off Date on any Group I Mortgage Loan occurs on June 1, 2007 and the weighted average next Adjustment Date for all of the Group Mortgage Loans following the Cut-off Date is April 19, 2007.

   The weighted average loan-to-value ratio of the Group I Mortgage Loans at origination was approximately 72.144%. At origination, no Group I Mortgage Loan had a loan-to-value ratio greater than approximately 90.000% or less than approximately 24.719%.

   The weighted average remaining term to stated maturity of the Group I Mortgage Loans was approximately 358 months as of the Cut-off Date. None of the Group I Mortgage Loans had a first due date prior to February 1, 2004 or will have a first due date after July 1, 2004 or will have a remaining term to stated maturity of less than 354 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Group I Mortgage Loan is June 1, 2034.

   As of the Cut-off Date, the non-zero weighted average credit score of the Group I Mortgage Loans is approximately 716. No Group I Mortgage Loan (for which the credit score is available) had a credit score as of the Cut-off Date greater than 787 or less than 624.

   The Group I Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                                  MORTGAGE PROGRAM OF THE GROUP I MORTGAGE LOANS

                             PERCENTAGE
                                 BY
                              AGGREGATE
                               CUT-OFF                                     MONTHS TO
                                DATE                            CURRENT    NEXT RATE                FIRST     SUBSEQUENT
                              PRINCIPAL      CUT-OFF DATE      MORTGAGE    ADJUSTMENT    GROSS    PERIODIC     PERIODIC    LIFETIME
         PROGRAM              BALANCES     PRINCIPAL BALANCE     RATE         DATE      MARGIN    RATE CAP     RATE CAP    RATE CAP
 -------------------------   ----------    -----------------   --------    ----------   ------    --------    ----------   --------
3/1 CMT ..................       0.67%      $   265,000.00       4.999%        34        2.750%     2.000%      2.000%       6.000%
3/1 LIBOR ................      38.22%      $15,062,076.42       4.362%        34        2.355%     2.000%      2.000%       6.000%
3/6 LIBOR ................      61.11%      $24,079,285.62       4.906%        33        2.479%     3.093%      1.076%       5.036%
                               ------       --------------       -----         --        -----      -----       -----        -----
TOTAL ....................     100.00%      $39,406,362.03       4.699%        34        2.434%     2.668%      1.435%       5.411%
                               ======       ==============       =====         ==        =====      =====       =====        =====

                            CURRENT MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                     RANGE OF CURRENT MORTGAGE                            NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                              RATES (%)                                MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
3.001 - 3.250 .....................................................            1          $   400,000.00               1.02%
3.251 - 3.500 .....................................................            2            1,215,195.58               3.08
3.501 - 3.750 .....................................................            5            1,800,946.51               4.57
3.751 - 4.000 .....................................................            4              696,446.53               1.77
4.001 - 4.250 .....................................................            7            3,534,060.73               8.97
4.251 - 4.500 .....................................................           12            5,935,936.86              15.06
4.501 - 4.750 .....................................................           14            5,264,628.58              13.36
4.751 - 5.000 .....................................................           31           10,788,077.38              27.38
5.001 - 5.250 .....................................................           23            7,427,087.03              18.85
5.251 - 5.500 .....................................................            8            2,343,982.83               5.95
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

Minimum: 3.250
Maximum: 5.500
Weighted Average: 4.699

                        CURRENT NET MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                        RANGE OF CURRENT NET                              NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.751 - 3.000 .....................................................            1          $   400,000.00               1.02%
3.001 - 3.250 .....................................................            2            1,215,195.58               3.08
3.251 - 3.500 .....................................................            5            1,800,946.51               4.57
3.501 - 3.750 .....................................................            4              696,446.53               1.77
3.751 - 4.000 .....................................................            7            3,534,060.73               8.97
4.001 - 4.250 .....................................................           12            5,935,936.86              15.06
4.251 - 4.500 .....................................................           14            5,264,628.58              13.36
4.501 - 4.750 .....................................................           31           10,788,077.38              27.38
4.751 - 5.000 .....................................................           23            7,427,087.03              18.85
5.001 - 5.250 .....................................................            8            2,343,982.83               5.95
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

Minimum: 3.000
Maximum: 5.250
Weighted Average: 4.449

                 PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS AT ORIGINATION

                                                                                                                  PERCENTAGE BY
                     RANGE OF PRINCIPAL BALANCE                           NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          AT ORIGINATION ($)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 75,000.01 - 100,000.00 ...........................................            2          $   154,015.26               0.39%
100,000.01 - 125,000.00 ...........................................            1              109,873.83               0.28
125,000.01 - 150,000.00 ...........................................            8            1,046,996.36               2.66
150,000.01 - 175,000.00 ...........................................            4              647,947.18               1.64
175,000.01 - 200,000.00 ...........................................            3              598,007.75               1.52
200,000.01 - 225,000.00 ...........................................            6            1,299,921.72               3.30
225,000.01 - 250,000.00 ...........................................            8            1,918,257.98               4.87
250,000.01 - 275,000.00 ...........................................            6            1,600,472.07               4.06
275,000.01 - 350,000.00 ...........................................           25            7,887,815.32              20.02
350,000.01 - 450,000.00 ...........................................           19            7,580,571.74              19.24
450,000.01 - 550,000.00 ...........................................            9            4,554,856.47              11.56
550,000.01 - 650,000.00 ...........................................            7            4,261,604.49              10.81
650,000.01 - 750,000.00 ...........................................            1              735,999.67               1.87
750,000.01 - 850,000.00 ...........................................            4            3,177,168.24               8.06
850,000.01 - 950,000.00 ...........................................            2            1,845,284.26               4.68
950,000.01 or greater .............................................            2            1,987,569.69               5.04
                                                                             ---          --------------             ------
TOTAL:                                                                       107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

Minimum: 76,000.00
Maximum: 999,000.00
Average: 368,916.96

                   CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS

                                                                            NUMBER OF                             PERCENTAGE BY
                          RANGE OF CUT-OFF DATE                              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          PRINCIPAL BALANCES($)                               LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCES
------------------------------------------------------------------------    ---------    -----------------   ----------------------
 75,000.01 - 100000.00 .................................................         2        $   154,015.26               0.39%
100,000.01 - 125000.00 .................................................         1            109,873.83               0.28
125,000.01 - 150000.00 .................................................         8          1,046,996.36               2.66
150,000.01 - 175000.00 .................................................         4            647,947.18               1.64
175,000.01 - 200000.00 .................................................         3            598,007.75               1.52
200,000.01 - 225000.00 .................................................         6          1,299,921.72               3.30
225,000.01 - 250000.00 .................................................         8          1,918,257.98               4.87
250,000.01 - 275000.00 .................................................         6          1,600,472.07               4.06
275,000.01 - 350000.00 .................................................        25          7,887,815.32              20.02
350,000.01 - 450000.00 .................................................        19          7,580,571.74              19.24
450,000.01 - 550000.00 .................................................         9          4,554,856.47              11.56
550,000.01 - 650000.00 .................................................         7          4,261,604.49              10.81
650,000.01 - 750000.00 .................................................         1            735,999.67               1.87
750,000.01 - 850000.00 .................................................         4          3,177,168.24               8.06
850,000.01 - 950000.00 .................................................         2          1,845,284.26               4.68
950,000.01 or greater ..................................................         2          1,987,569.69               5.04
                                                                               ---        --------------             ------
TOTAL:                                                                         107        $39,406,362.03             100.00%
                                                                               ===        ==============             ======

Minimum: 75,746.93
Maximum: 996,649.28
Average: 368,283.76

                  ORIGINAL TERMS OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                              RANGE OF                                    NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       ORIGINAL TERMS (MONTHS)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
360 ..............................................................           107          $39,406,362.03             100.00%
 ..................................................................          ---          --------------             ------
TOTAL:                                                                       107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

Minimum: 360
Maximum: 360
Weighted Average: 360

                            STATED REMAINING TERMS OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                     RANGE OF STATED REMAINING                            NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                           TERMS (MONTHS)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
300 -- 360 ........................................................          107          $39,406,362.03             100.00%
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

Minimum: 354
Maximum: 359
Weighted Average: 358

                          MONTHS SINCE ORIGINATION OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      MONTHS SINCE ORIGINATION                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1 .................................................................           17          $ 7,981,118.16              20.25%
2 .................................................................           59           21,426,649.74              54.37
3 .................................................................           12            3,260,320.05               8.27
4-6 ...............................................................           19            6,738,274.08              17.10
                                                                             ---          --------------             ------
TOTAL:                                                                       107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

Minimum: 1
Maximum: 6
Weighted Average: 2

                       ORIGINAL INTEREST ONLY TERM OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                         ORIGINAL INTEREST                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         ONLY TERM (MONTHS)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................           54          $18,681,321.60              47.41%
36 ................................................................           52           20,417,040.43              51.81
120 ...............................................................            1              308,000.00               0.78
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

As of the Cut-off Date, the non-zero weighted average original interest only term of the Group I Mortgage Loans was approximately 37 months.

                      PREPAY PENALTY ORIGINAL TERM OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                           PREPAY PENALTY                                 NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       ORIGINAL TERM (MONTHS)                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................           95          $35,234,705.55              89.41%
12 ................................................................            1              646,927.88               1.64
24 ................................................................            2              304,952.54               0.77
36 ................................................................            9            3,219,776.06               8.17
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======


As of the Cut-off Date, the non-zero weighted average prepay penalty original term of the Group I Mortgage Loans was approximately 31 months.

                                     CREDIT SCORES OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       RANGE OF CREDIT SCORES                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
621 - 640 .........................................................            4          $ 2,041,315.94               5.18%
641 - 660 .........................................................            5            1,405,009.67               3.57
661 - 680 .........................................................           15            5,829,889.73              14.79
681 - 700 .........................................................           12            3,792,135.89               9.62
701 - 720 .........................................................           23            8,424,257.85              21.38
721 - 740 .........................................................           16            5,734,302.24              14.55
741 - 760 .........................................................           16            6,007,414.56              15.24
761 - 780 .........................................................           11            4,543,586.16              11.53
781 - 800 .........................................................            5            1,628,450.00               4.13
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

Minimum: 624
Maximum: 787
Weighted Average: 716

                     ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                     RANGE OF ORIGINAL LTV (%)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Less than or equal to 50.00 .......................................            9          $ 3,551,156.46               9.01%
50.01 - 55.00 .....................................................            1              513,671.60               1.30
55.01 - 60.00 .....................................................            8            3,299,231.65               8.37
60.01 - 65.00 .....................................................            4            1,818,084.90               4.61
65.01 - 70.00 .....................................................            9            2,835,425.06               7.20
70.01 - 75.00 .....................................................           10            4,328,359.72              10.98
75.01 - 80.00 .....................................................           63           22,275,964.25              56.53
85.01 - 90.00 .....................................................            3              784,468.39               1.99
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

Minimum: 24.719
Maximum: 90.000
Weighted Average: 72.144

                                DOCUMENTATION TYPE OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         DOCUMENTATION TYPE                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Full (I-A) ........................................................           28          $ 9,698,605.44              24.61%
Alternate (I-A) ...................................................            1              265,000.00               0.67
Reduced with VOA (A-SI) ...........................................           36           12,140,260.05              30.81
No Ratio (A-NI) ...................................................            8            2,811,409.70               7.13
None (NI-NA) ......................................................           10            4,328,248.56              10.98
Stated/Stated with Vvoe (S-S) .....................................           24           10,162,838.29              25.79
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======


                                      LOAN PURPOSE OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            LOAN PURPOSE                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Purchase ..........................................................           60          $22,143,111.19              56.19%
Rate/Term Refinance ...............................................           20            7,096,228.52              18.01
Cash Out/Equity Refinance .........................................           27           10,167,022.33              25.80
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======


                                  OCCUPANCY STATUS OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          OCCUPANCY STATUS                             MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Owner-Occupied ....................................................           91          $35,325,880.04              89.65%
Second Home .......................................................            4              975,306.84               2.47
Investor ..........................................................           12            3,105,175.16               7.88
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======


                                     PROPERTY TYPE OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                           PROPERTY TYPE                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Single Family Detached ............................................           64          $23,052,487.55              58.50%
2-Family ..........................................................            4            1,548,077.16               3.93
PUD ...............................................................           25           10,273,834.67              26.07
Condominimum ......................................................           14            4,531,962.66              11.50
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

                           GEOGRAPHIC DISTRIBUTION OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      GEOGRAPHIC DISTRIBUTION                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
California ........................................................           70          $27,672,770.43              70.22%
New York ..........................................................           11            5,070,347.42              12.87
Massachusetts .....................................................            6            1,946,451.13               4.94
Connecticut .......................................................            1              897,625.22               2.28
New Jersey ........................................................            3              887,570.75               2.25
South Carolina ....................................................            3              613,071.85               1.56
Georgia ...........................................................            1              410,140.90               1.04
Florida ...........................................................            3              397,359.84               1.01
North Carolina ....................................................            1              321,991.85               0.82
Nevada ............................................................            1              207,750.08               0.53
Other .............................................................            7              981,282.57               2.49
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

               MONTHS TO NEXT RATE ADJUSTMENT DATE OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                           MONTHS TO NEXT                                 NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         RATE ADJUSTMENT DATE                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
30 ................................................................            8          $ 2,782,264.80               7.06%
31 ................................................................            4            1,691,887.64               4.29
32 ................................................................            7            2,264,121.63               5.75
33 ................................................................           12            3,260,320.05               8.27
34 ................................................................           59           21,426,649.74              54.37
35 ................................................................           17            7,981,118.16              20.25
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

Minimum: 30
Maximum: 35
Weighted Average: 34

                          FIRST PERIODIC RATE CAPS OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                      RANGE OF FIRST PERIODIC                             NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            RATE CAPS (%)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1.751 - 2.000 .....................................................           38          $15,327,076.42              38.89%
2.001 - 2.250 .....................................................            1              520,000.00               1.32
2.751 - 3.000 .....................................................           66           22,680,535.60              57.56
5.751 - 6.000 .....................................................            2              878,750.01               2.23
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

Minimum: 2.000
Maximum: 6.000
Non-Zero Weighted Average: 2.668

                     SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                    RANGE OF SUBSEQUENT PERIODIC                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            RATE CAPS (%)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0.751 - 1.000 .....................................................           66          $22,252,876.56              56.47%
1.751 - 2.000 .....................................................           41           17,153,485.47              43.53
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

Minimum: 1.000
Maximum: 2.000
Non-Zero Weighted Average: 1.435

                                LIFETIME RATE CAPS OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                         RANGE OF LIFETIME                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            RATE CAPS (%)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
4.751 - 5.000 .....................................................           67          $23,200,535.60              58.88%
5.751 - 6.000 .....................................................           40           16,205,826.43              41.12
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

Minimum: 5.000
Maximum: 6.000
Weighted Average: 5.411

                                     GROSS MARGINS OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                     RANGE OF GROSS MARGINS (%)                        MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.001 - 2.250 .....................................................           74          $27,584,877.44              70.00%
2.251 - 2.500 .....................................................            7            2,256,214.88               5.73
2.501 - 2.750 .....................................................           18            7,175,927.84              18.21
2.751 - 3.000 .....................................................            1               75,746.93               0.19
3.001 - 3.250 .....................................................            5            1,586,533.52               4.03
3.251 - 3.500 .....................................................            1              207,061.42               0.53
4.751 - 5.000 .....................................................            1              520,000.00               1.32
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

Minimum: 2.250
Maximum: 5.000
Weighted Average: 2.434

                            MINIMUM MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                          RANGE OF MINIMUM                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.001 - 2.250 .....................................................           74          $27,584,877.44              70.00%
2.251 - 2.500 .....................................................            7            2,256,214.88               5.73
2.501 - 2.750 .....................................................           18            7,175,927.84              18.21
2.751 - 3.000 .....................................................            1               75,746.93               0.19
3.001 - 3.250 .....................................................            5            1,586,533.52               4.03
3.251 - 3.500 .....................................................            1              207,061.42               0.53
4.751 - 5.000 .....................................................            1              520,000.00               1.32
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

Minimum: 2.250
Maximum: 5.000
Weighted Average: 2.434

                            MAXIMUM MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                          RANGE OF MAXIMUM                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 8.251 - 8.500 ....................................................            1          $   990,920.42               2.51%
 9.001 - 9.250 ....................................................            2              832,000.00               2.11
 9.251 - 9.500 ....................................................            4            1,692,604.36               4.30
 9.501 - 9.750 ....................................................           12            4,202,778.51              10.67
 9.751 - 10.000 ...................................................           31            9,956,653.86              25.27
10.001 - 10.250 ...................................................           27            9,695,835.83              24.60
10.251 - 10.500 ...................................................           16            6,521,079.24              16.55
10.501 - 10.750 ...................................................            7            2,862,796.58               7.26
10.751 - 11.000 ...................................................            4            1,527,870.05               3.88
11.001 - 11.250 ...................................................            2              833,311.93               2.11
11.251 - 11.500 ...................................................            1              290,511.26               0.74
                                                                             ---          --------------             ------
TOTAL: ............................................................          107          $39,406,362.03             100.00%
                                                                             ===          ==============             ======

Minimum: 8.375
Maximum: 11.375
Weighted Average: 10.110

GROUP II MORTGAGE LOAN CHARACTERISTICS

    Approximately 46.15% of the Group II Mortgage Loans are Interest Only Loans. Approximately 1.10% of the Group II Mortgage Loans had a loan-to-value ratio in excess of 80% at origination and were insured by mortgage insurance policies issued by various mortgage insurers. Approximately 26.46% of the Group II Mortgage Loans are subject to Prepayment Charges.

    The average principal balance of the Group II Mortgage Loans at origination was approximately $518,688.66. No Group II Mortgage Loan had a principal balance at origination greater than approximately $1,000,000.00 or less than approximately $341,600.00. The average principal balance of the Group II Mortgage Loans as of the Cut-off Date was approximately $516,633.33. No Group II Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $1,000,000.00 or less than approximately $341,530.00.

    The Group II Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 4.000% per annum to approximately 6.375% per annum, and the weighted average Mortgage Rate was approximately 5.030% per annum. As of the Cut-off Date, the Group II Mortgage Loans had Gross Margins ranging from approximately 2.250% to approximately 3.750%, Minimum Mortgage Rates ranging from approximately 2.250% per annum to approximately 3.750% per annum and Maximum Mortgage Rates ranging from approximately 9.000% per annum to approximately 12.125% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 2.496%, the weighted average Minimum Mortgage Rate was approximately 2.496% per annum and the weighted average Maximum Mortgage Rate was approximately 10.311% per annum. The latest next Adjustment Date following the Cut-off Date on any Group II Mortgage Loan occurs on June 1, 2009 and the weighted average next Adjustment Date for all of the Group II Mortgage Loans following the Cut-off Date is April 8, 2009.

    The weighted average loan-to-value ratio of the Group II Mortgage Loans at origination was approximately 71.092%. At origination, no Group II Mortgage Loan had a loan-to-value ratio greater than approximately 89.977% or less than approximately 11.614%.

    The weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately 357 months as of the Cut-off Date. None of the Group II Mortgage Loans had a first due date prior to October 1, 2003 or will have a first due date after July 1, 2004 or will have a remaining term to stated maturity of less than 350 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Group II Mortgage Loan is June 1, 2034.

    As of the Cut-off Date, the non-zero weighted average credit score of the Group II Mortgage Loans is approximately 719. No Group II Mortgage Loan (for which the credit score is available) had a credit score as of the Cut-off Date greater than 807 or less than 628.

    The Group II Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                MORTGAGE PROGRAM OF THE GROUP II MORTGAGE LOANS

                         PERCENTAGE                                        MONTHS TO
                        BY AGGREGATE                            CURRENT    NEXT RATE                FIRST     SUBSEQUENT
                        CUT-OFF DATE         CUT-OFF DATE      MORTGAGE    ADJUSTMENT    GROSS    PERIODIC     PERIODIC    LIFETIME
  PROGRAM            PRINCIPAL BALANCES    PRINCIPAL BALANCE     RATE         DATE      MARGIN    RATE CAP     RATE CAP    RATE CAP
------------         ------------------    -----------------   --------    ----------   ------    --------    ----------   --------
5/1 CMT ......               1.57%          $   886,403.80       4.776%        58        2.750%     5.000%      2.000%      5.000%
5/1 LIBOR ....              46.48%          $26,172,680.39       4.701%        58        2.380%     4.942%      2.000%      5.019%
5/6 LIBOR ....              51.95%          $29,253,948.73       5.332%        57        2.593%     5.489%      1.551%      5.524%
                           ------           --------------       ------        --        ------     ------      ------      ------
TOTAL ........             100.00%          $56,313,032.92       5.030%        57        2.496%     5.227%      1.767%      5.281%
                           ======           =============        ======        ==        ======     ======      ======      ======


             CURRENT MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                          RANGE OF CURRENT                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
3.751 - 4.000 .....................................................            2          $ 1,642,073.55               2.92%
4.001 - 4.250 .....................................................            7            3,230,761.78               5.74
4.251 - 4.500 .....................................................           12            6,417,848.97              11.40
4.501 - 4.750 .....................................................           21           10,038,185.51              17.83
4.751 - 5.000 .....................................................           22           12,560,709.94              22.31
5.001 - 5.250 .....................................................           11            5,306,525.79               9.42
5.251 - 5.500 .....................................................           12            5,330,344.07               9.47
5.501 - 5.750 .....................................................            9            5,079,450.21               9.02
5.751 - 6.000 .....................................................            9            4,847,695.61               8.61
6.001 - 6.250 .....................................................            3            1,327,698.97               2.36
6.251 - 6.500 .....................................................            1              531,738.51               0.94
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======


Minimum: 4.000
Maximum: 6.375
Weighted Average: 5.030


           CURRENT NET MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                        RANGE OF CURRENT NET                              NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
3.501 - 3.750 .....................................................            2          $ 1,642,073.55               2.92%
3.751 - 4.000 .....................................................            7            3,230,761.78               5.74
4.001 - 4.250 .....................................................           12            6,417,848.97              11.40
4.251 - 4.500 .....................................................           21           10,038,185.51              17.83
4.501 - 4.750 .....................................................           22           12,560,709.94              22.31
4.751 - 5.000 .....................................................           11            5,306,525.79               9.42
5.001 - 5.250 .....................................................           12            5,330,344.07               9.47
5.251 - 5.500 .....................................................            9            5,079,450.21               9.02
5.501 - 5.750 .....................................................            9            4,847,695.61               8.61
5.751 - 6.000 .....................................................            3            1,327,698.97               2.36
6.001 - 6.250 .....................................................            1              531,738.51               0.94
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======


Minimum: 3.750
Maximum: 6.125
Weighted Average: 4.780

        PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS AT ORIGINATION


                                                                                                                  PERCENTAGE BY
                     RANGE OF PRINCIPAL BALANCE                           NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          AT ORIGINATION ($)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
275,000.01 - 350,000.00 ...........................................            2          $   683,191.09               1.21%
350,000.01 - 450,000.00 ...........................................           49           19,452,297.27              34.54
450,000.01 - 550,000.00 ...........................................           26           12,872,779.74              22.86
550,000.01 - 650,000.00 ...........................................           16            9,636,104.42              17.11
650,000.01 - 750,000.00 ...........................................            3            2,055,096.12               3.65
750,000.01 - 850,000.00 ...........................................            5            3,991,718.89               7.09
850,000.01 - 950,000.00 ...........................................            3            2,628,586.40               4.67
950,000.01 or greater .............................................            5            4,993,259.00               8.87
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======


Minimum: 341,600.00
Maximum: 1,000,000.00
Average: 518,688.66


         CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                       RANGE OF CUT-OFF DATE                              NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                        PRINCIPAL BALANCES ($)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
275,000.01 - 350,000.00 ...........................................            2          $   683,191.09               1.21%
350,000.01 - 450,000.00 ...........................................           49           19,452,297.27              34.54
450,000.01 - 550,000.00 ...........................................           27           13,352,779.74              23.71
550,000.01 - 650,000.00 ...........................................           15            9,156,104.42              16.26
650,000.01 - 750,000.00 ...........................................            3            2,055,096.12               3.65
750,000.01 - 850,000.00 ...........................................            5            3,991,718.89               7.09
850,000.01 - 950,000.00 ...........................................            3            2,628,586.40               4.67
950,000.01 or greater .............................................            5            4,993,259.00               8.87
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======


Minimum: 341,530.00
Maximum: 1,000,000.00
Average: 516,633.33


                 ORIGINAL TERMS OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                              RANGE OF                                    NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       ORIGINAL TERMS (MONTHS)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
360 ...............................................................          109          $56,313,032.92             100.00%
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======


Minimum: 360
Maximum: 360
Weighted Average: 360

             STATED REMAINING TERMS OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                     RANGE OF STATED REMAINING                            NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            TERMS (MONTHS)                             MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
300 - 360 .........................................................          109          $56,313,032.92             100.00%
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======


Minimum: 350
Maximum: 359
Weighted Average: 357


            MONTHS SINCE ORIGINATION OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      MONTHS SINCE ORIGINATION                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1 .................................................................           19          $ 9,461,043.34              16.80%
2 .................................................................           54           27,672,253.98              49.14
3 .................................................................           15            7,874,732.38              13.98
4-6 ...............................................................           14            7,522,007.61              13.36
7-9 ...............................................................            6            3,315,387.88               5.89
10-12 .............................................................            1              467,607.72               0.83
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======


Minimum: 1
Maximum: 10
Weighted Average: 3


           ORIGINAL INTEREST ONLY TERM OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                         ORIGINAL INTEREST                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          ONLY TERM (MONTHS)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................           57          $30,324,505.21              53.85%
60 ................................................................           32           15,515,874.64              27.55
120 ...............................................................           19            9,992,653.07              17.74
240 ...............................................................            1              480,000.00               0.85
                                                                             ---          --------------             -------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             =======


As of the Cut-off Date, the non-zero weighted average original interest only term of the Group II Mortgage Loans was approximately 86 months.


          PREPAY PENALTY ORIGINAL TERM OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                           PREPAY PENALTY                                 NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                        ORIGINAL TERM (MONTHS)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................           83          $41,415,133.28              73.54%
12 ................................................................            9            4,921,879.08               8.74
24 ................................................................            3            2,395,914.28               4.25
36 ................................................................            9            4,910,607.71               8.72
60 ................................................................            5            2,669,498.57               4.74
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======


As of the Cut-off Date, the non-zero weighted average prepay penalty original term of the Group II Mortgage Loans was approximately 30 months.

                  CREDIT SCORES OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       RANGE OF CREDIT SCORES                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
621 - 640 .........................................................            4          $ 2,345,693.13               4.17%
641 - 660 .........................................................            6            2,411,314.05               4.28
661 - 680 .........................................................           14            8,327,337.52              14.79
681 - 700 .........................................................           18            9,609,139.91              17.06
701 - 720 .........................................................           17            7,362,041.40              13.07
721 - 740 .........................................................           13            5,812,076.24              10.32
741 - 760 .........................................................           13            7,136,816.39              12.67
761 - 780 .........................................................           13            7,890,092.37              14.01
781 - 800 .........................................................           10            4,925,821.91               8.75
801 - 820 .........................................................            1              492,700.00               0.87
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======


Minimum: 628
Maximum: 807
Weighted Average: 719


          ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                     RANGE OF ORIGINAL LTV (%)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Less than or equal to 50.00 .......................................            4          $ 2,716,641.01               4.82%
50.01 - 55.00 .....................................................            3            1,350,057.59               2.40
55.01 - 60.00 .....................................................            5            3,304,991.74               5.87
60.01 - 65.00 .....................................................           13            7,410,322.04              13.16
65.01 - 70.00 .....................................................           14            8,008,922.46              14.22
70.01 - 75.00 .....................................................           19            9,369,574.11              16.64
75.01 - 80.00 .....................................................           50           23,533,836.10              41.79
85.01 - 90.00 .....................................................            1              618,687.88               1.10
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======


Minimum: 11.614
Maximum: 89.977
Weighted Average: 71.092


               DOCUMENTATION TYPE OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         DOCUMENTATION TYPE                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Full (I-A) ........................................................           34          $17,006,902.31              30.20%
Alternate (I-A) ...................................................            1              385,000.00               0.68
Reduced with VOA (A-SI) ...........................................           23           11,827,700.27              21.00
No Ratio (A-NI) ...................................................           21           11,986,706.61              21.29
None (NI-NA) ......................................................            8            4,124,412.61               7.32
Stated/Stated with Vvoe (S-S) .....................................           22           10,982,311.12              19.50
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======

                  LOAN PURPOSE OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            LOAN PURPOSE                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Purchase ..........................................................           53          $26,865,554.78              47.71%
Rate/Term Refinance ...............................................           27           13,949,869.73              24.77
Cash Out/Equity Refinance .........................................           29           15,497,608.42              27.52
                                                                             ---          --------------             ------
TOTAL:                                                                       109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======


                OCCUPANCY STATUS OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          OCCUPANCY STATUS                             MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Owner-Occupied ....................................................           99          $50,482,915.21              89.65%
Second Home .......................................................            3            2,245,392.68               3.99
Investor ..........................................................            7            3,584,725.04               6.37
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======


                  PROPERTY TYPE OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                           PROPERTY TYPE                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Single Family Detached ............................................           71          $35,473,868.98              62.99%
2-Family ..........................................................            4            2,121,764.29               3.77
PUD ...............................................................           29           15,668,107.32              27.82
Condominium .......................................................            5            3,049,292.33               5.41
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======


             GEOGRAPHIC DISTRIBUTION OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      GEOGRAPHIC DISTRIBUTION                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
California ........................................................           59          $29,929,941.00              53.15%
Massachusetts .....................................................           19            9,653,699.92              17.14
South Carolina ....................................................            6            3,626,607.72               6.44
New York ..........................................................            5            2,945,856.28               5.23
Florida ...........................................................            5            2,759,195.06               4.90
New Jersey ........................................................            4            1,702,707.80               3.02
Connecticut .......................................................            1              999,000.00               1.77
Virginia ..........................................................            2              771,362.91               1.37
Texas .............................................................            1              646,062.29               1.15
Missouri ..........................................................            1              597,455.07               1.06
Other .............................................................            6            2,681,144.87               4.76
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======

       MONTHS TO NEXT RATE ADJUSTMENT DATE OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                           MONTHS TO NEXT                                 NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         RATE ADJUSTMENT DATE                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
50 ................................................................            1          $   467,607.72               0.83%
52 ................................................................            2            1,098,687.88               1.95
53 ................................................................            4            2,216,700.00               3.94
54 ................................................................            6            3,173,000.90               5.63
55 ................................................................            4            2,203,810.86               3.91
56 ................................................................            4            2,145,195.85               3.81
57 ................................................................           15            7,874,732.38              13.98
58 ................................................................           54           27,672,253.98              49.14
59 ................................................................           19            9,461,043.34              16.80
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======

Minimum: 50
Maximum: 59
Weighted Average: 57


            FIRST PERIODIC RATE CAPS OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                      RANGE OF FIRST PERIODIC                             NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            RATE CAPS (%)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1.751 - 2.000 .....................................................            1          $   503,200.00               0.89%
2.751 - 3.000 .....................................................            1              518,439.24               0.92
4.751 - 5.000 .....................................................           79           39,963,764.77              70.97
5.751 - 6.000 .....................................................           28           15,327,628.91              27.22
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======


Minimum: 2.000
Maximum: 6.000
Non-Zero Weighted Average: 5.227


          SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                    RANGE OF SUBSEQUENT PERIODIC                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            RATE CAPS (%)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0.751 - 1.000 .....................................................           25          $13,137,579.28              23.33%
1.751 - 2.000 .....................................................           84           43,175,453.64              76.67
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======


Minimum: 1.000
Maximum: 2.000
Non-Zero Weighted Average: 1.767

               LIFETIME RATE CAPS OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                         RANGE OF LIFETIME                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            RATE CAPS (%)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
4.751 - 5.000 .....................................................           80          $40,482,204.01              71.89%
5.751 - 6.000 .....................................................           29           15,830,828.91              28.11
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======


Minimum: 5.000
Maximum: 6.000
Weighted Average: 5.281


                  GROSS MARGINS OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                     RANGE OF GROSS MARGINS (%)                        MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.001 - 2.250 .....................................................           70          $37,001,717.74              65.71%
2.251 - 2.500 .....................................................            1              864,353.68               1.53
2.501 - 2.750 .....................................................           23           10,325,592.37              18.34
2.751 - 3.000 .....................................................            3            1,718,039.24               3.05
3.001 - 3.250 .....................................................            7            3,572,690.62               6.34
3.251 - 3.500 .....................................................            1              378,206.69               0.67
3.501 - 3.750 .....................................................            4            2,452,432.57               4.35
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======

Minimum: 2.250
Maximum: 3.750
Weighted Average: 2.496


             MINIMUM MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                          RANGE OF MINIMUM                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.001 - 2.250 .....................................................           70          $37,001,717.74              65.71%
2.251 - 2.500 .....................................................            1              864,353.68               1.53
2.501 - 2.750 .....................................................           23           10,325,592.37              18.34
2.751 - 3.000 .....................................................            3            1,718,039.24               3.05
3.001 - 3.250 .....................................................            7            3,572,690.62               6.34
3.251 - 3.500 .....................................................            1              378,206.69               0.67
3.501 - 3.750 .....................................................            4            2,452,432.57               4.35
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======

Minimum: 2.250
Maximum: 3.750
Weighted Average: 2.496

             MAXIMUM MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                          RANGE OF MAXIMUM                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 8.751 -  9.000 ...................................................            2          $ 1,642,073.55               2.92%
 9.001 -  9.250 ...................................................            6            2,801,761.78               4.98
 9.251 -  9.500 ...................................................           11            5,849,353.00              10.39
 9.501 -  9.750 ...................................................           16            7,578,348.47              13.46
 9.751 - 10.000 ...................................................           16            8,002,945.58              14.21
10.001 - 10.250 ...................................................           11            4,923,025.79               8.74
10.251 - 10.500 ...................................................           10            4,549,590.04               8.08
10.501 - 10.750 ...................................................            8            4,538,789.06               8.06
10.751 - 11.000 ...................................................           11            7,680,075.58              13.64
11.001 - 11.250 ...................................................            2            1,212,100.00               2.15
11.251 - 11.500 ...................................................            4            1,880,988.51               3.34
11.501 - 11.750 ...................................................            6            3,000,498.19               5.33
11.751 - 12.000 ...................................................            4            1,725,384.39               3.06
12.001 - 12.250 ...................................................            2              928,098.97               1.65
                                                                             ---          --------------             ------
TOTAL: ............................................................          109          $56,313,032.92             100.00%
                                                                             ===          ==============             ======

Minimum: 9.000
Maximum: 12.125
Weighted Average: 10.311

GROUP III MORTGAGE LOAN CHARACTERISTICS

    Approximately 43.89% of the Group III Mortgage Loans are Interest Only Loans. Approximately 5.04% of the Group III Mortgage Loans had a loan-to-value ratio in excess of 80% at origination and were insured by mortgage insurance policies issued by various mortgage insurers. Approximately 20.78% of the Group III Mortgage Loans are subject to Prepayment Charges.

    The average principal balance of the Group III Mortgage Loans at origination was approximately $216,664.98. No Group III Mortgage Loan had a principal balance at origination greater than approximately $427,150.00 or less than approximately $65,000.00. The average principal balance of the Group III Mortgage Loans as of the Cut-off Date was approximately $216,113.50. No Group III Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $426,022.90 or less than approximately $65,000.00.

    The Group III Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 4.000% per annum to approximately 7.875% per annum, and the weighted average Mortgage Rate was approximately 5.293% per annum. As of the Cut-off Date, the Group III Mortgage Loans had Gross Margins ranging from approximately 2.250% to approximately 5.300%, Minimum Mortgage Rates ranging from approximately 2.250% per annum to approximately 5.300% per annum and Maximum Mortgage Rates ranging from approximately 9.000% per annum to approximately 12.875% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 2.587%, the weighted average Minimum Mortgage Rate was approximately 2.587% per annum and the weighted average Maximum Mortgage Rate was approximately 10.778% per annum. The latest next Adjustment Date following the Cut-off Date on any Group III Mortgage Loan occurs on
June 1, 2009 and the weighted average next Adjustment Date for all of the Group III Mortgage Loans following the Cut-off Date is March 24, 2009.

    The weighted average loan-to-value ratio of the Group III Mortgage Loans at origination was approximately 71.007%. At origination, no Group III Mortgage Loan had a loan-to-value ratio greater than approximately 100.000% or less than approximately 12.382%.

    The weighted average remaining term to stated maturity of the Group III Mortgage Loans was approximately 357 months as of the Cut-off Date. None of the Group III Mortgage Loans had a first due date prior to August 1, 2003 or will have a first due date after July 1, 2004 or will have a remaining term to stated maturity of less than 348 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Group III Mortgage Loan is
June 1, 2034.

    As of the Cut-off Date, the non-zero weighted average credit score of the Group III Mortgage Loans is approximately 710. No Group III Mortgage Loan (for which the credit score is available) had a credit score as of the Cut-off Date greater than 810 or less than 581.

    The Group III Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                                MORTGAGE PROGRAM OF THE GROUP III MORTGAGE LOANS

                             PERCENTAGE
                                 BY
                              AGGREGATE
                               CUT-OFF                                     MONTHS TO
                                DATE                            CURRENT    NEXT RATE                FIRST     SUBSEQUENT
                              PRINCIPAL      CUT-OFF DATE      MORTGAGE    ADJUSTMENT    GROSS    PERIODIC     PERIODIC    LIFETIME
         PROGRAM              BALANCES     PRINCIPAL BALANCE     RATE         DATE      MARGIN    RATE CAP     RATE CAP    RATE CAP
 -------------------------   ----------    -----------------   --------    ----------   ------    --------    ----------   --------
5/1 CMT ..................       0.63%      $   368,211.45       4.674%        55        2.750%     5.000%      2.000%       5.000%
5/1 LIBOR ................      16.12%      $ 9,371,464.86       4.776%        57        2.530%     4.022%      2.000%       5.069%
5/6 LIBOR ................      83.25%      $48,394,855.19       5.398%        57        2.597%     5.544%      1.599%       5.569%
                               ------       --------------       -----         --        -----      -----       -----        -----
TOTAL ....................     100.00%      $58,134,531.50       5.293%        57        2.587%     5.295%      1.666%       5.485%
                               ======       ==============       =====         ==        =====      =====       =====        =====


                          CURRENT MORTGAGE RATES OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                          RANGE OF CURRENT                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         MORTGAGE RATES (%)                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
3.751 -- 4.000 ....................................................            2          $   588,493.36               1.01%
4.001 -- 4.250 ....................................................           11            2,592,328.54               4.46
4.251 -- 4.500 ....................................................           26            5,525,296.63               9.50
4.501 -- 4.750 ....................................................           31            6,413,072.44              11.03
4.751 -- 5.000 ....................................................           31            6,520,035.31              11.22
5.001 -- 5.250 ....................................................           40            8,240,893.93              14.18
5.251 -- 5.500 ....................................................           41            8,809,000.68              15.15
5.501 -- 5.750 ....................................................           30            6,739,448.84              11.59
5.751 -- 6.000 ....................................................           26            5,854,178.32              10.07
6.001 -- 6.250 ....................................................           21            4,815,459.00               8.28
6.251 -- 6.500 ....................................................            4              812,774.87               1.40
6.501 -- 6.750 ....................................................            3              619,872.52               1.07
6.751 -- 7.000 ....................................................            1              198,977.29               0.34
7.501 -- 7.750 ....................................................            1              192,000.00               0.33
7.751 -- 8.000 ....................................................            1              212,699.76               0.37
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

Minimum: 4.000
Maximum: 7.875
Weighted Average: 5.293

                      CURRENT NET MORTGAGE RATES OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                        RANGE OF CURRENT NET                              NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
3.501 -- 3.750 ....................................................            2          $   588,493.36               1.01%
3.751 -- 4.000 ....................................................           11            2,592,328.54               4.46
4.001 -- 4.250 ....................................................           26            5,525,296.63               9.50
4.251 -- 4.500 ....................................................           31            6,413,072.44              11.03
4.501 -- 4.750 ....................................................           31            6,520,035.31              11.22
4.751 -- 5.000 ....................................................           40            8,240,893.93              14.18
5.001 -- 5.250 ....................................................           41            8,809,000.68              15.15
5.251 -- 5.500 ....................................................           30            6,739,448.84              11.59
5.501 -- 5.750 ....................................................           26            5,854,178.32              10.07
5.751 -- 6.000 ....................................................           21            4,815,459.00               8.28
6.001 -- 6.250 ....................................................            4              812,774.87               1.40
6.251 -- 6.500 ....................................................            3              619,872.52               1.07
6.501 -- 6.750 ....................................................            1              198,977.29               0.34
7.251 -- 7.500 ....................................................            1              192,000.00               0.33
7.501 -- 7.750 ....................................................            1              212,699.76               0.37
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

Minimum: 3.750
Maximum: 7.625
Weighted Average: 5.043


               PRINCIPAL BALANCES OF THE GROUP III MORTGAGE LOANS AT ORIGINATION

                                                                                                                  PERCENTAGE BY
                    RANGE OF PRINCIPAL BALANCES                           NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          AT ORIGINATION ($)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
50,000.01  --  75,000.00 ..........................................            2          $   134,417.30               0.23%
75,000.01  -- 100,000.00 ..........................................           15            1,347,808.04               2.32
100,000.01 -- 125,000.00 ..........................................           21            2,361,171.77               4.06
125,000.01 -- 150,000.00 ..........................................           23            3,190,214.45               5.49
150,000.01 -- 175,000.00 ..........................................           29            4,692,479.55               8.07
175,000.01 -- 200,000.00 ..........................................           25            4,776,648.79               8.22
200,000.01 -- 225,000.00 ..........................................           29            6,145,425.36              10.57
225,000.01 -- 250,000.00 ..........................................           33            7,959,076.08              13.69
250,000.01 -- 275,000.00 ..........................................           25            6,544,485.68              11.26
275,000.01 -- 350,000.00 ..........................................           63           19,418,625.00              33.40
350,000.01 -- 450,000.00 ..........................................            4            1,564,179.48               2.69
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

Minimum: 65,000.00
Maximum: 427,150.00
Average: 216,664.98

                 CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP III MORTGAGE LOANS

                                                                            NUMBER OF                             PERCENTAGE BY
                          RANGE OF CUT-OFF DATE                              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          PRINCIPAL BALANCES (%)                              LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCES
------------------------------------------------------------------------    ---------    -----------------   ----------------------
50,000.01  --  75,000.00 ...............................................         2        $   134,417.30               0.23%
75,000.01  -- 100,000.00 ...............................................        15          1,347,808.04               2.32
100,000.01 -- 125,000.00 ...............................................        22          2,485,949.67               4.28
125,000.01 -- 150,000.00 ...............................................        22          3,065,436.55               5.27
150,000.01 -- 175,000.00 ...............................................        30          4,866,155.03               8.37
175,000.01 -- 200,000.00 ...............................................        24          4,602,973.31               7.92
200,000.01 -- 225,000.00 ...............................................        29          6,145,425.36              10.57
225,000.01 -- 250,000.00 ...............................................        33          7,959,076.08              13.69
250,000.01 -- 275,000.00 ...............................................        25          6,544,485.68              11.26
275,000.01 -- 350,000.00 ...............................................        63         19,418,625.00              33.40
350,000.01 -- 450,000.00 ...............................................         4          1,564,179.48               2.69
                                                                               ---        --------------             ------
TOTAL: .................................................................       269        $58,134,531.50             100.00%
                                                                               ===        ==============             ======

Minimum: 65,000.00
Maximum: 426,022.90
Average: 216,113.50

                                  ORIGINAL TERMS OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                              RANGE OF                                    NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       ORIGINAL TERMS (MONTHS)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
360 ...............................................................          269          $58,134,531.50             100.00%
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

Minimum: 360
Maximum: 360
Weighted Average: 360

                          STATED REMAINING TERMS OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                     RANGE OF STATED REMAINING                            NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                           TERMS (MONTHS)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
300 -- 360 ........................................................          269          $58,134,531.50             100.00%
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

Minimum: 348
Maximum: 359
Weighted Average: 357

                        MONTHS SINCE ORIGINATION OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      MONTHS SINCE ORIGINATION                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1 .................................................................           19          $ 4,288,963.09               7.38%
2 .................................................................          143           31,500,925.85              54.19
3 .................................................................           29            6,036,128.36              10.38
4-6 ...............................................................           33            7,427,511.39              12.78
7-9 ...............................................................           44            8,642,042.08              14.87
10-12 .............................................................            1              238,960.73               0.41
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

Minimum: 1
Maximum: 12
Weighted Average: 3

                     ORIGINAL INTEREST ONLY TERM OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                          ORIGINAL INTEREST                               NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          ONLY TERM (MONTHS)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................          152          $32,619,219.11              56.11%
60 ................................................................           50           12,006,504.74              20.65
120 ...............................................................           67           13,508,807.65              23.24
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======


As of the Cut-off Date, the non-zero weighted average original interest only term of the Group III Mortgage Loans was approximately 92 months.


                    PREPAY PENALTY ORIGINAL TERM OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                          PREPAY PENALTY                                  NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      ORIGINAL TERM (MONTHS)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................          212          $46,051,820.99              79.22%
12 ................................................................           24            5,415,946.93               9.32
24 ................................................................            2              338,472.86               0.58
36 ................................................................           24            4,734,290.72               8.14
60 ................................................................            7            1,594,000.00               2.74
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

As of the Cut-off Date, the non-zero weighted average prepay penalty original term of the Group III Mortgage Loans was approximately 28 months.

                                  CREDIT SCORES OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       RANGE OF CREDIT SCORES                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
581 -- 600 ........................................................            1          $   195,482.83               0.34%
601 -- 620 ........................................................            3              765,885.89               1.32
621 -- 640 ........................................................           15            3,545,302.81               6.10
641 -- 660 ........................................................           22            4,517,239.84               7.77
661 -- 680 ........................................................           34            7,623,567.01              13.11
681 -- 700 ........................................................           38            8,578,494.42              14.76
701 -- 720 ........................................................           32            7,011,705.70              12.06
721 -- 740 ........................................................           44            9,742,159.44              16.76
741 -- 760 ........................................................           31            6,331,150.55              10.89
761 -- 780 ........................................................           32            6,407,217.37              11.02
781 -- 800 ........................................................           13            2,786,825.63               4.79
801 -- 820 ........................................................            4              629,500.00               1.08
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

Minimum: 581
Maximum: 810
Weighted Average: 710

                   ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                     RANGE OF ORIGINAL LTV (%)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Less than or equal to 50.00 .......................................           28          $ 5,341,386.83               9.19%
50.01 -- 55.00 ....................................................           11            2,735,204.66               4.70
55.01 -- 60.00 ....................................................           13            2,509,776.85               4.32
60.01 -- 65.00 ....................................................           24            4,989,991.88               8.58
65.01 -- 70.00 ....................................................           27            6,386,167.68              10.99
70.01 -- 75.00 ....................................................           27            5,565,862.67               9.57
75.01 -- 80.00 ....................................................          125           27,676,038.88              47.61
80.01 -- 85.00 ....................................................            2              503,300.00               0.87
85.01 -- 90.00 ....................................................            7            1,503,590.56               2.59
90.01 -- 95.00 ....................................................            3              600,279.48               1.03
95.01 -- 100.00 ...................................................            2              322,932.01               0.56
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

Minimum: 12.382
Maximum: 100.000
Weighted Average: 71.007

                              DOCUMENTATION TYPE OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         DOCUMENTATION TYPE                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Full (I-A) ........................................................           91          $19,687,641.85              33.87%
Alternate (I-A) ...................................................            1              106,077.69               0.18
Reduced with VOA (A-SI) ...........................................           60           13,198,416.70              22.70
No Ratio (A-NI) ...................................................           60           12,322,423.31              21.20
None (NI-NA) ......................................................           44            9,489,889.84              16.32
Stated/Stated with Vvoe (S-S) .....................................           13            3,330,082.11               5.73
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======


                                   LOAN PURPOSE OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            LOAN PURPOSE                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Purchase ..........................................................          127          $27,525,906.99              47.35%
Rate/Term Refinance ...............................................           55           11,481,222.27              19.75
Cash Out/Equity Refinance .........................................           87           19,127,402.23              32.90
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

                                OCCUPANCY STATUS OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          OCCUPANCY STATUS                             MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Owner-Occupied ....................................................          198          $45,066,025.93              77.52%
Second Home .......................................................           11            1,986,850.98               3.42
Investor ..........................................................           60           11,081,654.59              19.06
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======


                                   PROPERTY TYPE OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                           PROPERTY TYPE                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Single Family Detached ............................................          161          $35,780,080.38              61.55%
2-Family ..........................................................           24            5,648,140.35               9.72
3-Family ..........................................................           10            2,273,608.56               3.91
4-Family ..........................................................            3              892,648.87               1.54
PUD ...............................................................           32            6,175,756.14              10.62
Cooperative .......................................................            1              160,481.21               0.28
Condominium .......................................................           38            7,203,815.98              12.39
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

                         GEOGRAPHIC DISTRIBUTION OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      GEOGRAPHIC DISTRIBUTION                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
California ........................................................           86          $20,168,033.89              34.69%
Massachusetts .....................................................           42           10,832,077.67              18.63
South Carolina ....................................................           27            4,323,299.68               7.44
New York ..........................................................           17            4,298,361.41               7.39
New Jersey ........................................................           18            3,644,463.46               6.27
Minnesota .........................................................           17            3,014,759.77               5.19
New Hampshire .....................................................           12            2,596,162.55               4.47
Florida ...........................................................           10            1,834,608.18               3.16
Virginia ..........................................................            5            1,248,449.57               2.15
Maine .............................................................            5              840,391.60               1.45
Other .............................................................           30            5,333,923.74               9.18
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======


             MONTHS TO NEXT RATE ADJUSTMENT DATE OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                           MONTH TO NEXT                                  NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         RATE ADJUSTMENT DATE                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
48 ................................................................            1          $   238,960.73               0.41%
52 ................................................................            9            1,374,120.30               2.36
53 ................................................................           35            7,267,921.78              12.50
54 ................................................................           19            4,568,931.78               7.86
55 ................................................................            3              800,216.46               1.38
56 ................................................................           11            2,058,363.15               3.54
57 ................................................................           29            6,036,128.36              10.38
58 ................................................................          143           31,500,925.85              54.19
59 ................................................................           19            4,288,963.09               7.38
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

Minimum: 48
Maximum: 59
Weighted Average: 57

                        FIRST PERIODIC RATE CAPS OF THE GROUP III MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                      RANGE OF FIRST PERIODIC                             NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            RATE CAPS (%)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0.751 -- 1.000 ....................................................            1          $   243,512.99               0.42%
1.751 -- 2.000 ....................................................           11            3,056,208.54               5.26
2.751 -- 3.000 ....................................................            1              124,669.70               0.21
4.751 -- 5.000 ....................................................          119           27,048,379.21              46.53
5.251 -- 5.500 ....................................................            1              256,730.15               0.44
5.751 -- 6.000 ....................................................          135           27,227,076.36              46.83
6.251 -- 6.500 ....................................................            1              177,954.56               0.31
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

Minimum: 1.000
Maximum: 6.375
Non-Zero Weighted Average: 5.295

                   SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                    RANGE OF SUBSEQUENT PERIODIC                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            RATE CAPS (%)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0.751 -- 1.000 ....................................................           91          $20,834,469.94              35.84%
1.751 -- 2.000 ....................................................          176           36,943,760.30              63.55
5.751 -- 6.000 ....................................................            2              356,301.25               0.61
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

Minimum: 1.000
Maximum: 6.000
Non-Zero Weighted Average: 1.666

                              LIFETIME RATE CAPS OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                         RANGE OF LIFETIME                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            RATE CAPS (%)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
4.751 -- 5.000 ....................................................          130          $29,927,334.29              51.48%
5.751 -- 6.000 ....................................................          139           28,207,197.21              48.52
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

Minimum: 5.000
Maximum: 6.000
Weighted Average: 5.485

                                  GROSS MARGINS OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                     RANGE OF GROSS MARGINS (%)                        MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.001 -- 2.250 ....................................................          155          $31,338,173.16              53.91%
2.251 -- 2.500 ....................................................           13            3,032,351.26               5.22
2.501 -- 2.750 ....................................................           48           11,636,839.33              20.02
2.751 -- 3.000 ....................................................           14            3,627,834.21               6.24
3.001 -- 3.250 ....................................................           17            3,959,388.79               6.81
3.251 -- 3.500 ....................................................            6            1,211,436.59               2.08
3.501 -- 3.750 ....................................................            9            1,958,248.54               3.37
3.751 -- 4.000 ....................................................            3              597,377.16               1.03
4.501 -- 4.750 ....................................................            1              192,000.00               0.33
4.751 -- 5.000 ....................................................            2              337,369.46               0.58
5.251 -- 5.500 ....................................................            1              243,512.99               0.42
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

Minimum: 2.250
Maximum: 5.300
Weighted Average: 2.587

                          MINIMUM MORTGAGE RATES OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                          RANGE OF MINIMUM                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.001 -- 2.250 ....................................................          155          $31,338,173.16              53.91%
2.251 -- 2.500 ....................................................           13            3,032,351.26               5.22
2.501 -- 2.750 ....................................................           48           11,636,839.33              20.02
2.751 -- 3.000 ....................................................           14            3,627,834.21               6.24
3.001 -- 3.250 ....................................................           17            3,959,388.79               6.81
3.251 -- 3.500 ....................................................            6            1,211,436.59               2.08
3.501 -- 3.750 ....................................................            9            1,958,248.54               3.37
3.751 -- 4.000 ....................................................            3              597,377.16               1.03
4.501 -- 4.750 ....................................................            1              192,000.00               0.33
4.751 -- 5.000 ....................................................            2              337,369.46               0.58
5.251 -- 5.500 ....................................................            1              243,512.99               0.42
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

Minimum: 2.250
Maximum: 5.300
Weighted Average: 2.587

                         MAXIMUM MORTGAGE RATES OF THE GROUP III MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                          RANGE OF MAXIMUM                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 8.751 --  9.000 ..................................................            1          $   326,754.11               0.56%
 9.001 --  9.250 ..................................................            8            1,870,964.08               3.22
 9.251 --  9.500 ..................................................           14            2,994,692.41               5.15
 9.501 --  9.750 ..................................................           10            2,175,600.10               3.74
 9.751 -- 10.000 ..................................................            9            1,975,518.63               3.40
10.001 -- 10.250 ..................................................           20            4,602,315.54               7.92
10.251 -- 10.500 ..................................................           31            7,117,681.16              12.24
10.501 -- 10.750 ..................................................           36            8,060,576.94              13.87
10.751 -- 11.000 ..................................................           39            8,472,621.50              14.57
11.001 -- 11.250 ..................................................           36            7,463,585.71              12.84
11.251 -- 11.500 ..................................................           25            4,782,777.36               8.23
11.501 -- 11.750 ..................................................           18            3,536,216.76               6.08
11.751 -- 12.000 ..................................................           11            2,386,790.04               4.11
12.001 -- 12.250 ..................................................            8            1,711,816.15               2.94
12.251 -- 12.500 ..................................................            1              251,921.25               0.43
12.501 -- 12.750 ..................................................            1              192,000.00               0.33
12.751 -- 13.000 ..................................................            1              212,699.76               0.37
                                                                             ---          --------------             ------
TOTAL: ............................................................          269          $58,134,531.50             100.00%
                                                                             ===          ==============             ======

Minimum: 9.000
Maximum: 12.875
Weighted Average: 10.778

GROUP IV MORTGAGE LOAN CHARACTERISTICS

    Approximately 88.03% of the Group IV Mortgage Loans are Interest Only Loans. Approximately 6.19% of the Group IV Mortgage Loans had a loan-to-value ratio in excess of 80% at origination and were insured by mortgage insurance policies issued by various mortgage insurers. Approximately 70.32% of the Group IV Mortgage Loans are subject to Prepayment Charges.

    The average principal balance of the Group IV Mortgage Loans at origination was approximately $443,882.30. No Group IV Mortgage Loan had a principal balance at origination greater than approximately $3,080,000.00 or less than approximately $74,400.00. The average principal balance of the Group IV Mortgage Loans as of the Cut-off Date was approximately $442,088.59. No Group IV Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $3,080,000.00 or less than approximately $72,817.35.

    The Group IV Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 3.000% per annum to approximately 7.750% per annum, and the weighted average Mortgage Rate was approximately 4.173% per annum. As of the Cut-off Date, the Group IV Mortgage Loans had Gross Margins ranging from approximately 2.250% to approximately 4.625%, Minimum Mortgage Rates ranging from approximately 2.250% per annum to approximately 4.750% per annum and Maximum Mortgage Rates ranging from approximately 9.000% per annum to approximately 15.500% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 2.850%, the weighted average Minimum Mortgage Rate was approximately 3.737% per annum and the weighted average Maximum Mortgage Rate was approximately 10.261% per annum. The latest next Adjustment Date following the Cut-off Date on any Group IV Mortgage Loan occurs on November 1, 2005 and the weighted average next Adjustment Date for all of the Group IV Mortgage Loans following the Cut-off Date is November 3, 2004.

    The weighted average loan-to-value ratio of the Group IV Mortgage Loans at origination was approximately 71.698%. At origination, no Group IV Mortgage Loan had a loan-to-value ratio greater than approximately 95.000% or less than approximately 23.256%.

    The weighted average remaining term to stated maturity of the Group IV Mortgage Loans was approximately 353 months as of the Cut-off Date. None of the Group IV Mortgage Loans had a first due date prior to February 1, 2003 or will have a first due date after July 1, 2004 or will have a remaining term to stated maturity of less than 342 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Group IV Mortgage Loan is June 1, 2034.

    As of the Cut-off Date, the non-zero weighted average credit score of the Group IV Mortgage Loans is approximately 716. No Group IV Mortgage Loan (for which the credit score is available) had a credit score as of the Cut-off Date greater than 792 or less than 628.

    The Group IV Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                                 MORTGAGE PROGRAM OF THE GROUP IV MORTGAGE LOANS


                               PERCENTAGE
                              BY AGGREGATE                                 MONTHS TO
                              CUT-OFF DATE     CUT-OFF DATE     CURRENT    NEXT RATE                FIRST     SUBSEQUENT
                                PRINCIPAL       PRINCIPAL      MORTGAGE    ADJUSTMENT    GROSS    PERIODIC     PERIODIC    LIFETIME
          PROGRAM               BALANCES         BALANCE         RATE         DATE      MARGIN    RATE CAP     RATE CAP    RATE CAP
 --------------------------   ------------    --------------   --------    ----------   ------    --------    ----------   --------
2/6 LIBOR ..................       2.68%      $ 1,339,121.49     6.563%        14        3.681%     3.000%      1.000%       5.054%
6 MO LIBOR .................      97.32%       48,616,888.79     4.107%         4        2.827%     1.175%      1.175%       6.117%
                                 ------       --------------     -----         --        -----      -----       -----        -----
TOTAL ......................     100.00%      $49,956,010.28     4.173%         4        2.850%     1.224%      1.170%       6.089%
                                 ======       ==============     =====         ==        =====      =====       =====        =====


                           CURRENT MORTGAGE RATES OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                     RANGE OF CURRENT MORTGAGE                            NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                              RATES (%)                                MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.751 - 3.000 .....................................................            1          $   338,400.00               0.68%
3.001 - 3.250 .....................................................            1              371,115.64               0.74
3.251 - 3.500 .....................................................            5            1,546,423.93               3.10
3.501 - 3.750 .....................................................            9            4,701,601.83               9.41
3.751 - 4.000 .....................................................           46           18,023,399.71              36.08
4.001 - 4.250 .....................................................           20            7,810,510.03              15.63
4.251 - 4.500 .....................................................           22           12,054,320.97              24.13
4.501 - 4.750 .....................................................            3            3,771,116.68               7.55
5.501 - 5.750 .....................................................            1               72,817.35               0.15
5.751 - 6.000 .....................................................            1              186,476.34               0.37
6.251 - 6.500 .....................................................            2              639,502.25               1.28
6.501 - 6.750 .....................................................            1              317,722.99               0.64
7.501 - 7.750 .....................................................            1              122,602.57               0.25
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

Minimum: 3.000
Maximum: 7.750
Weighted Average: 4.173

                       CURRENT NET MORTGAGE RATES OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                        RANGE OF CURRENT NET                              NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         MORTGAGE RATES (%)                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.501 - 2.750 .....................................................            1          $   338,400.00               0.68%
2.751 - 3.000 .....................................................            1              371,115.64               0.74
3.001 - 3.250 .....................................................            5            1,546,423.93               3.10
3.251 - 3.500 .....................................................            9            4,701,601.83               9.41
3.501 - 3.750 .....................................................           46           18,023,399.71              36.08
3.751 - 4.000 .....................................................           20            7,810,510.03              15.63
4.001 - 4.250 .....................................................           22           12,054,320.97              24.13
4.251 - 4.500 .....................................................            3            3,771,116.68               7.55
5.251 - 5.500 .....................................................            1               72,817.35               0.15
5.501 - 5.750 .....................................................            1              186,476.34               0.37
6.001 - 6.250 .....................................................            2              639,502.25               1.28
6.251 - 6.500 .....................................................            1              317,722.99               0.64
7.251 - 7.500 .....................................................            1              122,602.57               0.25
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

Minimum: 2.750
Maximum: 7.500
Weighted Average: 3.923

                PRINCIPAL BALANCES OF THE GROUP IV MORTGAGE LOANS AT ORIGINATION


                                                                                                                  PERCENTAGE BY
                     RANGE OF PRINCIPAL BALANCE                           NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         AT ORIGINATION ($)                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 50,000.01 -  75,000.00 ...........................................            1          $    72,817.35               0.15%
100,000.01 - 125,000.00 ...........................................            2              222,455.55               0.45
150,000.01 - 175,000.00 ...........................................            2              323,002.64               0.65
175,000.01 - 200,000.00 ...........................................           12            2,270,669.67               4.55
200,000.01 - 225,000.00 ...........................................            9            1,897,691.25               3.80
225,000.01 - 250,000.00 ...........................................            6            1,431,453.96               2.87
250,000.01 - 275,000.00 ...........................................            5            1,319,985.04               2.64
275,000.01 - 350,000.00 ...........................................           25            7,857,621.70              15.73
350,000.01 - 450,000.00 ...........................................           17            6,747,892.63              13.51
450,000.01 - 550,000.00 ...........................................           11            5,531,960.39              11.07
550,000.01 - 650,000.00 ...........................................           10            6,128,672.14              12.27
650,000.01 - 750,000.00 ...........................................            2            1,344,537.97               2.69
750,000.01 - 850,000.00 ...........................................            1              805,000.00               1.61
850,000.01 - 950,000.00 ...........................................            2            1,707,750.00               3.42
950,000.01 or greater .............................................            8           12,294,500.00              24.61
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

Minimum: 74,400.00
Maximum: 3,080,000.00
Average: 443,882.30

                  CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                        RANGE OF CUT-OFF DATE                             NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                        PRINCIPAL BALANCES ($)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 50,000.01 -  75,000.00 ...........................................            1          $    72,817.35               0.15%
 75,000.01 - 100,000.00 ...........................................            1               99,852.98               0.20
100,000.01 - 125,000.00 ...........................................            1              122,602.57               0.25
150,000.01 - 175,000.00 ...........................................            2              323,002.64               0.65
175,000.01 - 200,000.00 ...........................................           12            2,270,669.67               4.55
200,000.01 - 225,000.00 ...........................................            9            1,897,691.25               3.80
225,000.01 - 250,000.00 ...........................................            6            1,431,453.96               2.87
250,000.01 - 275,000.00 ...........................................            5            1,319,985.04               2.64
275,000.01 - 350,000.00 ...........................................           26            8,190,621.70              16.40
350,000.01 - 450,000.00 ...........................................           16            6,414,892.63              12.84
450,000.01 - 550,000.00 ...........................................           12            6,059,201.59              12.13
550,000.01 - 650,000.00 ...........................................            9            5,601,430.94              11.21
650,000.01 - 750,000.00 ...........................................            2            1,344,537.97               2.69
750,000.01 - 850,000.00 ...........................................            1              805,000.00               1.61
850,000.01 - 950,000.00 ...........................................            2            1,707,750.00               3.42
950,000.01 or greater .............................................            8           12,294,500.00              24.61
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

Minimum: 72,817.35
Maximum: 3,080,000.00
Average: 442,088.59

                                   ORIGINAL TERMS OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                              RANGE OF                                    NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       ORIGINAL TERMS (MONTHS)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
360 ...............................................................          113          $49,956,010.28             100.00%
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

Minimum: 360
Maximum: 360
Weighted Average: 360

                           STATED REMAINING TERMS OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                     RANGE OF STATED REMAINING                            NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            TERMS (MONTHS)                             MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
300 -- 360 ........................................................          113          $49,956,010.28             100.00%
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

Minimum: 342
Maximum: 359
Weighted Average: 353

                         MONTHS SINCE ORIGINATION OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      MONTHS SINCE ORIGINATION                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1 .................................................................            7          $ 3,348,216.68               6.70%
2 .................................................................            8            3,052,868.97               6.11
3 .................................................................           13            6,143,771.26              12.30
4-6 ...............................................................           23            9,329,314.72              18.68
7-9 ...............................................................           35           17,707,044.45              35.45
10-12 .............................................................           12            4,066,680.08               8.14
Greater than or equal to 13 .......................................           15            6,308,114.12              12.63
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

Minimum: 1
Maximum: 18
Weighted Average: 7

                      ORIGINAL INTEREST ONLY TERM OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                          ORIGINAL INTEREST                               NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          ONLY TERM (MONTHS)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................           17          $ 5,978,619.49              11.97%
60 ................................................................           47           17,556,802.44              35.14
120 ...............................................................           49           26,420,588.35              52.89
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======


As of the Cut-off Date, the non-zero weighted average original interest only term of the Group IV Mortgage Loans was approximately 96 months.

                     PREPAY PENALTY ORIGINAL TERM OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                           PREPAY PENALTY                                 NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                        ORIGINAL TERM (MONTHS)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................           23          $14,828,193.40              29.68%
12 ................................................................            1              498,423.93               1.00
24 ................................................................            2              436,152.53               0.87
36 ................................................................           12            4,441,986.24               8.89
60 ................................................................           75           29,751,254.18              59.55
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.99%
                                                                             ===          ==============             ======


As of the Cut-off Date, the non-zero weighted average prepay penalty original term of the Group IV Mortgage Loans was approximately 56 months.

                                    CREDIT SCORES OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       RANGE OF CREDIT SCORES                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
621 -- 640 ........................................................            4          $ 1,076,843.77               2.16%
641 -- 660 ........................................................            2            1,092,550.00               2.19
661 -- 680 ........................................................           17            9,044,229.31              18.10
681 -- 700 ........................................................           17            8,458,573.30              16.93
701 -- 720 ........................................................           20            9,748,480.82              19.51
721 -- 740 ........................................................           21            8,068,505.10              16.15
741 -- 760 ........................................................            9            4,035,537.52               8.08
761 -- 780 ........................................................           13            5,275,235.12              10.56
781 -- 800 ........................................................           10            3,156,055.34               6.32
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

Minimum: 628
Maximum: 792
Weighted Average: 716

                    ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                     RANGE OF ORIGINAL LTV (%)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Less than or equal to 50.00 .......................................            6          $ 1,780,276.91               3.56%
50.01 -- 55.00 ....................................................            2              533,700.00               1.07
55.01 -- 60.00 ....................................................            4            2,943,115.64               5.89
60.01 -- 65.00 ....................................................           16            9,540,408.77              19.10
65.01 -- 70.00 ....................................................           13            9,304,050.43              18.62
70.01 -- 75.00 ....................................................           14            6,692,404.49              13.40
75.01 -- 80.00 ....................................................           46           16,068,611.22              32.17
80.01 -- 85.00 ....................................................            1              199,750.00               0.40
85.01 -- 90.00 ....................................................            6            1,546,174.91               3.10
90.01 -- 95.00 ....................................................            5            1,347,517.90               2.70
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

Minimum: 23.256
Maximum: 95.000
Weighted Average: 71.698

                               DOCUMENTATION TYPE OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         DOCUMENTATION TYPE                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Full (I-A) ........................................................           48          $22,405,149.82              44.85%
No Ratio (A-NI) ...................................................            3            1,970,473.99               3.94
None (NI-NA) ......................................................            8            2,158,278.21               4.32
Stated/Stated with Vvoe (S-S) .....................................           54           23,422,108.26              46.89
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

                                     LOAN PURPOSE OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            LOAN PURPOSE                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Purchase ..........................................................           43          $19,064,581.20              38.16%
Rate/Term Refinance ...............................................           25            9,094,875.91              18.21
Cash Out/Equity Refinance .........................................           45           21,796,553.16              43.63
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======


                                 OCCUPANCY STATUS OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          OCCUPANCY STATUS                             MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Owner-Occupied ....................................................           74          $34,085,324.02              68.23%
Second Home .......................................................            8            2,669,554.72               5.34
Investor ..........................................................           31           13,201,131.54              26.43
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======


                                    PROPERTY TYPE OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                           PROPERTY TYPE                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Single Family Detached ............................................           63          $32,375,820.13              64.81%
2-Family ..........................................................            9            3,670,265.31               7.35
3-Family ..........................................................            3            1,085,935.12               2.17
4-Family ..........................................................            2              903,000.00               1.81
PUD ...............................................................           30            9,601,798.52              19.22
Condominium .......................................................            6            2,319,191.20               4.64
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======


                          GEOGRAPHIC DISTRIBUTION OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      GEOGRAPHIC DISTRIBUTION                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
California ........................................................           26          $16,593,440.82              33.22%
Florida ...........................................................           30           12,419,728.53              24.86
Illinois ..........................................................            6            2,516,911.14               5.04
Maryland ..........................................................            6            2,108,228.44               4.22
Arizona ...........................................................            5            2,012,653.48               4.03
Massachusetts .....................................................            4            1,665,487.21               3.33
New York ..........................................................            5            1,578,875.27               3.16
Georgia ...........................................................            1            1,200,000.00               2.40
Virginia ..........................................................            3            1,167,400.00               2.34
Oregon ............................................................            1              975,000.00               1.95
Other .............................................................           26            7,718,285.38              15.45
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

              MONTHS TO NEXT RATE ADJUSTMENT DATE OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                            MONTHS TO NEXT                                 NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         RATE ADJUSTMENT DATE                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1 .................................................................            9          $ 3,048,447.13               6.10%
2 .................................................................           12            5,688,400.11              11.39
3 .................................................................           24           12,732,355.07              25.49
4 .................................................................           23           10,304,402.23              20.63
5 .................................................................           20           10,011,848.69              20.04
6 .................................................................           19            6,831,435.55              13.67
9 .................................................................            1              317,722.99               0.64
13 ................................................................            1               72,817.35               0.15
14 ................................................................            2              448,554.85               0.90
16 ................................................................            2              500,026.30               1.00
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

Minimum: 1
Maximum: 16
Weighted Average: 4

                         FIRST PERIODIC RATE CAPS OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                      RANGE OF FIRST PERIODIC                             NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            RATE CAPS (%)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0.751 - 1.000 .....................................................          105          $46,918,464.85              93.92%
2.751 - 3.000 .....................................................            6            1,339,121.49               2.68
5.751 - 6.000 .....................................................            2            1,698,423.93               3.40
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

Minimum: 1.000
Maximum: 6.000
Non-Zero Weighted Average: 1.224

                    SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                    RANGE OF SUBSEQUENT PERIODIC                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            RATE CAPS (%)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0.751 - 1.000 .....................................................          111          $48,257,586.35              96.60%
5.751 - 6.000 .....................................................            2            1,698,423.93               3.40
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

Minimum: 1.000
Maximum: 6.000
Non-Zero Weighted Average: 1.170

                               LIFETIME RATE CAPS OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                         RANGE OF LIFETIME                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            RATE CAPS (%)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 4.751  - 5.000 ...................................................            5          $ 1,266,304.14               2.53%
 5.751  - 6.000 ...................................................          106           46,991,282.20              94.07
 8.001  - 8.250 ...................................................            1            1,200,000.00               2.40
11.751 - 12.000 ...................................................            1              498,423.93               1.00
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

Minimum: 5.000
Maximum: 12.000
Weighted Average: 6.089

                                    GROSS MARGINS OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                     RANGE OF GROSS MARGINS (%)                        MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.001 -- 2.250 ....................................................            2          $ 1,698,423.93               3.40%
2.501 -- 2.750 ....................................................           75           35,162,114.52              70.39
2.751 -- 3.000 ....................................................           13            5,382,590.80              10.77
3.001 -- 3.250 ....................................................           19            6,633,053.22              13.28
3.251 -- 3.500 ....................................................            2              639,502.25               1.28
4.251 -- 4.500 ....................................................            1              317,722.99               0.64
4.501 -- 4.750 ....................................................            1              122,602.57               0.25
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

Minimum: 2.250
Maximum: 4.625
Weighted Average: 2.850

                           MINIMUM MORTGAGE RATES OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                          RANGE OF MINIMUM                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.000 - 2.250 .....................................................            2          $ 1,698,423.93               3.40%
2.501 - 2.750 .....................................................           26           10,460,766.46              20.94
2.751 - 3.000 .....................................................            2              524,876.34               1.05
3.001 - 3.250 .....................................................            7            1,995,851.33               4.00
3.251 - 3.500 .....................................................            7            1,946,752.25               3.90
3.501 - 3.750 .....................................................           12            4,950,228.04               9.91
3.751 - 4.000 .....................................................           17            7,191,681.06              14.40
4.001 - 4.250 .....................................................           19            7,307,987.97              14.63
4.251 - 4.500 .....................................................           17            9,985,723.65              19.99
4.501 - 4.750 .....................................................            4            3,893,719.25               7.79
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

Minimum: 2.250
Maximum: 4.750
Weighted Average: 3.737

                           MAXIMUM MORTGAGE RATES OF THE GROUP IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                          RANGE OF MAXIMUM                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 8.751 -  9.000 ...................................................            1          $   338,400.00               0.68%
 9.001 -  9.250 ...................................................            1              371,115.64               0.74
 9.251 -  9.500 ...................................................            4            1,048,000.00               2.10
 9.501 -  9.750 ...................................................            8            3,501,601.83               7.01
 9.751 - 10.000 ...................................................           46           18,023,399.71              36.08
10.001 - 10.250 ...................................................           20            7,810,510.03              15.63
10.251 - 10.500 ...................................................           22           12,054,320.97              24.13
10.501 - 10.750 ...................................................            3            3,771,116.68               7.55
10.751 - 11.000 ...................................................            1              186,476.34               0.37
11.251 - 11.500 ...................................................            2              639,502.25               1.28
11.501 - 11.750 ...................................................            2              390,540.34               0.78
11.751 - 12.000 ...................................................            1            1,200,000.00               2.40
12.501 - 12.750 ...................................................            1              122,602.57               0.25
15.251 - 15.500 ...................................................            1              498,423.93               1.00
                                                                             ---          --------------             ------
TOTAL: ............................................................          113          $49,956,010.28             100.00%
                                                                             ===          ==============             ======

Minimum: 9.000
Maximum: 15.500
Weighted Average: 10.261

MORTGAGE LOAN CHARACTERISTICS OF GROUP I, GROUP II, GROUP III AND GROUP IV MORTGAGE LOANS

   Approximately 57.02% of the Group I, Group II, Group III and Group IV Mortgage Loans (collectively, the "Group I-IV Mortgage Loans") are Interest Only Loans. Approximately 3.64% of the Group I-IV Mortgage Loans had a loan-to-value ratio in excess of 80% at origination and were insured by mortgage insurance policies issued by various mortgage insurers. Approximately 32.52% of the Group I-IV Mortgage Loans are subject to Prepayment Charges.

   The average principal balance of the Group I-IV Mortgage Loans at origination was approximately $341,894.25. No Group I-IV Mortgage Loan had a principal balance at origination greater than approximately $3,080,000.00 or less than approximately $65,000.00. The average principal balance of the Group I-IV Mortgage Loans as of the Cut-off Date was approximately $340,819.29. No Group I-IV Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $3,080,000.00 or less than approximately $65,000.00.

   The Group I-IV Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 3.000% per annum to approximately 7.875% per annum, and the weighted average Mortgage Rate was approximately 4.831% per annum. As of the Cut-off Date, the Group I-IV Mortgage Loans had Gross Margins ranging from approximately 2.250% to approximately 5.300%, Minimum Mortgage Rates ranging from approximately 2.250% per annum to approximately 5.300% per annum and Maximum Mortgage Rates ranging from approximately 8.375% per annum to approximately 15.500% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 2.597%, the weighted average Minimum Mortgage Rate was approximately 2.814% per annum and the weighted average Maximum Mortgage Rate was approximately 10.393% per annum. The latest next Adjustment Date following the Cut-off Date on any Group I-IV Mortgage Loan occurs on
June 1, 2009 and the weighted average next Adjustment Date for all of the Group I-IV Mortgage Loans following the Cut-off Date is October 16, 2007.

   The weighted average loan-to-value ratio of the Group I-IV Mortgage Loans at origination was approximately 71.419%. At origination, no Group I-IV Mortgage Loan had a loan-to-value ratio greater than approximately 100.000% or less than approximately 11.614%.

   The weighted average remaining term to stated maturity of the Group I-IV Mortgage Loans was approximately 356 months as of the Cut-off Date. None of the Group I-IV Mortgage Loans had a first due date prior to February 1, 2003 or will have a first due date after July 1, 2004 or will have a remaining term to stated maturity of less than 342 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Group I-IV Mortgage Loan is June 1, 2034.

   As of the Cut-off Date, the non-zero weighted average credit score of the Group I-IV Mortgage Loans is approximately 715. No Group I-IV Mortgage Loan (for which the credit score is available) had a credit score as of the Cut-off Date greater than 810 or less than 581.

   The Group I-IV Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                               MORTGAGE PROGRAM OF THE GROUP I-IV MORTGAGE LOANS

                               PERCENTAGE
                                   BY
                                AGGREGATE
                                 CUT-OFF                                   MONTHS TO
                                  DATE        CUT-OFF DATE      CURRENT    NEXT RATE                FIRST     SUBSEQUENT
                                PRINCIPAL       PRINCIPAL      MORTGAGE    ADJUSTMENT    GROSS    PERIODIC     PERIODIC    LIFETIME
          PROGRAM               BALANCES         BALANCE         RATE         DATE      MARGIN    RATE CAP     RATE CAP    RATE CAP
 ---------------------------   ----------    ---------------   --------    ----------   ------    --------    ----------   --------
2/6 LIBOR ..................       0.66%     $  1,339,121.49     6.563%        14        3.681%     3.000%      1.000%      5.054%
3/1 CMT ....................       0.13%     $    265,000.00     4.999%        34        2.750%     2.000%      2.000%      6.000%
3/1 LIBOR ..................       7.39%     $ 15,062,076.42     4.362%        34        2.355%     2.000%      2.000%      6.000%
3/6 LIBOR ..................      11.81%     $ 24,079,285.62     4.906%        33        2.479%     3.093%      1.076%      5.036%
5/1 CMT ....................       0.62%     $  1,254,615.25     4.746%        57        2.750%     5.000%      2.000%      5.000%
5/1 LIBOR ..................      17.44%     $ 35,544,145.25     4.721%        58        2.420%     4.700%      2.000%      5.032%
5/6 LIBOR ..................      38.10%     $ 77,648,803.92     5.373%        57        2.595%     5.523%      1.581%      5.552%
6 MO LIBOR .................      23.85%     $ 48,616,888.79     4.107%         4        2.827%     1.175%      1.175%      6.117%
                                 ------      ---------------     -----         --        -----      -----       -----       ------
TOTAL ......................     100.00%     $203,809,936.73     4.831%        39        2.597%     3.770%      1.528%      5.562%
                                 ======      ===============     =====         ==        =====      =====       =====       ======


                         CURRENT MORTGAGE RATES OF THE GROUP I-IV MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                          RANGE OF CURRENT                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         MORTGAGE RATES (%)                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.751 - 3.000 .....................................................            1          $    338,400.00               0.17%
3.001 - 3.250 .....................................................            2               771,115.64               0.38
3.251 - 3.500 .....................................................            7             2,761,619.52               1.35
3.501 - 3.750 .....................................................           14             6,502,548.33               3.19
3.751 - 4.000 .....................................................           54            20,950,413.16              10.28
4.001 - 4.250 .....................................................           45            17,167,661.08               8.42
4.251 - 4.500 .....................................................           72            29,933,403.43              14.69
4.501 - 4.750 .....................................................           69            25,487,003.21              12.51
4.751 - 5.000 .....................................................           84            29,868,822.63              14.66
5.001 - 5.250 .....................................................           74            20,974,506.75              10.29
5.251 - 5.000 .....................................................           61            16,483,327.59               8.09
5.501 - 5.750 .....................................................           40            11,891,716.40               5.83
5.751 - 6.000 .....................................................           36            10,888,350.27               5.34
6.001 - 6.250 .....................................................           24             6,143,157.97               3.01
6.251 - 6.500 .....................................................            7             1,984,015.62               0.97
6.501 - 6.750 .....................................................            4               937,595.51               0.46
6.751 - 7.000 .....................................................            1               198,977.29               0.10
7.501 - 7.750 .....................................................            2               314,602.57               0.15
7.751 - 8.000 .....................................................            1               212,699.76               0.10
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======

Minimum: 3.000
Maximum: 7.875
Weighted Average: 4.831

                     CURRENT NET MORTGAGE RATES OF THE GROUP I-IV MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                          RANGE OF CURRENT                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         MORTGAGE RATES (%)                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.501 - 2.750 .....................................................            1          $    338,400.00               0.17%
2.751 - 3.000 .....................................................            2               771,115.64               0.38
3.001 - 3.250 .....................................................            7             2,761,619.52               1.35
3.251 - 3.500 .....................................................           14             6,502,548.33               3.19
3.501 - 3.750 .....................................................           54            20,950,413.16              10.28
3.751 - 4.000 .....................................................           45            17,167,661.08               8.42
4.001 - 4.250 .....................................................           72            29,933,403.43              14.69
4.251 - 4.500 .....................................................           69            25,487,003.21              12.51
4.501 - 4.750 .....................................................           84            29,868,822.63              14.66
4.751 - 5.000 .....................................................           74            20,974,506.75              10.29
5.001 - 5.250 .....................................................           61            16,483,327.59               8.09
5.251 - 5.500 .....................................................           40            11,891,716.40               5.83
5.501 - 5.750 .....................................................           36            10,888,350.27               5.34
5.751 - 6.000 .....................................................           24             6,143,157.97               3.01
6.001 - 6.250 .....................................................            7             1,984,015.62               0.97
6.251 - 6.500 .....................................................            4               937,595.51               0.46
6.501 - 6.750 .....................................................            1               198,977.29               0.10
7.251 - 7.500 .....................................................            2               314,602.57               0.15
7.501 - 7.750 .....................................................            1               212,699.76               0.10
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======

Minimum: 2.750
Maximum: 7.625
Weighted Average: 4.581

              PRINCIPAL BALANCES OF THE GROUP I-IV MORTGAGE LOANS AT ORIGINATION

                                                                                                                  PERCENTAGE BY
                     RANGE OF PRINCIPAL BALANCE                           NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         AT ORIGINATION ($)                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 50,000.01 -  75,000.00 ...........................................            3          $    207,234.65               0.10%
 75,000.01 - 100,000.00 ...........................................           17             1,501,823.30               0.74
100,000.01 - 125,000.00 ...........................................           24             2,693,501.15               1.32
125,000.01 - 150,000.00 ...........................................           31             4,237,210.81               2.08
150,000.01 - 175,000.00 ...........................................           35             5,663,429.37               2.78
175,000.01 - 200,000.00 ...........................................           40             7,645,326.20               3.75
200,000.01 - 225,000.00 ...........................................           44             9,343,038.33               4.58
225,000.01 - 250,000.00 ...........................................           47            11,308,788.02               5.55
250,000.01 - 275,000.00 ...........................................           36             9,464,942.78               4.64
275,000.01 - 350,000.00 ...........................................          115            35,847,253.11              17.59
350,000.01 - 450,000.00 ...........................................           89            35,344,941.12              17.34
450,000.01 - 550,000.00 ...........................................           46            22,959,596.60              11.27
550,000.01 - 650,000.00 ...........................................           33            20,026,381.04               9.83
650,000.01 - 750,000.00 ...........................................            6             4,135,633.76               2.03
750,000.01 - 850,000.00 ...........................................           10             7,973,887.13               3.91
850,000.01 - 950,000.00 ...........................................            7             6,181,620.66               3.03
950,000.01 or greater .............................................           15            19,275,328.70               9.46
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======

Minimum: 65,000.00
Maximum: 3,080,000.00
Average: 341,894.25

                CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP I-IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                       RANGE OF CUT-OFF DATE                              NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       PRINCIPAL BALANCES (%)                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 50,000.01 -  75,000.00 ...........................................            3          $    207,234.65               0.10%
 75,000.01 - 100,000.00 ...........................................           18             1,601,676.28               0.79
100,000.01 - 125,000.00 ...........................................           24             2,718,426.07               1.33
125,000.01 - 150,000.00 ...........................................           30             4,112,432.90               2.02
150,000.01 - 175,000.00 ...........................................           36             5,837,104.85               2.86
175,000.01 - 200,000.00 ...........................................           39             7,471,650.72               3.67
200,000.01 - 225,000.00 ...........................................           44             9,343,038.33               4.58
225,000.01 - 250,000.00 ...........................................           47            11,308,788.02               5.55
250,000.01 - 275,000.00 ...........................................           36             9,464,942.78               4.64
275,000.01 - 350,000.00 ...........................................          116            36,180,253.11              17.75
350,000.01 - 450,000.00 ...........................................           88            35,011,941.12              17.18
450,000.01 - 550,000.00 ...........................................           48            23,966,837.80              11.76
550,000.01 - 650,000.00 ...........................................           31            19,019,139.84               9.33
650,000.01 - 750,000.00 ...........................................            6             4,135,633.76               2.03
750,000.01 - 850,000.00 ...........................................           10             7,973,887.13               3.91
850,000.01 - 950,000.00 ...........................................            7             6,181,620.66               3.03
950,000.01 or greater .............................................           15            19,275,328.70               9.46
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======


Minimum: 65,000.00
Maximum: 3,080,000.00
Average: 340,819.29

                                 ORIGINAL TERMS OF THE GROUP I-IV MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                              RANGE OF                                    NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      ORIGINAL TERMS (MONTHS)                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
360 ...............................................................          598          $203,809,936.73            100.00%
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73            100.00%
                                                                             ===          ===============            =======


Minimum: 360
Maximum: 360
Weighted Average: 360

                         STATED REMAINING TERMS OF THE GROUP I-IV MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                     RANGE OF STATED REMAINING                            NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                           TERMS (MONTHS)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
300 - 360 .........................................................          598          $203,809,936.73            100.00%
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73            100.00%
                                                                             ===          ===============            =======

Minimum: 342
Maximum: 359
Weighted Average: 356

                       MONTHS SINCE ORIGINATION OF THE GROUP I-IV MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      MONTHS SINCE ORIGINATION                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1 .................................................................           62          $ 25,079,341.28              12.31%
2 .................................................................          264            83,652,698.54              41.04
3 .................................................................           69            23,314,952.05              11.44
4-6 ...............................................................           89            31,017,107.80              15.22
7-9 ...............................................................           85            29,664,474.41              14.55
10-12 .............................................................           14             4,773,248.53               2.34
Greater than or equal to 13 .......................................           15             6,308,114.12               3.10
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======

Minimum: 1
Maximum: 18
Weighted Average: 4

                    ORIGINAL INTEREST ONLY TERM OF THE GROUP I-IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                         ORIGINAL INTEREST                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         ONLY TERM (MONTHS)                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................          280          $ 87,603,665.41              42.98%
36 ................................................................           52            20,417,040.43              10.02
60 ................................................................          129            45,079,181.82              22.12
120 ...............................................................          136            50,230,049.07              24.65
240 ...............................................................            1               480,000.00               0.24
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======

As of the Cut-off Date, the non-zero weighted average original interest only term of the Group I-IV Mortgage Loans was approximately 82 months.

                   PREPAY PENALTY ORIGINAL TERM OF THE GROUP I-IV MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                           PREPAY PENALTY                                 NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       ORIGINAL TERM (MONTHS)                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................          413          $137,529,853.22              67.48%
12 ................................................................           35            11,483,177.82               5.63
24 ................................................................            9             3,475,492.22               1.71
36 ................................................................           54            17,306,660.73               8.49
60 ................................................................           87            34,014,752.75              16.69
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======

As of the Cut-off Date, the non-zero weighted average prepay penalty original term of the Group I-IV Mortgage Loans was approximately 44 months.


                                  CREDIT SCORES OF THE GROUP I-IV MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       RANGE OF CREDIT SCORES                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
581 - 600 .........................................................            1          $    195,482.83               0.10%
601 - 620 .........................................................            3               765,885.89               0.38
621 - 640 .........................................................           27             9,009,155.64               4.42
641 - 660 .........................................................           35             9,426,113.56               4.62
661 - 680 .........................................................           80            30,825,023.58              15.12
681 - 700 .........................................................           85            30,438,343.52              14.93
701 - 720 .........................................................           92            32,546,485.77              15.97
721 - 740 .........................................................           94            29,357,043.02              14.40
741 - 760 .........................................................           69            23,510,919.02              11.54
761 - 780 .........................................................           69            24,116,131.01              11.83
781 - 800 .........................................................           38            12,497,152.89               6.13
801 - 820 .........................................................            5             1,122,200.00               0.55
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======

Minimum: 581
Maximum: 810
Weighted Average: 715

                  ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I-IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                     RANGE OF ORIGINAL LTV (%)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Less than or equal to 50.00 .......................................           47          $ 13,389,461.21               6.57%
50.01 -  55.00 ....................................................           17             5,132,633.84               2.52
55.01 -  60.00 ....................................................           30            12,057,115.89               5.92
60.01 -  65.00 ....................................................           57            23,758,807.60              11.66
65.01 -  70.00 ....................................................           63            26,534,565.63              13.02
70.01 -  75.00 ....................................................           70            25,956,200.98              12.74
75.01 -  80.00 ....................................................          284            89,554,450.45              43.94
80.01 -  85.00 ....................................................            3               703,050.00               0.34
85.01 -  90.00 ....................................................           17             4,452,921.74               2.18
90.01 -  95.00 ....................................................            8             1,947,797.38               0.96
95.01 - 100.00 ....................................................            2               322,932.01               0.16
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======


Minimum: 11.614
Maximum: 100.000
Weighted Average: 71.419

                             DOCUMENTATION TYPE OF THE GROUP I-IV MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         DOCUMENTATION TYPE                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Full (I-A) ........................................................          201          $ 68,798,299.41              33.76%
Alternate (I-A) ...................................................            3               756,077.69               0.37
Reduced with VOA (A-SI) ...........................................          119            37,166,377.02              18.24
No Ratio (A-NI) ...................................................           92            29,091,013.61              14.27
None (NI-NA) ......................................................           70            20,100,829.22               9.86
Stated/Stated with Vvoe (S-S) .....................................          113            47,897,339.78              23.50
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======


                                   LOAN PURPOSE OF THE GROUP I-IV MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            LOAN PURPOSE                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Purchase ..........................................................          283          $ 95,599,154.16              46.91%
Rate/Term Refinance ...............................................          127            41,622,196.43              20.42
Cash Out/Equity Refinance .........................................          188            66,588,586.14              32.67
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======


                               OCCUPANCY STATUS OF THE GROUP I-IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          OCCUPANCY STATUS                             MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Owner-Occupied ....................................................          462          $164,960,145.20              80.94%
Second Home .......................................................           26             7,877,105.21               3.86
Investor ..........................................................          110            30,972,686.32              15.20
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======

                                  PROPERTY TYPE OF THE GROUP I-IV MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                           PROPERTY TYPE                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Single Family Detached ............................................          359          $126,682,257.04              62.16%
2-Family ..........................................................           41            12,988,247.11               6.37
3-Family ..........................................................           13             3,359,543.68               1.65
4-Family ..........................................................            5             1,795,648.87               0.88
PUD ...............................................................          116            41,719,496.65              20.47
Cooperative .......................................................            1               160,481.21               0.08
Condominium .......................................................           63            17,104,262.17               8.39
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======


                        GEOGRAPHIC DISTRIBUTION OF THE GROUP I-IV MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      GEOGRAPHIC DISTRIBUTION                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
California ........................................................          241          $ 94,364,186.14              46.30%
Massachusetts .....................................................           71            24,097,715.92              11.82
Florida ...........................................................           48            17,410,891.60               8.54
New York ..........................................................           38            13,893,440.38               6.82
South Carolina. ...................................................           38             9,455,188.13               4.64
New Jersey ........................................................           27             6,686,660.35               3.28
Illinois ..........................................................           10             3,707,646.12               1.82
Connecticut .......................................................            7             3,301,046.09               1.62
Virginia ..........................................................           10             3,187,212.49               1.56
Minnesota .........................................................           17             3,014,759.77               1.48
Other .............................................................           91            24,691,189.75              12.11
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======


            MONTHS TO NEXT RATE ADJUSTMENT DATE OF THE GROUP I-IV MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                           MONTHS TO NEXT                                 NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                        RATE ADJUSTMENT DATE                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1 .................................................................            9          $  3,048,447.13               1.50%
2 .................................................................           12             5,688,400.11               2.79
3-5 ...............................................................           67            33,048,605.99              16.22
6-11 ..............................................................           20             7,149,158.54               3.51
12-17 .............................................................            5             1,021,398.50               0.50
30-35 .............................................................          107            39,406,362.03              19.33
48-53 .............................................................           52            12,663,998.41               6.21
54-59 .............................................................          326           101,783,566.01              49.94
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======


Minimum: 1
Maximum: 59
Weighted Average: 39

                       FIRST PERIODIC RATE CAPS OF THE GROUP I-IV MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                    RANGE OF FIRST PERIODIC RATE                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                              CAPS (%)                                 MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0.751 - 1.000 .....................................................          106          $ 47,161,977.84              23.14%
1.751 - 2.000 .....................................................           50            18,886,484.95               9.27
2.001 - 2.250 .....................................................            1               520,000.00               0.26
2.751 - 3.000 .....................................................           74            24,662,766.04              12.10
4.751 - 5.000 .....................................................          198            67,012,143.98              32.88
5.251 - 5.500 .....................................................            1               256,730.15               0.13
5.751 - 6.000 .....................................................          167            45,131,879.22              22.14
6.251 - 6.500 .....................................................            1               177,954.56               0.09
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======


Minimum: 1.000
Maximum: 6.375
Non-Zero Weighted Average: 3.770-

                  SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP I-IV MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                    RANGE OF SUBSEQUENT PERIODIC                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                           RATE CAPS (%)                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0.751 - 1.000 .....................................................          293          $104,482,512.12              51.26%
1.751 - 2.000 .....................................................          301            97,272,699.42              47.73
5.751 - 6.000 .....................................................            4             2,054,725.18               1.01
                                                                             ---          ---------------            -------
TOTAL:                                                                       598          $203,809,936.73            100.00%
 ..................................................................          ===          ===============            =======


Minimum: 1.000
Maximum: 6.000
Non-Zero Weighted Average: 1.528

                             LIFETIME RATE CAPS OF THE GROUP I-IV MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                       RANGE OF LIFETIME RATE                             NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                              CAPS (%)                                 MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 4.751 -  5.000 ...................................................          282          $ 94,876,378.04              46.55%
 5.751 -  6.000 ...................................................          314           107,235,134.76              52.62
 8.001 -  8.250 ...................................................            1             1,200,000.00               0.59
11.751 - 12.000 ...................................................            1               498,423.93               0.24
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======


Minimum: 5.000
Maximum: 12.000
Weighted Average: 5.562

                                  GROSS MARGINS OF THE GROUP I-IV MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                     RANGE OF GROSS MARGINS (%)                        MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.001 - 2.250 .....................................................          301          $ 97,623,192.27              47.09%
2.251 - 2.500 .....................................................           21             6,152,919.82               3.02
2.501 - 2.750 .....................................................          164            64,300,474.06              31.55
2.751 - 3.000 .....................................................           31            10,804,211.19               5.30
3.001 - 3.250 .....................................................           48            15,751,666.15               7.73
3.251 - 3.500 .....................................................           10             2,436,206.95               1.20
3.501 - 3.750 .....................................................           13             4,410,681.11               2.16
3.751 - 4.000 .....................................................            3               597,377.16               0.29
4.251 - 4.500 .....................................................            1               317,722.99               0.16
4.501 - 4.750 .....................................................            2               314,602.57               0.15
4.751 - 5.000 .....................................................            3               857,369.46               0.42
5.251 - 5.500 .....................................................            1               243,512.99               0.12
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======

Minimum: 2.250
Maximum: 5.300
Weighted Average: 2.597

                         MINIMUM MORTGAGE RATES OF THE GROUP I-IV MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                          RANGE OF MINIMUM                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         MORTGAGE RATES (%)                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.001 - 2.250 .....................................................          301          $ 97,623,192.27              47.90%
2.251 - 2.500 .....................................................           21             6,152,919.82               3.02
2.501 - 2.750 .....................................................          115            39,599,126.00              19.43
2.751 - 3.000 .....................................................           20             5,946,496.72               2.92
3.001 - 3.250 .....................................................           36            11,114,464.26               5.45
3.251 - 3.500 .....................................................           15             3,743,456.95               1.84
3.501 - 3.750 .....................................................           25             9,360,909.16               4.59
3.751 - 4.000 .....................................................           20             7,789,058.22               3.82
4.001 - 4.250 .....................................................           19             7,307,987.97               3.59
4.251 - 4.500 .....................................................           17             9,985,723.65               4.90
4.501 - 4.750 .....................................................            5             4,085,719.25               2.00
4.751 - 5.000 .....................................................            3               857,369.46               0.42
5.251 - 5.500 .....................................................            1               243,512.99               0.12
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======


Minimum: 2.250
Maximum: 5.300
Weighted Average: 2.814

            MAXIMUM MORTGAGE RATES OF THE GROUP I-IV MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                          RANGE OF MAXIMUM                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         MORTGAGE RATES (%)                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 8.251 -  8.500 ...................................................            1          $    990,920.42               0.49%
 8.751 -  9.000 ...................................................            4             2,307,227.67               1.13
 9.001 -  9.250 ...................................................           17             5,875,841.50               2.88
 9.251 -  9.500 ...................................................           33            11,584,649.77               5.68
 9.501 -  9.750 ...................................................           46            17,458,328.91               8.57
 9.751 - 10.000 ...................................................          102            37,958,517.78              18.62
10.001 - 10.250 ...................................................           78            27,031,687.18              13.26
10.251 - 10.500 ...................................................           79            30,242,671.40              14.84
10.501 - 10.750 ...................................................           54            19,233,279.26               9.44
10.751 - 11.000 ...................................................           55            17,867,043.47               8.77
11.001 - 11.250 ...................................................           40             9,508,997.64               4.67
11.251 - 11.500 ...................................................           32             7,593,779.38               3.73
11.501 - 11.750 ...................................................           26             6,927,255.29               3.40
11.751 - 12.000 ...................................................           16             5,312,174.44               2.61
12.001 - 12.250 ...................................................           10             2,639,915.12               1.30
12.251 - 12.500 ...................................................            1               251,921.25               0.12
12.501 - 12.750 ...................................................            2               314,602.57               0.15
12.751 - 13.000 ...................................................            1               212,699.76               0.10
15.251 - 15.500 ...................................................            1               498,423.93               0.24
                                                                             ---          ---------------            -------
TOTAL: ............................................................          598          $203,809,936.73             100.00%
                                                                             ===          ===============            =======

Minimum: 8.375
Maximum: 15.500
Weighted Average: 10.393

GROUP VA MORTGAGE LOAN CHARACTERISTICS

   Approximately 44.41% of the Group VA Mortgage Loans are Interest Only Loans. Approximately 5.90% of the Group VA Mortgage Loans had a loan-to-value ratio in excess of 80% at origination and were insured by mortgage insurance policies issued by various mortgage insurers. Approximately 57.20% of the Group VA Mortgage Loans are subject to Prepayment Charges.

   The average principal balance of the Group VA Mortgage Loans at origination was approximately $338,437.24. No Group VA Mortgage Loan had a principal balance at origination greater than approximately $1,070,000.00 or less than approximately $58,500.00. The average principal balance of the Group VA Mortgage Loans as of the Cut-off Date was approximately $337,368.72. No Group VA Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $1,063,951.15 or less than approximately $58,500.00.

   The Group VA Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 2.125% per annum to approximately 8.750% per annum, and the weighted average Mortgage Rate was approximately 5.883% per annum. As of the Cut-off Date, the Group VA Mortgage Loans had Gross Margins ranging from approximately 1.750% to approximately 5.000%, Minimum Mortgage Rates ranging from approximately 1.750% per annum to approximately 5.000% per annum and Maximum Mortgage Rates ranging from approximately 9.625% per annum to approximately 15.125% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 3.291%, the weighted average Minimum Mortgage Rate was approximately 3.279% per annum and the weighted average Maximum Mortgage Rate was approximately 11.825% per annum. The latest next Adjustment Date following the Cut-off Date on any Group VA Mortgage Loan occurs on June 1, 2009 and the weighted average next Adjustment Date for all of the Group VA Mortgage Loans following the Cut-off Date is April 7, 2006.

   The weighted average loan-to-value ratio of the Group VA Mortgage Loans at origination was approximately 76.518%. At origination, no Group VA Mortgage Loan had a loan-to-value ratio greater than approximately 95.000% or less than approximately 44.500%.

   The weighted average remaining term to stated maturity of the Group VA Mortgage Loans was approximately 356 months as of the Cut-off Date. None of the Group VA Mortgage Loans had a first due date prior to June 1, 2003 or will have a first due date after August 1, 2004 or will have a remaining term to stated maturity of less than 346 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group VA Mortgage Loan is July 1, 2034.

   As of the Cut-off Date, the non-zero weighted average credit score of the Group VA Mortgage Loans is approximately 696. No Group VA Mortgage Loan (for which the credit score is available) had a credit score as of the Cut-off Date greater than 798 or less than 619.

   The Group VA Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                            MORTGAGE LOAN PROGRAM OF THE GROUP VA MORTGAGE LOANS


                             PERCENTAGE
                                 BY
                              AGGREGATE
                               CUT-OFF                                     MONTHS TO
                                DATE                            CURRENT    NEXT RATE                FIRST     SUBSEQUENT
                              PRINCIPAL      CUT-OFF DATE      MORTGAGE    ADJUSTMENT    GROSS    PERIODIC     PERIODIC    LIFETIME
         PROGRAM              BALANCES     PRINCIPAL BALANCE     RATE         DATE      MARGIN    RATE CAP     RATE CAP    RATE CAP
 -------------------------   ----------    -----------------   --------    ----------   ------    --------    ----------   --------
2/6 LIBOR ................      63.84%      $ 65,048,137.78     6.231%         21       3.395%     3.015%       1.000%      5.485%
3/1 LIBOR ................       1.07%      $  1,086,250.00     5.515%         31       2.338%     2.000%       2.000%      6.000%
3/6 LIBOR ................      11.81%      $ 12,036,894.95     6.213%         32       3.279%     3.000%       1.000%      5.130%
5/6 LIBOR ................       8.01%      $  8,160,874.32     6.712%         56       3.652%     5.138%       1.138%      5.138%
1 MO LIBOR ...............      14.27%      $ 14,542,582.20     3.666%          1       2.696%      NONE         NONE       9.693%
6 MO LIBOR ...............       0.99%      $  1,010,614.07     5.143%          5       3.402%     1.000%       1.000%      6.000%
                               -------      ---------------     ------         --       ------     ------       ------      ------
TOTAL ....................     100.00%      $101,885,353.31     5.883%         22       3.291%     3.175%       1.025%      6.027%
                               =======      ===============     ======         ==       ======     ======       ======      ======


                           CURRENT MORTGAGE RATES OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                          RANGE OF CURRENT                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.001 - 2.250 .....................................................            2          $    874,241.84              0.86%
2.751 - 3.000 .....................................................            3             1,562,926.29              1.53
3.251 - 3.500 .....................................................            4             2,086,418.10              2.05
3.501 - 3.750 .....................................................            5             2,003,559.38              1.97
3.751 - 4.000 .....................................................            5             2,635,000.00              2.59
4.001 - 4.250 .....................................................           11             5,888,073.72              5.78
4.501 - 4.750 .....................................................            2             1,435,535.43              1.41
4.751 - 5.000 .....................................................            7             4,285,957.35              4.21
5.001 - 5.250 .....................................................            4             1,103,619.27              1.08
5.251 - 5.500 .....................................................           21             8,071,635.09              7.92
5.501 - 5.750 .....................................................           24             8,088,696.64              7.94
5.751 - 6.000 .....................................................           44            12,952,592.45             12.71
6.001 - 6.250 .....................................................           38            10,865,995.01             10.66
6.251 - 6.500 .....................................................           34             9,697,758.45              9.52
6.501 - 6.750 .....................................................           33             9,461,468.13              9.29
6.751 - 7.000 .....................................................           24             8,811,724.00              8.65
7.001 - 7.250 .....................................................           16             4,738,246.74              4.65
7.251 - 7.500 .....................................................           14             4,121,989.19              4.05
7.501 - 7.750 .....................................................            4             1,239,720.10              1.22
7.751 - 8.000 .....................................................            6             1,766,919.59              1.73
8.501 - 8.750 .....................................................            1               193,276.54              0.19
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


Minimum: 2.125
Maximum: 8.750
Weighted Average: 5.883

                       CURRENT NET MORTGAGE RATES OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                        RANGE OF CURRENT NET                              NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1.751 - 2.000 .....................................................            2          $    874,241.84              0.86%
2.501 - 2.750 .....................................................            3             1,562,926.29              1.53
3.001 - 3.250 .....................................................            4             2,086,418.10              2.05
3.251 - 3.500 .....................................................            5             2,003,559.38              1.97
3.501 - 3.750 .....................................................            5             2,635,000.00              2.59
3.751 - 4.000 .....................................................           11             5,888,073.72              5.78
4.251 - 4.500 .....................................................            2             1,435,535.43              1.41
4.501 - 4.750 .....................................................            7             4,285,957.35              4.21
4.751 - 5.000 .....................................................            4             1,103,619.27              1.08
5.001 - 5.250 .....................................................           21             8,071,635.09              7.92
5.251 - 5.500 .....................................................           24             8,088,696.64              7.94
5.501 - 5.750 .....................................................           44            12,952,592.45             12.71
5.751 - 6.000 .....................................................           38            10,865,995.01             10.66
6.001 - 6.250 .....................................................           34             9,697,758.45              9.52
6.251 - 6.500 .....................................................           33             9,461,468.13              9.29
6.501 - 6.750 .....................................................           24             8,811,724.00              8.65
6.751 - 7.000 .....................................................           16             4,738,246.74              4.65
7.001 - 7.250 .....................................................           14             4,121,989.19              4.05
7.251 - 7.500 .....................................................            4             1,239,720.10              1.22
7.501 - 7.750 .....................................................            6             1,766,919.59              1.73
8.251 - 8.500 .....................................................            1               193,276.54              0.19
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


Minimum: 1.875
Maximum: 8.500
Weighted Average: 5.633

                PRINCIPAL BALANCES OF THE GROUP VA MORTGAGE LOANS AT ORIGINATION


                                                                                                                  PERCENTAGE BY
                     RANGE OF PRINCIPAL BALANCE                           NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          AT ORIGINATION ($)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 50,000.01 -  75,000.00 ...........................................            2          $    129,336.78              0.13%
 75,000.01 - 100,000.00 ...........................................           23             2,003,748.43              1.97
100,000.01 - 125,000.00 ...........................................           31             3,459,750.73              3.40
125,000.01 - 150,000.00 ...........................................           16             2,134,864.75              2.10
150,000.01 - 175,000.00 ...........................................           13             2,135,884.80              2.10
175,000.01 - 200,000.00 ...........................................           14             2,616,363.83              2.57
200,000.01 - 225,000.00 ...........................................           15             3,184,218.88              3.13
225,000.01 - 250,000.00 ...........................................            7             1,638,557.05              1.61
250,000.01 - 275,000.00 ...........................................           16             4,212,901.97              4.13
275,000.01 - 350,000.00 ...........................................           16             5,174,315.25              5.08
350,000.01 - 450,000.00 ...........................................           68            26,840,922.56             26.34
450,000.01 - 550,000.00 ...........................................           40            19,912,104.18             19.54
550,000.01 - 650,000.00 ...........................................           24            14,373,221.69             14.11
650,000.01 - 750,000.00 ...........................................            6             4,198,767.47              4.12
750,000.01 - 850,000.00 ...........................................            4             3,098,449.48              3.04
850,000.01 - 950,000.00 ...........................................            3             2,675,394.33              2.63
950,000.01 or greater .............................................            4             4,096,551.15              4.02
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


Minimum: 58,500.00
Maximum: 1,070,000.00
Average: 338,437.24

                  CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                       RANGE OF CUT-OFF DATE                              NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                        PRINCIPAL BALANCES ($)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 50,000.01 -  75,000.00 ...........................................            2          $    129,336.78              0.13%
 75,000.01 - 100,000.00 ...........................................           23             2,003,748.43              1.97
100,000.01 - 125,000.00 ...........................................           32             3,584,608.42              3.52
125,000.01 - 150,000.00 ...........................................           15             2,010,007.06              1.97
150,000.01 - 175,000.00 ...........................................           13             2,135,884.80              2.10
175,000.01 - 200,000.00 ...........................................           14             2,616,363.83              2.57
200,000.01 - 225,000.00 ...........................................           15             3,184,218.88              3.13
225,000.01 - 250,000.00 ...........................................            7             1,638,557.05              1.61
250,000.01 - 275,000.00 ...........................................           16             4,212,901.97              4.13
275,000.01 - 350,000.00 ...........................................           18             5,872,854.96              5.76
350,000.01 - 450,000.00 ...........................................           67            26,592,382.85             26.10
450,000.01 - 550,000.00 ...........................................           40            20,011,680.60             19.64
550,000.01 - 650,000.00 ...........................................           23            13,823,645.27             13.57
650,000.01 - 750,000.00 ...........................................            6             4,198,767.47              4.12
750,000.01 - 850,000.00 ...........................................            4             3,098,449.48              3.04
850,000.01 - 950,000.00 ...........................................            3             2,675,394.33              2.63
950,000.01 or greater .............................................            4             4,096,551.15              4.02
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


Minimum: 58,500.00
Maximum: 1,063,951.15
Average: 337,368.72

                                   ORIGINAL TERMS OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                              RANGE OF                                    NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       ORIGINAL TERMS (MONTHS)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
360 ...............................................................          302          $101,885,353.31            100.00%
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


Minimum: 360
Maximum: 360
Weighted Average: 360

                           STATED REMAINING TERMS OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                     RANGE OF STATED REMAINING                            NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            TERMS (MONTHS)                             MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
300 - 360 .........................................................          302          $101,885,353.31            100.00%
                                                                             ---          ---------------            ------
TOTAL:                                                                       302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


Minimum: 346
Maximum: 360
Weighted Average: 356

                         MONTHS SINCE ORIGINATION OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      MONTHS SINCE ORIGINATION                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................            2          $    844,130.00              0.83%
1 .................................................................           45            13,642,873.61             13.39
2 .................................................................           78            26,813,771.30             26.32
3 .................................................................           59            19,245,551.82             18.89
4-6 ...............................................................           89            27,919,677.71             27.40
7-9 ...............................................................           23            10,315,956.95             10.13
10-12 .............................................................            1               511,598.05              0.50
Greater than or equal to 13 .......................................            5             2,591,793.88              2.54
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


Minimum: 0
Maximum: 14
Weighted Average: 4

                      ORIGINAL INTEREST ONLY TERM OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                         ORIGINAL INTEREST                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          ONLY TERM (MONTHS)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................          161          $ 56,639,401.07             55.59%
24 ................................................................           92            24,253,408.57             23.80
36 ................................................................            9             3,106,203.78              3.05
60 ................................................................           34            14,110,634.74             13.85
120 ...............................................................            6             3,775,705.15              3.71
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


As of the Cut-off Date, the non-zero weighted average original interest only term of the Group VA Mortgage Loans was approximately 44 months.

                     PREPAY PENALTY ORIGINAL TERM OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                           PREPAY PENALTY                                 NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                        ORIGINAL TERM (MONTHS)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................           92          $ 43,602,581.22             42.80%
6 .................................................................           33             8,261,930.91              8.11
12 ................................................................            6             2,848,919.43              2.80
24 ................................................................          124            31,364,976.70             30.78
36 ................................................................           23             5,615,930.38              5.51
60 ................................................................           24            10,191,014.67             10.00
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


As of the Cut-off Date, the non-zero weighted average prepay penalty original term of the Group VA Mortgage Loans was approximately 28 months.

                                    CREDIT SCORES OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       RANGE OF CREDIT SCORES                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
601 - 620 .........................................................            2          $    420,974.52              0.41%
621 - 640 .........................................................           38            11,683,358.67             11.47
641 - 660 .........................................................           32            10,816,164.16             10.62
661 - 680 .........................................................           50            18,450,074.06             18.11
681 - 700 .........................................................           49            17,250,046.69             16.93
701 - 720 .........................................................           48            15,054,061.76             14.78
721 - 740 .........................................................           29            10,386,631.46             10.19
741 - 760 .........................................................           32            10,368,774.83             10.18
761 - 780 .........................................................           16             5,247,004.68              5.15
781 - 800 .........................................................            6             2,208,262.47              2.17
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


Minimum: 619
Maximum: 798
Weighted Average: 696

                    ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                     RANGE OF ORIGINAL LTV (%)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Less than or equal to 50.000 ......................................            2          $    636,962.92              0.63%
55.001 - 60.000 ...................................................            1               450,000.00              0.44
60.001 - 65.000 ...................................................           10             5,643,673.78              5.54
65.001 - 70.000 ...................................................           22             9,587,059.82              9.41
70.001 - 75.000 ...................................................          140            35,057,565.39             34.41
75.001 - 80.000 ...................................................          106            43,153,523.34             42.35
80.001 - 85.000 ...................................................            3             1,201,327.61              1.18
85.001 - 90.000 ...................................................           15             5,156,222.69              5.06
90.001 - 95.000 ...................................................            3               999,017.77              0.98
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


Minimum: 44.500
Maximum: 95.000
Weighted Average: 76.518

                               DOCUMENTATION TYPE OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         DOCUMENTATION TYPE                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Full (I-A) ........................................................           55          $ 19,402,486.44             19.04%
Reduced with VOA (A-SI) ...........................................          139            41,586,791.15             40.82
Reduced with VOI (I-SA) ...........................................            2               269,457.57              0.26
No Ratio (A-NI) ...................................................           48            16,724,048.64             16.41
None (NI-NA) ......................................................           15             6,614,084.26              6.49
Stated/Stated with Vvoe (S-S) .....................................           43            17,288,485.26             16.97
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


                                     LOAN PURPOSE OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            LOAN PURPOSE                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Purchase ..........................................................          213          $ 66,672,238.01             65.44%
Rate/Term Refinance ...............................................           31            12,194,785.39             11.97
Cash Out/Equity Refinance .........................................           58            23,018,329.91             22.59
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


                                 OCCUPANCY STATUS OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          OCCUPANCY STATUS                             MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Owner-Occupied ....................................................          208          $ 78,522,875.87             77.07%
Second Home .......................................................           11             4,724,766.37              4.64
Investor ..........................................................           83            18,637,711.08             18.29
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


                                    PROPERTY TYPE OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                           PROPERTY TYPE                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Single Family Detached ............................................          179          $ 60,106,599.14             58.99%
2-Family ..........................................................           21             7,354,200.98              7.22
3-Family ..........................................................           22             6,894,902.03              6.77
4-Family ..........................................................           11             3,851,584.05              3.78
PUD ...............................................................           54            18,763,919.39             18.42
Condo .............................................................           15             4,914,147.72              4.82
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======

                          GEOGRAPHIC DISTRIBUTION OF THE GROUP VA MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      GEOGRAPHIC DISTRIBUTION                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
California ........................................................          114          $ 43,115,893.29             42.32%
Florida ...........................................................           39             9,531,933.23              9.36
New York ..........................................................           20             9,352,108.72              9.18
Massachusetts .....................................................           17             7,020,183.72              6.89
New Jersey ........................................................           10             5,478,922.44              5.38
Nevada ............................................................           12             4,345,431.54              4.27
Arizona ...........................................................           14             3,378,119.53              3.32
Illinois ..........................................................           14             3,226,515.42              3.17
Virginia ..........................................................            5             2,463,767.93              2.42
Minnesota .........................................................            8             2,193,658.55              2.15
Other .............................................................           49            11,778,818.95             11.56
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======

              MONTHS TO NEXT RATE ADJUSTMENT DATE OF THE GROUP VA MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                           MONTHS TO NEXT                                 NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         RATE ADJUSTMENT DATE                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 1 ................................................................           29          $ 14,542,582.20             14.27%
 3 -  5 ...........................................................            2             1,010,614.07              0.99
12 - 17 ...........................................................            8             3,452,809.17              3.39
18 - 23 ...........................................................          200            60,751,198.61             59.63
24 - 29 ...........................................................            9             3,818,908.32              3.75
30 - 35 ...........................................................           29            10,148,366.63              9.96
48 - 53 ...........................................................            4             2,075,079.68              2.04
54 - 59 ...........................................................           21             6,085,794.64              5.97
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======

Minimum: 1
Maximum: 59
Weighted Average: 22

                         FIRST PERIODIC RATE CAPS OF THE GROUP VA MORTGAGE LOANS

                                                                                                                  PERCENTAGE BY
                      RANGE OF FIRST PERIODIC                             NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            RATE CAPS (%)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0.000 - 0.750 .....................................................           29          $ 14,542,582.20             14.27%
0.751 - 1.000 .....................................................            2             1,010,614.07              0.99
1.751 - 2.000 .....................................................            2             1,086,250.00              1.07
2.751 - 3.000 .....................................................          243            76,612,532.73             75.19
4.751 - 5.000 .....................................................           24             7,510,874.29              7.37
5.751 - 6.000 .....................................................            2             1,122,500.03              1.10
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======

Minimum: 0.000
Maximum: 6.000
Non-Zero Weighted Average: 3.175

                    SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                        RANGE OF SUBSEQUENT                               NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                        PERIODIC RATE CAPS (%)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0.000 - 0.750 .....................................................           29          $ 14,542,582.20             14.27%
0.751 - 1.000 .....................................................          269            85,134,021.09             83.56
1.751 - 2.000 .....................................................            4             2,208,750.03              2.17
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


Minimum: 0.000
Maximum: 2.000
Non-Zero Weighted Average: 1.025

                               LIFETIME RATE CAPS OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                         RANGE OF LIFETIME                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            RATE CAPS (%)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 4.751 -  5.000 ...................................................          133          $ 50,621,403.90             49.68%
 5.001 -  5.250 ...................................................            1               417,353.62              0.41
 5.751 -  6.000 ...................................................          139            36,304,013.60             35.63
 7.751 -  8.000 ...................................................            6             2,616,654.05              2.57
 9.751 - 10.000 ...................................................           21            11,152,429.69             10.95
10.751 - 11.000 ...................................................            2               773,498.46              0.76
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


Minimum: 5.000
Maximum: 11.000
Weighted Average: 6.027

                                    GROSS MARGINS OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                     RANGE OF GROSS MARGINS (%)                        MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1.501 - 1.750 .....................................................            2          $    929,048.48              0.91%
2.001 - 2.250 .....................................................           14             7,879,736.00              7.73
2.251 - 2.500 .....................................................           19             9,056,314.09              8.89
2.501 - 2.750 .....................................................           36            13,413,209.65             13.17
2.751 - 3.000 .....................................................           35            12,680,992.12             12.45
3.001 - 3.250 .....................................................           44            13,810,680.46             13.56
3.251 - 3.500 .....................................................           39            11,331,181.60             11.12
3.501 - 3.750 .....................................................           35             9,284,096.25              9.11
3.751 - 4.000 .....................................................           24             7,613,050.44              7.47
4.001 - 4.250 .....................................................           17             4,499,747.50              4.42
4.251 - 4.500 .....................................................           17             5,286,857.56              5.19
4.501 - 4.750 .....................................................            5             1,256,520.34              1.23
4.751 - 5.000 .....................................................           15             4,843,918.82              4.75
                                                                             ---          ---------------            ------
TOTAL:                                                                       302          $101,885,353.31            100.00%
 ..................................................................          ===          ===============            ======


Minimum: 1.750
Maximum: 5.000
Weighted Average: 3.291

                           MINIMUM MORTGAGE RATES OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                          RANGE OF MINIMUM                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1.501 - 1.750 .....................................................            3          $  1,904,048.48              1.87%
2.001 - 2.250 .....................................................           14             7,879,736.00              7.73
2.251 - 2.500 .....................................................           19             9,056,314.09              8.89
2.501 - 2.750 .....................................................           36            13,413,209.65             13.17
2.751 - 3.000 .....................................................           34            11,705,992.12             11.49
3.001 - 3.250 .....................................................           44            13,810,680.46             13.56
3.251 - 3.500 .....................................................           39            11,331,181.60             11.12
3.501 - 3.750 .....................................................           35             9,284,096.25              9.11
3.751 - 4.000 .....................................................           24             7,613,050.44              7.47
4.001 - 4.250 .....................................................           17             4,499,747.50              4.42
4.251 - 4.500 .....................................................           17             5,286,857.56              5.19
4.501 - 4.750 .....................................................            5             1,256,520.34              1.23
4.751 - 5.000 .....................................................           15             4,843,918.82              4.75
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


Minimum: 1.750
Maximum: 5.000
Weighted Average: 3.279

                           MAXIMUM MORTGAGE RATES OF THE GROUP VA MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                          RANGE OF MAXIMUM                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 9.501 -  9.750 ...................................................            1          $    507,637.14              0.50%
 9.751 - 10.000 ...................................................            5             3,374,207.35              3.31
10.001 - 10.250 ...................................................            2               872,619.27              0.86
10.251 - 10.500 ...................................................           13             6,062,084.95              5.95
10.501 - 10.750 ...................................................           13             5,952,297.76              5.84
10.751 - 11.000 ...................................................           30            13,225,152.45             12.98
11.001 - 11.250 ...................................................           22             6,948,176.28              6.82
11.251 - 11.500 ...................................................           25             8,013,809.57              7.87
11.501 - 11.750 ...................................................           32             9,625,797.43              9.45
11.751 - 12.000 ...................................................           32             9,495,553.87              9.32
12.001 - 12.250 ...................................................           25             6,273,924.87              6.16
12.251 - 12.500 ...................................................           26             6,903,247.11              6.78
12.501 - 12.750 ...................................................           19             4,859,245.01              4.77
12.751 - 13.000 ...................................................           19             6,103,000.72              5.99
13.001 - 13.250 ...................................................            9             2,613,140.60              2.56
13.251 - 13.500 ...................................................            9             2,998,659.20              2.94
13.501 - 13.750 ...................................................            3             1,059,925.27              1.04
13.751 - 14.000 ...................................................            8             2,992,945.07              2.94
14.001 - 14.250 ...................................................            7             3,230,430.94              3.17
15.001 - 15.250 ...................................................            2               773,498.46              0.76
                                                                             ---          ---------------            ------
TOTAL: ............................................................          302          $101,885,353.31            100.00%
                                                                             ===          ===============            ======


Minimum: 9.625
Maximum: 15.125
Weighted Average: 11.825

GROUP VB MORTGAGE LOAN CHARACTERISTICS

   Approximately 30.31% of the Group VB Mortgage Loans are Interest Only Loans. Approximately 11.81% of the Group VB Mortgage Loans had a loan-to-value ratio in excess of 80% at origination and were insured by mortgage insurance policies issued by various mortgage insurers. Approximately 34.17% of the Group VB Mortgage Loans are subject to Prepayment Charges.

   The average principal balance of the Group VB Mortgage Loans at origination was approximately $199,915.76. No Group VB Mortgage Loan had a principal balance at origination greater than approximately $633,250.00 or less than approximately $36,000.00. The average principal balance of the Group VB Mortgage Loans as of the Cut-off Date was approximately $199,331.64. No Group VB Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $631,680.60 or less than approximately $35,823.16.

   The Group VB Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 2.125% per annum to approximately 9.625% per annum, and the weighted average Mortgage Rate was approximately 6.064% per annum. As of the Cut-off Date, the Group VB Mortgage Loans had Gross Margins ranging from approximately 1.350% to approximately 7.500%, Minimum Mortgage Rates ranging from approximately 1.350% per annum to approximately 7.500% per annum and Maximum Mortgage Rates ranging from approximately 9.125% per annum to approximately 14.875% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 3.420%, the weighted average Minimum Mortgage Rate was approximately 3.420% per annum and the weighted average Maximum Mortgage Rate was approximately 11.510% per annum. The latest next Adjustment Date following the Cut-off Date on any Group VB Mortgage Loan occurs on June 1, 2009 and the weighted average next Adjustment Date for all of the Group VB Mortgage Loans following the Cut-off Date is August 3, 2006.

   The weighted average loan-to-value ratio of the Group VB Mortgage Loans at origination was approximately 79.257%. At origination, no Group VB Mortgage Loan had a loan-to-value ratio greater than approximately 95.000% or less than approximately 35.820%.

   The weighted average remaining term to stated maturity of the Group VB Mortgage Loans was approximately 356 months as of the Cut-off Date. None of the Group VB Mortgage Loans had a first due date prior to May 1, 2003 or will have a first due date after August 1, 2004 or will have a remaining term to stated maturity of less than 345 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group VB Mortgage Loan is July 1, 2034.

   As of the Cut-off Date, the non-zero weighted average credit score of the Group VB Mortgage Loans is approximately 697. No Group VB Mortgage Loan (for which the credit score is available) had a credit score as of the Cut-off Date greater than 803 or less than 536.

   The Group VB Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                                MORTGAGE PROGRAMS OF THE GROUP VB MORTGAGE LOANS


                            PERCENTAGE
                           BY AGGREGATE                                    MONTHS TO
                           CUT-OFF DATE                         CURRENT    NEXT RATE                FIRST     SUBSEQUENT
                             PRINCIPAL       CUT-OFF DATE      MORTGAGE    ADJUSTMENT    GROSS    PERIODIC     PERIODIC    LIFETIME
        PROGRAM              BALANCES      PRINCIPAL BALANCE     RATE         DATE      MARGIN    RATE CAP     RATE CAP    RATE CAP
 -----------------------   ------------    -----------------   --------    ----------   ------    --------    ----------   --------
2/1 LIBOR ..............        0.15%       $   129,795.38       7.375%        18        5.000%     3.000%      1.000%       5.000%
2/6 LIBOR ..............       69.17%       $58,047,464.34       6.086%        21        3.406%     3.000%      1.000%       5.232%
3/6 LIBOR ..............       13.88%       $11,644,180.66       6.498%        33        3.679%     3.023%      1.000%       5.108%
5/6 LIBOR ..............       11.72%       $ 9,838,067.35       6.658%        56        3.521%     5.290%      1.378%       5.405%
1 MO LIBOR .............        5.08%       $ 4,259,113.50       3.181%         1        2.613%     NONE         NONE        9.706%
                              ------        --------------       -----         --        -----                              ------
TOTAL ..................      100.00%       $83,918,621.23       6.064%        25        3.420%     3.286%      1.047%       5.462%
                              ======        ==============       =====         ==        =====      =====       =====       ======


                           CURRENT MORTGAGE RATES OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                          RANGE OF CURRENT                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                           MORTGAGE RATES (%)                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.001 - 2.250 .....................................................            4          $ 1,214,086.66               1.45%
2.751 - 3.000 .....................................................            1               95,334.41               0.11
3.001 - 3.250 .....................................................            2              611,276.69               0.73
3.251 - 3.500 .....................................................            2              510,443.82               0.61
3.501 - 3.750 .....................................................            4              939,338.93               1.12
3.751 - 4.000 .....................................................            2              591,444.46               0.70
4.001 - 4.250 .....................................................            4            1,074,501.92               1.28
4.251 - 4.500 .....................................................            3              716,254.33               0.85
4.501 - 4.750 .....................................................            7            1,587,764.29               1.89
4.751 - 5.000 .....................................................           23            5,265,799.63               6.27
5.001 - 5.250 .....................................................           22            4,573,084.48               5.45
5.251 - 5.500 .....................................................           31            6,008,133.37               7.16
5.501 - 5.750 .....................................................           45            9,121,561.94              10.87
5.751 - 6.000 .....................................................           44            8,306,489.38               9.90
6.001 - 6.250 .....................................................           39            9,052,833.30              10.79
6.251 - 6.500 .....................................................           31            6,583,360.16               7.84
6.501 - 6.750 .....................................................           42            7,936,218.38               9.46
6.751 - 7.000 .....................................................           34            6,313,240.64               7.52
7.001 - 7.250 .....................................................           20            3,645,887.14               4.34
7.251 - 7.500 .....................................................           26            3,996,479.93               4.76
7.501 - 7.750 .....................................................           12            2,428,844.43               2.89
7.751 - 8.000 .....................................................            9            1,341,285.05               1.60
8.001 - 8.250 .....................................................            3              551,549.64               0.66
8.251 - 8.500 .....................................................            4              451,254.35               0.54
8.501 - 8.750 .....................................................            3              465,382.64               0.55
8.751 - 9.000 .....................................................            1               89,781.28               0.11
9.251 - 9.500 .....................................................            2              336,614.61               0.40
9.501 - 9.750 .....................................................            1              110,375.35               0.13
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======

Minimum: 2.125
Maximum: 9.625
Weighted Average: 6.064

                       CURRENT NET MORTGAGE RATES OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                        RANGE OF CURRENT NET                              NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                           MORTGAGE RATES (%)                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1.751 - 2.000 .....................................................            4          $ 1,214,086.66               1.45%
2.501 - 2.750 .....................................................            1               95,334.41               0.11
2.751 - 3.000 .....................................................            2              611,276.69               0.73
3.001 - 3.250 .....................................................            2              510,443.82               0.61
3.251 - 3.500 .....................................................            4              939,338.93               1.12
3.501 - 3.750 .....................................................            2              591,444.46               0.70
3.751 - 4.000 .....................................................            4            1,074,501.92               1.28
4.001 - 4.250 .....................................................            3              716,254.33               0.85
4.251 - 4.500 .....................................................            7            1,587,764.29               1.89
4.501 - 4.750 .....................................................           23            5,265,799.63               6.27
4.751 - 5.000 .....................................................           22            4,573,084.48               5.45
5.001 - 5.250 .....................................................           31            6,008,133.37               7.16
5.251 - 5.500 .....................................................           45            9,121,561.94              10.87
5.501 - 5.750 .....................................................           44            8,306,489.38               9.90
5.751 - 6.000 .....................................................           39            9,052,833.30              10.79
6.001 - 6.250 .....................................................           31            6,583,360.16               7.84
6.251 - 6.500 .....................................................           42            7,936,218.38               9.46
6.501 - 6.750 .....................................................           34            6,313,240.64               7.52
6.751 - 7.000 .....................................................           20            3,645,887.14               4.34
7.001 - 7.250 .....................................................           26            3,996,479.93               4.76
7.251 - 7.500 .....................................................           12            2,428,844.43               2.89
7.501 - 7.750 .....................................................            9            1,341,285.05               1.60
7.751 - 8.000 .....................................................            3              551,549.64               0.66
8.001 - 8.250 .....................................................            4              451,254.35               0.54
8.251 - 8.500 .....................................................            3              465,382.64               0.55
8.501 - 8.750 .....................................................            1               89,781.28               0.11
9.001 - 9.250 .....................................................            2              336,614.61               0.40
9.251 - 9.500 .....................................................            1              110,375.35               0.13
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======

Minimum: 1.875
Maximum: 9.375
Weighted Average: 5.814

                PRINCIPAL BALANCES OF THE GROUP VB MORTGAGE LOANS AT ORIGINATION


                                                                                                                  PERCENTAGE BY
                     RANGE OF PRINCIPAL BALANCE                           NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          AT ORIGINATION ($)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 25,000.01 -  50,000.00 ...........................................            7          $   298,216.95               0.36%
 50,000.01 -  75,000.00 ...........................................           20            1,305,235.39               1.56
 75,000.01 - 100,000.00 ...........................................           36            3,239,882.15               3.86
100,000.01 - 125,000.00 ...........................................           46            5,214,484.56               6.21
125,000.01 - 150,000.00 ...........................................           38            5,187,571.41               6.18
150,000.01 - 175,000.00 ...........................................           32            5,159,769.00               6.15
175,000.01 - 200,000.00 ...........................................           36            6,758,191.07               8.05
200,000.01 - 225,000.00 ...........................................           44            9,412,063.22              11.22
225,000.01 - 250,000.00 ...........................................           35            8,230,576.05               9.81
250,000.01 - 275,000.00 ...........................................           37            9,722,159.98              11.59
275,000.01 - 350,000.00 ...........................................           77           23,600,355.31              28.12
350,000.01 - 450,000.00 ...........................................            8            3,032,465.50               3.61
450,000.01 - 550,000.00 ...........................................            2              948,711.63               1.13
550,000.01 - 650,000.00 ...........................................            3            1,808,939.01               2.16
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======

Minimum: 36,000.00
Maximum: 633,250.00
Average: 199,915.76

                  CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                       RANGE OF CUT-OFF DATE                              NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       PRINCIPAL BALANCES ($)                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 25,000.01 -  50,000.00 ...........................................            7          $   298,216.95               0.36%
 50,000.01 -  75,000.00 ...........................................           20            1,305,235.39               1.56
 75,000.01 - 100,000.00 ...........................................           36            3,239,882.15               3.86
100,000.01 - 125,000.00 ...........................................           47            5,339,359.37               6.36
125,000.01 - 150,000.00 ...........................................           37            5,062,696.60               6.03
150,000.01 - 175,000.00 ...........................................           33            5,333,895.06               6.36
175,000.01 - 200,000.00 ...........................................           36            6,783,930.98               8.08
200,000.01 - 225,000.00 ...........................................           43            9,212,197.25              10.98
225,000.01 - 250,000.00 ...........................................           35            8,230,576.05               9.81
250,000.01 - 275,000.00 ...........................................           38            9,996,739.19              11.91
275,000.01 - 350,000.00 ...........................................           76           23,325,776.10              27.80
350,000.01 - 450,000.00 ...........................................            8            3,032,465.50               3.61
450,000.01 - 550,000.00 ...........................................            2              948,711.63               1.13
550,000.01 - 650,000.00 ...........................................            3            1,808,939.01               2.16
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======

Minimum: 35,823.16
Maximum: 631,680.60
Weighted Average: 199,331.64

                                   ORIGINAL TERMS OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                              RANGE OF                                    NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       ORIGINAL TERMS (MONTHS)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
360 ...............................................................          421          $83,918,621.23             100.00%
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======

Minimum: 360
Maximum: 360
Weighted Average: 360

                           STATED REMAINING TERMS OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                     RANGE OF STATED REMAINING                            NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            TERMS (MONTHS)                             MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
300 - 360 .........................................................          421          $83,918,621.23             100.00%
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======

Minimum: 345
Maximum: 360
Weighted Average: 356

                         MONTHS SINCE ORIGINATION OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      MONTHS SINCE ORIGINATION                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................            1          $   231,000.00               0.28%
1 .................................................................           38            6,767,445.07               8.06
2 .................................................................          141           30,656,796.18              36.53
3 .................................................................           72           14,668,540.25              17.48
4-6 ...............................................................          105           19,703,735.74              23.48
7-9 ...............................................................           60           10,827,758.85              12.90
10-12 .............................................................            2              548,704.16               0.65
Greater than or equal to 13 .......................................            2              514,640.98               0.61
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======

Minimum: 0
Maximum: 15
Weighted Average: 4

                      ORIGINAL INTEREST ONLY TERM OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                         ORIGINAL INTEREST                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          ONLY TERM (MONTHS)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................          322          $58,484,054.08              69.69%
24 ................................................................           48           12,322,459.74              14.68
36 ................................................................            7            1,578,600.00               1.88
60 ................................................................           23            6,267,504.36               7.47
120 ...............................................................           21            5,266,003.05               6.28
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======


As of the Cut-off Date, the non-zero weighted average original interest only term of the Group VB Mortgage Loans was approximately 53 months.

                     PREPAY PENALTY ORIGINAL TERM OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                           PREPAY PENALTY                                 NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                        ORIGINAL TERM (MONTHS)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................          261          $55,247,284.01              65.83%
6 .................................................................            7            1,377,151.92               1.64
12 ................................................................           19            4,293,084.66               5.12
24 ................................................................           98           17,133,309.28              20.42
36 ................................................................           29            4,136,147.31               4.93
60 ................................................................            7            1,731,644.04               2.06
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======


As of the Cut-off Date, the non-zero weighted average prepay penalty original term of the Group VB Mortgage Loans was approximately 25 months.

                                    CREDIT SCORES OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       RANGE OF CREDIT SCORES                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
  0 - 580 .........................................................            1          $    84,000.00               0.10%
581 - 600 .........................................................            1              123,746.53               0.15
601 - 620 .........................................................           10            1,978,650.71               2.36
621 - 640 .........................................................           58           10,377,316.62              12.37
641 - 660 .........................................................           33            6,182,758.97               7.37
661 - 680 .........................................................           57           11,782,370.79              14.04
681 - 700 .........................................................           72           13,176,114.26              15.70
701 - 720 .........................................................           63           14,021,252.11              16.71
721 - 740 .........................................................           54           11,509,766.75              13.72
741 - 760 .........................................................           38            7,717,823.49               9.20
761 - 780 .........................................................           26            5,204,788.25               6.20
781 - 800 .........................................................            7            1,548,584.42               1.85
801 - 820 .........................................................            1              211,448.34               0.25
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======

Minimum: 536
Maximum: 803
Weighted Average: 697

                    ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                     RANGE OF ORIGINAL LTV (%)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Less than or equal to 50.000 ......................................            9          $ 2,001,494.97               2.39%
50.001 - 55.000 ...................................................            3              533,178.00               0.64
55.001 - 60.000 ...................................................           10            1,847,432.04               2.20
60.001 - 65.000 ...................................................            1              222,147.00               0.26
65.001 - 70.000 ...................................................           30            4,889,123.93               5.83
70.001 - 75.000 ...................................................           27            4,517,470.84               5.38
75.001 - 80.000 ...................................................          260           54,581,274.74              65.04
80.001 - 85.000 ...................................................            9            2,758,087.70               3.29
85.001 - 90.000 ...................................................           51            8,602,248.47              10.25
90.001 - 95.000 ...................................................           21            3,966,163.55               4.73
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======

Minimum: 35.820
Maximum: 95.000
Weighted Average: 79.257

                               DOCUMENTATION TYPE OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         DOCUMENTATION TYPE                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Full (I-A) ........................................................           99          $17,092,141.62              20.37%
Alternate (I-A) ...................................................            2              277,139.53               0.33
Reduced with VOA (A-SI) ...........................................          123           26,648,099.24              31.75
Reduced with VOI (I-SA) ...........................................            3              698,615.93               0.83
No Ratio (A-NI) ...................................................           62           13,345,240.31              15.90
None (NI-NA) ......................................................           52           10,117,108.05              12.06
Stated/Stated with Vvoe (S-S) .....................................           80           15,740,276.55              18.76
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======


                                     LOAN PURPOSE OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            LOAN PURPOSE                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Purchase ..........................................................          323          $63,933,907.35              76.19%
Rate/Term Refinance ...............................................           31            6,706,683.37               7.99
Cash Out/Equity Refinance .........................................           67           13,278,030.51              15.82
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======


                                 OCCUPANCY STATUS OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          OCCUPANCY STATUS                             MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Owner-Occupied ....................................................          235          $53,215,286.37              63.41%
Second Home .......................................................           18            3,227,978.26               3.85
Investor ..........................................................          168           27,475,356.59              32.74
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======

                                    PROPERTY TYPE OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                           PROPERTY TYPE                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Single Family Detached .............................................         231          $45,175,020.75              53.83%
2-Family ...........................................................          43            9,382,712.99              11.18
3-Family ...........................................................          41            7,556,471.49               9.00
4-Family ...........................................................          18            4,912,783.07               5.85
PUD ................................................................          43            8,826,984.26              10.52
Cooperative ........................................................           4              306,235.23               0.36
Condominium ........................................................          41            7,758,413.43               9.25
                                                                             ---          --------------             ------
TOTAL: .............................................................         421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======


                          GEOGRAPHIC DISTRIBUTION OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      GEOGRAPHIC DISTRIBUTION                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
California ........................................................          129          $31,970,436.70              38.10%
Massachusetts .....................................................           52           11,120,129.94              13.25
New York ..........................................................           36            8,728,696.55              10.40
New Jersey ........................................................           29            6,002,414.40               7.15
Florida ...........................................................           27            4,604,665.66               5.49
Nevada ............................................................           20            3,719,844.42               4.43
Connecticut .......................................................           19            2,334,339.48               2.78
Pennsylvania ......................................................           19            2,257,646.04               2.69
Illinois ..........................................................            7            1,642,344.64               1.96
New Hampshire .....................................................            9            1,415,002.66               1.69
Other .............................................................           74           10,123,100.73              12.06
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======


              MONTHS TO NEXT RATE ADJUSTMENT DATE OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                           MONTHS TO NEXT                                 NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         RATE ADJUSTMENT DATE                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1 .................................................................           16          $ 4,259,113.50               5.08%
12-17 .............................................................           39            7,187,591.31               8.56
18-23 .............................................................          256           50,758,668.41              60.49
24-29 .............................................................            6              857,394.72               1.02
30-35 .............................................................           63           11,017,785.94              13.13
48-53 .............................................................           13            2,300,902.00               2.74
54-59 .............................................................           28            7,537,165.35               8.98
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======

Minimum: 1
Maximum: 59
Weighted Average: 25

                         FIRST PERIODIC RATE CAPS OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                              RANGE OF                                    NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                     FIRST PERIODIC RATE CAPS (%)                      MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0.000 - 1.750 .....................................................           16          $ 4,259,113.50               5.08%
1.751 - 2.000 .....................................................            1              305,577.43               0.36
2.751 - 3.000 .....................................................          364           69,667,227.04              83.02
4.751 - 5.000 .....................................................           27            5,967,723.10               7.11
5.751 - 6.000 .....................................................           13            3,718,980.15               4.43
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======

Minimum: 0.000
Maximum: 6.000
Non-Zero Weighted Average: 3.286

                    SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                        RANGE OF SUBSEQUENT                               NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                        PERIODIC RATE CAPS (%)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0.000 - 0.750 .....................................................           16          $ 4,259,113.50               5.08%
0.751 - 1.000 .....................................................          392           75,940,527.58              90.49

1.751 - 2.000 .....................................................          13             3,718,980.15               4.43
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======

Minimum: 0.000
Maximum: 6.000
Non-Zero Weighted Average: 1.047

                               LIFETIME RATE CAPS OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                         RANGE OF LIFETIME                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            RATE CAPS (%)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 4.751 -  5.000 ...................................................          326          $60,843,944.76               72.5%
 5.001 -  5.250 ...................................................            1              282,787.72               0.34
 5.251 -  5.500 ...................................................            1              185,183.11               0.22
 5.751 -  6.000 ...................................................           76           18,042,014.71              21.50
 6.751 -  7.000 ...................................................            1              305,577.43               0.36
 7.751 -  8.000 ...................................................            3              784,514.95               0.93
 9.751 - 10.000 ...................................................           12            3,159,241.32               3.76
10.751 - 11.000 ...................................................            1              315,357.23               0.38
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======

Minimum: 5.000
Maximum: 11.000
Weighted Average: 5.462

                                    GROSS MARGINS OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                     RANGE OF GROSS MARGINS (%)                        MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1.251 - 1.500 .....................................................            1          $   184,000.00               0.22%
1.501 - 1.750 .....................................................            1               95,334.41               0.11
1.751 - 2.000 .....................................................            2              611,276.69               0.73
2.001 - 2.250 .....................................................           35            7,984,581.76               9.51
2.251 - 2.500 .....................................................           34            7,426,815.81               8.85
2.501 - 2.750 .....................................................           42            8,733,943.41              10.41
2.751 - 3.000 .....................................................           34            6,375,818.53               7.60
3.001 - 3.250 .....................................................           49            9,860,646.66              11.75
3.251 - 3.500 .....................................................           53           12,089,762.23              14.41
3.501 - 3.750 .....................................................           34            6,580,969.51               7.84
3.751 - 4.000 .....................................................           24            5,236,955.56               6.24
4.001 - 4.250 .....................................................           20            3,678,483.54               4.38
4.251 - 4.500 .....................................................           18            3,168,990.55               3.78
4.501 - 4.750 .....................................................            8            1,639,154.06               1.95
4.751 - 5.000 .....................................................           62            9,487,954.06              11.31
5.501 - 5.750 .....................................................            2              488,232.25               0.58
6.751 - 7.000 .....................................................            1              191,702.20               0.23
7.251 - 7.500 .....................................................            1               84,000.00               0.10
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======

Minimum: 1.350
Maximum: 7.500
Weighted Average: 3.420

                           MINIMUM MORTGAGE RATES OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                          RANGE OF MINIMUM                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1.251 - 1.500 .....................................................            1          $   184,000.00               0.22%
1.501 - 1.750 .....................................................            1               95,334.41               0.11
1.751 - 2.000 .....................................................            2              611,276.69               0.73
2.001 - 2.250 .....................................................           35            7,984,581.76               9.51
2.251 - 2.500 .....................................................           34            7,426,815.81               8.85
2.501 - 2.750 .....................................................           42            8,733,943.41              10.41
2.751 - 3.000 .....................................................           34            6,375,818.53               7.60
3.001 - 3.250 .....................................................           49            9,860,646.66              11.75
3.251 - 3.500 .....................................................           53           12,089,762.23              14.41
3.501 - 3.750 .....................................................           34            6,580,969.51               7.84
3.751 - 4.000 .....................................................           24            5,236,955.56               6.24
4.001 - 4.250 .....................................................           20            3,678,483.54               4.38
4.251 - 4.500 .....................................................           18            3,168,990.55               3.78
4.501 - 4.750 .....................................................            8            1,639,154.06               1.95
4.751 - 5.000 .....................................................           62            9,487,954.06              11.31
5.501 - 5.750 .....................................................            2              488,232.25               0.58
6.751 - 7.000 .....................................................            1              191,702.20               0.23
7.251 - 7.500 .....................................................            1               84,000.00               0.10
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======

Minimum: 1.350
Maximum: 7.500
Weighted Average: 3.420

                           MAXIMUM MORTGAGE RATES OF THE GROUP VB MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                          RANGE OF MAXIMUM                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          MORTGAGE RATES (%)                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 9.001 -  9.250 ...................................................            2          $   498,582.51               0.59%
 9.251 -  9.500 ...................................................            1              268,000.00               0.32
 9.501 -  9.750 ...................................................            6            1,421,245.17               1.69
 9.751 - 10.000 ...................................................           20            4,468,805.90               5.33
10.001 - 10.250 ...................................................           14            2,738,300.69               3.26
10.251 - 10.500 ...................................................           24            4,582,553.97               5.46
10.501 - 10.750 ...................................................           40            7,748,111.11               9.23
10.751 - 11.000 ...................................................           41            7,937,484.74               9.46
11.001 - 11.250 ...................................................           34            7,530,160.59               8.97
11.251 - 11.500 ...................................................           32            6,370,196.52               7.59
11.501 - 11.750 ...................................................           40            7,776,591.29               9.27
11.751 - 12.000 ...................................................           43            8,315,922.12               9.91
12.001 - 12.250 ...................................................           36            7,992,806.98               9.52
12.251 - 12.500 ...................................................           31            5,488,438.78               6.54
12.501 - 12.750 ...................................................           23            4,872,810.62               5.81
12.751 - 13.000 ...................................................            9            1,131,042.03               1.35
13.001 - 13.250 ...................................................            5            1,055,949.64               1.26
13.251 - 13.500 ...................................................            7            1,056,196.36               1.26
13.501 - 13.750 ...................................................            3              576,352.43               0.69
13.751 - 14.000 ...................................................            3              681,225.74               0.81
14.001 - 14.250 ...................................................            1              255,919.42               0.30
14.251 - 14.500 ...................................................            3              651,971.84               0.78
14.501 - 14.750 ...................................................            2              194,375.35               0.23
14.751 - 15.000 ...................................................            1              305,577.43               0.36
                                                                             ---          --------------             ------
TOTAL: ............................................................          421          $83,918,621.23             100.00%
                                                                             ===          ==============             ======

Minimum: 9.125
Maximum: 14.875
Weighted Average: 11.510

GROUP V MORTGAGE LOAN CHARACTERISTICS

   Approximately 38.04% of the Group V Mortgage Loans are Interest Only Loans. Approximately 8.57% of the Group V Mortgage Loans had a loan-to-value ratio in excess of 80% at origination and were insured by mortgage insurance policies issued by various mortgage insurers. Approximately 46.80% of the Group V Mortgage Loans are subject to Prepayment Charges.

   The average principal balance of the Group V Mortgage Loans at origination was approximately $257,776.74 No Group V Mortgage Loan had a principal balance at origination greater than approximately $1,070,000.00 or less than approximately $36,000.00. The average principal balance of the Group V Mortgage Loans as of the Cut-off Date was approximately $256,990.28. No Group V Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $1,063,951.15 or less than approximately $35,823.16.

   The Group V Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 2.125% per annum to approximately 9.625% per annum, and the weighted average Mortgage Rate was approximately 5.965% per annum. As of the Cut-off Date, the Group V Mortgage Loans had Gross Margins ranging from approximately 1.350% to approximately 7.500%, Minimum Mortgage Rates ranging from approximately 1.350% per annum to approximately 7.500% per annum and Maximum Mortgage Rates ranging from approximately 9.125% per annum to approximately 15.125% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 3.349%, the weighted average Minimum Mortgage Rate was approximately 3.343% per annum and the weighted average Maximum Mortgage Rate was approximately 11.683% per annum. The latest next Adjustment Date following the Cut-off Date on any Group V Mortgage Loan occurs on June 1, 2009 and the weighted average next Adjustment Date for all of the Group V Mortgage Loans following the Cut-off Date is May 30, 2006.

   The weighted average loan-to-value ratio of the Group V Mortgage Loans at origination was approximately 77.755%. At origination, no Group V Mortgage Loan had a loan-to-value ratio greater than approximately 95.000% or less than approximately 35.820%.

   The weighted average remaining term to stated maturity of the Group V Mortgage Loans was approximately 356 months as of the Cut-off Date. None of the Group V Mortgage Loans had a first due date prior to May 1, 2003 or will have a first due date after August 1, 2004 or will have a remaining term to stated maturity of less than 345 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group V Mortgage Loan is July 1, 2034.

   As of the Cut-off Date, the non-zero weighted average credit score of the Group V Mortgage Loans is approximately 696. No Group V Mortgage Loan (for which the credit score is available) had a credit score as of the Cut-off Date greater than 803 or less than 536.

   The Group V Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                                 MORTGAGE PROGRAMS OF THE GROUP V MORTGAGE LOANS


                               PERCENTAGE
                                   BY
                                AGGREGATE
                                 CUT-OFF                                   MONTHS TO
                                  DATE        CUT-OFF DATE      CURRENT    NEXT RATE                FIRST     SUBSEQUENT
                                PRINCIPAL       PRINCIPAL      MORTGAGE    ADJUSTMENT    GROSS    PERIODIC     PERIODIC    LIFETIME
          PROGRAM               BALANCES         BALANCE         RATE         DATE      MARGIN    RATE CAP     RATE CAP    RATE CAP
 ---------------------------   ----------    ---------------   --------    ----------   ------    --------    ----------   --------
2/1 LIBOR ..................       0.07%     $    129,795.38     7.375%        18        5.000%     3.000%      1.000%       5.000%
2/6 LIBOR ..................      66.25%     $123,095,602.13     6.162%        21        3.400%     3.008%      1.000%       5.366%
3/1 LIBOR ..................       0.58%     $  1,086,250.00     5.515%        31        2.338%     2.000%      2.000%       6.000%
3/6 LIBOR ..................      12.75%     $ 23,681,075.61     6.353%        32        3.476%     3.011%      1.000%       5.119%
5/6 LIBOR ..................       9.69%     $ 17,998,941.66     6.682%        56        3.580%     5.221%      1.269%       5.284%
1 MO LIBOR .................      10.12%     $ 18,801,695.69     3.556%         1        2.677%      NONE        NONE        9.696%
6 MO LIBOR .................       0.54%     $  1,010,614.07     5.143%         5        3.402%     1.000%      1.000%       6.000%
                                 ------      ---------------     -----         --       ------      -----       -----        -----
TOTAL ......................     100.00%     $185,803,974.54     5.965%        24        3.349%     3.228%      1.035%       5.772%
                                 ======      ===============     =====         ==       ======      =====       =====        =====


                            CURRENT MORTGAGE RATES OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                          RANGE OF CURRENT                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         MORTGAGE RATES (%)                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
2.001 - 2.250 .....................................................            6          $  2,088,328.50              1.12%
2.751 - 3.000 .....................................................            4             1,658,260.70              0.89
3.001 - 3.250 .....................................................            2               611,276.69              0.33
3.251 - 3.500 .....................................................            6             2,596,861.92              1.40
3.501 - 3.750 .....................................................            9             2,942,898.31              1.58
3.751 - 4.000 .....................................................            7             3,226,444.46              1.74
4.001 - 4.250 .....................................................           15             6,962,575.65              3.75
4.251 - 4.500 .....................................................            3               716,254.33              0.39
4.501 - 4.750 .....................................................            9             3,023,299.72              1.63
4.751 - 5.000 .....................................................           30             9,551,756.97              5.14
5.001 - 5.250 .....................................................           26             5,676,703.76              3.06
5.251 - 5.500 .....................................................           52            14,079,768.46              7.58
5.501 - 5.750 .....................................................           69            17,210,258.59              9.26
5.751 - 6.000 .....................................................           88            21,259,081.83             11.44
6.001 - 6.250 .....................................................           77            19,918,828.31             10.72
6.251 - 6.500 .....................................................           65            16,281,118.61              8.76
6.501 - 6.750 .....................................................           75            17,397,686.51              9.36
6.751 - 7.000 .....................................................           58            15,124,964.65              8.14
7.001 - 7.250 .....................................................           36             8,384,133.88              4.51
7.251 - 7.500 .....................................................           40             8,118,469.12              4.37
7.501 - 7.750 .....................................................           16             3,668,564.54              1.97
7.751 - 8.000 .....................................................           15             3,108,204.64              1.67
8.001 - 8.250 .....................................................            3               551,549.64              0.30
8.251 - 8.500 .....................................................            4               451,254.35              0.24
8.501 - 8.750 .....................................................            4               658,659.18              0.35
8.751 - 9.000 .....................................................            1                89,781.28              0.05
9.251 - 9.500 .....................................................            2               336,614.61              0.18
9.501 - 9.750 .....................................................            1               110,375.35              0.06
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


Minimum: 2.125
Maximum: 9.625
Weighted Average: 5.965

                        CURRENT NET MORTGAGE RATES OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                        RANGE OF CURRENT NET                              NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         MORTGAGE RATES (%)                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1.751 - 2.000 .....................................................            6          $  2,088,328.50              1.12%
2.501 - 2.750 .....................................................            4             1,658,260.70              0.89
2.751 - 3.000 .....................................................            2               611,276.69              0.33
3.001 - 3.250 .....................................................            6             2,596,861.92              1.40
3.251 - 3.500 .....................................................            9             2,942,898.31              1.58
3.501 - 3.750 .....................................................            7             3,226,444.46              1.74
3.751 - 4.000 .....................................................           15             6,962,575.65              3.75
4.001 - 4.250 .....................................................            3               716,254.33              0.39
4.251 - 4.500 .....................................................            9             3,023,299.72              1.63
4.501 - 4.750 .....................................................           30             9,551,756.97              5.14
4.751 - 5.000 .....................................................           26             5,676,703.76              3.06
5.001 - 5.250 .....................................................           52            14,079,768.46              7.58
5.251 - 5.500 .....................................................           69            17,210,258.59              9.26
5.501 - 5.750 .....................................................           88            21,259,081.83             11.44
5.751 - 6.000 .....................................................           77            19,918,828.31             10.72
6.001 - 6.250 .....................................................           65            16,281,118.61              8.76
6.251 - 6.500 .....................................................           75            17,397,686.51              9.36
6.501 - 6.750 .....................................................           58            15,124,964.65              8.14
6.751 - 7.000 .....................................................           36             8,384,133.88              4.51
7.001 - 7.250 .....................................................           40             8,118,469.12              4.37
7.251 - 7.500 .....................................................           16             3,668,564.54              1.97
7.501 - 7.750 .....................................................           15             3,108,204.64              1.67
7.751 - 8.000 .....................................................            3               551,549.64              0.30
8.001 - 8.250 .....................................................            4               451,254.35              0.24
8.251 - 8.500 .....................................................            4               658,659.18              0.35
8.501 - 8.750 .....................................................            1                89,781.28              0.05
9.001 - 9.250 .....................................................            2               336,614.61              0.18
9.251 - 9.500 .....................................................            1               110,375.35              0.06
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


Minimum: 1.875
Maximum: 9.375
Weighted Average: 5.715

                 PRINCIPAL BALANCES OF THE GROUP V MORTGAGE LOANS AT ORIGINATION


                                                                                                                  PERCENTAGE BY
                     RANGE OF PRINCIPAL BALANCE                           NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         AT ORIGINATION ($)                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 25,000.01 - 50,000.00 ............................................            7          $    298,216.95              0.16%
 50,000.01 - 75,000.00 ............................................           22             1,434,572.17              0.77
 75,000.01 - 100,000.00 ...........................................           59             5,243,630.58              2.82
100,000.01 - 125,000.00 ...........................................           77             8,674,235.29              4.67
125,000.01 - 150,000.00 ...........................................           54             7,322,436.16              3.94
150,000.01 - 175,000.00 ...........................................           45             7,295,653.79              3.93
175,000.01 - 200,000.00 ...........................................           50             9,374,554.89              5.05
200,000.01 - 225,000.00 ...........................................           59            12,596,282.10              6.78
225,000.01 - 250,000.00 ...........................................           42             9,869,133.09              5.31
250,000.01 - 275,000.00 ...........................................           53            13,935,061.95              7.50
275,000.01 - 350,000.00 ...........................................           93            28,774,670.56             15.49
350,000.01 - 450,000.00 ...........................................           76            29,873,388.06             16.08
450,000.01 - 550,000.00 ...........................................           42            20,860,815.81             11.23
550,000.01 - 650,000.00 ...........................................           27            16,182,160.70              8.71
650,000.01 - 750,000.00 ...........................................            6             4,198,767.47              2.26
750,000.01 - 850,000.00 ...........................................            4             3,098,449.48              1.67
850,000.01 - 950,000.00 ...........................................            3             2,675,394.33              1.44
Greater than or equal to 950,000.01 ...............................            4             4,096,551.15              2.20
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


Minimum: 36,000.00
Maximum: 1,070.000.00
Average: 257,776.74

                   CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                       RANGE OF CUT-OFF DATE                              NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       PRINCIPAL BALANCES (%)                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 25,000.01 - 50,000.00 ............................................            7          $    298,216.95              0.16%
 50,000.01 - 75,000.00 ............................................           22             1,434,572.17              0.77
 75,000.01 - 100,000.00 ...........................................           59             5,243,630.58              2.82
100,000.01 - 125,000.00 ...........................................           79             8,923,967.79              4.80
125,000.01 - 150,000.00 ...........................................           52             7,072,703.67              3.81
150,000.01 - 175,000.00 ...........................................           46             7,469,779.86              4.02
175,000.01 - 200,000.00 ...........................................           50             9,400,294.80              5.06
200,000.01 - 225,000.00 ...........................................           58            12,396,416.13              6.67
225,000.01 - 250,000.00 ...........................................           42             9,869,133.09              5.31
250,000.01 - 275,000.00 ...........................................           54            14,209,641.16              7.65
275,000.01 - 350,000.00 ...........................................           94            29,198,631.07             15.71
350,000.01 - 450,000.00 ...........................................           75            29,624,848.34             15.94
450,000.01 - 550,000.00 ...........................................           42            20,960,392.23             11.28
550,000.01 - 650,000.00 ...........................................           26            15,632,584.28              8.41
650,000.01 - 750,000.00 ...........................................            6             4,198,767.47              2.26
750,000.01 - 850,000.00 ...........................................            4             3,098,449.48              1.67
850,000.01 - 950,000.00 ...........................................            3             2,675,394.33              1.44
Greater than or equal to 950,000.01 ...............................            4             4,096,551.15              2.20
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


Minimum: 35,823.16
Maximum: 1,063,951.15
Weighted Average: 256,990.28

                                    ORIGINAL TERMS OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                              RANGE OF                                    NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      ORIGINAL TERMS (MONTHS)                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
360 ...............................................................          723          $185,803,974.54            100.00%
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


Minimum: 360
Maximum: 360
Weighted Average: 360

                            STATED REMAINING TERMS OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                     RANGE OF STATED REMAINING                            NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                           TERMS (MONTHS)                              MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
300 - 360 .........................................................          723          $185,803,974.54            100.00%
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


Minimum: 345
Maximum: 360
Weighted Average: 356

                          MONTHS SINCE ORIGINATION OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      MONTHS SINCE ORIGINATION                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................            3          $  1,075,130.00              0.58%
1 .................................................................           83            20,410,318.68             10.98
2 .................................................................          219            57,470,567.47             30.93
3 .................................................................          131            33,914,092.06             18.25
4-6 ...............................................................          194            47,623,413.46             25.63
7-9 ...............................................................           83            21,143,715.80             11.38
10-12 .............................................................            3             1,060,302.20              0.57
Greater than or equal to 13 .......................................            7             3,106,434.87              1.67
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


Minimum: 0
Maximum: 15
Weighted Average: 4

                       ORIGINAL INTEREST ONLY TERM OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                         ORIGINAL INTEREST                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         ONLY TERM (MONTHS)                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................          483          $115,123,455.15             61.96%
24 ................................................................          140            36,575,868.31             19.69
36 ................................................................           16             4,684,803.78              2.52
60 ................................................................           57            20,378,139.10             10.97
120 ...............................................................           27             9,041,708.20              4.87
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


As of the Cut-off Date, the non-zero weighted average original interest only term of the Group V Mortgage Loans was approximately 47 months.

                      PREPAY PENALTY ORIGINAL TERM OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                           PREPAY PENALTY                                 NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       ORIGINAL TERM (MONTHS)                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0 .................................................................          353          $ 98,849,865.23             53.20%
6 .................................................................           40             9,639,082.83              5.19
12 ................................................................           25             7,142,004.09              3.84
24 ................................................................          222            48,498,285.98             26.10
36 ................................................................           52             9,752,077.70              5.25
60 ................................................................           31            11,922,658.71              6.42
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


As of the Cut-off Date, the non-zero weighted average prepay penalty original term of the Group V Mortgage Loans was approximately 27 months.

                                     CREDIT SCORES OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       RANGE OF CREDIT SCORES                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
  0 - 580 .........................................................            1          $     84,000.00              0.05%
581 - 600 .........................................................            1               123,746.53              0.07
601 - 620 .........................................................           12             2,399,625.23              1.29
621 - 640 .........................................................           96            22,060,675.28             11.87
641 - 660 .........................................................           65            16,998,923.13              9.15
661 - 680 .........................................................          107            30,232,444.85             16.27
681 - 700 .........................................................          121            30,426,160.96             16.38
701 - 720 .........................................................          111            29,075,313.87             15.65
721 - 740 .........................................................           83            21,896,398.21             11.78
741 - 760 .........................................................           70            18,086,598.33              9.73
761 - 780 .........................................................           42            10,451,792.93              5.63
781 - 800 .........................................................           13             3,756,846.90              2.02
801 - 820 .........................................................            1               211,448.34              0.11
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


Minimum: 536
Maximum: 803
Weighted Average: 696

                     ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                     RANGE OF ORIGINAL LTV (%)                         MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Less than or equal to 50.000 ......................................           11          $  2,638,457.89              1.42%
50.001 - 55.000 ...................................................            3               533,178.00              0.29
55.001 - 60.000 ...................................................           11             2,297,432.04              1.24
60.001 - 65.000 ...................................................           11             5,865,820.78              3.16
65.001 - 70.000 ...................................................           52            14,476,183.75              7.79
70.001 - 75.000 ...................................................          167            39,575,036.23             21.30
75.001 - 80.000 ...................................................          366            97,734,798.08             52.60
80.001 - 85.000 ...................................................           12             3,959,415.30              2.13
85.001 - 90.000 ...................................................           66            13,758,471.15              7.40
90.001 - 95.000 ...................................................           24             4,965,181.32              2.67
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


Minimum: 35.820
Maximum: 95.000
Weighted Average: 77.755

                                DOCUMENTATION TYPE OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         DOCUMENTATION TYPE                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Full (I-A) ........................................................          154          $ 36,494,628.06             19.64%
Alternate (I-A) ...................................................            2               277,139.53              0.15
Reduced with VOA (A-SI) ...........................................          262            68,234,890.39             36.72
Reduced with VOI (I-SA) ...........................................            5               968,073.51              0.52
No Ratio (A-NI) ...................................................          110            30,069,288.95             16.18
None (NI-NA) ......................................................           67            16,731,192.30              9.00
Stated/Stated with Vvoe (S-S) .....................................          123            33,028,761.81             17.78
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


                                      LOAN PURPOSE OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                            LOAN PURPOSE                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Purchase ..........................................................          536          $130,606,145.36             70.29%
Rate/Term Refinance ...............................................           62            18,901,468.76             10.17
Cash Out/Equity Refinance .........................................          125            36,296,360.42             19.53
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


                                  OCCUPANCY STATUS OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                          OCCUPANCY STATUS                             MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Owner-Occupied ....................................................          443          $131,738,162.24             70.90%
Second Home .......................................................           29             7,952,744.63              4.28
Investor ..........................................................          251            46,113,067.68             24.82
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======

                                     PROPERTY TYPE OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                           PROPERTY TYPE                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
Single Family Detached ............................................          410          $105,281,619.89             56.66%
2-Family ..........................................................           64            16,736,913.98              9.01
3-Family ..........................................................           63            14,451,373.53              7.78
4-Family ..........................................................           29             8,764,367.12              4.72
PUD ...............................................................           97            27,590,903.65             14.85
Cooperative .......................................................            4               306,235.23              0.16
Condominium .......................................................           56            12,672,561.15              6.82
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


                           GEOGRAPHIC DISTRIBUTION OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                      GEOGRAPHIC DISTRIBUTION                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
California .......................................................           243          $ 75,086,329.99             40.41%
Massachusetts ....................................................            69            18,140,313.66              9.76
New York .........................................................            56            18,080,805.28              9.73
Florida ..........................................................            66            14,136,598.89              7.61
New Jersey .......................................................            39            11,481,336.84              6.18
Nevada ...........................................................            32             8,065,275.96              4.34
Illinois .........................................................            21             4,868,860.06              2.62
Arizona ..........................................................            21             4,488,146.25              2.42
Connecticut ......................................................            23             3,710,063.52              2.00
Colorado .........................................................            16             3,031,248.47              1.63
Other ............................................................           137            24,714,995.63             13.30
                                                                             ---          ---------------            ------
TOTAL: ...........................................................           723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


               MONTHS TO NEXT RATE ADJUSTMENT DATE OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                           MONTHS TO NEXT                                 NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                        RATE ADJUSTMENT DATE                           MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1 .................................................................           45          $ 18,801,695.69             10.12%
3-5 ...............................................................            2             1,010,614.07              0.54
12-17 .............................................................           47            10,640,400.48              5.73
18-23 .............................................................          456           111,509,867.02             60.01
24-29 .............................................................           15             4,676,303.04              2.52
30-35 .............................................................           92            21,166,152.57             11.39
48-53 .............................................................           17             4,375,981.67              2.36
54-59 .............................................................           49            13,622,959.99              7.33
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


Minimum: 1
Maximum: 59
Weighted Average: 24

                          FIRST PERIODIC RATE CAPS OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                      RANGE OF FIRST PERIODIC                             NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                           RATE CAPS (%)                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0.000 - 0.750 .....................................................           45          $ 18,801,695.69             10.12%
0.751 - 1.000 .....................................................            2             1,010,614.07              0.54
1.751 - 2.000 .....................................................            3             1,391,827.43              0.75
2.751 - 3.000 .....................................................          607           146,279,759.78             78.73
4.751 - 5.000 .....................................................           51            13,478,597.39              7.25
5.751 - 6.000 .....................................................           15             4,841,480.18              2.61
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


Minimum: 0.000
Maximum: 6.000
Non-Zero Weighted Average: 3.228

                     SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                        RANGE OF SUBSEQUENT                               NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                       PERIODIC RATE CAPS (%)                          MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
0.000 - 0.750 .....................................................           45          $ 18,801,695.69             10.12%
0.751 - 1.000 .....................................................          661           161,074,548.67             86.69
1.751 - 2.000 .....................................................           17             5,927,730.18              3.19
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


Minimum: 0.000
Maximum: 2.000
Non-Zero Weighted Average: 1.035

                                LIFETIME RATE CAPS OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                         RANGE OF LIFETIME                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                           RATE CAPS (%)                               MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 4.751 - 5.000 ....................................................          459          $111,465,348.67             59.99%
 5.001 - 5.250 ....................................................            2               700,141.34              0.38
 5.251 - 5.500 ....................................................            1               185,183.11              0.10
 5.751 - 6.000 ....................................................          215            54,346,028.30             29.25
 6.751 - 7.000 ....................................................            1               305,577.43              0.16
 7.751 - 8.000 ....................................................            9             3,401,168.99              1.83
 9.751 - 10.000 ...................................................           33            14,311,671.01              7.70
10.751 - 11.000 ...................................................            3             1,088,855.69              0.59
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


Minimum: 5.000
Maximum: 11.000
Weighted Average: 5.772

                                     GROSS MARGINS OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                                                                          NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                     RANGE OF GROSS MARGINS (%)                        MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1.251 - 1.500 .....................................................            1          $    184,000.00              0.10%
1.501 - 1.750 .....................................................            3             1,024,382.88              0.55
1.751 - 2.000 .....................................................            2               611,276.69              0.33
2.001 - 2.250 .....................................................           49            15,864,317.76              8.54
2.251 - 2.500 .....................................................           53            16,483,129.91              8.87
2.501 - 2.750 .....................................................           78            22,147,153.06             11.92
2.751 - 3.000 .....................................................           69            19,056,810.64             10.26
3.001 - 3.250 .....................................................           93            23,671,327.11             12.74
3.251 - 3.500 .....................................................           92            23,420,943.83             12.61
3.501 - 3.750 .....................................................           69            15,865,065.76              8.54
3.751 - 4.000 .....................................................           48            12,850,006.01              6.92
4.001 - 4.250 .....................................................           37             8,178,231.04              4.40
4.251 - 4.500 .....................................................           35             8,455,848.11              4.55
4.501 - 4.750 .....................................................           13             2,895,674.40              1.56
4.751 - 5.000 .....................................................           77            14,331,872.88              7.71
5.501 - 5.750 .....................................................            2               488,232.25              0.26
6.751 - 7.000 .....................................................            1               191,702.20              0.10
7.251 - 7.500 .....................................................            1                84,000.00              0.05
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


Minimum: 1.350
Maximum: 7.500
Weighted Average: 3.349

                            MINIMUM MORTGAGE RATES OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                          RANGE OF MINIMUM                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         MORTGAGE RATES (%)                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
1.251 - 1.500 .....................................................            1          $    184,000.00              0.10%
1.501 - 1.750 .....................................................            4             1,999,382.88              1.08
1.751 - 2.000 .....................................................            2               611,276.69              0.33
2.001 - 2.250 .....................................................           49            15,864,317.76              8.54
2.251 - 2.500 .....................................................           53            16,483,129.91              8.87
2.501 - 2.750 .....................................................           78            22,147,153.06             11.92
2.751 - 3.000 .....................................................           68            18,081,810.64              9.73
3.001 - 3.250 .....................................................           93            23,671,327.11             12.74
3.251 - 3.500 .....................................................           92            23,420,943.83             12.61
3.501 - 3.750 .....................................................           69            15,865,065.76              8.54
3.751 - 4.000 .....................................................           48            12,850,006.01              6.92
4.001 - 4.250 .....................................................           37             8,178,231.04              4.40
4.251 - 4.500 .....................................................           35             8,455,848.11              4.55
4.501 - 4.750 .....................................................           13             2,895,674.40              1.56
4.751 - 5.000 .....................................................           77            14,331,872.88              7.71
5.501 - 5.750 .....................................................            2               488,232.25              0.26
6.751 - 7.000 .....................................................            1               191,702.20              0.10
7.251 - 7.500 .....................................................            1                84,000.00              0.05
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


Minimum: 1.000
Maximum: 7.500
Weighted Average: 3.343

                            MAXIMUM MORTGAGE RATES OF THE GROUP V MORTGAGE LOANS


                                                                                                                  PERCENTAGE BY
                          RANGE OF MAXIMUM                                NUMBER OF        CUT-OFF DATE      AGGREGATE CUT-OFF DATE
                         MORTGAGE RATES (%)                            MORTGAGE LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCES
-------------------------------------------------------------------    --------------    -----------------   ----------------------
 9.001 -  9.250 ...................................................            2          $    498,582.51              0.27%
 9.251 -  9.500 ...................................................            1               268,000.00              0.14
 9.501 -  9.750 ...................................................            7             1,928,882.31              1.04
 9.751 - 10.000 ...................................................           25             7,843,013.24              4.22
10.001 - 10.250 ...................................................           16             3,610,919.96              1.94
10.251 - 10.500 ...................................................           37            10,644,638.92              5.73
10.501 - 10.750 ...................................................           53            13,700,408.87              7.37
10.751 - 11.000 ...................................................           71            21,162,637.20             11.39
11.001 - 11.250 ...................................................           56            14,478,336.87              7.79
11.251 - 11.500 ...................................................           57            14,384,006.09              7.74
11.501 - 11.750 ...................................................           72            17,402,388.72              9.37
11.751 - 12.000 ...................................................           75            17,811,475.99              9.59
12.001 - 12.250 ...................................................           61            14,266,731.85              7.68
12.251 - 12.500 ...................................................           57            12,391,685.89              6.67
12.501 - 12.750 ...................................................           42             9,732,055.63              5.24
12.751 - 13.000 ...................................................           28             7,234,042.75              3.89
13.001 - 13.250 ...................................................           14             3,669,090.24              1.97
13.251 - 13.500 ...................................................           16             4,054,855.56              2.18
13.501 - 13.750 ...................................................            6             1,636,277.70              0.88
13.751 - 14.000 ...................................................           11             3,674,170.81              1.98
14.001 - 14.250 ...................................................            8             3,486,350.36              1.88
14.251 - 14.500 ...................................................            3               651,971.84              0.35
14.501 - 14.750 ...................................................            2               194,375.35               0.1
14.751 - 15.000 ...................................................            1               305,577.43              0.16
15.001 - 15.250 ...................................................            2               773,498.46              0.42
                                                                             ---          ---------------            ------
TOTAL: ............................................................          723          $185,803,974.54            100.00%
                                                                             ===          ===============            ======


Minimum: 9.125
Maximum: 15.125
Weighted Average: 11.683

THE INDICES ON THE MORTGAGE LOANS

   One-Month LIBOR. Approximately 14.27% and 5.08% of the Group VA Mortgage Loans and Group VB Mortgage Loans, respectively, will adjust monthly based on One-Month LIBOR. None of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans or Group IV Mortgage Loans adjust monthly based on One-Month LIBOR. One-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

   Listed below are historical values of certain average yields, which are related to One-Month LIBOR. The monthly averages show are intended only to provide an historical summary of the movements in One-Month LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to One-Month LIBOR as published by a different source for the same period.


                                                                                        ONE-MONTH LIBOR

                                                              1998       1999      2000       2001       2002      2003       2004
                                                             -------   -------    -------   -------    -------    -------   -------
January 1 ............................................       5.59766%  4.93906%   5.88500%  5.57000%   1.84750%   1.34000%  1.10000%
February 1 ...........................................       5.68750   4.96250    5.19875   5.20750    1.87000    1.33750   1.09750
March 1 ..............................................       5.68750   4.93719    6.13250   5.08000    1.87875    1.30000   1.09000
April 1 ..............................................       5.65625   4.90250    6.29125   4.43250    1.84000    1.32000   1.10000
May 1 ................................................       5.65625   4.94375    6.65375   4.05750    1.84375    1.32000   1.11375
June 1 ...............................................       5.66016   5.23625    6.64188   3.86250    1.83875    1.12000   1.36875
July 1 ...............................................       5.65625   5.19375    6.62063   3.37500    1.82000    1.10000
August 1 .............................................       5.64453   5.37500    6.63000   3.58125    1.82000    1.11938
September 1 ..........................................       5.37500   5.40000    6.61750   2.63000    1.81125    1.12000
October 1 ............................................       5.23875   5.40875    6.62000   2.28750    1.71625    1.12000
November 1 ...........................................       5.62063   6.48250    6.80375   2.11875    1.43875    1.17000
December 1 ...........................................       5.06406   5.82250    6.56125   1.87375    1.38000    1.12000


   Six-Month LIBOR. Approximately 61.11%, 51.95%, 83.25%, 100.00%, 84.66% and
94.77% of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group VA Mortgage Loans and Group VB Mortgage Loans, respectively, will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

   Listed below are historical values of certain average yields, which are related to Six-Month LIBOR. The monthly averages show are intended only to provide an historical summary of the movements in Six-Month LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to Six-Month LIBOR as published by a different source for the same period.


                                                                                                   SIX-MONTH LIBOR

                                                                                    2000      2001       2002      2003       2004
                                                                                   ------   -------    -------    -------   -------
January 1 ............................................................             6.288 %  5.26250%   2.03375%   1.34875%  1.21375%
February 1 ...........................................................             6.3312   4.90750    2.03000    1.34000   1.17000
March 1 ..............................................................             6.5262   4.71000    2.33000    1.23125   1.16000
April 1 ..............................................................             6.7312   4.30250    2.12000    1.29000   1.38000
May 1 ................................................................             7.1050   3.98000    2.08000    1.21375   1.57750
June 1 ...............................................................             7.0000   3.90875    1.95625    1.11938   1.94000
July 1 ...............................................................             6.8937   3.68875    1.87000    1.14625
August 1 .............................................................             6.8300   3.45250    1.79500    1.19750
September 1 ..........................................................             6.7600   2.52250    1.71000    1.18000
October 1 ............................................................             6.7200   2.14625    1.60000    1.23000
November 1 ...........................................................             6.6400   2.03000    1.46875    1.25875
December 1 ...........................................................             6.2037   1.98125    1.38000    1.22000


   One-Year LIBOR. Approximately 38.22%, 46.48%, 16.12%, 1.07% and 0.15% of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group VA Mortgage Loans and Group VB Mortgage Loans, respectively, will adjust annually based on One-Year LIBOR. None of the Group IV Mortgage Loans adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

   Listed below are historical values of certain average yields, which are related to One-Year LIBOR. The monthly averages show are intended only to provide an historical summary of the movements in One-Year LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to Six-Month LIBOR as published by a different source for the same period.


                                                                                                   ONE-YEAR LIBOR

                                                                                    2000      2001       2002      2003       2004
                                                                                   ------   -------    -------    -------   -------
January 1 .............................................................            6.7500%  5.17375%   2.49125%   1.45000%  1.47625%
February 1 ............................................................            6.7637   4.88375    2.43000    1.38125   1.36750
March 1 ...............................................................            6.9437   4.66750    3.00250    1.28000   1.35125
April 1 ...............................................................            7.1012   4.44125    2.63375    1.35750   1.83000
May 1 .................................................................            7.5012   4.24250    2.59125    1.21125   2.05750
June 1 ................................................................            7.1800   4.18375    2.28625    1.19000   2.46250
July 1 ................................................................            7.0800   3.82000    2.09000    1.26625

                                                                                                     ONE-YEAR LIBOR

                                                                                       2000      2001       2002      2003     2004
                                                                                      ------   -------    -------    -------   ----
August 1 ...............................................................              6.9700   3.56375    1.89625    1.43000
September 1 ............................................................              6.8012   2.64250    1.72500    1.30000
October 1 ..............................................................              6.7300   2.27188    1.63625    1.48000
November 1 .............................................................              6.5550   2.38625    1.72750    1.56250
December 1 .............................................................              6.0000   2.44250    1.44938    1.45688


   One-Year CMT. Approximately 0.67%, 1.57% and 0.63% of the Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans, respectively, will adjust annually based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), referred to herein as the Release, as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, which index is referred to herein as One-Year CMT, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note. None of the Group IV Mortgage Loans or Group V Mortgage Loans adjust annually based on One-Year CMT.

   One-Year CMT is currently calculated based on information reported in the Release. Listed below are the weekly average yields on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported in the Release on the date that would have been applicable to mortgage loans whose index was most recently available as of the date forty-five days prior to the adjustment date and having the following adjustment dates for the indicated years. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such U.S. Treasury securities on any adjustment date or during the life of any mortgage loan with an Index of One-Year CMT.


                                                                                                    ONE-YEAR CMT

                                                                                  1998   1999    2000   2001    2002    2003   2004
                                                                                  ----   ----    ----   ----    ----    ----   ----
January 1 .............................................................           5.44%  4.52%   5.50%  6.14%   2.24%   1.46%  1.36%
February 1 ............................................................           5.53   4.49    5.69   5.78    2.17    1.47   1.31
March 1 ...............................................................           5.25   4.55    6.12   4.79    2.13    1.41   1.19
April 1 ...............................................................           5.28   4.67    6.20   4.72    2.24    1.30   1.24
May 1 .................................................................           5.37   4.77    6.18   4.47    2.58    1.16   1.16
June 1 ................................................................           5.39   4.67    6.14   4.07    2.53    1.25   1.78
July 1 ................................................................           5.46   4.79    6.38   3.76    2.40    1.20   2.12
August 1 ..............................................................           5.42   5.12    6.23   3.53    2.24    0.97
September 1 ...........................................................           5.36   5.01    6.09   3.62    2.20    1.10
October 1 .............................................................           5.23   5.23    6.17   3.50    1.76    1.22
November 1 ............................................................           4.76   5.28    6.20   3.02    1.72    1.30
December 1 ............................................................           4.18   5.34    5.98   2.39    1.65    1.29

   In the event that the Index specified in a mortgage note is no longer available, an index that is based on comparable information will be selected by the Servicer, to the extent that it is permissible under the terms of the related Mortgage and mortgage note.

UNDERWRITING STANDARDS

   The Mortgage Loans have been purchased by the seller from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described in this section.

   All of the Mortgage Loans are "conventional mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Department of Veteran Affairs ("VA")).

   The underwriting standards applicable to the Mortgage Loans typically differ from, and are, with respect to a substantial number of Mortgage Loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, credit score, required documentation, interest rates, borrower occupancy of the mortgaged property, and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Mortgage Loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described in this prospectus supplement are made in the event that compensating factors are demonstrated by a prospective borrower.

   Generally, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished certain information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources. With respect to mortgaged properties consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable compensating factors, income and/or assets may not be required to be stated (or verified) in connection with the loan application.

   Based on the data provided in the application and certain verifications (if required), a determination is made by the original lender that the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet their monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months' equal no more than a specified percentage not in excess of 60% of the prospective borrower's gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria, including, without limitation, the loan-to-value ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the borrower after origination.

   Except for approximately 8.57% of the Group V Mortgage Loans included in the Mortgage Pool, by aggregate principal balance as of the Cut-off Date, with loan-to-value ratios at origination in excess of 80%, each Mortgage Loan with a loan-to-value ratio at origination exceeding 80% is subject to a mortgage insurance policy. Generally, no such mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon a new appraised value. All of the insurers that have issued mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae or Freddie Mac standards or are otherwise acceptable to the Rating Agencies.

   The adequacy of the Mortgaged Property as security for repayment of the related Mortgage Loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure standards for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure standards established by the originator. The appraisal procedure standards generally will have required the appraiser or an agent on its behalf to personally inspect the Mortgaged Property and to verify whether the Mortgaged Property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on the current cost of constructing or purchasing a similar property.

MODIFIED STANDARDS

   In comparison to the "general" underwriting standards described above, the underwriting standards applicable to mortgage loans under an "alternative" mortgage loan underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as "foreign nationals" without a credit score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, "Foreign National Loans"), and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum loan-to-value ratios, higher maximum "combined" loan-to-value ratios (in each case, relative to mortgage loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with loan-to-value ratios in excess of 80% without the requirement to obtain mortgage insurance if such loans are secured by investment properties. Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum down payment of only 3% is required, mortgage loans may be originated with loan-to-value ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for mortgage insurance coverage. In addition, under a program available to eligible borrowers who meet certain underwriting criteria, mortgage loans may be originated with loan-to-value ratios of up to 100% with no down payment or a nominal down payment.

   Certain of the Mortgage Loans have been originated under reduced documentation, no-documentation or no-ratio programs, which require less documentation and verification than do traditional full documentation programs. Generally, under a reduced documentation program, verification of either a borrower's income or assets, but not both, is undertaken by the originator. Under a no-ratio program, certain borrowers with acceptable compensating factors will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a no-documentation program, no verification of a borrower's income or assets is undertaken by the originator. The underwriting for such Mortgage Loans may be based primarily or entirely on an appraisal of the Mortgaged Property, the loan-to-value ratio at origination and/or the borrower's credit score.

   Investors should note that changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans included in the Mortgage Pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

   The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of (i) the Class I-A Certificates and Class R-I Certificates (also referred to herein collectively as the "Group I Certificates"), (ii) the Class II-A Certificates (also referred to herein as the "Group II Certificates"), (iii) the Class III-A Certificates (also referred to herein as the "Group III Certificates"), (iv) the Class IV-A Certificates and Class IV-X Certificates (also referred to herein collectively as the "Group IV Certificates"), (v) the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates (also referred to herein collectively as the "Group C-B Certificates"), (vi) the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5 Certificates (also referred to herein collectively as the "Group V Senior Certificates"), (vii) the Class V-M-1, Class V-M-2 and Class V-M-3 Certificates (also referred to herein collectively as the "Group V Subordinate Certificates"; and together with the Group V Senior Certificates, the "Group V Certificates"), (viii) the Class V-X Certificates, (ix) the Class P Certificates, (x) the Class P-V Certificates and (xi) the Class R-II Certificates. The Group I, Group II, Group III, Group IV, Group V, Class C-B-1, Class C-B-2 and Class C-B-3 Certificates are collectively referred to herein as the "Offered Certificates".

   The Class IV-X Certificates are interest-only certificates issued with a notional amount equal to the certificate principal balance of the Class IV-A Certificates. The Class C-B-4, Class C-B-5 and Class C-B-6 Certificates have initial certificate principal balances equal to approximately $1,121,000, $917,000 and $611,936, respectively. The Class P Certificates will have an initial certificate principal balance of $100 and will be entitled to all Prepayment Charges received in respect of the Group I, II, III and IV Mortgage Loans. The Class P-V Certificates will have an initial certificate principal balance of $100 and will be entitled to all Prepayment Charges received in respect of the Group V Mortgage Loans.

   The trust will issue the Offered Certificates (other than the Class R-I Certificates) in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof, except that one certificate of each class may be issued in the remainder of the class. The Class R-I Certificates will each be issued in minimum percentage interests of 20%. The Class IV-X Certificates will be issued in minimum denominations (by notional amount) of $100,000 and multiples of $1 in excess thereof, except that one certificate of such class will be issued in the remainder of such class.

BOOK-ENTRY REGISTRATION

   The Offered Certificates (other than the Class R-I Certificates) will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC". Clearstream, Luxembourg is referred to as "Clearstream". The Euroclear System is referred to as "Euroclear". The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

   An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

   Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

   Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

   Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

   DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

   Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

   Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

   Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

   Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.
Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

   The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

   Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

   Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

   DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

   Except with respect to certain certificates not being offered by this prospectus supplement, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

   o we advise the trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor,

   o at our option, we elect to terminate the book-entry system through DTC, or

   o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate certificate principal balance or notional balance, as applicable, of the applicable securities advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

   Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   Neither the trust nor the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISTRIBUTIONS

   General. On each distribution date, the trustee will make distributions on the certificates to the persons in whose names such certificates are registered on the related record date. For definitions of capitalized terms used in this section, see "--Glossary of Terms--The Senior-Subordinate Groups" and "--Glossary of Terms--The Group V Certificates" in this prospectus supplement.

   The trustee will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at 2001 Bryan Street, 8th Floor, Dallas, Texas 75201, Attn: ITS Transfer Dept., Nomura Asset Acceptance Corporation, Series 2004-AR1 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

GLOSSARY OF TERMS--THE SENIOR SUBORDINATE GROUPS

   "Available Funds" with respect to any distribution date and each of loan group I, loan group II, loan group III and loan group IV shall mean the sum of Interest Funds and Principal Funds with respect to the related loan group less amounts reimbursable to the servicer and the trustee as provided in the pooling and servicing agreement.

   "Bankruptcy Loss Coverage Amount" means, with respect to any Distribution Date, the aggregate amount of Bankruptcy Losses that are allocated solely to the Group C-B Certificates, initially, approximately $150,000.

   "Bankruptcy Losses" with respect to any loan group, Realized Losses on the mortgage loans in that loan group incurred as a result of Debt Service Reductions and Deficient Valuations.

   "Class IV-X Notional Amount" with respect to any distribution date, the Certificate Principal Balance of the Class IV-A Certificates immediately prior to that distribution date. The Class IV-X Notional Amount as of the closing date will be approximately $46,959,000.

   "Certificate Principal Balance" with respect to any class of certificates in the Senior-Subordinate Group and any distribution date, is the original certificate principal balance of such class and with respect to Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, is expected to be approximately $1,121,000, $917,000, and $611,936, respectively, in each case less the sum of
(i) all amounts in respect of principal distributed to such class on previous distribution dates, (ii) any Realized Losses, including Excess Losses, allocated to such class on previous distribution dates and (iii) in the case of the Group C-B Certificates, any amount allocated to a class of Group C-B Certificates in reduction of its certificate principal balance if the aggregate certificate principal balance of the Senior-Subordinate Groups exceeds the aggregate Stated Principal Balance of the Group I, Group II, Group III and Group IV Mortgage Loans, as described below under "--Allocation of Losses; Subordination of Group C-B Certificates"; provided, however, that the Certificate Principal Balance of each class of certificates to which Realized Losses have been allocated (including any such class of certificates for which the Certificate Principal Balance has been reduced to zero) will be increased, up to the amount of related Recoveries for such distribution date, as follows:
(a) first, the Certificate Principal Balance of each class of senior certificates related to the loan group from which each Recovery was collected will be increased, pro rata, up to the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of each such class of certificates, and (b) second, the Certificate Principal Balance of each class of Group C-B Certificates will be increased, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of each such class of certificates.

   "Compensating Interest" for any distribution date is an amount equal to the lesser of

   (1) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans for the related distribution date and

   (2) the aggregate Servicing Fees (as defined under "The Servicer--Servicing and other Compensation and Payment of Expenses" in this prospectus supplement) due to the servicer for such distribution date.

   "Credit Support Depletion Date" means the distribution date on which the aggregate Certificate Principal Balance of the Group C-B Certificates has been reduced to zero.

   "Debt Service Reduction" means a reduction in the amount of the monthly payment due on a Mortgage Loan as established by a bankruptcy court in a bankruptcy of the related borrower, except a reduction constituting a Deficient Valuation or any reduction that results in permanent forgiveness of principal.

   "Deficient Valuation" means the difference between the outstanding principal balance of a Mortgage Loan and a reduced secured debt as a result of a bankruptcy court establishing the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan in connection with a bankruptcy of the related borrower.

   "Due Period" with respect to any distribution date, is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

   "Excess Loss" means a Bankruptcy Loss, Fraud Loss or Special Hazard Loss or any part thereof, occurring after the Bankruptcy Loss Coverage Amount, Fraud Loss Coverage Amount or Special Hazard Loss Coverage Amount, respectively, has been reduced to zero.

   "Fraud Loss" with respect to any loan group, a Realized Loss sustained on a liquidated mortgage loan in such loan group by reason of a default arising from fraud, dishonesty or misrepresentation.

   "Fraud Loss Coverage Amount" means the aggregate amount of Fraud Losses that are allocated solely to the Group C-B Certificates, initially approximately $11,686,850, which is equal to approximately 3.0% of the aggregate Stated Principal Balance of the Group I, Group II, Group III and Group IV Mortgage Loans as of the Cut-off Date.

   "Group C-B Component Balance" with respect to each of the Group I, Group II, Group III and Group IV Mortgage Loans, the excess, if any, of the then outstanding aggregate Stated Principal Balance of the mortgage loans in the applicable loan group over the then outstanding aggregate Certificate
Principal Balance of the senior certificates related to such loan group.

   "Group C-B Percentage" with respect to any distribution date, the aggregate Certificate Principal Balance of the Group C-B Certificates immediately prior to that distribution date divided by the outstanding aggregate Stated Principal Balance of the Group I, Group II, Group III and Group IV Mortgage Loans immediately prior to that distribution date.

   "Group I Senior Principal Distribution Amount" with respect to each distribution date, means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group I Certificates entitled to distributions of principal immediately prior to such distribution date):

     (i) the applicable Senior Percentage of the Principal Payment Amount for the Group I Mortgage Loans;

     (ii) the applicable Senior Prepayment Percentage of the Principal Prepayment Amount for the Group I Mortgage Loans; and

     (iii)the Senior Liquidation Amount for the Group I Mortgage Loans.

   "Group II Excess Interest Amount" with respect to any distribution date, the amount equal (i) to the product of the 0.02% and the Stated Principal Balance of the Group II Mortgage Loans as of the second preceding due date (subject to adjustment for prepayments in full received and distributed in the month prior to that distribution date) after giving effect to scheduled payments for that due date, whether or not received, or for the initial distribution date, the cut-off date, (ii) divided by 12.

   "Group II Senior Principal Distribution Amount" with respect to each distribution date, means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such distribution date):

     (i) the applicable Senior Percentage of the Principal Payment Amount for the Group II Mortgage Loans;

     (ii) the applicable Senior Prepayment Percentage of the Principal Prepayment Amount for the Group II Mortgage Loans; and

     (iii)the Senior Liquidation Amount for the Group II Mortgage Loans.

   "Group III Senior Principal Distribution Amount" with respect to each distribution date, means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group III Certificates immediately prior to such distribution date):

     (i) the applicable Senior Percentage of the Principal Payment Amount for the Group III Mortgage Loans;

     (ii) the applicable Senior Prepayment Percentage of the Principal Prepayment Amount for the Group III Mortgage Loans; and

     (iii)the Senior Liquidation Amount for the Group III Mortgage Loans.

   "Group IV Senior Principal Distribution Amount" with respect to each distribution date, means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group IV Certificates entitled to distributions of principal immediately prior to such distribution date):

     (i) the applicable Senior Percentage of the Principal Payment Amount for the Group IV Mortgage Loans;

     (ii) the applicable Senior Prepayment Percentage of the Principal Prepayment Amount for the Group IV Mortgage Loans; and

     (iii)the Senior Liquidation Amount for the Group IV Mortgage Loans.

   "Insurance Proceeds" are all proceeds of any insurance policies, including any mortgage insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the borrower in accordance with the servicer's normal servicing procedures, other than proceeds that represent reimbursement of the servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

   "Interest Accrual Period" for each class in a Senior-Subordinate Group and any distribution date, the calendar month immediately preceding the month in which such distribution date occurs.

   "Interest Funds" with respect to a distribution date and each loan group generally are equal to the sum, without duplication, of

   o all scheduled interest (adjusted to the Net Mortgage Rate),

   o all advances relating to interest,

   o all Compensating Interest,

   o Liquidation Proceeds, to the extent such Liquidation Proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, in each case with respect to the mortgage loans in such loan group,

   o the interest portion of proceeds of the repurchase of any mortgage loans in such loan group, and

   o the interest portion of the purchase price of the assets of the trust relating to the related loan group upon exercise by the depositor of its optional termination right with respect to the Group I, Group II, Group III and Group IV Mortgage Loans.

   "Interest Shortfall" with respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on mortgage loans in the related loan group resulting from (a) prepayments in full received during the related Prepayment Period, (b) the partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the distribution date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

   "Liquidated Loan" means a defaulted Mortgage Loan as to which the servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

   "Liquidation Principal" the principal portion of Liquidation Proceeds received on a mortgage loan in loan group I, loan group II, loan group III or loan group IV that became a Liquidated Loan, but not in excess of the Stated Principal Balance of that mortgage loan, during the calendar month preceding the month of the distribution date.

   "Liquidation Proceeds" are all proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of mortgage loans, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties acquired by the servicer by foreclosure or deed-in-lieu of foreclosure in connection with defaulted mortgage loans, other than the amount of such net proceeds representing any profit realized by the servicer in connection with the disposition of any such properties.

   "Net Interest Shortfalls" means the sum of (i) the amount of interest which would otherwise have been received for a mortgage loan in a loan group during the prior calendar month that was the subject of a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the Group C-B Certificates for those types of losses and (ii) Interest Shortfalls net of payments by the servicer in respect of Compensating Interest.

   "Net Liquidation Proceeds" with respect to a mortgage loan are Liquidation Proceeds net of unreimbursed advances by the servicer, advances and expenses incurred by the servicer in connection with the liquidation of such mortgage loan and the related mortgaged property.

   "Net Mortgage Rate" with respect to any mortgage loan, the interest rate set forth in the related mortgage note minus the sum of Servicing Fee Rate (as defined under "The Servicer--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement) and the rate at which the fee payable to any provider of lender paid mortgage insurance is calculated, if applicable.

   "Net WAC Rate" with respect to any distribution date and any loan group, the weighted average pass-through rate for that loan group, reduced by, with respect to loan group II, 0.02% per annum.

   "Payahead" any scheduled payment intended by the related mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

   "Prepayment Period" with respect to a distribution date is the immediately preceding calendar month.

   "Principal Funds" generally are equal to the sum, without duplication, of

   o the scheduled principal collected during the related Due Period or advanced on or before the related servicer remittance date (as defined in the pooling and servicing agreement),

   o prepayments, exclusive of any prepayment charges, collected in the related Prepayment Period,

   o the Stated Principal Balance of each mortgage loan that was repurchased by the seller or the servicer,

   o the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the servicer in connection with a substitution of a mortgage loan,

   o all Liquidation Proceeds collected during the related Prepayment Period, to the extent such Liquidation Proceeds relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period,

   o the principal portion of Payaheads previously received on the mortgage loans and intended for application in the related Due Period, and

   o the principal portion of the purchase price of the assets of the trust relating to the related loan group upon the exercise by the depositor of its optional termination right with respect to the Group I, Group II, Group III and Group IV Mortgage Loans.

   "Principal Payment Amount" with respect to each distribution date and each of loan group I, loan group II, loan group III and loan group IV, means an amount equal to the sum of the following:

     (i) the principal portion of all monthly payments due on the mortgage loans in the related loan group on the related Due Date;

     (ii) the Stated Principal Balance of each mortgage loan in the related loan group which was repurchased by the seller or the servicer in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of a mortgage loan in the related loan group that has been replaced by the seller or the servicer with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date over the Stated Principal Balance of such substitute mortgage loan; and

     (iii)any other unscheduled payments of principal received on each mortgage loan in the related loan group other than principal prepayments or Liquidation Principal.

   "Principal Prepayment Amount" with respect to each distribution date and each of loan group I, loan group II, loan group III and loan group IV, means an amount equal to the sum of the following:

     (i) the Stated Principal Balance of each mortgage loan in the related loan group which was the subject of a prepayment in full received by the servicer during the applicable Prepayment Period (as defined below);

     (ii) all partial prepayments allocated to principal received during the applicable Prepayment Period (other than Payaheads) with respect to any mortgage loan in the related loan group; and

     (iii)all Recoveries related to that loan group received during the applicable Prepayment Period.

   "Realized Loss" is (a) the excess of the Stated Principal Balance of a defaulted mortgage loan over the Net Liquidation Proceeds with respect thereto, (b) for any mortgage loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any mortgage loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on the mortgage loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on the mortgage loan, discounted monthly at the applicable Mortgage Rate.

   "Recovery" with respect to any Liquidated Loan and distribution date, an amount received in respect of such Liquidated Loan during the prior calendar month which has previously been allocated as a Realized Loss to a class or classes of certificates, net of reimbursable expenses.

   "Relief Act" means the Servicemembers Civil Relief Act of 2003, as amended or any similar state law.

   "Senior Liquidation Amount" with respect to any distribution date and for any of loan group I, loan group II, loan group III and loan group IV, for each mortgage loan that became a Liquidated

Loan during the calendar month preceding the month of that distribution date, the lesser of (i) the related Senior Percentage of the Stated Principal Balance of that mortgage loan and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan.

   "Senior Percentage" with respect to any distribution date and loan group, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the classes of senior certificates (other than the Class IV-X Certificates) of such loan group immediately prior to that distribution date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans in that loan group as of the first day of the related Due Period (subject to adjustment for prepayments in full received and distributed in the month prior to that distribution date).

   In no event will the Senior Percentage for any loan group exceed 100%.

   "Senior Prepayment Percentage" with respect to the Group I, Group II, Group III and Group IV Mortgage Loans and any distribution date occurring during the seven years beginning on the first distribution date, 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the senior certificates while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance evidenced by the Group C-B Certificates. Increasing the respective interest of the Group C-B Certificates relative to that of the Group I, Group II, Group III and Group IV Certificates is intended to preserve the availability of the subordination provided by the Group C-B Certificates.

   The Senior Prepayment Percentage for each loan group and any distribution date occurring on or after the seventh anniversary of the first distribution date will be as follows:


       PERIOD (DATES INCLUSIVE)                SENIOR PREPAYMENT PERCENTAGE
--------------------------------------    --------------------------------------
August 25, 2011 - July 25, 2012           The related Senior Percentage plus 70%
                                          of the related Subordinate Percentage.

August 25, 2012 - July 25, 2013           The related Senior Percentage plus 60%
                                          of the related Subordinate Percentage.

August 25, 2013 - July 25, 2014           The related Senior Percentage plus 40%
                                          of the related Subordinate Percentage.

August 25, 2014 - July 25, 2015           The related Senior Percentage plus 20%
                                          of the related Subordinate Percentage.

August 25, 2015 and thereafter            The related Senior Percentage.


   There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph. On any distribution date, and for the Group I, Group II, Group III and Group IV Mortgage Loans (i) if the Senior Percentage exceeds its initial Senior Percentage, the Senior Prepayment Percentage for each loan group for that distribution date will equal 100%,
(ii) if
on or before the distribution date in July 2007, the Group C-B Percentage for such distribution date is greater than or equal to twice the Group C-B Percentage as of the closing date, then the Senior Prepayment Percentage for each loan group for such distribution date will equal the related Senior Percentage, plus 50% of the related Subordinate Percentage for that distribution date, and (iii) if after the distribution date in July 2007, the Group C-B Percentage for such distribution date is greater than or equal to twice the Group C-B Percentage as of the closing date, then the Senior Prepayment Percentage for each loan group for such distribution date will equal the related Senior Percentage.

   In spite of the foregoing, the Senior Prepayment Percentage for the related loan group will equal 100% for any distribution date as to which (i) the outstanding principal balance of the mortgage loans in the related loan group, delinquent 60 days or more (including all REO and loans in foreclosure) averaged over the preceding six month period, as a percentage of the related Group C-B Component Balance as of that distribution date is equal to or greater than 50% or (ii) cumulative Realized Losses for the mortgage loans in the related loan group exceed:

   o for any distribution date prior to the third anniversary of the first distribution date, 20% of the related original Group C-B Component Balance;

   o for any distribution date on or after the third anniversary but prior to the eighth anniversary of the first distribution date, 30% of the related original Group C-B Component Balance;

   o for any distribution date on or after the eighth anniversary but prior to the ninth anniversary of the first distribution date, 35% of the related original Group C-B Component Balance;

   o for any distribution date on or after the ninth anniversary but prior to the tenth anniversary of the first distribution date, 40% of the related original Group C-B Component Balance;

   o for any distribution date on or after the tenth anniversary but prior to the eleventh anniversary of the first distribution date, 45% of the related original Group C-B Component Balance; and

   o for any distribution date on or after the eleventh anniversary of the first distribution date, 50% of the related original Group C-B Component Balance.

   If the Senior Prepayment Percentage for one loan group equals 100% due to the limitations set forth above, then the Senior Prepayment Percentage for the other loan groups will equal 100%.

   If on any distribution date the allocation to the class of senior certificates then entitled to distributions of principal payments in full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Certificate Principal Balance of that class below zero, the distribution to that class of certificates of the Senior Prepayment Percentage of those amounts for that distribution date will be limited to the percentage necessary to reduce the related Certificate Principal Balance to zero.

   "Special Hazard Loss" with respect to loan group I, loan group II, loan group III or loan group IV, a Realized Loss, as reported by the servicer to the trustee, attributable to damage or a direct physical loss suffered by a mortgaged property-including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of the mortgaged property under the pooling and servicing agreement or any loss due to normal wear and tear or certain other causes.

   "Special Hazard Loss Coverage Amount" The aggregate amount of Special Hazard Losses that are allocated solely to the Group C-B Certificates, initially, approximately $6,160,000.

   "Stated Principal Balance" of any mortgage loan in loan group I, loan group II, loan group III or loan group IV means, with respect to any distribution date, the Cut-off Date principal balance thereof minus the sum of

     (i) the principal portion of the scheduled monthly payments due from borrowers with respect to such mortgage loan during the Due Periods ending prior to such distribution date (and irrespective of any delinquency in their payment);

     (ii) all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

     (iii)any Realized Loss thereon incurred prior to or during the related Prepayment Period.

The Stated Principal Balance of any Liquidated Loan is zero.

   "Subordinate Liquidation Amount" with respect to any distribution date and loan group, the excess, if any, of the aggregate Liquidation Principal for all mortgage loans related to that loan group that became Liquidated Loans during the calendar month preceding the month of that distribution date, over the related Senior Liquidation Amount for that distribution date.

   "Subordinate Percentage" with respect to any distribution date and loan group I, loan group II, loan group III or loan group IV, the excess of 100% over the related Senior Percentage for that distribution date.

   "Subordinate Prepayment Percentage" with respect to any distribution date and loan group I, loan group II, loan group III or loan group IV, the excess of 100% over the related Senior Prepayment Percentage for that distribution date; provided, however, that if the aggregate Certificate Principal Balance of the related senior certificates has been reduced to zero, then the Subordinate Prepayment Percentage for that loan group will equal 100%.

   "Subordinate Principal Distribution Amount" with respect to any distribution date and loan group I, loan group II, loan group III and loan group IV, the sum of the following calculated for each loan group:

     (i) the applicable Subordinate Percentage of the related Principal Payment Amount;

     (ii) the applicable Subordinate Prepayment Percentage of the related Principal Prepayment Amount;

     (iii)the related Subordinate Liquidation Amount; and

     (iv) the amount of certain cross-collateralization payments described under "Cross-Collateralization--The Senior Subordinate Groups".

   "Subordination Level" with respect to any distribution date for any class of Group C-B Certificates, the percentage obtained by dividing the sum of the Certificate Principal Balances of all classes of Group C-B Certificates which are subordinate in right of payment to that class by the Certificate Principal Balances of all classes in the Senior-Subordinate Groups, in each case immediately prior to that distribution date.

PRIORITY OF DISTRIBUTIONS--THE SENIOR-SUBORDINATE GROUPS

   Distributions will in general be made to the extent of the related Available Funds for the Senior-Subordinate Groups in the order and priority as follows:

   o first, concurrently (i) to the senior certificates of the related loan group, accrued and unpaid interest and (ii) to the Group V Interest Remittance Amount, the Group II Excess Interest Amount, as applicable, as described under "--Distributions of Interest--The Senior-Subordinate Groups" in this prospectus supplement; and

   o second, to the senior certificates of the related loan group (other than the Class IV-X Certificates), principal as described in "--Distributions of Principal--The Senior-Subordinate Groups."

   After giving effect to the distributions set forth in the previous paragraph, all such remaining Available Funds will be aggregated and the following distributions will be made in the priority set forth below, subject to any payments required to be made to the Group I, Group II, Group III and Group IV Certificates as described herein under "--Cross-Collateralization--The Senior-Subordinate Groups":

   o first, to each class of Group C-B Certificates, interest and then principal, if applicable, in increasing order of alphanumerical class designation, with both interest and principal being paid to one class before any payments are made to the next class; and

   o second, to the Class R-I Certificates, the remainder (which is expected to be zero) of all Available Funds.

   Distributions of interest and principal to the Group I, Group II, Group III and Group IV Certificates will be based on payments received or advanced for the mortgage loans in the related loan group except under the limited circumstances described under "--Cross-Collateralization--The Senior-Subordinate Groups." Distributions of interest and principal to the Group
C-B Certificates will be based on payments received or advanced for the Group I, Group II, Group III and Group IV Mortgage Loans.

DISTRIBUTIONS OF INTEREST--THE SENIOR-SUBORDINATE GROUPS

   The pass-through rates for the Group I, Group II, Group III and Group IV Certificates are described in the table on the cover page of this prospectus supplement and in the notes to that table.

   The pass-through rate on the Group C-B Certificates will equal, on any distribution date, the quotient expressed as a percentage, of (A) the sum of:
(i) the product of (x) the Net WAC Rate for loan group I for that distribution date and (y) the Group C-B Component Balance for loan group I immediately prior to such distribution date, (ii) the product of (x) the Net WAC Rate for loan group II for that distribution date and (y) the Group C-B Component
Balance for loan group II immediately
prior to such distribution date, (iii) the product of (x) the Net WAC Rate for loan group III for that distribution date and (y) the Group C-B Component Balance for loan group III immediately prior to such distribution date, and (iv) the product of (x) the Net WAC Rate for loan group IV for that distribution date and (y) the Group C-B Component Balance for loan group IV immediately prior to such distribution date, divided by (B) the aggregate of the Group C-B Component Balances for loan group I, loan group II, loan group III and loan group IV immediately prior to such distribution date.

   The initial pass-through rate on the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates will be approximately 4.576% per annum.

   With respect to each class in the Senior-Subordinate Groups and each distribution date, an amount of interest will accrue on each such class of certificates, generally equal to 1/12th of the applicable pass-through rate for that class multiplied by the related Certificate Principal Balance or notional amount, as applicable, immediately prior to that distribution date. Interest to be distributed on the certificates on any distribution date will consist of accrued and unpaid interest as of previous distribution dates and interest accrued during the preceding Interest Accrual Period. Interest will accrue on each class in the Senior-Subordinate Groups on the basis of a 360-day year consisting of twelve 30-day months.

   The interest entitlement described above for each class of senior certificates in the Senior-Subordinate Groups and the Group II Excess Interest Amounts will be reduced by Net Interest Shortfalls experienced by the mortgage loans in the related group for that distribution date and the interest entitlement described above for the Group C-B Certificates will be reduced by Net Interest Shortfalls experienced by the Group I, Group II, Group III and Group IV Mortgage Loans for that distribution date. Net Interest Shortfalls on any distribution date will be allocated pro rata among all such classes of certificates, and, if applicable, the Group II Excess Interest Amount, related to such group, based on the amount of interest each of those classes of certificates and the Group II Excess Interest Amount, as applicable, would otherwise be entitled to receive on that distribution date from such group before taking into account any reduction in the amounts resulting from Net Interest Shortfalls. The amount a class of Group C-B Certificates would otherwise be entitled to receive from the mortgage loans in a loan group before taking into account any such reduction will be based on the amount of interest accruing at the applicable Net WAC Rate on that class' proportionate share, based on the Certificate Principal Balance, of the related Group C-B Component Balance for that distribution date.

   The Group II Excess Interest Amount will be added to the Group V Interest Remittance Amount on each distribution date.

DISTRIBUTIONS OF PRINCIPAL--THE SENIOR-SUBORDINATE GROUPS

General

   On each distribution date, certificateholders will be entitled to receive principal distributions from the funds available therefor to the extent and in the priority described in this prospectus supplement. See "--Priority of Distributions--The Senior-Subordinate Groups" in this prospectus supplement. The Group I, Group II, Group III and Group IV Certificates will receive principal collected from the Group I, Group II, Group III and Group IV
Mortgage Loans, respectively, except under the limited circumstances described under "--Cross-Collateralization--The Senior-Subordinate Groups." The Group C-B Certificates will receive principal collected from the Group I, Group II,

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Group III and Group IV Mortgage Loans. The Class IV-X Certificates will not be entitled to receive any distributions of principal.

Group I Senior Principal Distribution Amount

   On each distribution date, an amount, up to the amount of the Group I Senior Principal Distribution Amount for that distribution date, will be distributed as principal, to the following classes in the following order:

   (i) first, to the Class R-I Certificates, until its Certificate Principal Balance has been reduced to zero; and

   (ii) second, to the Class I-A Certificates, until its Certificate Principal Balance has been reduced to zero.

Group II Senior Principal Distribution Amount

   On each distribution date, an amount, up to the amount of the Group II Senior Principal Distribution Amount for that distribution date, will be distributed as principal to the Class II-A Certificates, until its Certificate Principal Balance has been reduced to zero.

Group III Senior Principal Distribution Amount

   On each distribution date, an amount, up to the amount of the Group III Senior Principal Distribution Amount for that distribution date, will be distributed as principal to the Class III-A Certificates, until its Certificate Principal Balance has been reduced to zero.

Group IV Senior Principal Distribution Amount

   On each distribution date, an amount, up to the amount of the Group IV Senior Principal Distribution Amount for that distribution date, will be distributed as principal to the Class IV-A Certificates, until its Certificate Principal Balance has been reduced to zero.

Subordinate Principal Distribution Amount to the Group C-B Certificates

   On each distribution date, an amount, up to the amount of the Subordinate Principal Distribution Amount for that distribution date, will be distributed as principal, to the Group C-B Certificates, in accordance with the priorities set forth above in "--Priority of Distributions--The Senior-Subordinate Groups" and to the extent of amounts available therefore. Each class of Group C-B Certificates will be entitled to receive (except on distribution dates on which the Subordination Level for any class of the Group C-B Certificates is less than the Subordination Level as of the closing date) its pro rata share, based on its respective Certificate Principal Balance, of the Subordinate Principal Distribution Amount. Distributions of principal of the Group C-B Certificates will be made on each distribution date sequentially in the order of their alphanumerical class designation, beginning with the Class C-B-1 Certificates, until each class of Group C-B Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for that distribution date. The order of alphanumerical designation of the Group C-B Certificates is sequentially as follows: Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6. See "--Priority of Distributions--The Senior-Subordinate Groups" in this prospectus supplement.


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   For each class of Group C-B Certificates, if on any distribution date the related Subordination Level of that class is less than the related Subordination Level of such class as of the closing date, no distributions of principal prepayments in full and partial principal prepayments will be made to any class or classes junior to that class. The amount otherwise distributable to those classes will be allocated among the remaining classes of Group C-B Certificates, pro rata, based upon their respective Certificate Principal Balances.

ALLOCATION OF LOSSES; SUBORDINATION OF GROUP C-B CERTIFICATES

   Credit enhancement for the Group I, Group II, Group III and Group IV Certificates includes the subordination of the Group C-B Certificates and the priority of application of Realized Losses. The Group C-B Certificates will be subordinate in right of payment of and provide credit support to the Group I, Group II, Group III, and Group IV Certificates to the extent described in this prospectus supplement. The support provided by the Group C-B Certificates is intended to enhance the likelihood of regular receipt by the Group I, Group II, Group III and Group IV Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Group I, Group II, Group III and Group IV Certificates protection against certain losses.

   Any Realized Loss with respect to a Group I, Group II, Group III or Group IV Mortgage Loan, except for Excess Losses, will be allocated among the Senior-Subordinate Groups as follows:

   (a) first, to the Class C-B-6 Certificates, until its Certificate Principal Balance has been reduced to zero;

   (b) second, to the Class C-B-5 Certificates, until its Certificate Principal Balance has been reduced to zero;

   (c) third, to the Class C-B-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

   (d) fourth, to the Class C-B-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

   (e) fifth, to the Class C-B-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

   (f) sixth, to the Class C-B-1 Certificates, until its Certificate Principal Balance has been reduced to zero; and

   (g) seventh, to the senior certificates of the related loan group (other than the Class IV-X Certificates), pro rata, according to and in reduction of their Certificate Principal Balances.

   On each distribution date, Excess Losses will be allocated pro rata among the classes in the Senior-Subordinate Groups, based on their respective Certificate Principal Balances.

   On each distribution date, if the aggregate Certificate Principal Balance of all classes in the Senior-Subordinate Groups exceeds the aggregate Stated Principal Balance of the Group I, Group II, Group III and Group IV Mortgage Loans after giving effect to distributions of principal and the allocation of all losses to these certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of Group C-B Certificates then outstanding.

   Investors in the Group I, Group II, Group III and Group IV Certificates should be aware that because the Group C-B Certificates represent interests in loan group I, loan group II, loan group III and loan group IV, the Certificate Principal Balances of the Group C-B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in any one of these loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in each loan group may only be allocated to the related senior certificates, other than Excess Losses, the allocation to the Group C-B Certificates of Realized Losses on the mortgage loans in a loan group will increase the likelihood that losses may be allocated to the senior certificates unrelated to such loan group.

   The Group C-B Certificates will provide limited protection to the classes of certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $6,160,000 (the "Special Hazard Loss Coverage Amount"), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $150,000 (the "Bankruptcy Loss Coverage Amount") and (iii) Fraud Losses in an initial amount expected to be up to approximately $11,688,418 (the "Fraud Loss Coverage Amount"), which is equal to approximately 3.0% of the aggregate Stated Principal Balance of the Group
I, Group II, Group III and Group IV Mortgage Loans as of the cut-off date.

   The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Group C-B Certificates. In addition,
(a) for the second year following the Cut-off Date, the Fraud Loss Coverage Amount will be an amount equal to (i) 2.0% of the current aggregate principal balance of the Group I, Group II, Group III and Group IV Mortgage Loans, minus
(ii) the aggregate amounts allocated to the Group C-B Certificates with respect to Fraud Losses on the Group I, Group II, Group III and Group IV Mortgage Loans up to such date of determination; (b) for the third, fourth and fifth year following the Cut-off Date, the Fraud Loss Coverage Amount will be an amount equal to (i) 1.0% of the current aggregate principal balance of the Group I, Group II, Group III and Group IV Mortgage Loans, minus (ii) the aggregate amounts allocated to the Group C-B Certificates with respect to Fraud Losses on the Group I, Group II, Group III and Group IV Mortgage Loans up to such date of determination; and (c) after the fifth year following the Cut-off Date, the Fraud Coverage Amount will be zero.

   The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Group C-B Certificates.

   The Special Hazard Loss Coverage Amount will be reduced, from time to time, to an amount equal on any distribution date to the lesser of:

   (A) the greatest of:

   o 1% of the aggregate of the Stated Principal Balances of the Group I, Group II, Group III and Group IV Mortgage Loans, and

   o twice the Stated Principal Balance of the largest mortgage loan in loan group I, loan group II, loan group III and loan group IV, or

   o the aggregate Stated Principal Balance of the mortgage loans in loan group I, loan group II, loan group III and loan group IV secured by mortgaged properties located in the single California postal zip code area having the highest aggregate Stated Principal Balance of any such zip code area; and

   (B) the Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of Special Hazard Losses allocated to the Group C-B Certificates since the closing date.

   The amount of coverage provided by the Group C-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the applicable rating agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Group C-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

   Investors in the Group I, Group II, Group III and Group IV Certificates should be aware that the applicable coverage for Special Hazard Losses, Fraud Losses and Bankruptcy Losses cover mortgage loans in loan group I, loan group II, loan group III and loan group IV. In the event mortgage loans in one of the loan groups suffers a high level of losses, the available coverage for the certificates related to the other loan groups will be reduced and may cause the certificates related to the other loan groups to suffer losses in the event mortgage loans in any loan group suffer losses after the available coverage has been exhausted.

CROSS-COLLATERALIZATION--THE SENIOR-SUBORDINATE GROUPS

Cross-Collateralization due to rapid prepayments

   On each distribution date prior to the Credit Support Depletion Date, but after the date on which any of the aggregate Certificate Principal Balance of the Group I, Group II, Group III or Group IV Certificates has been reduced to zero, all principal on the mortgage loans relating to the loan group that has been paid in full, will be paid to the senior certificates related to the other loan groups (other than the Class IV-X Certificates). Such amount will be allocated between the other loan groups, pro rata based on aggregate Certificate Principal Balance and paid to the senior certificates related to such loan groups (other than the Class IV-X Certificates) in the same priority as such certificates would receive other distributions of principal. However, principal will not be distributed as described above if on that distribution date (a) the Group C-B Percentage for that distribution date is greater than or equal to 200% of that Group C-B Percentage as of the closing date and (b) the average outstanding principal balance of the mortgage loans in each loan group delinquent 60 days or more over the last six months, as a percentage of the related Group C-B Component Balance, is less than 50%. If principal from one loan group is distributed to the senior certificates related to the other loan groups (other than the Class IV-X Certificates) according to this paragraph, the Group C-B Certificates will not receive this principal amount.

Cross-Collateralization due to disproportionate realized losses in one loan group

   If on any distribution date the Certificate Principal Balance of any of the Group I, Group II, Group III or Group IV Certificates is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group (the "Undercollateralized Group"), then the following will occur:

   o the Available Funds in the other loan groups that are not Undercollateralized Groups (each, an "Overcollateralized Group") will be reduced, after distributions of interest to the senior certificates of each Overcollateralized Group, in an aggregate amount equal to one month's interest on the Principal Transfer Amount of each Undercollateralized Group at the weighted average pass-through rate applicable to the Undercollateralized Group or Groups and that amount will be added to the Available Funds of the applicable Undercollateralized Group; and

   o the portion of the Available Funds in respect of principal on the mortgage loans in the Overcollateralized Group or Groups, after distributions of principal to the senior certificates (other than the Class IV-X Certificates) of each Overcollateralized Group, will be distributed to the senior certificates of each Undercollateralized Group until the Certificate Principal Balance of the senior certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the mortgage loans in the related loan group.

   Consequently, the Group C-B Certificates will not receive any distributions of principal until the Undercollateralized Group or Groups are no longer undercollateralized.

   On each Distribution Date, the "Principal Transfer Amount" for an Undercollateralized Group will equal the excess, if any, of the Certificate Principal Balance of the senior certificates (other than the Class IV-X Certificates) related to such Undercollateralized Group over the aggregate Stated Principal Balance of the mortgage loans in such loan group.

   For each distribution date and any loan group, the "Overcollateralization Amount" for such loan group is the excess of (i) the aggregate Stated Principal Balance of the mortgage loans in that loan group over (ii) the aggregate Certificate Principal Balance of the senior certificates (other than the Class IV-X Certificates) related to that loan group.

   In the event more than one loan group is an Overcollateralized Group on any distribution date, reductions in the Available Funds of such loan groups to make payment to the Undercollateralized Group or Groups will be made pro rata based on the Overcollateralization Amount for each Overcollateralized Group. In the event more than one loan group is an Undercollateralized Group on any distribution date, payments made to such loan groups from the Available Funds of the Overcollateralized Group will be made pro rata based on the amount of payments required to be made to the Undercollateralized Groups.

   All or a portion of the distributions to the Group I, Group II, Group III and Group IV Certificates pursuant to the cross-collateralization provisions described above, may be made on the distribution date in the month following the month during which such transfer payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

   In the event that the weighted average of the pass-through rates of the senior certificates related to an Undercollateralized Group is greater than the weighted average of the pass-through rates of the senior certificates related to the Overcollateralized Group or Groups, the payment of interest to such senior certificates related to the Undercollateralized Group or Groups from the interest collected on the Overcollateralized Group or Groups may cause a shortfall in the amount of principal and interest otherwise distributable to the Group C-B Certificates. In addition, after the aggregate principal balance of the Group C-B Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the senior certificates.

GLOSSARY OF TERMS -- THE GROUP V CERTIFICATES

   "Aggregate Loan Balance" with respect to the Group V Mortgage Loans and any distribution date, will be equal to the aggregate of the Stated Principal Balances of the Group V Mortgage Loans as of the last day of the related Due Period.

   "Aggregate Loan Group Balance" with respect to either loan group VA or loan group VB and any distribution date, the aggregate of the Stated Principal Balances of the mortgage loans in the related loan group as of the last day of the related Due Period.

   "Basis Risk Shortfall" with respect to any class of Group V Certificates and any distribution date, the sum of:

   (1) the excess, if any, of the related Current Interest calculated on the basis of the least of (x) one-month LIBOR plus the applicable Certificate Margin, (y) the Maximum Interest Rate and (z) 11.00% over the related Current Interest for the applicable distribution date;

   (2) any amount described in clause (1) remaining unpaid from prior distribution dates; and

   (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) One-Month LIBOR plus the applicable Certificate Margin, (y) the Maximum Interest Rate and (z) 11.00%.

   "Carryforward Interest" with respect to any class of Group V Certificates and any distribution date, will be equal the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for that class of certificates for the immediately preceding distribution date and (B) any unpaid Carryforward Interest for such class from previous distribution dates exceeds (y) the actual amount distributed on such class in respect of interest on the immediately preceding distribution date and (2) interest on such amount for the related Interest Accrual Period at the applicable pass-through rate.

   "Certificate Margin "with respect to each distribution date on or prior to the first possible optional termination date with respect to the Group V Mortgage Loans, the Certificate Margins for the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2 and Class V-M-3 Certificates are 0.38%, 0.26%, 0.52%, 0.20%, 0.30%, 0.60%, 1.35% and 1.75%,
respectively. With respect to each distribution date following the first possible optional termination date with respect to the Group V Mortgage Loans, the Certificate Margins for the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1, Class V-M-2 and Class V-M-3 Certificates are 0.76%, 0.52%, 1.02%, 0.40%, 0.60%, 1.10%, 1.85% and 2.25%, respectively.

   "Certificate Principal Balance" with respect to any class of Group V Certificates and any distribution date, is the original Certificate Principal Balance of such class less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) Applied Loss Amounts (as defined under "Credit Enhancement-The Group V Certificates") previous allocated to that class; provided, however, the Certificate Principal Balance of the Group V Subordinate Certificates (including any such class of Group V Subordinate Certificates for which the Certificate Principal Balance has been reduced to zero) will be increased in an aggregate amount equal to the Subsequent Recoveries received in respect of the Group V Mortgage Loans on any distribution date as follows: in order of seniority beginning with the Class V-M-1 Certificates up to the amount of Applied Loss Amounts. The Certificate Principal Balance of the Class V-X Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Group V Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Group V Certificates.

   "Class V-M-1 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which
(x) the sum of (i) the Certificate Principal Balances of the Class V-A-1,
Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class V-M-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of
(i) approximately 93.30% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

   "Class V-M-2 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which
(x) the sum of (i) the Certificate Principal Balances of the Class V-A-1,
Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5 and Class V-M-1 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class V-M-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 96.30% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which
(i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

   "Class V-M-3 Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which
(x) the sum of (i) the Certificate Principal Balances of the Class V-A-1,
Class V-A-2, Class V-A-3, Class V-A-4, Class V-A-5, Class V-M-1 and Class V-M-2 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Certificate Principal Balance of the Class V-M-3 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 98.50% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which
(i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

   "Compensating Interest" with respect to any distribution date, will be an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls on the Group V Mortgage Loans for the related distribution date and
(ii) the aggregate Servicing Fees due to the servicer for such distribution date.

   "Current Interest"with respect to any class of Group V Certificates and any distribution date, the amount of interest accruing at the applicable pass-through rate on the related Certificate Principal Balance during the related Interest Accrual Period; provided, that as to each class of Group V Certificates the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by excess interest.

   "Deferred Amount" with respect to any class of Group V Subordinate Certificates and any distribution date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts (as defined under "--Credit
Enhancement--The Group V Certificates") previously applied in reduction


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of the Certificate Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof.

   "Delinquency Rate" with respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding Stated Principal Balance of all Group V Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

   "Due Period" with respect to any distribution date, is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

   "Group V Interest Remittance Amount" with respect to any distribution date and the Group V Mortgage Loans generally are equal to the sum, without duplication, of

     o    all scheduled interest (adjusted to the Net Mortgage Rate),

     o    all advances relating to interest,

     o    all Compensating Interest,

     o Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period,

     o the interest portion of proceeds of the repurchase of any Group V Mortgage Loans,

     o the interest portion of the purchase price of the assets of the trust relating to the Group V Mortgage Loans upon exercise by the depositor of its optional termination right with respect to the Group V Mortgage Loans; and

     o    the Group II Excess Interest Amount for such distribution date.

   "Group V Mortgage Loans " shall mean the Group VA Mortgage Loans and the Group VB Mortgage Loans collectively.

   "Group V Net Funds Cap " with respect to any distribution date and the Group V Subordinate Certificates, will be the annual rate equal to the weighted average of (1) the Group VA Net Funds Cap and (2) the Group VB Net Funds Cap, in each case for such distribution date, weighted on the basis of the Subordinate Group VA Balance and the Subordinate Group VB Balance, respectively.

   "Group VA Allocation Amount" with respect to any distribution date, the product of the Senior Principal Payment Amount for that distribution date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group VA Mortgage Loans and the denominator of which is Principal Remittance Amount, in each case for that distribution date.

   "Group VA Excess Interest Amount" with respect to any distribution date, the product of the Monthly Excess Interest required to be distributed on that distribution date pursuant to subclause


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
(1)(A)(a)(i) of the Monthly Excess Cashflow waterfall and a fraction the numerator of which is the Principal Remittance Amount derived from the Group VA Mortgage Loans and the denominator of which is Principal Remittance Amount, in each case for that distribution date.

   "Group VA Net Funds Cap " with respect to any distribution date and the Class V-A-1 Certificates, will be the annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for loan group VA for such date and (2) 12, and the denominator of which is the Aggregate Loan Group Balance for loan group VA for the immediately preceding distribution date (subject to adjustment for prepayments in full received and distributed in the month prior to that distribution date) multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Interest Accrual Period.

   "Group VB Allocation Amount" with respect to any distribution date, the product of the Senior Principal Payment Amount for that distribution date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group VB Mortgage Loans and the denominator of which is Principal Remittance Amount, in each case for that distribution date.

   "Group VB Excess Interest Amount" with respect to any distribution date, the product of the Monthly Excess Interest required to be distributed on that distribution date pursuant to subclause (1)(A)(a)(ii) of the Monthly Excess Cashflow waterfall and a fraction the numerator of which is the Principal Remittance Amount derived from the Group VB Mortgage Loans and the denominator of which is Principal Remittance Amount, in each case for that distribution date.

   "Group VB Net Funds Cap " with respect to any distribution date and the Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates, will be the annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for loan group VB for such date and (2) 12, and the denominator of which is the Aggregate Loan Group Balance for loan group VB for the immediately preceding distribution date (subject to adjustment for prepayments in full received and distributed in the month prior to that distribution date) multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Interest Accrual Period.

   "Interest Accrual Period" with respect to the Group V Certificates and any distribution date, the period commencing on the immediately preceding distribution date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related distribution date.

   "Interest Shortfall" with respect to any distribution date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the Mortgage Loans resulting from (a) prepayments in full received during the related Prepayment Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the distribution date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

   "Insurance Proceeds" are all proceeds of any insurance policies, including any mortgage insurance policy, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the borrower in accordance with the servicer's normal servicing procedures, other than proceeds that represent reimbursement of the servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

   "Liquidated Loan" means a defaulted Mortgage Loan as to which the servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

   "Liquidation Proceeds" means all proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property, together with the net proceeds received with respect to any Mortgaged Properties acquired by the servicer by foreclosure or deed-in-lieu of foreclosure in connection with defaulted Mortgage Loans, other than the amount of such net proceeds representing any profit realized by the servicer in connection with the disposition of any such Mortgaged Properties.

   "Maximum Interest Rate" with respect to any distribution date and the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates, an annual rate equal to the weighted average of the Maximum Mortgage Rates of the mortgage loans in the related loan group as stated in the related mortgage notes minus the weighted average expense rate of the mortgage loans in the related loan group. With respect to any distribution date and the Group V Subordinate Certificates, an annual rate equal to the weighted average of the Maximum Mortgage Rates of the Group V Mortgage Loans as stated in the related mortgage notes minus the weighted average expense fee rate of the Group V Mortgage Loans.

   "Monthly Excess Cashflow" with respect to any distribution date, means the sum of (a) the Monthly Excess Interest and (b) the Overcollateralization Release Amount, if any, for such distribution date, plus amounts applied pursuant to clauses I(v) and II(v) under "Distributions of Principal--The Group V Mortgage Loans".

   "Net Interest Shortfalls" means Interest Shortfalls net of payments by the servicer in respect of Compensating Interest.

   "Net Liquidation Proceeds" with respect to a Group V Mortgage Loan are Liquidation Proceeds net of unreimbursed advances by the servicer, advances and expenses incurred by the servicer in connection with the liquidation of such Group V Mortgage Loan and the related Mortgaged Property.

   "Net Mortgage Rate" with respect to any Group V Mortgage Loan, the interest rate set forth in the related mortgage note minus the sum of the Servicing Fee Rate and the rate at which the fee payable to any provider of lender paid mortgage insurance is calculated, if applicable.

   "Optimal Interest Remittance Amount" with respect to any distribution date and loan group will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rates of the mortgage loans in the related loan group as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance for the immediately preceding distribution date, over (ii) any expenses that reduce the Group V Interest Remittance Amount for that loan group that did not arise as a result of a default or delinquency of the applicable mortgage loans or were not taken into account in computing the expense fee rate.

   "Overcollateralization Amount" initially, will be an amount equal to approximately $1,393,744. With respect to any distribution date, the excess, if any, of (a) the Aggregate Loan Balance for such distribution date over (b) the aggregate Certificate Principal Balance of the Group V

Certificates on such distribution date (after taking into account the payment of 100% of the Principal Remittance Amount on such distribution date).

   "Overcollateralization Deficiency Amount" with respect to any distribution date, will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such distribution date exceeds (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Certificate Principal Balance of the Group V Certificates resulting from the payment of the Principal Payment Amount on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

   "Overcollateralization Release Amount" with respect to any distribution date, will be equal to the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Certificate Principal Balances of the Group V Certificates, exceeds (2) the Targeted Overcollateralization Amount for such distribution date.

   "Pass-Through Rate" with respect to the Class V-A-1 Certificates the least of (i) One-Month LIBOR plus the related Certificate Margin, (ii) the Group VA Net Funds Cap or (iii) 11.00%. With respect to the Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates the least of (i) One-Month LIBOR plus the related Certificate Margin, (ii) the Group VB Net Funds Cap or (iii) 11.00%. With respect to the Group V Subordinate Certificates the least of (i) One-Month LIBOR plus the related Certificate Margin, (ii) the Group V Net Funds Cap or (iii) 11.00%.

   "Payahead" any scheduled payment intended by the related mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

   "Prepayment Period" with respect to any distribution date is the immediately preceding calendar month.

   "Principal Payment Amount" with respect to any distribution date and loan group V will be equal to the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such distribution date.

   "Principal Remittance Amount" with respect to each distribution date, is equal to the sum of (i) the principal portion of all scheduled monthly payments on the Group V Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group V Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than Payaheads), including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group V Mortgage Loans and (iv) the principal portion of Payaheads previously received on the Group V Mortgage Loans and intended for application in the related Due Period.

   "Realized Loss" is (a) the excess of the Stated Principal Balance of a defaulted mortgage loan over the Net Liquidation Proceeds with respect thereto, (b) for any mortgage loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any mortgage loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on the mortgage loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on the mortgage loan, discounted monthly at the applicable Mortgage Rate. To the extent the servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

   "Relief Act" means the Servicemembers Civil Relief Act of 2003 or any similar state law.

   "Rolling Three Month Delinquency Rate" with respect to any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding month.

   "Senior Enhancement Percentage" with respect to any distribution date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Class V-M-1, Class V-M-2 and Class V-M-3 Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such distribution date (assuming no Trigger Event is in effect), and the denominator of which is the Aggregate Loan Balance for such distribution date.

   "Senior Principal Payment Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which
(x) the Certificate Principal Balances of the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates, in each case, immediately prior to such distribution date exceed (y) the lesser of (A) the product of
(i) approximately 88.30% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

   "Stated Principal Balance" of any Group V Mortgage Loan means, with respect to any distribution date, the Cut-off Date principal balance thereof minus the sum of

     (i) the principal portion of all scheduled monthly payments due from the borrower with respect to such Mortgage Loan during the Due Periods ending prior to such distribution date (and irrespective of any delinquency in such payments);

     (ii) all prepayments of principal with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

     (iii)any Realized Loss thereon incurred prior to or during the related Prepayment Period.

The Stated Principal Balance of any liquidated Mortgage Loan is zero.

   "Stepdown Date" will be the later to occur of (x) the distribution date in August 2007 and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Group V Mortgage Loans, but prior to any distributions to the holders of the Group V Certificates on such distribution date) is greater than or equal to approximately 11.70%.

   "Subordinate Group VA Balance" with respect to any distribution date, the Aggregate Loan Group Balance for the Group VA Mortgage Loans less the Certificate Principal Balance of the Class V-A-1 Certificates.

   "Subordinate Group VB Balance" with respect to any distribution date, the Aggregate Loan Group Balance for the Group VB Mortgage Loans less the aggregate Certificate Principal Balance of the Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates.

   "Subsequent Recoveries" means the amount recovered by the servicer (net of reimbursable expenses) with respect to a defaulted Group V Mortgage Loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such Group V Mortgage Loan.

   "Targeted Overcollateralization Amount" with respect to any distribution date prior to the Stepdown Date, approximately 0.75% of the Aggregate Loan Balance as of the cut-off date; with respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) 1.50% of the Aggregate Loan Balance for such distribution date, or (b) 0.50% of the Aggregate Loan Balance as of the cut-off date; with respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for the distribution date immediately preceding such distribution date.

   "Trigger Event" a Trigger Event will occur for any distribution date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds 48.00% of the Senior Enhancement Percentage for such distribution date or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance on the closing date for such distribution date is greater than the percentage set forth in the following table:


            RANGE OF DISTRIBUTION DATES               CUMULATIVE LOSS PERCENTAGE
 --------------------------------------------------   --------------------------
August 25, 2007 - July 25, 2008                                 1.60%*
August 25, 2008 - July 25, 2009                                 2.15%*
August 25, 2009 - July 25, 2010                                 2.75%*
August 25, 2010 and thereafter                                  2.90%*


*The cumulative loss percentages set forth above are applicable to the first distribution date in the corresponding range of distribution dates. The cumulative loss percentage for each succeeding distribution date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first distribution date in that range and the percentage applicable to the first distribution date in the succeeding range.

DISTRIBUTIONS OF INTEREST--THE GROUP V CERTIFICATES

   The amount of interest payable on each distribution date in respect of each class of Group V Certificates will equal the sum of (1) Current Interest for such class on such date and (2) any Carryforward Interest for such class and date. Interest will accrue on each class of Group V Certificates on the basis of a 360-day year and the actual number of days elapsed in each Interest Accrual Period.

   With respect to each distribution date, to the extent that a Basis Risk Shortfall exists for any class of Group V Certificates such class will be entitled to the amount of such Basis Risk Shortfall. Such classes will be entitled to receive the amount of any Basis Risk Shortfall in accordance with the priority of payments described in this prospectus supplement under "-- Credit Enhancement--The Group V Certificates--Overcollateralization" and from available amounts on deposit in a reserve fund (the "Basis Risk Reserve Fund"). The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $5,000, amounts that would otherwise be paid on the Class V-X Certificates and amounts that would otherwise be paid on the REMIC IV Regular Interest IO (as defined in the pooling and servicing agreement).

   On each distribution date, the Group V Interest Remittance Amount for such distribution date will be paid in the following order of priority:

   (1) from the Group V Interest Remittance Amount for loan group VA and loan group VB, to the Group V Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for such class and such distribution date, applied in accordance with the allocation rules set forth below;

   (2) first, from the Group V Interest Remittance Amount for loan group VB and then from the Group V Interest Remittance Amount for loan group VA, to the Class V-M-1 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

   (3) first, from the Group V Interest Remittance Amount for loan group VB and then from the Group V Interest Remittance Amount for loan group VA, to the Class V-M-2 Certificates, Current Interest and Carryforward Interest for such class and distribution date;

   (4) first, from the Group V Interest Remittance Amount for loan group VB and then from the Group V Interest Remittance Amount for loan group VA, to the Class V-M-3 Certificates, Current Interest and Carryforward Interest for such class and distribution date; and

   (5) for application as part of Monthly Excess Cashflow for such distribution date, as described under "-Credit Enhancement--The Group V Certificates--Overcollateralization" below, any such Group V Interest Remittance Amount remaining after application pursuant to clauses (1) through
(4) above (such amount, "Monthly Excess Interest") for such distribution date.

   The Group V Interest Remittance Amount for loan group VA and loan group VB distributed pursuant to clause (1) above will be applied to the Group V Senior Certificates as follows:

(a) amounts distributed to the Class V-A-1 Certificates will reduce the Group V Interest Remittance Amount for loan group VA before any reduction to the Group V Interest Remittance Amount for loan group VB in respect of such distribution; and

(b) amounts distributed to the Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates will reduce the Group V Interest Remittance Amount for loan group VB before any reduction to the Group V Interest Remittance Amount for loan group VA in respect of such distributions.

DISTRIBUTIONS OF PRINCIPAL--THE GROUP V CERTIFICATES

   Distributions of principal on the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates will be made primarily from the Principal Payment Amount, to the extent of available funds, as described below.

   Distributions of principal on the Class V-M-1, Class V-M-2, Class V-M-3 Certificates will be made primarily from the Principal Payment Amount after distributions of principal have been made on the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates.

   The Principal Payment Amount will be paid on each distribution date as follows:

   I. On each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

      (i) (a) from the Principal Remittance Amount derived from the Group VA Mortgage Loans in the following order of priority:

           first, to the Class V-A-1 Certificates, until its Certificate Principal Balance is reduced to zero;

           second, concurrently, to (i) the Class V-A-2 Certificates and (ii) the Class V-A-4 Certificates and Class V-A-5 Certificates, on a pro rata basis based on their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero; provided, however that the pro rata allocation to the Class V-A-4 Certificates and Class V-A-5 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-4 Certificates and Class V-A-5 Certificates, but shall be distributed to the Class V-A-4 Certificates and the Class V-A-5 Certificates on a sequential basis, in that order, until their respective Certificate Principal Balances are reduced to zero; and

           third, to the Class V-A-3 Certificates, until its Certificate Principal Balance is reduced to zero;

           (b) from the Principal Remittance Amount derived from the Group VB Mortgage Loans in the following order of priority:

           first, concurrently, to (i) the Class V-A-2 Certificates and (ii) the Class V-A-4 Certificates and Class V-A-5 Certificates, on a pro rata basis based on their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero; provided, however that the pro rata allocation to the Class V-A-4 Certificates and Class V-A-5 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-4 Certificates and Class V- A-5 Certificates, but shall be distributed to the Class V-A-4 Certificates and the Class V-A-5 Certificates on a sequential basis, in that order, until their respective Certificate Principal Balances are reduced to zero; and

           second, to the Class V-A-3 Certificates, until its Certificate Principal Balance is reduced to zero; and

           third, to the Class V-A-1 Certificates, until its Certificate Principal Balance is reduced to zero;;

   (ii) to the Class V-M-1 Certificates, until its Certificate Principal Balance is reduced to zero;

   (iii) to the Class V-M-2 Certificates, until its Certificate Principal Balance is reduced to zero;

   (iv) to the Class V-M-3 Certificates, until its Certificate Principal Balance is reduced to zero; and

   (v) for application as part of Monthly Excess Cashflow for such distribution date, as described under "-Credit Enhancement--The Group V Certificates--Overcollateralization" below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (iv) above.

   II. On each distribution date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

   (i) (a) from the Principal Remittance Amount derived from the Group VA Mortgage Loans, the Group VA Allocation Amount in the following order of priority:

           first, to the Class V-A-1 Certificates, until its Certificate Principal Balance is reduced to zero;

           second, concurrently, to (i) the Class V-A-2 Certificates and (ii) the Class V-A-4 Certificates and Class V-A-5 Certificates, on a pro rata basis based on their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero; provided, however that the pro rata allocation to the Class V-A-4 Certificates and Class V-A-5 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-4 Certificates and Class V-A-5 Certificates, but shall be distributed to the Class V-A-4 Certificates and the

         Class V-A-5 Certificates on a sequential basis, in that order, until their respective Certificate Principal Balances are reduced to zero; and

           third, to the Class V-A-3 Certificates, until its Certificate Principal Balance is reduced to zero;

           (b) from the Principal Remittance Amount derived from the Group VB Mortgage Loans, the Group VB Allocation Amount in the following order of priority:

           first, concurrently, to (i) the Class V-A-2 Certificates and (ii) the Class V-A-4 Certificates and Class V-A-5 Certificates, on a pro rata basis based on their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero; provided, however that the pro rata allocation to the Class V-A-4 Certificates and Class V-A-5 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-4 Certificates and Class V-A-5 Certificates, but shall be distributed to the Class V-A-4 Certificates and the Class V-A-5 Certificates on a sequential basis, in that order, until their respective Certificate Principal Balances are reduced to zero; and

           second, to the Class V-A-3 Certificates, until its Certificate Principal Balance is reduced to zero; and

           third, to the Class V-A-1 Certificates, until its Certificate Principal Balance is reduced to zero.

   (ii) to the Class V-M-1 Certificates, the Class V-M-1 Principal Payment Amount for such distribution date, until its Certificate Principal Balance is reduced to zero;

   (iii)to the Class V-M-2 Certificates, the Class V-M-2 Principal Payment Amount for such distribution date, until its Certificate Principal Balance is reduced to zero;

   (iv) to the Class V-M-3 Certificates, the Class V-M-3 Principal Payment Amount for such distribution date, until its Certificate Principal Balance is reduced to zero; and

   (v) for application as part of Monthly Excess Cashflow for such distribution date, as described under "-Credit Enhancement--The Group V Certificates--Overcollateralization" below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (iv) above.

CREDIT ENHANCEMENT--THE GROUP V CERTIFICATES

   Credit enhancement for the Group V Certificates consists of the subordination of the Group V Subordinate Certificates, the priority of application of Realized Losses and overcollateralization, in each case as described herein.

Subordination

   The rights of holders of the Group V Subordinate Certificates to receive payments with respect to the Group V Mortgage Loans will be subordinated to such rights of holders of each class of Group V Certificates having a higher priority of payment, as described under "-Distributions of Interest--The Group V Certificates" and "-Distributions of Principal--The Group V Certificates." This subordination is intended to enhance the likelihood of regular receipt by holders of Group V Certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the Group V Mortgage Loans.

   The limited protection afforded to holders of classes of certificates with a higher priority of payment by means of the subordination of certain classes of certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of certificates with a higher priority of payment to receive distributions of interest or principal on any distribution date prior to classes with a lower priority of payment.

Application of Realized Losses

   Realized Losses on the Group V Mortgage Loans will have the effect of reducing amounts payable in respect of the Class V-X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).

   If on any distribution date, after giving effect to all Realized Losses incurred with respect to Group V Mortgage Loans during the Due Period for such distribution date and payments of principal on such distribution date, the aggregate Certificate Principal Balance of the Group V Certificates exceeds the Aggregate Loan Balance for such distribution date (such excess, an "Applied Loss Amount"), such amount will be allocated in reduction of the Certificate Principal Balance of first, the Class V-M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; second, the Class V-M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and third, the Class V-M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. The Certificate Principal Balance of the Group V Senior Certificates will not be reduced by Applied Loss Amounts.

   Holders of the Group V Subordinate Certificates will not receive any payments in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

Overcollateralization

   The weighted average Net Mortgage Rate of the Group V Mortgage Loans is generally expected to be higher than the weighted average of the pass-through rates of the Group V Certificates plus certain expenses of the trust, thus generating certain excess interest collections. Monthly Excess Interest will be applied in reduction of the aggregate Certificate Principal Balance of the Group V Certificates. Such application of interest collections as payments of principal will cause the aggregate Certificate Principal Balance of the Group V Certificates to amortize more rapidly than the Aggregate Loan Balance, thus creating and maintaining overcollateralization. However, Realized Losses on the Group V Mortgage Loans will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

   In addition, on and after the Stepdown Date, to the extent that a Trigger Event is not in effect and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the aggregate Certificate Principal Balance of the Group V Certificates, but will instead, be applied as described below.

   On each distribution date, the Monthly Excess Cashflow will be distributed in the following order of priority:

   (1)(A) until the aggregate Certificate Principal Balance of the Group V Certificates equals the Aggregate Loan Balance for such distribution date minus the Targeted Overcollateralization Amount for such date, on each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such distribution date, to the Group V Certificates, in the following order of priority:

       (a) (i) from Monthly Excess Interest derived from the Group VA Mortgage Loans, the Group VA Excess Interest Amount in the following order of priority:

               (A) first, to the Class V-A-1 Certificates, until its Certificate Principal Balance is reduced to zero;

               (B) second, concurrently, to (i) the Class V-A-2 Certificates and (ii) the Class V-A-4 Certificates and Class V-A-5 Certificates, on a pro rata basis based on their respective Certificate
           Principal Balances, until their respective Certificate Principal Balances are reduced to zero; provided, however that the pro rata allocation to the Class V-A-4 Certificates and Class V-A-5 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-4 Certificates and Class V-A-5 Certificates, but shall be distributed to the Class V-A-4 Certificates and the Class V-A-5 Certificates on a sequential basis, in that order, until their respective
           Certificate Principal Balances are reduced to zero; and

               (C) third, to the Class V-A-3 Certificates, until its Certificate Principal Balance is reduced to zero;

           (ii) from Monthly Excess Interest derived from the Group VB Mortgage Loans, the Group VB Excess Interest Amount in the following order of priority:

                (A) first, concurrently, to (x) the Class V-A-2 Certificates and (y) the Class V-A-4 Certificates and Class V-A-5 Certificates, on a pro rata basis based on their respective Certificate Principal Balances, until their respective Certificate Principal Balances are reduced to zero; provided, however that the pro rata allocation to the Class V-A-4 Certificates and Class V-A-5 Certificates pursuant to this clause shall be based on the total Certificate
           Principal Balance of the Class V-A-4 Certificates and Class V-
           A-5 Certificates, but shall be distributed to the Class V-A-4 Certificates and the Class V-A-5 Certificates on a sequential basis, in that order, until their respective Certificate
           Principal Balances are reduced to zero;

                (B) second, to the Class V-A-3 Certificates, until its Certificate Principal Balance is reduced to zero; and

                (C) third, to the Class V-A-1 Certificates, until its Certificate Principal Balance is reduced to zero;

       (b) to the Class V-M-1 Certificates, until its Certificate
           Principal Balance is reduced to zero;

       (c) to the Class V-M-2 Certificates, until its Certificate
           Principal Balance is reduced to zero;

       (d) to the Class V-M-3 Certificates, until its Certificate
           Principal Balance is reduced to zero;

   (B) on each distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such distribution date set forth above in subclause II under "-Distributions of Principal--The Group V Certificates," after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

    (2)  to the Class V-M-1 Certificates, any Deferred Amount for such class;

    (3)  to the Class V-M-2 Certificates, any Deferred Amount for such class;

    (4)  to the Class V-M-3 Certificates, any Deferred Amount for such class;

    (5) to the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-5 Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

    (6) to the Class V-M-1 Certificates, any Basis Risk Shortfall for such class;

    (7) to the Class V-M-2 Certificates, any Basis Risk Shortfall for such class;

    (8)  to the Class V-M-3 Certificates, any Basis Risk Shortfall for
               such class;

    (9) to the Basis Risk Reserve Fund, any amounts required pursuant to the pooling and servicing agreement to be deposited therein;


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   (10) to the loss reserve account (as defined in the pooling and servicing agreement), the amount of any Group II Excess Interest remaining after payments pursuant to clauses (1) though (4) above;

   (11) to the Class V-X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and

   (12) to the Class R-II Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class R-II Certificates under this clause (12).

   Distributions pursuant to subparagraphs (5) through (8) above on any distribution date will be made after giving effect to any withdrawals from the Basis Risk Reserve Fund on such date to pay Basis Risk Shortfalls. As further described in the pooling and servicing agreement, on each distribution date amounts on deposit in the loss reserve account will be withdrawn to make payments pursuant to subparagraphs (1) through (4) above to the extent the amounts otherwise available to make such distributions are insufficient.

THE CLASS P CERTIFICATES

   On each distribution date, all amounts representing Prepayment Charges in respect of the Group I, Group II, Group III and Group IV Mortgage Loans received during the related prepayment period will be withdrawn from the Distribution Account and distributed to the Class P Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

   On the distribution date in July 2009, the trustee shall make a payment of principal to the Class P Certificates in reduction of the Certificate Principal Balance thereof from amounts on deposit in a separate reserve account established and maintained by the trustee for the exclusive benefit of the Class P Certificateholders.

THE CLASS P-V CERTIFICATES

   On each distribution date, all amounts representing Prepayment Charges in respect of the Group V Mortgage Loans received during the related prepayment period will be withdrawn from the Distribution Account and distributed to the Class P-V Certificates and shall not be available for distribution to the holders of any other class of Group V Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P-V Certificates.

   On the distribution date in July 2009, the trustee shall make a payment of principal to the Class P-V Certificates in reduction of the Certificate Principal Balance thereof from amounts on deposit in a separate reserve account established and maintained by the trustee for the exclusive benefit of the Class P-V Certificateholders.

CALCULATION OF ONE-MONTH LIBOR

   On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the Group V Certificates, which date we refer to as an interest determination date, the trustee will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest


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
determination date or an equivalent information system. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period.

   The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Group V Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Group V Certificates for such Interest Accrual Period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

   o with an established place of business in London,

   o which have been designated as such by the trustee, and

   o which are not controlling, controlled by, or under common control with, the depositor or the seller.

   The establishment of One-Month LIBOR on each interest determination date by the trustee and the trustee's calculation of the rate of interest applicable to the Group V Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

REPORTS TO CERTIFICATEHOLDERS

   The depositor has engaged the trustee to make available to each certificateholder, the servicer and the depositor a statement generally setting forth the following information:

1. the amount of the related distribution to holders of the certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

2. the amount of such distribution to holders of the certificates allocable to interest;

3. the Certificate Principal Balance or Notional Amount of the certificates before and after giving effect to the distribution of principal and allocation of Realized Losses on such distribution date;

4. the Stated Principal Balance of the Mortgage Loans in each loan group and all the Mortgage Loans in the aggregate for the following distribution date;

5. the Pass-Through Rate for each class of certificates for such distribution date; and

6. the cumulative Realized Losses for the Mortgage Pool through the end of the preceding month.

   The depositor will engage the trustee to make the monthly statement and, at the trustee's option, any additional files containing the same information in an alternative format, available each month to certificateholders via the trustee's internet website. Assistance in using the website service can be obtained by calling the trustee's customer service desk at (877) 722-1095. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

   In addition, within a reasonable period of time after the end of each calendar year, the depositor will engage the trustee to prepare and deliver to the servicer and to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

   The depositor makes no representation, and does not guarantee that, the trustee will provide such statements to the certificateholders as described above.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

   The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans in the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the borrowers' equity in such properties, and changes in the borrowers' housing needs, job transfers and employment status. All of the Mortgage Loans are adjustable-rate mortgage loans. As is the case with fixed-rate mortgage loans, in general, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans (and the applicable offered certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates on the Mortgage Loans, the Mortgage Loans (and the applicable offered certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the Mortgage Rates on the Mortgage Loans. Prepayments on the Mortgage Loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

   Although the Mortgage Rates on the Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the pass-through rates on the certificates and adjust by reference to the applicable Index. With respect to the Group V Certificates, changes in one-month LIBOR may not correlate with changes in the applicable Index and also may not correlate with prevailing interest rates. It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the Group V Certificates. The Mortgage Rate applicable to substantially all of the Mortgage Loans and any Adjustment Date will be based on the applicable Index value most recently announced generally as of a date either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date. Thus, if the Index value with respect to a Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases, will, all other things being equal, slow the upward adjustment of the pass-through rate or rate cap, as applicable, on the related certificates. In addition, substantially all of the Mortgage Loans have Mortgage Rates which will not adjust for a substantial period of time after origination. See "Description of the Mortgage Pool" in this prospectus supplement.

   The rate of principal prepayments may also be affected by whether the mortgage loan documents provide for prepayment charges. Approximately 10.59%, 26.46%, 20.78%, 70.32% and 32.52% of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans and Group I, Group II, Group III and Group IV Mortgage Loans in the aggregate, respectively, and 57.20%, 34.17% and 46.80% of the Group VA Mortgage Loans, Group VB Mortgage Loans and Group V Mortgage Loans in the aggregate, respectively, in each case by aggregate principal balance as of the Cut-off Date, provided for the payment by the borrower of a Prepayment Charge on voluntary prepayments typically made within up to five years from the date of the execution of the related Mortgage Note. These Prepayment Charges, if still applicable and if enforced by the servicer would typically discourage prepayments on the related Mortgage Loans. There can be no assurance that the Prepayment Charges will have any effect on the prepayment performance of the Mortgage Loans. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges may have on the prepayment performance of the Mortgage Loans.

   The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans in the related loan group the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

   The Mortgage Loans were underwritten generally in accordance with underwriting standards described in this prospectus supplement under "The Mortgage Pool--Underwriting Standards" and "--Modified Standards" and may or may not conform to Fannie Mae or Freddie Mac underwriting guidelines for "A" credit borrowers. Accordingly, the Mortgage Loans may experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

   The weighted average life and yield to maturity of the Group V Certificates will also be influenced by the amount of Monthly Excess Interest generated by the Group V Mortgage Loans and applied in reduction of the Certificate Principal Balances of the Group V Certificates. The amount of Monthly Excess Interest available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Group V Certificates will be influenced by, among other factors,

   o the overcollateralization level of the Group V Mortgage Loans at such time, i.e., the extent to which interest on the Group V Mortgage Loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the Group V Certificates;

   o the delinquency and default experience of the Group V Mortgage Loans; and

   o the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the Class V-X Certificates and Class R-II Certificates in each case as provided in the pooling and servicing agreement when the Targeted Overcollateralization Amount has been met.

   To the extent that greater amounts of Monthly Excess Interest are distributed in reduction of the Certificate Principal Balance of a class of Group V Certificates, the weighted average life of such class can be expected to shorten. No assurance, however, can be given as to the amount of Monthly Excess Interest to be distributed at any time or in the aggregate.

   We refer you to "Description of the Certificates--Credit Enhancement--The Group V Certificates" in this prospectus supplement.

   The yields to maturity of the offered certificates and, in particular the subordinated certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans. If a Realized Loss is allocated to a class of subordinated certificates the Certificate Principal Balance thereof will be reduced by the amount of such Realized Loss and such class will thereafter accrue interest on a reduced Certificate Principal Balance.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

   When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the borrower is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any Mortgage Loan may adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on such Mortgage Loans. The servicer is obligated to pay from its own funds up to the Compensating Interest only those interest shortfalls attributable to voluntary principal prepayments by the borrowers on the Mortgage Loans. Accordingly, the effect of (i) any principal prepayments on the Mortgage Loans, to the extent that any resulting shortfall (a "Prepayment Interest Shortfall") exceeds any Compensating Interest payments by the servicer or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under "Description of the Certificates-Distributions" in this prospectus supplement. See "Certain Legal Aspects of the Mortgage Loans-Servicemembers Civil Relief Act" in the prospectus.

YIELD CONSIDERATIONS FOR THE SUBORDINATE CERTIFICATES

   Group C-B Certificates. The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Group C-B Certificates will be affected by the rate of prepayments on the Group I, Group II, Group III and Group IV Mortgage Loans, as well as the rate of borrower defaults resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Certificates--Allocation of Losses; Subordination of the Group C-B Certificates" in this prospectus supplement for a description of the manner in which such losses are borne by the holders of the certificates. If the purchaser of a Group C-B Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Group I, Group II, Group III and Group IV Mortgage Loans.

   The yields to maturity on the classes of Group C-B Certificates with a lower payment priority will be more sensitive to losses due to liquidations of defaulted Group I, Group II, Group III and Group IV Mortgage Loans than will the yields on such classes with higher payment priority, and the yields to maturity on all of the Group C-B Certificates will be more sensitive to such losses than will the yields on the Group I, Group II, Group III and Group IV Certificates. The Group C-B Certificates will be more sensitive to losses due to liquidations of defaulted Group I, Group II, Group III and Group IV
Mortgage Loans because the entire amount of such losses will be allocable to such certificates in inverse order of priority, either directly or through the allocation of the Realized Loss in reduction of the Certificate Principal Balances of such certificates. To the extent not covered by the servicer's advances of delinquent monthly payments of principal and interest, delinquencies on the Group I, Group II, Group III and Group IV Mortgage Loans may also have a relatively greater effect:

   (1) on the yields to investors in the Group C-B Certificates with a lower payment priority than on the yields to investors in those Group C-B Certificates with a higher payment priority; and

   (2) on the yields to investors in the Group C-B Certificates than on the yields to investors in the Group I, Group II, Group III and Group IV Certificates.

   As described above under "Description of the Certificates--Distributions", "--Allocation of Losses; Subordination of the Group C-B Certificates," amounts otherwise distributable to holders of any class of Group C-B Certificates will be made available to protect the holders of the more senior ranking classes of the certificates against interruptions in distributions due to certain borrower delinquencies. Such delinquencies, even if subsequently cured, affect the timing of the receipt of distributions by the holders of the Group C-B Certificates.

   To the extent that a Group C-B Certificate is being purchased at a discount from its initial Certificate Principal Balance, if the purchaser of such a certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

   Group V Subordinate Certificates. The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Group V Subordinate Certificates will be affected by the rate of prepayments on the Group V Mortgage Loans, as well as the rate of borrower defaults resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Certificates--Credit Enhancement--The Group V Certificates" in this prospectus supplement for a description of the manner in which such losses are borne by the holders of the Group V Subordinate Certificates. If the purchaser of a Group V Subordinate Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Group V Mortgage Loans.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

   The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

   The effective yield to the holders of the offered certificates (other than the Group V Certificates) will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related Mortgage Loans, without any additional distribution of interest or earnings thereon in respect of such delay.

   The "last scheduled distribution date" for each class of offered certificates is the distribution date in August 2034, which is the distribution date in the month following the maturity date of latest maturing Mortgage Loan. The actual final distribution date with respect to each class of certificates could occur significantly earlier than its last scheduled distribution date because

   o prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof;

   o Monthly Excess Interest to the extent available will be applied as an accelerated payment of principal on the Group V Certificates to the extent required to restore or maintain the Targeted Overcollateralization Amount as described in this prospectus supplement; and

   o the depositor may exercise its option to repurchase the Group I, Group II, Group III and Group IV Mortgage Loans or the Group V Mortgage Loans as described under "-Optional Termination" herein.

   Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model (the "Prepayment Assumption"). The Prepayment Assumption used in this prospectus supplement with respect to the Mortgage Loans, assumes a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, 25% CPR assumes a constant prepayment rate of 25% per annum.

   There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the prepayment model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in borrowers' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

   The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

   o the Mortgage Pool consists of 123 group I, II, III and IV mortgage loans with the characteristics set forth below and the Group V Mortgage Loans with the characteristics set forth in this prospectus supplement;

   o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in August 2004;

   o the Mortgage Loans prepay at the percentages of the Prepayment Assumption indicated;

   o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the Mortgage Loans occur;

   o none of the depositor, the servicer or any other person purchases from the trust fund any Mortgage Loan under any obligation or option under the pooling and servicing agreement;

   o scheduled payments are assumed to be received on the first day of each month commencing in August 2004, there are no shortfalls in the payment of interest to certificateholders and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in July 2004, and include 30 days, interest thereon;


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
   o the scheduled monthly payment for each mortgage loan in the Mortgage Pool (other than any Group V Mortgage Loan) is calculated based on the assumed mortgage loan characteristics stated below;

   o the certificates are purchased on July 30, 2004;

   o the level of One-Month LIBOR remains constant at 1.462% per annum;

   o the level of Six-Month LIBOR remains constant at 1.930% per annum;

   o the level of One-Year LIBOR remains constant at 2.390% per annum;

   o the level of One-Year CMT remains constant at 2.180% per annum; and

   o the Certificate Principal Balances of the Class P Certificates and Class P-V Certificates are assumed to be zero.

                                   ASSUMED GROUP I MORTGAGE LOAN CHARACTERISTICS

                                                                   REMAINING      ORIGINAL                 MONTHS TO     FREQUENCY
                         CURRENT       EXPENSE       STATED         TERM TO       TERM TO                  NEXT RATE      OF RATE
     MORTGAGE         MORTGAGE RATE      FEE        PRINCIPAL      MATURITY       MATURITY      MARGIN    ADJUSTMENT    ADJUSTMENT
       LOAN*               (%)         RATE (%)    BALANCE ($)    (IN MONTHS)   (IN MONTHS)      (%)         DATE       (IN MONTHS)
 ------------------   -------------    --------   ------------    -----------   -----------    --------   ----------    -----------
 1(1)                  4.9990000000    0.250000     265,000.00        358           360        2.750000       34            12
 2(2)                  4.3345568045    0.250000   4,191,427.17        358           360        2.250000       34            12
 3(2)                  4.7367747053    0.250000   1,586,533.52        357           360        3.250000       33            12
 4(2)                  4.3105269913    0.250000   9,284,115.72        359           360        2.250000       35            12
 5(3)                  4.7468357567    0.250000   8,216,222.50        356           360        2.250000       32             6
 6(3)                  4.8750000000    0.250000     947,659.04        358           360        2.250000       34             6
 7(3)                  4.7500000000    0.250000     878,750.01        357           360        2.250000       33             6
 8(3)                  5.2500000000    0.250000     707,977.52        358           360        2.375000       34             6
 9(3)                  5.0000000000    0.250000     171,537.37        356           360        2.500000       32             6
10(3)                  5.0000000000    0.250000     269,349.81        358           360        2.625000       34             6
11(3)                  5.0115316692    0.250000   1,429,056.30        358           360        2.750000       34             6
12(3)                  5.4500000000    0.250000      75,746.93        357           360        3.000000       33             6
13(3)                  5.3750000000    0.250000     207,061.42        356           360        3.375000       32             6
14(3)                  4.9942867846    0.250000   4,066,702.99        358           360        2.250000       34             6
15(3)                  5.2500000000    0.250000     565,700.00        358           360        2.375000       34             6
16(3)                  5.3750000000    0.250000     810,999.99        358           360        2.500000       34             6
17(3)                  5.5000000000    0.250000     317,600.00        358           360        2.650000       34             6
18(3)                  4.8547512787    0.250000   4,586,921.73        357           360        2.750000       33             6
19(3)                  4.8750000000    0.250000     520,000.00        359           360        5.000000       35             6
20(3)                  5.0000000000    0.250000     308,000.00        358           360        2.750000       34             6

                                       INITIAL    SUBSEQUENT
                         MAXIMUM       PERIODIC    PERIODIC     MINIMUM
     MORTGAGE         MORTGAGE RATE    RATE CAP    RATE CAP     MORTGAGE
       LOAN*               (%)           (%)          (%)       RATE (%)
 ------------------   -------------    --------   ----------    --------
 1(1)                 10.9990000000    2.000000    2.000000     2.750000
 2(2)                 10.3345568045    2.000000    2.000000     2.250000
 3(2)                 10.7367747053    2.000000    2.000000     3.250000
 4(2)                 10.3105269913    2.000000    2.000000     2.250000
 5(3)                  9.7468357567    3.000000    1.000000     2.250000
 6(3)                  9.8750000000    3.000000    2.000000     2.250000
 7(3)                 10.7500000000    6.000000    2.000000     2.250000
 8(3)                 10.2500000000    3.000000    1.000000     2.375000
 9(3)                 10.0000000000    3.000000    1.000000     2.500000
10(3)                 10.0000000000    3.000000    1.000000     2.625000
11(3)                 10.0115316692    3.000000    1.000000     2.750000
12(3)                 10.4500000000    3.000000    1.000000     3.000000
13(3)                 10.3750000000    3.000000    1.000000     3.375000
14(3)                  9.9942867846    3.000000    1.000000     2.250000
15(3)                 10.2500000000    3.000000    1.000000     2.375000
16(3)                 10.3750000000    3.000000    1.000000     2.500000
17(3)                 10.5000000000    3.000000    1.000000     2.650000
18(3)                  9.8547512787    3.000000    1.000000     2.750000
19(3)                  9.8750000000    2.250000    1.000000     5.000000
20(3)                 10.0000000000    3.000000    1.000000     2.750000

* The mortgage loan numbered 20 is an Interest Only Mortgage Loan and the original interest only period for such loan is 120 months. The mortgage loans numbered 1, 4 and 14 through 19 are Interest Only Mortgage Loans and the original interest only period for each such mortgage loan is 36 months.

(1) Index is the One-Year CMT Index.
(2) Index is the One-Year LIBOR Index.
(3) Index is the Six-Month LIBOR Index.

                                  ASSUMED GROUP II MORTGAGE LOAN CHARACTERISTICS

                                                                  REMAINING      ORIGINAL                 MONTHS TO    FREQUENCY OF
                         CURRENT      EXPENSE       STATED         TERM TO       TERM TO                  NEXT RATE        RATE
     MORTGAGE           MORTGAGE        FEE        PRINCIPAL      MATURITY       MATURITY      MARGIN    ADJUSTMENT     ADJUSTMENT
       LOAN*            RATE (%)      RATE (%)    BALANCE ($)    (IN MONTHS)   (IN MONTHS)      (%)         DATE       (IN MONTHS)
 ------------------   ------------    --------   ------------    -----------   -----------    --------   ----------    ------------
 1(1)                 4.6250000000    0.250000     527,635.48        358           360        2.750000       58             12
 2(1)                 4.9990000000    0.250000     358,768.32        358           360        2.750000       58             12
 3(2)                 4.5380838329    0.250000   9,995,006.12        358           360        2.250000       58             12
 4(2)                 4.4471118477    0.250000   3,781,737.59        358           360        2.750000       58             12
 5(2)                 5.6905481898    0.250000   1,519,906.68        354           360        3.250000       54             12
 6(2)                 4.6250000000    0.250000     503,200.00        357           360        2.250000       57             12
 7(2)                 4.7728747396    0.250000   8,826,330.00        358           360        2.250000       58             12
 8(2)                 5.0207322987    0.250000   1,546,500.00        359           360        2.250000       59             12
 9(3)                 4.8794480795    0.250000   1,567,735.66        355           360        2.250000       55              6
10(3)                 5.1790323115    0.250000   5,544,915.53        357           360        2.250000       57              6
11(3)                 5.6250000000    0.250000     864,353.68        354           360        2.500000       54              6
12(3)                 5.1218852755    0.250000   1,260,710.45        355           360        2.750000       55              6
13(3)                 5.5167067561    0.250000     788,740.54        354           360        2.750000       54              6
14(3)                 6.0000000000    0.250000     518,439.24        357           360        2.875000       57              6
15(3)                 5.5000000000    0.250000     358,812.45        357           360        3.125000       57              6
16(3)                 5.6250000000    0.250000     767,518.89        357           360        3.250000       57              6
17(3)                 5.6250000000    0.250000     478,353.63        357           360        3.250000       57              6
18(3)                 5.7500000000    0.250000     378,206.69        358           360        3.375000       58              6
19(3)                 5.9131432086    0.250000   1,439,871.98        358           360        3.625000       58              6
20(3)                 4.8800000000    0.250000     532,560.59        356           360        3.705000       56              6
21(3)                 5.1789286216    0.250000   1,019,976.33        357           360        2.250000       57              6
22(3)                 5.2500000000    0.250000     400,000.00        358           360        2.625000       58              6
23(3)                 5.2881234419    0.250000   3,207,999.99        358           360        2.750000       58              6
24(3)                 6.0000000000    0.250000     800,000.00        359           360        2.875000       59              6
25(3)                 6.1250000000    0.250000     399,600.00        358           360        3.000000       58              6
26(3)                 5.1255425952    0.250000   7,518,054.10        356           360        2.250000       56              6
27(3)                 6.1250000000    0.250000     448,098.97        358           360        3.250000       58              6
28(3)                 6.1250000000    0.250000     480,000.00        357           360        3.750000       57              6
29(3)                 5.7500000000    0.250000     480,000.00        352           360        2.250000       52              6

                                       INITIAL    SUBSEQUENT
                         MAXIMUM       PERIODIC    PERIODIC     MINIMUM
     MORTGAGE            MORTGAGE      RATE CAP    RATE CAP     MORTGAGE
       LOAN*             RATE (%)        (%)          (%)       RATE (%)
 ------------------   -------------    --------   ----------    --------
 1(1)                  9.6250000000    5.000000    2.000000     2.750000
 2(1)                  9.9990000000    5.000000    2.000000     2.750000
 3(2)                  9.5380838329    5.000000    2.000000     2.250000
 4(2)                  9.4471118477    5.000000    2.000000     2.750000
 5(2)                 10.6905481898    5.000000    2.000000     3.250000
 6(2)                 10.6250000000    2.000000    2.000000     2.250000
 7(2)                  9.7728747396    5.000000    2.000000     2.250000
 8(2)                 10.0207322987    5.000000    2.000000     2.250000
 9(3)                  9.8794480795    5.000000    1.000000     2.250000
10(3)                 11.1790323115    6.000000    2.000000     2.250000
11(3)                 10.6250000000    5.000000    1.000000     2.500000
12(3)                 10.1218852755    5.000000    1.000000     2.750000
13(3)                 10.5167067561    5.000000    2.000000     2.750000
14(3)                 11.0000000000    3.000000    1.000000     2.875000
15(3)                 10.5000000000    5.000000    1.000000     3.125000
16(3)                 10.6250000000    5.000000    1.000000     3.250000
17(3)                 11.6250000000    6.000000    2.000000     3.250000
18(3)                 11.7500000000    6.000000    2.000000     3.375000
19(3)                 10.9131432086    5.000000    1.000000     3.625000
20(3)                  9.8800000000    5.000000    1.000000     3.705000
21(3)                 10.1789286216    5.000000    1.000000     2.250000
22(3)                 10.2500000000    5.000000    1.000000     2.625000
23(3)                 10.2881234419    5.000000    1.000000     2.750000
24(3)                 11.0000000000    5.000000    1.000000     2.875000
25(3)                 11.1250000000    5.000000    1.000000     3.000000
26(3)                 11.1255425952    6.000000    2.000000     2.250000
27(3)                 12.1250000000    6.000000    2.000000     3.250000
28(3)                 12.1250000000    6.000000    2.000000     3.750000
29(3)                 11.7500000000    6.000000    2.000000     2.250000

* The mortgage loans numbered 8 and 26 through 28 are Interest Only Mortgage Loans and the original interest only period for such loans is 120 months. The mortgage loan numbered 29 is an Interest Only Mortgage Loan and the original interest only period for each such mortgage loan is 240 months. The mortgage loans numbered 2, 6, 7 and 21 through 25 are Interest Only Mortgage Loans and the original interest only period for such loans is 60 months.

(1) Index is the One-Year CMT Index.
(2) Index is the One-Year LIBOR Index.
(3) Index is the Six-Month LIBOR Index.

                                 ASSUMED GROUP III MORTGAGE LOAN CHARACTERISTICS

                                                                  REMAINING      ORIGINAL                 MONTHS TO    FREQUENCY OF
                       CURRENT       EXPENSE        STATED         TERM TO       TERM TO                  NEXT RATE        RATE
    MORTGAGE        MORTGAGE RATE      FEE        PRINCIPAL       MATURITY       MATURITY      MARGIN    ADJUSTMENT     ADJUSTMENT
      LOAN*              (%)         RATE (%)    BALANCE ($)     (IN MONTHS)   (IN MONTHS)      (%)         DATE       (IN MONTHS)
 ----------------   -------------    --------   -------------    -----------   -----------    --------   ----------    ------------
 1(1)                4.6741003209    0.250000      368,211.45        355           360        2.750000       55             12
 2(2)                5.1250000000    0.250000      315,000.01        358           360        2.250000       58             12
 3(2)                4.6578960722    0.250000    3,448,179.61        358           360        2.250000       58             12
 4(2)                5.5750000000    0.250000      331,811.95        354           360        2.450000       54             12
 5(2)                4.4087601919    0.250000    2,409,396.58        357           360        2.750000       57             12
 6(2)                4.6352196283    0.250000      279,049.75        356           360        2.750000       56             12
 7(2)                5.4988018738    0.250000    1,213,761.52        357           360        3.250000       57             12
 8(2)                4.8342336006    0.250000    1,374,265.44        358           360        2.250000       58             12
 9(3)                5.3823645035    0.250000    2,727,261.07        358           360        2.250000       58              6
10(3)                5.7500000000    0.250000      155,354.33        352           360        2.250000       52              6
11(3)                5.2054693847    0.250000   10,473,606.42        355           360        2.250000       55              6
12(3)                5.4152314825    0.250000      356,301.25        357           360        2.250000       57              6
13(3)                5.4694825289    0.250000      429,395.34        355           360        2.375000       55              6
14(3)                5.2562253942    0.250000      905,414.15        358           360        2.500000       58              6
15(3)                5.2500000000    0.250000      247,429.82        358           360        2.500000       58              6
16(3)                5.7977249295    0.250000    1,715,953.39        356           360        2.625000       56              6
17(3)                5.3750000000    0.250000      403,092.54        358           360        2.625000       58              6
18(3)                5.8027723481    0.250000    1,410,039.97        354           360        2.750000       54              6
19(3)                5.4103660356    0.250000      569,346.89        357           360        2.875000       57              6
20(3)                5.2500000000    0.250000      332,932.78        358           360        2.875000       58              6
21(3)                5.8750000000    0.250000      530,311.30        358           360        3.000000       58              6
22(3)                5.3750000000    0.250000      256,730.15        357           360        3.000000       57              6
23(3)                5.8896601590    0.250000      379,113.09        359           360        3.000000       59              6
24(3)                6.0706526790    0.250000      527,544.83        355           360        3.125000       55              6
25(3)                5.8005055489    0.250000      639,631.03        358           360        3.125000       58              6
26(3)                6.2115916124    0.250000      442,051.40        356           360        3.250000       56              6
27(3)                5.6250000000    0.250000      143,691.38        358           360        3.375000       58              6
28(3)                6.6250000000    0.250000      171,872.52        354           360        3.500000       54              6
29(3)                6.2500000000    0.250000      263,497.70        358           360        3.500000       58              6
30(3)                6.8750000000    0.250000      198,977.29        354           360        3.750000       54              6
31(3)                6.3750000000    0.250000      123,653.62        357           360        3.875000       57              6
32(3)                6.1250000000    0.250000      269,723.54        353           360        4.000000       53              6
33(3)                7.8750000000    0.250000      212,699.76        353           360        4.875000       53              6
34(3)                5.7500000000    0.250000      124,669.70        359           360        5.000000       59              6
35(3)                6.0000000000    0.250000      243,512.99        358           360        5.300000       58              6
36(3)                4.8423007576    0.250000    1,164,399.99        358           360        2.250000       58              6
37(3)                5.1008819880    0.250000      800,618.64        353           360        2.250000       53              6
38(3)                5.4662019061    0.250000      566,600.00        356           360        2.375000       56              6
39(3)                5.4244465582    0.250000      682,999.99        358           360        2.625000       58              6
40(3)                5.6154459081    0.250000    3,823,695.68        358           360        2.750000       58              6


                                     INITIAL    SUBSEQUENT
                       MAXIMUM       PERIODIC    PERIODIC     MINIMUM
    MORTGAGE           MORTGAGE      RATE CAP    RATE CAP     MORTGAGE
      LOAN*            RATE (%)        (%)          (%)       RATE (%)
 ----------------   -------------    --------   ----------    --------
 1(1)                9.6741003209    5.000000    2.000000     2.750000
 2(2)               11.1250000000    2.000000    2.000000     2.250000
 3(2)                9.6578960722    5.000000    2.000000     2.250000
 4(2)               11.5750000000    2.000000    2.000000     2.450000
 5(2)                9.4087601919    2.000000    2.000000     2.750000
 6(2)                9.6352196283    5.000000    2.000000     2.750000
 7(2)               10.4988018738    5.000000    2.000000     3.250000
 8(2)                9.8342336006    5.000000    2.000000     2.250000
 9(3)               10.3823645035    5.000000    1.000000     2.250000
10(3)               11.7500000000    5.000000    2.000000     2.250000
11(3)               11.2054693847    6.000000    2.000000     2.250000
12(3)               11.4152314825    6.000000    6.000000     2.250000
13(3)               10.4694825289    5.000000    1.000000     2.375000
14(3)               10.2562253942    5.000000    1.000000     2.500000
15(3)               11.2500000000    6.000000    2.000000     2.500000
16(3)               10.7977249295    5.000000    1.000000     2.625000
17(3)               11.3750000000    6.000000    2.000000     2.625000
18(3)               10.8027723481    5.000000    1.000000     2.750000
19(3)               10.4103660356    5.000000    1.000000     2.875000
20(3)               11.2500000000    6.000000    2.000000     2.875000
21(3)               10.8750000000    5.000000    1.000000     3.000000
22(3)               10.3750000000    5.375000    1.000000     3.000000
23(3)               11.8896601590    6.000000    2.000000     3.000000
24(3)               11.0706526790    5.000000    1.000000     3.125000
25(3)               11.8005055489    6.000000    2.000000     3.125000
26(3)               11.2115916124    5.000000    1.000000     3.250000
27(3)               10.6250000000    5.000000    1.000000     3.375000
28(3)               11.6250000000    5.000000    1.000000     3.500000
29(3)               12.2500000000    6.000000    2.000000     3.500000
30(3)               11.8750000000    5.000000    1.000000     3.750000
31(3)               11.3750000000    5.000000    1.000000     3.875000
32(3)               11.1250000000    5.000000    1.000000     4.000000
33(3)               12.8750000000    5.000000    1.000000     4.875000
34(3)               10.7500000000    3.000000    1.000000     5.000000
35(3)               11.0000000000    1.000000    1.000000     5.300000
36(3)                9.8423007576    5.000000    1.000000     2.250000
37(3)               11.1008819880    6.000000    2.000000     2.250000
38(3)               10.4662019061    5.000000    1.000000     2.375000
39(3)               10.4244465582    5.000000    1.000000     2.625000
40(3)               10.6154459081    5.000000    1.000000     2.750000

                                                                 REMAINING      ORIGINAL                 MONTHS TO    FREQUENCY OF
                       CURRENT      EXPENSE        STATED         TERM TO       TERM TO                  NEXT RATE        RATE
    MORTGAGE          MORTGAGE        FEE        PRINCIPAL       MATURITY       MATURITY      MARGIN    ADJUSTMENT     ADJUSTMENT
      LOAN*           RATE (%)      RATE (%)    BALANCE ($)     (IN MONTHS)   (IN MONTHS)      (%)         DATE       (IN MONTHS)
 ----------------   ------------    --------   -------------    -----------   -----------    --------   ----------    ------------
41(3)               5.2500000000    0.250000      529,000.00        358           360        2.875000       58             6
42(3)               5.7598110465    0.250000      550,400.00        358           360        3.000000       58             6
43(3)               5.9808761249    0.250000      566,700.00        358           360        3.125000       58             6
44(3)               6.0511958926    0.250000      569,700.00        358           360        3.250000       58             6
45(3)               6.4149449036    0.250000      408,375.00        357           360        3.375000       57             6
46(3)               5.8750000000    0.250000      224,000.00        358           360        3.500000       58             6
47(3)               6.4752501787    0.250000      349,750.00        358           360        3.625000       58             6
48(3)               5.1250000000    0.250000      204,000.00        358           360        4.000000       58             6
49(3)               7.6250000000    0.250000      192,000.00        358           360        4.625000       58             6
50(3)               4.9029298643    0.250000   10,345,231.84        357           360        2.250000       57             6
51(3)               5.5000000000    0.250000      177,954.56        353           360        2.250000       53             6
52(3)               5.1250000000    0.250000      322,700.00        358           360        2.375000       58             6
53(3)               5.2500000000    0.250000      229,000.00        358           360        2.500000       58             6
54(3)               5.2189566495    0.250000      544,400.00        357           360        2.625000       57             6
55(3)               5.2500000000    0.250000      480,000.00        357           360        2.875000       57             6
56(3)               6.1296386907    0.250000      728,721.25        358           360        3.625000       58             6
57(3)               6.1250000000    0.250000      680,800.00        358           360        3.750000       58             6

                                     INITIAL    SUBSEQUENT
                       MAXIMUM       PERIODIC    PERIODIC     MINIMUM
    MORTGAGE           MORTGAGE      RATE CAP    RATE CAP     MORTGAGE
      LOAN*            RATE (%)        (%)          (%)       RATE (%)
 ----------------   -------------    --------   ----------    --------
41(3)               10.2500000000    5.000000    1.000000     2.875000
42(3)               10.7598110465    5.000000    1.000000     3.000000
43(3)               10.9808761249    5.000000    1.000000     3.125000
44(3)               11.0511958926    5.000000    1.000000     3.250000
45(3)               11.4149449036    5.000000    1.000000     3.375000
46(3)               10.8750000000    5.000000    1.000000     3.500000
47(3)               11.4752501787    5.000000    1.000000     3.625000
48(3)               10.1250000000    5.000000    1.000000     4.000000
49(3)               12.6250000000    5.000000    1.000000     4.625000
50(3)               10.9029298643    6.000000    2.000000     2.250000
51(3)               11.5000000000    6.375000    2.000000     2.250000
52(3)               11.1250000000    6.000000    2.000000     2.375000
53(3)               11.2500000000    6.000000    2.000000     2.500000
54(3)               11.2189566495    6.000000    2.000000     2.625000
55(3)               11.2500000000    6.000000    2.000000     2.875000
56(3)               12.1296386907    6.000000    2.000000     3.625000
57(3)               12.1250000000    6.000000    2.000000     3.750000

* The mortgage loans numbered 50 through 57 are Interest Only Mortgage Loans and the original interest only period for such loans is 120 months. The mortgage loans numbered 8 and 36 through 49 are Interest Only Mortgage
Loans and the original interest only period for each such mortgage loan is 60 months.

(1) Index is the One-Year CMT Index.
(2) Index is the One-Year LIBOR Index.
(3) Index is the Six-Month LIBOR Index.

                                  ASSUMED GROUP IV MORTGAGE LOAN CHARACTERISTICS

                                                                 REMAINING      ORIGINAL                 MONTHS TO    FREQUENCY OF
                       CURRENT      EXPENSE        STATED         TERM TO       TERM TO                  NEXT RATE        RATE
    MORTGAGE          MORTGAGE        FEE        PRINCIPAL       MATURITY       MATURITY      MARGIN    ADJUSTMENT     ADJUSTMENT
      LOAN*           RATE (%)      RATE (%)    BALANCE ($)     (IN MONTHS)   (IN MONTHS)      (%)         DATE       (IN MONTHS)
 ----------------   ------------    --------   -------------    -----------   -----------    --------   ----------    ------------
 1(3)               3.5000000000    0.250000      498,423.93        358           360        2.250000        4             6
 2(3)               3.8272843893    0.250000    2,242,531.11        353           360        2.750000        4             6
 3(3)               6.0000000000    0.250000      186,476.34        352           360        2.875000       16             6
 4(3)               4.5357614827    0.250000      764,123.77        357           360        3.000000        5             6
 5(3)               4.0542112721    0.250000    1,134,419.19        355           360        3.250000        4             6
 6(3)               5.7500000000    0.250000       72,817.35        349           360        3.250000       13             6
 7(3)               6.5000000000    0.250000      313,549.97        352           360        3.375000       16             6
 8(3)               6.5000000000    0.250000      325,952.28        350           360        3.500000       14             6
 9(3)               6.7500000000    0.250000      317,722.99        345           360        4.375000        9             6
10(3)               7.7500000000    0.250000      122,602.57        350           360        4.625000       14             6
11(3)               4.0397834592    0.250000    9,653,285.76        356           360        2.750000        4             6
12(3)               4.1492493343    0.250000    2,779,200.00        354           360        3.000000        4             6
13(3)               4.3137833418    0.250000    5,124,316.68        355           360        3.250000        2             6
14(3)               3.7500000000    0.250000    1,200,000.00        359           360        2.250000        5             6
15(3)               4.1151565981    0.250000   23,266,297.65        350           360        2.750000        4             6
16(3)               4.2835715201    0.250000    1,652,790.70        350           360        3.000000        3             6
17(3)               4.3750000000    0.250000      301,500.00        354           360        3.250000        6             6

                                     INITIAL    SUBSEQUENT
                       MAXIMUM       PERIODIC    PERIODIC     MINIMUM
    MORTGAGE           MORTGAGE      RATE CAP    RATE CAP     MORTGAGE
      LOAN*            RATE (%)        (%)          (%)       RATE (%)
 ----------------   -------------    --------   ----------    --------
 1(3)               15.5000000000    6.000000    6.000000     2.250000
 2(3)                9.8272843893    1.000000    1.000000     3.789029
 3(3)               11.0000000000    3.000000    1.000000     2.875000
 4(3)               10.5357614827    1.000000    1.000000     4.535761
 5(3)               10.0542112721    1.000000    1.000000     4.025014
 6(3)               11.7500000000    3.000000    1.000000     3.250000
 7(3)               11.5000000000    3.000000    1.000000     3.375000
 8(3)               11.5000000000    3.000000    1.000000     3.500000
 9(3)               11.7500000000    3.000000    1.000000     4.375000
10(3)               12.7500000000    3.000000    1.000000     4.625000
11(3)               10.0397834592    1.000000    1.000000     3.877393
12(3)               10.1492493343    1.000000    1.000000     4.149249
13(3)               10.3137833418    1.000000    1.000000     4.201396
14(3)               12.0000000000    6.000000    6.000000     2.250000
15(3)               10.1151565981    1.000000    1.000000     3.556573
16(3)               10.2835715201    1.000000    1.000000     4.152354
17(3)               10.3750000000    1.000000    1.000000     4.375000

* The mortgage loans numbered 14 through 17 are Interest Only Mortgage Loans and the original interest only period for such loans is 120 months. The mortgage loans numbered 11 through 13 are Interest Only Mortgage Loans and the original interest only period for each such mortgage loan is 60 months.

(1) Index is the One-Year CMT Index.
(2) Index is the One-Year LIBOR Index.
(3) Index is the Six-Month LIBOR Index.

                         PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                                         CLASS I-A
                                                                                         ------------------------------------------
DISTRIBUTION DATE                                                                         10%      15%       25%      35%      50%
-------------------------------------------------------------------------------------    -----    -----     -----    -----    -----
Initial Percentage ..................................................................     100       100      100      100      100
July 25, 2005 .......................................................................      89        83       73       62       46
July 25, 2006 .......................................................................      79        69       53       38       22
July 25, 2007 .......................................................................      69        57       38       24       10
July 25, 2008 .......................................................................      61        47       28       15        5
July 25, 2009 .......................................................................      53        39       21       10        2
July 25, 2010 .......................................................................      46        32       15        6        1
July 25, 2011 .......................................................................      40        27       11        4        1
July 25, 2012 .......................................................................      35        22        8        2        *
July 25, 2013 .......................................................................      31        18        6        2        *
July 25, 2014 .......................................................................      27        15        4        1        *
July 25, 2015 .......................................................................      23        12        3        1        *
July 25, 2016 .......................................................................      20        10        2        *        *
July 25, 2017 .......................................................................      18         8        2        *        *
July 25, 2018 .......................................................................      15         7        1        *        *
July 25, 2019 .......................................................................      13         6        1        *        *
July 25, 2020 .......................................................................      11         4        1        *        *
July 25, 2021 .......................................................................      10         4        *        *        *
July 25, 2022 .......................................................................       8         3        *        *        *
July 25, 2023 .......................................................................       7         2        *        *        *
July 25, 2024 .......................................................................       6         2        *        *        *
July 25, 2025 .......................................................................       5         1        *        *        *
July 25, 2026 .......................................................................       4         1        *        *        *
July 25, 2027 .......................................................................       3         1        *        *        *
July 25, 2028 .......................................................................       2         1        *        *        *
July 25, 2029 .......................................................................       2         *        *        *        *
July 25, 2030 .......................................................................       1         *        *        *        *
July 25, 2031 .......................................................................       1         *        *        *        *
July 25, 2032 .......................................................................       1         *        *        *        *
July 25, 2033 .......................................................................       *         *        *        *        0
July 25, 2034 .......................................................................       0         0        0        0        0

Weighted Average Life (in years)(1) .................................................    7.30      5.26     3.18     2.15     1.34

---------------
*   Indicates a number that is greater than zero but less than 0.5%.
    (1) The weighted average life of the offered certificates is determined by
        (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

                         PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                                         CLASS II-A
                                                                                         ------------------------------------------
DISTRIBUTION DATE                                                                         10%      15%       25%      23%      50%
-------------------------------------------------------------------------------------    -----    -----     -----    -----    -----
Initial Percentage ..................................................................     100       100      100      100      100
July 25, 2005 .......................................................................      89        83       73       62       46
July 25, 2006 .......................................................................      78        69       53       38       22
July 25, 2007 .......................................................................      69        57       38       24       10
July 25, 2008 .......................................................................      61        47       28       15        5
July 25, 2009 .......................................................................      54        40       21       10        2
July 25, 2010 .......................................................................      47        33       15        6        1
July 25, 2011 .......................................................................      41        28       11        4        1
July 25, 2012 .......................................................................      36        23        8        3        *
July 25, 2013 .......................................................................      32        19        6        2        *
July 25, 2014 .......................................................................      28        16        4        1        *
July 25, 2015 .......................................................................      24        13        3        1        *
July 25, 2016 .......................................................................      21        11        2        *        *
July 25, 2017 .......................................................................      18         9        2        *        *
July 25, 2018 .......................................................................      16         7        1        *        *
July 25, 2019 .......................................................................      14         6        1        *        *
July 25, 2020 .......................................................................      12         5        1        *        *
July 25, 2021 .......................................................................      10         4        *        *        *
July 25, 2022 .......................................................................       8         3        *        *        *
July 25, 2023 .......................................................................       7         2        *        *        *
July 25, 2024 .......................................................................       6         2        *        *        *
July 25, 2025 .......................................................................       5         1        *        *        *
July 25, 2026 .......................................................................       4         1        *        *        *
July 25, 2027 .......................................................................       3         1        *        *        *
July 25, 2028 .......................................................................       3         1        *        *        *
July 25, 2029 .......................................................................       2         *        *        *        *
July 25, 2030 .......................................................................       1         *        *        *        *
July 25, 2031 .......................................................................       1         *        *        *        *
July 25, 2032 .......................................................................       1         *        *        *        *
July 25, 2033 .......................................................................       *         *        *        *        0
July 25, 2034 .......................................................................       0         0        0        0        0

Weighted Average Life (in years)(1) .................................................    7.45      5.33     3.20     2.16     1.34

---------------
*   Indicates a number that is greater than zero but less than 0.5%
    (1) The weighted average life of the offered certificates is determined by
        (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

                         PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                                        CLASS III-A
                                                                                         ------------------------------------------
DISTRIBUTION DATE                                                                         10%      15%       25%      35%      50%
-------------------------------------------------------------------------------------    -----    -----     -----    -----    -----
Initial Percentage ..................................................................     100       100      100      100      100
July 25, 2005 .......................................................................      89        83       73       62       46
July 25, 2006 .......................................................................      78        69       53       38       22
July 25, 2007 .......................................................................      69        57       38       24       10
July 25, 2008 .......................................................................      61        47       28       15        5
July 25, 2009 .......................................................................      54        40       21       10        2
July 25, 2010 .......................................................................      47        33       15        6        1
July 25, 2011 .......................................................................      41        28       11        4        1
July 25, 2012 .......................................................................      36        23        8        3        *
July 25, 2013 .......................................................................      32        19        6        2        *
July 25, 2014 .......................................................................      28        16        5        1        *
July 25, 2015 .......................................................................      25        13        3        1        *
July 25, 2016 .......................................................................      21        11        2        *        *
July 25, 2017 .......................................................................      19         9        2        *        *
July 25, 2018 .......................................................................      16         7        1        *        *
July 25, 2019 .......................................................................      14         6        1        *        *
July 25, 2020 .......................................................................      12         5        1        *        *
July 25, 2021 .......................................................................      10         4        *        *        *
July 25, 2022 .......................................................................       8         3        *        *        *
July 25, 2023 .......................................................................       7         2        *        *        *
July 25, 2024 .......................................................................       6         2        *        *        *
July 25, 2025 .......................................................................       5         1        *        *        *
July 25, 2026 .......................................................................       4         1        *        *        *
July 25, 2027 .......................................................................       3         1        *        *        *
July 25, 2028 .......................................................................       3         1        *        *        *
July 25, 2029 .......................................................................       2         *        *        *        *
July 25, 2030 .......................................................................       1         *        *        *        *
July 25, 2031 .......................................................................       1         *        *        *        *
July 25, 2032 .......................................................................       1         *        *        *        *
July 25, 2033 .......................................................................       *         *        *        *        0
July 25, 2034 .......................................................................       0         0        0        0        0

Weighted Average Life (in years)(1) .................................................    7.45      5.34     3.20     2.16     1.34

---------------
*   Indicates a number that is greater than zero but less than 0.5%.
    (1) The weighted average life of the offered certificates is determined by
        (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

                         PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                                         CLASS IV-A
                                                                                         ------------------------------------------
DISTRIBUTION DATE                                                                         10%      15%       25%      35%      50%
-------------------------------------------------------------------------------------    -----    -----     -----    -----    -----
Initial Percentage ..................................................................     100       100      100      100      100
July 25, 2005 .......................................................................      89        84       73       63       47
July 25, 2006 .......................................................................      79        70       53       39       22
July 25, 2007 .......................................................................      71        59       39       24       10
July 25, 2008 .......................................................................      63        49       29       16        5
July 25, 2009 .......................................................................      56        41       22       10        2
July 25, 2010 .......................................................................      49        34       16        7        1
July 25, 2011 .......................................................................      43        29       12        4        1
July 25, 2012 .......................................................................      39        24        9        3        *
July 25, 2013 .......................................................................      34        20        7        2        *
July 25, 2014 .......................................................................      30        17        5        1        *
July 25, 2015 .......................................................................      26        14        3        1        *
July 25, 2016 .......................................................................      23        11        3        *        *
July 25, 2017 .......................................................................      20         9        2        *        *
July 25, 2018 .......................................................................      17         8        1        *        *
July 25, 2019 .......................................................................      15         6        1        *        *
July 25, 2020 .......................................................................      12         5        1        *        *
July 25, 2021 .......................................................................      11         4        *        *        *
July 25, 2022 .......................................................................       9         3        *        *        *
July 25, 2023 .......................................................................       8         3        *        *        *
July 25, 2024 .......................................................................       6         2        *        *        *
July 25, 2025 .......................................................................       5         2        *        *        *
July 25, 2026 .......................................................................       4         1        *        *        *
July 25, 2027 .......................................................................       3         1        *        *        *
July 25, 2028 .......................................................................       3         1        *        *        *
July 25, 2029 .......................................................................       2         *        *        *        *
July 25, 2030 .......................................................................       1         *        *        *        *
July 25, 2031 .......................................................................       1         *        *        *        *
July 25, 2032 .......................................................................       *         *        *        *        *
July 25, 2033 .......................................................................       *         *        *        *        0
July 25, 2034 .......................................................................       0         0        0        0        0

Weighted Average Life (in years)(1) .................................................    7.71      5.49     3.27     2.19     1.35

---------------
*   Indicates a number that is greater than zero but less than 0.5%.
    (1) The weighted average life of the offered certificates is determined by
        (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

                         PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                          CLASS C-B-1, CLASS C-B-2 AND CLASS C-B-3
                                                                                         ------------------------------------------
DISTRIBUTION DATE                                                                         10%      15%       25%      35%      50%
-------------------------------------------------------------------------------------    -----    -----     -----    -----    -----
Initial Percentage ..................................................................      100      100      100      100      100
July 25, 2005 .......................................................................       99       99       99       99       99
July 25, 2006 .......................................................................       99       99       99       92       72
July 25, 2007 .......................................................................       98       98       90       74       51
July 25, 2008 .......................................................................       97       97       67       47       25
July 25, 2009 .......................................................................       96       86       50       30       12
July 25, 2010 .......................................................................       94       72       37       19        6
July 25, 2011 .......................................................................       89       60       27       12        3
July 25, 2012 .......................................................................       78       50       20        8        1
July 25, 2013 .......................................................................       69       42       15        5        1
July 25, 2014 .......................................................................       61       35       11        3        *
July 25, 2015 .......................................................................       53       28        8        2        *
July 25, 2016 .......................................................................       46       23        6        1        *
July 25, 2017 .......................................................................       40       19        4        1        *
July 25, 2018 .......................................................................       34       16        3        *        *
July 25, 2019 .......................................................................       30       13        2        *        *
July 25, 2020 .......................................................................       25       10        1        *        *
July 25, 2021 .......................................................................       22        8        1        *        *
July 25, 2022 .......................................................................       18        7        1        *        *
July 25, 2023 .......................................................................       15        5        1        *        *
July 25, 2024 .......................................................................       13        4        *        *        *
July 25, 2025 .......................................................................       11        3        *        *        *
July 25, 2026 .......................................................................        9        2        *        *        *
July 25, 2027 .......................................................................        7        2        *        *        *
July 25, 2028 .......................................................................        5        1        *        *        *
July 25, 2029 .......................................................................        4        1        *        *        *
July 25, 2030 .......................................................................        3        1        *        *        *
July 25, 2031 .......................................................................        2        *        *        *        *
July 25, 2032 .......................................................................        1        *        *        *        *
July 25, 2033 .......................................................................        *        *        *        *        0
July 25, 2034 .......................................................................        0        0        0        0        0

Weighted Average Life (in years)(1) .................................................    12.70     9.35     5.93     4.48     3.22

---------------
*   Indicates a number that is greater than zero but less than 0.5%.
    (1) The weighted average life of the offered certificates is determined by
        (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

                         PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                                        CLASS V-A-1
                                                                                         ------------------------------------------
DISTRIBUTION DATE                                                                         10%      15%       25%      35%      50%
-------------------------------------------------------------------------------------    -----    -----     -----    -----    -----
Initial Percentage ..................................................................     100       100      100      100      100
July 25, 2005 .......................................................................      89        83       73       62       46
July 25, 2006 .......................................................................      78        69       53       38       20
July 25, 2007 .......................................................................      69        57       37       22        7
July 25, 2008 .......................................................................      60        47       28       16        6
July 25, 2009 .......................................................................      53        39       21       10        3
July 25, 2010 .......................................................................      46        33       15        6        1
July 25, 2011 .......................................................................      40        27       11        4        *
July 25, 2012 .......................................................................      36        23        8        2        0
July 25, 2013 .......................................................................      31        19        6        1        0
July 25, 2014 .......................................................................      27        15        4        1        0
July 25, 2015 .......................................................................      24        13        3        *        0
July 25, 2016 .......................................................................      21        10        2        0        0
July 25, 2017 .......................................................................      18         9        1        0        0
July 25, 2018 .......................................................................      16         7        1        0        0
July 25, 2019 .......................................................................      13         6        *        0        0
July 25, 2020 .......................................................................      12         5        *        0        0
July 25, 2021 .......................................................................      10         4        0        0        0
July 25, 2022 .......................................................................       8         3        0        0        0
July 25, 2023 .......................................................................       7         2        0        0        0
July 25, 2024 .......................................................................       6         2        0        0        0
July 25, 2025 .......................................................................       5         1        0        0        0
July 25, 2026 .......................................................................       4         1        0        0        0
July 25, 2027 .......................................................................       3         *        0        0        0
July 25, 2028 .......................................................................       2         *        0        0        0
July 25, 2029 .......................................................................       2         0        0        0        0
July 25, 2030 .......................................................................       1         0        0        0        0
July 25, 2031 .......................................................................       *         0        0        0        0
July 25, 2032 .......................................................................       *         0        0        0        0
July 25, 2033 .......................................................................       0         0        0        0        0
July 25, 2034 .......................................................................       0         0        0        0        0

Weighted Average Life (in years)(1) .................................................    7.33      5.25     3.16     2.14     1.30

---------------
*   Indicates a number that is greater than zero but less than 0.5%.
    (1) The weighted average life of the offered certificates is determined by
        (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

                         PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                                        CLASS V-A-2
                                                                                         ------------------------------------------
DISTRIBUTION DATE                                                                         10%      15%       25%      35%      50%
-------------------------------------------------------------------------------------    -----    -----     -----    -----    -----
Initial Percentage ..................................................................     100       100      100      100      100
July 25, 2005 .......................................................................      85        78       64       50       29
July 25, 2006 .......................................................................      71        59       37       17        0
July 25, 2007 .......................................................................      58        43       16        0        0
July 25, 2008 .......................................................................      47        29        4        0        0
July 25, 2009 .......................................................................      37        19        0        0        0
July 25, 2010 .......................................................................      28        10        0        0        0
July 25, 2011 .......................................................................      21         3        0        0        0
July 25, 2012 .......................................................................      14         0        0        0        0
July 25, 2013 .......................................................................       8         0        0        0        0
July 25, 2014 .......................................................................       3         0        0        0        0
July 25, 2015 .......................................................................       0         0        0        0        0
July 25, 2016 .......................................................................       0         0        0        0        0
July 25, 2017 .......................................................................       0         0        0        0        0
July 25, 2018 .......................................................................       0         0        0        0        0
July 25, 2019 .......................................................................       0         0        0        0        0
July 25, 2020 .......................................................................       0         0        0        0        0
July 25, 2021 .......................................................................       0         0        0        0        0
July 25, 2022 .......................................................................       0         0        0        0        0
July 25, 2023 .......................................................................       0         0        0        0        0
July 25, 2024 .......................................................................       0         0        0        0        0
July 25, 2025 .......................................................................       0         0        0        0        0
July 25, 2026 .......................................................................       0         0        0        0        0
July 25, 2027 .......................................................................       0         0        0        0        0
July 25, 2028 .......................................................................       0         0        0        0        0
July 25, 2029 .......................................................................       0         0        0        0        0
July 25, 2030 .......................................................................       0         0        0        0        0
July 25, 2031 .......................................................................       0         0        0        0        0
July 25, 2032 .......................................................................       0         0        0        0        0
July 25, 2033 .......................................................................       0         0        0        0        0
July 25, 2034 .......................................................................       0         0        0        0        0

Weighted Average Life (in years)(1) .................................................    4.24      2.91     1.71     1.14     0.73

---------------
    (1) The weighted average life of the offered certificates is determined by
        (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

                         PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                                        CLASS V-A-3
                                                                                         ------------------------------------------
DISTRIBUTION DATE                                                                         10%      15%       25%      35%      50%
-------------------------------------------------------------------------------------    -----    -----     -----    -----    -----
Initial Percentage ..................................................................      100      100      100      100      100
July 25, 2005 .......................................................................      100      100      100      100      100
July 25, 2006 .......................................................................      100      100      100      100       80
July 25, 2007 .......................................................................      100      100      100       88       27
July 25, 2008 .......................................................................      100      100      100       64       23
July 25, 2009 .......................................................................      100      100       84       41       11
July 25, 2010 .......................................................................      100      100       62       26        4
July 25, 2011 .......................................................................      100      100       45       17        1
July 25, 2012 .......................................................................      100       90       33       10        0
July 25, 2013 .......................................................................      100       75       24        6        0
July 25, 2014 .......................................................................      100       62       18        3        0
July 25, 2015 .......................................................................       96       51       13        1        0
July 25, 2016 .......................................................................       84       42        9        0        0
July 25, 2017 .......................................................................       73       35        6        0        0
July 25, 2018 .......................................................................       63       28        4        0        0
July 25, 2019 .......................................................................       54       23        2        0        0
July 25, 2020 .......................................................................       47       19        1        0        0
July 25, 2021 .......................................................................       40       15        0        0        0
July 25, 2022 .......................................................................       34       12        0        0        0
July 25, 2023 .......................................................................       29        9        0        0        0
July 25, 2024 .......................................................................       24        7        0        0        0
July 25, 2025 .......................................................................       20        5        0        0        0
July 25, 2026 .......................................................................       16        3        0        0        0
July 25, 2027 .......................................................................       13        2        0        0        0
July 25, 2028 .......................................................................       10        1        0        0        0
July 25, 2029 .......................................................................        7        0        0        0        0
July 25, 2030 .......................................................................        4        0        0        0        0
July 25, 2031 .......................................................................        2        0        0        0        0
July 25, 2032 .......................................................................        1        0        0        0        0
July 25, 2033 .......................................................................        0        0        0        0        0
July 25, 2034 .......................................................................        0        0        0        0        0

Weighted Average Life (in years)(1) .................................................    16.69    12.33     7.54     5.14     3.02

---------------
    (1) The weighted average life of the offered certificates is determined by
        (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

                         PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                                        CLASS V-A-4
                                                                                         ------------------------------------------
DISTRIBUTION DATE                                                                         10%      15%       25%      35%      50%
-------------------------------------------------------------------------------------    -----    -----     -----    -----    -----
Initial Percentage ..................................................................     100       100      100      100      100
July 25, 2005 .......................................................................      76        65       43       21        0
July 25, 2006 .......................................................................      55        36        1        0        0
July 25, 2007 .......................................................................      35        10        0        0        0
July 25, 2008 .......................................................................      17         0        0        0        0
July 25, 2009 .......................................................................       1         0        0        0        0
July 25, 2010 .......................................................................       0         0        0        0        0
July 25, 2011 .......................................................................       0         0        0        0        0
July 25, 2012 .......................................................................       0         0        0        0        0
July 25, 2013 .......................................................................       0         0        0        0        0
July 25, 2014 .......................................................................       0         0        0        0        0
July 25, 2015 .......................................................................       0         0        0        0        0
July 25, 2016 .......................................................................       0         0        0        0        0
July 25, 2017 .......................................................................       0         0        0        0        0
July 25, 2018 .......................................................................       0         0        0        0        0
July 25, 2019 .......................................................................       0         0        0        0        0
July 25, 2020 .......................................................................       0         0        0        0        0
July 25, 2021 .......................................................................       0         0        0        0        0
July 25, 2022 .......................................................................       0         0        0        0        0
July 25, 2023 .......................................................................       0         0        0        0        0
July 25, 2024 .......................................................................       0         0        0        0        0
July 25, 2025 .......................................................................       0         0        0        0        0
July 25, 2026 .......................................................................       0         0        0        0        0
July 25, 2027 .......................................................................       0         0        0        0        0
July 25, 2028 .......................................................................       0         0        0        0        0
July 25, 2029 .......................................................................       0         0        0        0        0
July 25, 2030 .......................................................................       0         0        0        0        0
July 25, 2031 .......................................................................       0         0        0        0        0
July 25, 2032 .......................................................................       0         0        0        0        0
July 25, 2033 .......................................................................       0         0        0        0        0
July 25, 2034 .......................................................................       0         0        0        0        0

Weighted Average Life (in years)(1) .................................................    2.35      1.60     0.94     0.64     0.41

---------------
    (1) The weighted average life of the offered certificates is determined by
        (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

                         PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                                        CLASS V-A-5
                                                                                         ------------------------------------------
DISTRIBUTION DATE                                                                         10%      15%       25%      35%      50%
-------------------------------------------------------------------------------------    -----    -----     -----    -----    -----
Initial Percentage ..................................................................     100       100      100      100      100
July 25, 2005 .......................................................................     100       100      100      100       79
July 25, 2006 .......................................................................     100       100      100       48        0
July 25, 2007 .......................................................................     100       100       45        0        0
July 25, 2008 .......................................................................     100        80       12        0        0
July 25, 2009 .......................................................................     100        52        0        0        0
July 25, 2010 .......................................................................      77        28        0        0        0
July 25, 2011 .......................................................................      57         8        0        0        0
July 25, 2012 .......................................................................      39         0        0        0        0
July 25, 2013 .......................................................................      23         0        0        0        0
July 25, 2014 .......................................................................       9         0        0        0        0
July 25, 2015 .......................................................................       0         0        0        0        0
July 25, 2016 .......................................................................       0         0        0        0        0
July 25, 2017 .......................................................................       0         0        0        0        0
July 25, 2018 .......................................................................       0         0        0        0        0
July 25, 2019 .......................................................................       0         0        0        0        0
July 25, 2020 .......................................................................       0         0        0        0        0
July 25, 2021 .......................................................................       0         0        0        0        0
July 25, 2022 .......................................................................       0         0        0        0        0
July 25, 2023 .......................................................................       0         0        0        0        0
July 25, 2024 .......................................................................       0         0        0        0        0
July 25, 2025 .......................................................................       0         0        0        0        0
July 25, 2026 .......................................................................       0         0        0        0        0
July 25, 2027 .......................................................................       0         0        0        0        0
July 25, 2028 .......................................................................       0         0        0        0        0
July 25, 2029 .......................................................................       0         0        0        0        0
July 25, 2030 .......................................................................       0         0        0        0        0
July 25, 2031 .......................................................................       0         0        0        0        0
July 25, 2032 .......................................................................       0         0        0        0        0
July 25, 2033 .......................................................................       0         0        0        0        0
July 25, 2034 .......................................................................       0         0        0        0        0

Weighted Average Life (in years)(1) .................................................    7.58      5.22     3.07     2.03     1.28

---------------
    (1) The weighted average life of the offered certificates is determined by
        (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

                         PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                                        CLASS V-M-1
                                                                                         ------------------------------------------
DISTRIBUTION DATE                                                                         10%      15%       25%      35%      50%
-------------------------------------------------------------------------------------    -----    -----     -----    -----    -----
Initial Percentage ..................................................................      100      100      100      100      100
July 25, 2005 .......................................................................      100      100      100      100      100
July 25, 2006 .......................................................................      100      100      100      100      100
July 25, 2007 .......................................................................      100      100      100      100      100
July 25, 2008 .......................................................................      100      100       60       34        8
July 25, 2009 .......................................................................      100       83       45       22        0
July 25, 2010 .......................................................................       98       70       33       13        0
July 25, 2011 .......................................................................       86       58       24        1        0
July 25, 2012 .......................................................................       76       48       18        0        0
July 25, 2013 .......................................................................       67       40       10        0        0
July 25, 2014 .......................................................................       58       33        2        0        0
July 25, 2015 .......................................................................       51       27        0        0        0
July 25, 2016 .......................................................................       44       22        0        0        0
July 25, 2017 .......................................................................       39       18        0        0        0
July 25, 2018 .......................................................................       33       15        0        0        0
July 25, 2019 .......................................................................       29        9        0        0        0
July 25, 2020 .......................................................................       25        3        0        0        0
July 25, 2021 .......................................................................       21        0        0        0        0
July 25, 2022 .......................................................................       18        0        0        0        0
July 25, 2023 .......................................................................       15        0        0        0        0
July 25, 2024 .......................................................................       10        0        0        0        0
July 25, 2025 .......................................................................        4        0        0        0        0
July 25, 2026 .......................................................................        0        0        0        0        0
July 25, 2027 .......................................................................        0        0        0        0        0
July 25, 2028 .......................................................................        0        0        0        0        0
July 25, 2029 .......................................................................        0        0        0        0        0
July 25, 2030 .......................................................................        0        0        0        0        0
July 25, 2031 .......................................................................        0        0        0        0        0
July 25, 2032 .......................................................................        0        0        0        0        0
July 25, 2033 .......................................................................        0        0        0        0        0
July 25, 2034 .......................................................................        0        0        0        0        0

Weighted Average Life (in years)(1) .................................................    12.27     8.77     5.35     4.07     3.65

---------------
    (1) The weighted average life of the offered certificates is determined by
        (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

                         PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                                        CLASS V-M-2
                                                                                         ------------------------------------------
DISTRIBUTION DATE                                                                         10%      15%       25%      35%      50%
-------------------------------------------------------------------------------------    -----    -----     -----    -----    -----
Initial Percentage ..................................................................      100      100      100      100      100
July 25, 2005 .......................................................................      100      100      100      100      100
July 25, 2006 .......................................................................      100      100      100      100      100
July 25, 2007 .......................................................................      100      100      100      100      100
July 25, 2008 .......................................................................      100      100       60       34        0
July 25, 2009 .......................................................................      100       83       45       15        0
July 25, 2010 .......................................................................       98       70       33        0        0
July 25, 2011 .......................................................................       86       58       20        0        0
July 25, 2012 .......................................................................       76       48        6        0        0
July 25, 2013 .......................................................................       67       40        0        0        0
July 25, 2014 .......................................................................       58       33        0        0        0
July 25, 2015 .......................................................................       51       27        0        0        0
July 25, 2016 .......................................................................       44       17        0        0        0
July 25, 2017 .......................................................................       39        8        0        0        0
July 25, 2018 .......................................................................       33        *        0        0        0
July 25, 2019 .......................................................................       29        0        0        0        0
July 25, 2020 .......................................................................       22        0        0        0        0
July 25, 2021 .......................................................................       14        0        0        0        0
July 25, 2022 .......................................................................        7        0        0        0        0
July 25, 2023 .......................................................................        *        0        0        0        0
July 25, 2024 .......................................................................        0        0        0        0        0
July 25, 2025 .......................................................................        0        0        0        0        0
July 25, 2026 .......................................................................        0        0        0        0        0
July 25, 2027 .......................................................................        0        0        0        0        0
July 25, 2028 .......................................................................        0        0        0        0        0
July 25, 2029 .......................................................................        0        0        0        0        0
July 25, 2030 .......................................................................        0        0        0        0        0
July 25, 2031 .......................................................................        0        0        0        0        0
July 25, 2032 .......................................................................        0        0        0        0        0
July 25, 2033 .......................................................................        0        0        0        0        0
July 25, 2034 .......................................................................        0        0        0        0        0

Weighted Average Life (in years)(1) .................................................    11.78     8.35     5.07     3.83     3.31

---------------
*   Indicates a number that is greater than zero but less than 0.5%.
    (1) The weighted average life of the offered certificates is determined by
        (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

                         PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                                        CLASS V-M-3
                                                                                         ------------------------------------------
DISTRIBUTION DATE                                                                         10%      15%       25%      35%      50%
-------------------------------------------------------------------------------------    -----    -----     -----    -----    -----
Initial Percentage ..................................................................      100      100      100      100      100
July 25, 2005 .......................................................................      100      100      100      100      100
July 25, 2006 .......................................................................      100      100      100      100      100
July 25, 2007 .......................................................................      100      100      100      100      100
July 25, 2008 .......................................................................      100      100       56       12        0
July 25, 2009 .......................................................................      100       83       30        0        0
July 25, 2010 .......................................................................       98       70       10        0        0
July 25, 2011 .......................................................................       86       52        0        0        0
July 25, 2012 .......................................................................       76       35        0        0        0
July 25, 2013 .......................................................................       67       22        0        0        0
July 25, 2014 .......................................................................       53       10        0        0        0
July 25, 2015 .......................................................................       40        *        0        0        0
July 25, 2016 .......................................................................       29        0        0        0        0
July 25, 2017 .......................................................................       19        0        0        0        0
July 25, 2018 .......................................................................       11        0        0        0        0
July 25, 2019 .......................................................................        3        0        0        0        0
July 25, 2020 .......................................................................        0        0        0        0        0
July 25, 2021 .......................................................................        0        0        0        0        0
July 25, 2022 .......................................................................        0        0        0        0        0
July 25, 2023 .......................................................................        0        0        0        0        0
July 25, 2024 .......................................................................        0        0        0        0        0
July 25, 2025 .......................................................................        0        0        0        0        0
July 25, 2026 .......................................................................        0        0        0        0        0
July 25, 2027 .......................................................................        0        0        0        0        0
July 25, 2028 .......................................................................        0        0        0        0        0
July 25, 2029 .......................................................................        0        0        0        0        0
July 25, 2030 .......................................................................        0        0        0        0        0
July 25, 2031 .......................................................................        0        0        0        0        0
July 25, 2032 .......................................................................        0        0        0        0        0
July 25, 2033 .......................................................................        0        0        0        0        0
July 25, 2034 .......................................................................        0        0        0        0        0

Weighted Average Life (in years)(1) .................................................    10.35     7.24     4.38     3.35     3.12

---------------
*   Indicates a number that is greater than zero but less than 0.5%.
    (1) The weighted average life of the offered certificates is determined by
        (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

CLASS IV-X CERTIFICATES YIELD CONSIDERATIONS

   As indicated in the table below, the yield to investors in the Class IV-X Certificates will be sensitive to the rate and timing of principal payments on the Group IV Mortgage Loans, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. Investors in the Class IV-X Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Group IV Mortgage Loans could result in the failure of such investors to fully recover their investments.

   Based upon the modeling assumptions, and further assuming (i) prepayments occur at approximately 31% CPR, (ii) an assumed purchase price of 1.125% and
(iii) the depositor exercised its option to purchase all of the Group I, Group II, Group III and Group IV Mortgage Loans on the first possible optional termination date, the pre-tax yield of the Class IV-X Certificates would be approximately 0%.

   The following table indicate the sensitivity of the pre-tax yield to maturity on the Class IV-X Certificates to various constant rates of prepayment on the Group IV Mortgage Loans by projecting the monthly aggregate payments on the Class IV-X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the modeling assumptions including the assumptions regarding the characteristics and performance of the Group IV Mortgage Loans which may differ from the actual characteristics and performance thereof and assuming the purchase price set forth below. Any differences between such assumptions and the actual characteristics and performance of the Group IV Mortgage Loans and of the Class IV-X Certificates may result in yields being different from those shown in the following table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the following table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.


                SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                     CLASS IV-X CERTIFICATES TO PREPAYMENTS
                               PERCENTAGE OF CPR



                                                                               10%       20%        35%        50%           60%
                                                                             -------   -------    ------    ----------   ----------
Assumed Purchase Price*
  -----------------------                                                    33.5692%  19.1695%   8.6527%   (44.3225)%   (72.2783)%

*Assumed purchase price does not include accrued interest.

   The pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class IV-X Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for the Class IV-X Certificates listed in the table. Accrued interest is used in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class IV-X Certificates, and thus do not reflect the return on any investment in the Class IV-X Certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

   Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Group IV Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class IV-X Certificates is likely to differ from those shown in the table, even if all of the Group IV Mortgage Loans prepay at the indicated constant percentages of the Prepayment Assumption over any given time period or over the entire life of such certificates.

   There can be no assurance that the Group IV Mortgage Loans will prepay at any particular rate or that the yield on the Class IV-X Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and Mortgage Rates of the Group IV Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Group IV Mortgage Loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class IV-X Certificates should fully consider the risk that a rapid rate of prepayments on the Group IV Mortgage Loans could result in the failure of such investors to fully recover their investments.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

   The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Pool.

   The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus

ADDITIONAL INFORMATION

   The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.


                                   THE SELLER


   Nomura Credit & Capital, Inc., the seller, is a Delaware corporation whose principal offices are located in New York, New York. The seller is a subsidiary of Nomura Holding America Inc. and an indirect subsidiary of Nomura Holdings, Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $26.5 billion. The seller is a HUD approved mortgagee primarily engaged in the business of originating, purchasing and selling commercial mortgage loans, purchasing and selling residential mortgage loans and engaging in various asset-backed warehouse and repurchase financings of non-securities. The seller is also an affiliate of Nomura Securities International, Inc., the underwriter for this transaction and Nomura Asset Acceptance Corporation, the depositor for this transaction.


                                THE ORIGINATORS

   The principal originator of the mortgage loans is Lydian Private Bank d/b/a Virtual Bank, with respect to approximately 16.87% of the Mortgage Loans. The remainder of the Mortgage Loans were originated by various originators, none of which have originated more than 15% of the Mortgage Loans by aggregate outstanding principal balance as of the Cut-off Date.

   None of the originators are affiliated with the depositor, the seller or the underwriter. The processes employed by, capabilities, personnel, resources and other applicable characteristics vary substantively among the originators, and except as otherwise set forth in this prospectus supplement, the depositor makes no statements as to the originators with respect to the foregoing. The depositor and its affiliates may have other business relationships with some or all of the originators and from time to time the depositor and its affiliates may conduct additional business with or may cease conducting any or all business with some or all of the originators.

LYDIAN PRIVATE BANK D/B/A VIRTUAL BANK

   Lydian Private Bank ("Lydian"), a wholly owned subsidiary of Lydian Trust Company, is a federally-chartered savings bank located in Palm Beach, Florida that specializes in designing personalized lending products, including jumbo residential mortgage loans, for high-net worth clients nationwide. Lydian offers a broad range of lending products, including single family residential, consumer and other loans, and a broad range of deposit accounts, as well as wealth management and ancillary services to high-net worth clients through its private banking division. Lydian Private Bank also operates through an on-line division under the name VirtualBank. Lydian maintains six offices in Florida, Georgia and Connecticut and had assets of $1.3 billion at March 31, 2004.


                                  THE SERVICER


GMAC MORTGAGE CORPORATION

   The Mortgage Loans will be serviced by GMAC Mortgage Corporation ("GMACM") pursuant to the pooling and servicing agreement. GMACM will continue to service such Mortgage

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Loans until it is terminated by the seller as described under "--Servicing and
Other Compensation and Payment of Expenses" below or otherwise terminated under the pooling and servicing agreement. The information set forth in the following paragraphs under this section entitled "--GMAC Mortgage Corporation" has been provided by GMACM. None of the depositor, the seller, the trustee, the underwriter or any of their affiliates has made or will make any representation as to the accuracy or completeness of this information.

   GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including origination, purchase, sale and servicing of residential loans. GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

   The following table summarizes the delinquency experience for all the mortgage loans originated under the GMACM Solutions/Expanded Criteria Programs. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the Mortgage Loans included in the Mortgage Pool will be similar to that set forth below.


                            MARCH 31, 2004            DECEMBER 31, 2003           DECEMBER 31, 2002           DECEMBER 31, 2001
                           ($ IN MILLIONS)             ($ IN MILLIONS)             ($ IN MILLIONS)             ($ IN MILLIONS)
                       ------------------------    ------------------------    ------------------------    ------------------------
                                        % OF                        % OF                         % OF                        % OF
                                      PORTFOLIO                   PORTFOLIO                   PORTFOLIO                   PORTFOLIO
                                         BY                          BY                           BY                          BY
                        PRINCIPAL     PRINCIPAL     PRINCIPAL     PRINCIPAL     PRINCIPAL     PRINCIPAL     PRINCIPAL     PRINCIPAL
                         BALANCE       BALANCE       BALANCE       BALANCE       BALANCE       BALANCE       BALANCE       BALANCE
                      ------------    ---------   ------------    ---------   ------------    ---------    ------------   ---------
Total Active Loans ..        1,655                       1,475                       1,678                        1,966
Current UPB ......... $273,331,632                $193,962,581                $193,408,035                 $209,371,259
Period of
 Delinquency
    30-59 Days ...... $ 10,127,738      3.71%     $  5,939,567      3.06%     $  7,796,197      4.03%      $ 10,147,729     4.85%
    60-89 Days ...... $  3,227,392      1.18%     $    730,076      0.38%     $  2,607,028      1.35%      $  1,195,127     0.57%
    90+ Days ........ $    552,108      0.20%     $    550,729      0.28%     $    733,483      0.38%      $  3,042,970     1.45%
    Sub-Total ....... $ 13,907,237      5.09%     $  7,220,372      3.72%     $ 11,136,707      5.76%      $ 14,385,826     6.87%
Delinquency Status
    Bankruptcy ...... $  1,391,705      0.51%     $  1,529,148      0.79%     $  1,117,364      0.58%      $    646,759     0.31%
    Foreclosure ..... $  2,879,820      1.05%     $    746,105      0.38%     $  1,309,260      0.68%      $  1,409,372     0.67%
    REO ............. $  1,694,925      0.62%     $    689,392      0.36%     $  1,350,091      0.70%      $    757,073     0.36%
    Sub-Total ....... $  5,966,450      2.18%     $  2,964,645      1.53%     $  3,776,714      1.95%      $  2,813,204     1.34%
Total ............... $ 19,873,687      7.27%     $ 10,185,017      5.25%     $ 14,913,422      7.71%      $ 17,199,030     8.22%


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

   The servicer will provide the servicing functions with respect to the Mortgage Loans as set forth in the pooling and servicing agreement. Among other things, the servicer is obligated under some circumstances to make P&I Advances with respect to the Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, the servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO Properties as described in the pooling and servicing agreement. Pursuant to the terms of the pooling and servicing agreement, the servicer is entitled to reimbursement for P&I Advances, servicing advances, Servicing Fees and applicable expenses on a priority basis from,

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among other things, late recoveries of principal and/or interest, Liquidation
Proceeds and Insurance Proceeds from the related Mortgage Loans.

   The seller has the right to hire a special servicer with respect to the Mortgage Loans or to terminate GMACM as servicer of the Mortgage Loans, without cause, subject to certain conditions set forth in the pooling and servicing agreement, including payment of unreimbursed P&I Advances, servicing advances, Servicing Fees and applicable expenses of the servicer in connection with the transfer of the Mortgage Loans to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. Any such termination requires the consent of the trustee, which consent may not be unreasonably withheld, and the receipt of confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the offered certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses. See "Risk Factors--A transfer of servicing of certain of the mortgage loans may result in higher delinquencies and defaults and may adversely affect the yield on your certificates" in this prospectus supplement.

   The principal compensation to be paid in respect of the servicing activities for the Mortgage Loans will be 0.25% per annum (the "Servicing Fee Rate") with respect to each Mortgage Loan on the Stated Principal Balance thereof (the "Servicing Fee"). In light of the seller's continued ownership of the servicing rights, GMACM and the seller will be parties to a side letter relating to the servicing of the Mortgage Loans pursuant to which, among other things, a portion of the Servicing Fee will be payable to the seller and the seller will be obligated to reimburse GMACM for certain servicer payment obligations. As a result of the side letter, GMACM's net compensation for performing the servicing activities for the Mortgage Loans will resemble that of a subservicer. If GMACM and the seller agree to terminate the side letter or if GMACM is terminated as servicer, the servicing fee payable to GMACM or any successor servicer would not be in excess of the Servicing Fee due to the servicer under the pooling and servicing agreement. Notwithstanding the existence of the side letter, GMACM has agreed, pursuant to the pooling and servicing agreement, to service and administer the Mortgage Loans in accordance with the terms and conditions of the pooling and servicing agreement. As additional servicing compensation, the servicer is entitled to retain all assumption fees, late payment charges, and other miscellaneous servicing fees in respect of the Mortgage Loans, to the extent collected from the borrowers, together with any interest or other income earned on funds held in the related Custodial Account (as defined herein) and any escrow accounts.

   In general, the servicer is obligated to offset any Prepayment Interest Shortfall on any distribution date, with Compensating Interest on such distribution date; provided however that the obligation of the servicer with respect to the payment of Compensating Interest shall be limited to the Servicing Fee payable to the servicer for such month. The servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans incurred by it in connection with its responsibilities under the pooling and servicing agreement and is entitled to reimbursement for these expenses as provided in the pooling and servicing agreement.

P&I ADVANCES

   Subject to the limitations set forth in the following paragraph, if a scheduled payment on a Mortgage Loan which was due on a related due date and is delinquent (other than as a result of application of the Relief Act), the servicer will be required to remit to the trustee from its own funds or from funds available in the related Custodial Account relating to a subsequent due date, or some combination of its own funds and such amounts on the related servicer remittance date, an amount equal to such delinquency, net of the Servicing Fee (any such remittance, a "P&I Advance").

   P&I Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds from the Mortgage Loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to the servicer out of any funds in the related Custodial Account prior to distributions on the certificates. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

   Failure of the servicer to make any required P&I Advance, which failure goes unremedied for the days specified in the pooling and servicing agreement would constitute an event of default under the pooling and servicing agreement. Such event of default would obligate the trustee in its role as successor servicer to make such P&I Advance subject to its determination of recoverability from related late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loan.


                        POOLING AND SERVICING AGREEMENT


GENERAL

   The certificates will be issued under the pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2004 among the depositor, the servicer and the trustee, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission ("SEC") within fifteen days of the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the depositor's right, title and interest in the Mortgage Loans, the related Mortgage Notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these Mortgaged Properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; and (v) the rights of the depositor under the mortgage loan purchase agreement. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the offered certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to Nomura Asset Acceptance Corporation, Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

   On the Closing Date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan (other than the servicing rights with respect to the Mortgage Loans which shall be retained by the seller), the related Mortgage Note, mortgage, assignment of mortgage in recordable form to the trustee and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The trustee, concurrently with such transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the trustee pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the outstanding principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

   The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee's agent for such purpose) the Mortgage Notes endorsed to the trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or Mortgage Notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost Mortgage Note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the depositor in the appropriate offices for real property records.

   On or prior to the Closing Date, the trustee, in its capacity as custodian, will review the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured by the seller within 90 days following notification thereof to the seller by the trustee or the servicer, such party will be obligated to either (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan (as defined below); however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon and all costs and damages incurred by the trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law prior to such purchase, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed P&I Advances and servicing advances made by the servicer. The Purchase Price will be required to be remitted to the servicer for deposit in the related Custodial Account on or prior to the next succeeding determination date after such obligation arises. The obligation of the seller to repurchase or substitute for a Deleted Mortgage Loan (as defined below) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

   In connection with the substitution of a Qualified Substitute Mortgage Loan, the seller will be required to remit to the servicer for deposit in the related Custodial Account on or prior to the next succeeding determination date after such obligation arises an amount (the "Substitution Shortfall Amount") equal to the excess of the outstanding principal balance of the related Deleted Mortgage Loan over the outstanding principal balance of such Qualified Substitute Mortgage Loan.

   A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) have the same due date as the Deleted Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the mortgage loan purchase agreement (deemed to be made as of the date of substitution); (vi) be of the same or better credit quality as the Mortgage Loan being replaced; and (vii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

   The seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each Mortgage Loan. In addition, the seller will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the depositor, the seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable local, state and federal laws including, but not limited to all applicable predatory and abusive lending laws; (iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is classified and/or defined as a "high cost", "covered" or "predatory" loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia or North Carolina, or the City of New York; (iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan; (v) no Mortgage Loan has a Prepayment Charge longer than five years after its date of origination; and (vi) to the best of the seller's knowledge, the servicer has accurately and fully reported its borrower credit files to each of the credit repositories in a timely manner. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the seller will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure; provided, however that any breach of the representations and warranties set forth in clauses (ii), (iii), (iv), (v) and (vi) above with respect to any Mortgage Loan shall be deemed to materially and adversely affect the interests of the certificateholders in the related Mortgage Loan. If the breach cannot be cured within the 90-day period, the seller will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the mortgage loan purchase agreement that materially and adversely affects the interests of the certificateholders.

   Mortgage Loans required to be transferred to the seller as described in the preceding paragraphs are referred to as "Deleted Mortgage Loans."

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CUSTODIAL ACCOUNTS AND DISTRIBUTION ACCOUNTS

   The servicer shall establish and maintain or cause to be maintained two separate trust accounts (each, a "Custodial Account") for the benefit of the related certificateholders. Each Custodial Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Within two (2) business days of receipt by the servicer of amounts in respect of the Group I, Group II, Group III and Group IV Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for P&I Advances and servicing advances and Insurance Proceeds to be applied to the restoration or repair of a related Mortgaged Property or similar items), the servicer will deposit such amounts in a Custodial Account (the "Group I-IV Custodial Account"). Within two (2) business days of receipt by the servicer of amounts in respect of the Group V Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for P&I Advances and servicing advances and Insurance Proceeds to be applied to the restoration or repair of a related Mortgaged Property or similar items), the servicer will deposit such amounts in a Custodial Account (the "Group V Custodial Account"). Amounts so deposited may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted by the servicer. All investment income on funds in the Custodial Accounts shall be for the benefit of the servicer.

   The trustee will establish two separate segregated, non-interest bearing trust accounts (each, a "Distribution Account"). The trustee will deposit in one Distribution Account (the "Group I-IV Distribution Account") all amounts withdrawn from the Group I-IV Custodial Account for distribution to Group I, Group II, Group III and Group IV certificateholders on a distribution date and payment of certain fees and expenses of the trust. The Trustee will deposit in the other Distribution Account (the "Group V Distribution Account") all amounts withdrawn from the Group V Custodial Account for distribution to Group V certificateholders on a distribution date and payment of certain fees and expenses of the trust. The Servicer shall notify the Trustee in writing of the aggregate amount to be withdrawn from each of the Group I-IV Custodial Account and the Group V Custodial Account no later than the servicer remittance date. The Distribution Accounts will be Eligible Accounts. Amounts on deposit in the Distribution Accounts will remain uninvested.

AMENDMENT

   The Pooling and Servicing Agreement may be amended by the depositor, the servicer (or any successor servicer under the Pooling and Servicing Agreement) and the trustee, without the consent of certificateholders,

     o    to cure any ambiguity,

     o    to correct or supplement any provision therein, or

     o to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

   In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the depositor, the servicer (or any successor servicer under the Pooling and Servicing Agreement) and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

     o reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

     o cause any trust fund REMIC to fail to qualify as a REMIC for federal tax purposes;

     o reduce the percentage of the holders of the certificates the affected class which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

   The trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund's REMIC elections to fail to qualify as REMICs for federal tax purposes.

VOTING RIGHTS

   As of any date of determination,

     o holders of the certificates, other than the Class IV-X, Class V-X, Class R-I, Class R-II, Class P and Class P-V Certificates, will be allocated 96.00% of all voting rights, allocated among such certificates in proportion to their respective outstanding Certificate Principal Balances;

     o holders of the Class IV-X, Class V-X, Class P and Class P-V Certificates will each be allocated 1% of all voting rights; and

     o holders of the Class R-I Certificates and Class R-II Certificates will not be allocated any voting rights.

OPTIONAL PURCHASE OF CERTAIN LOANS

   As to any Mortgage Loan which as of the first day of a calendar quarter is delinquent in payment by 91 days or more, the seller may, at its option, purchase such Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Rate, from the date through which interest was last paid by the related borrower or advanced to the first day of the month in which such amount is to be distributed. In addition, the seller will pay the servicer all. unreimbursed P&I Advances, servicing advances, Servicing Fees and applicable expenses of the servicer in connection with the transfer of servicing to the seller or its designee.

OPTIONAL TERMINATION

   The depositor will have the right to purchase all remaining Group I, Group II, Group III and Group IV Mortgage Loans and related REO Properties and thereby effect early retirement of the Group I, Group II, Group III and Group IV Certificates on any distribution date on or which the aggregate Stated Principal Balance of the Group I, Group II, Group III and Group IV Mortgage Loans and related REO Properties remaining in the trust fund is reduced to less than or equal to 10% of the aggregate outstanding principal balance of the Group I, Group II, Group III and Group IV Mortgage Loans as of the Cut-off Date.

   The depositor will have the right to purchase all remaining Group V Mortgage Loans and related REO Properties and thereby effect early retirement of the Group V Certificates on any distribution date on or which the aggregate Stated Principal Balance of the Group V Mortgage Loans and related REO Properties remaining in the trust fund is reduced to less than or equal to 10% of the aggregate outstanding principal balance of the Group V Mortgage Loans as of the Cut-off Date.

   In the event that the depositor exercises any such option it will effect such repurchase at a price equal to the sum of

     o 100% of the Stated Principal Balance of each related Mortgage Loan, other than in respect of REO Property, plus accrued interest thereon at the applicable Mortgage Rate,

     o the appraised value of any REO Property, up to the Stated Principal Balance of the related Mortgage Loan, plus accrued interest thereon at the applicable Mortgage Rate, and

     o any unreimbursed out-of-pocket costs and expenses of the trustee or the servicer and the principal portion of any unreimbursed advances previously incurred by the servicer in the performance of its servicing obligations.

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   Proceeds from such purchase will be distributed to the related certificateholders in the priority described in this prospectus supplement under "Description of the Certificates--Distributions." The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan. The exercise of any such purchase will result in an early retirement of the related certificates.

EVENTS OF DEFAULT

   Events of default under the Pooling and Servicing Agreement include:

     o any failure by the servicer (or any successor servicer) to remit to the trustee any payment, including an advance required to be made by the servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for three business days after the day on which such payment or advance was required to be made by the servicer (or any successor servicer);

     o any failure by the servicer (or any successor servicer) to observe or perform in any material respect any other of its covenants or agreements, the breach of which has a material adverse effect and which continues unremedied for 60 days after the giving of written notice of such failure to the servicer (or any successor servicer) by the trustee or the depositor, or to the servicer (or any successor servicer) and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

     o the servicer (or any successor servicer) shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

RIGHTS UPON EVENT OF DEFAULT

   Upon the occurrence and continuance of an Event of Default under the Pooling and Servicing Agreement with respect to the payment obligations of the servicer, the trustee shall automatically terminate all the rights and obligations of the servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans. In addition, upon the occurrence and continuance of any other Event of Default under the Pooling and Servicing Agreement, the trustee may, and at the direction of the holders of certificates representing not less than 25% of the voting rights shall, terminate all the rights and obligations of the servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans. Upon the termination of the servicer under the Pooling and Servicing Agreement the trustee shall automatically succeed to all of the responsibilities and duties of the servicer under the Pooling and Servicing Agreement including the obligation to make any P&I Advance required to be made by the servicer on the distribution date immediately following the occurrence of such Event of Default subject to the trustee's determination of recoverability thereof; provided, however, that the trustee shall have no obligation whatsoever with respect to any liability incurred by the servicer at or prior to the termination of the servicer with respect to any payment default or at or prior to the time of receipt by the servicer of a notice of termination following the occurrence of any other Event of Default. As compensation therefor, the trustee shall be entitled to all funds relating to the Mortgage Loans which the servicer would have been entitled to retain if the servicer had continued to act as such, except for those amounts due the terminated servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the terminated servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the terminated servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the terminated servicer under the Pooling and Servicing Agreement, the trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the trustee as provided above. No assurance can be given that termination of the rights and obligations of the terminated servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of the related Mortgage Loans. The costs and expenses of the trustee in connection with the termination of the terminated servicer, appointment of a successor servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated servicer, will be paid by the trust fund from amounts available in the Distribution Accounts as provided in the Pooling and Servicing Agreement.

   No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an Event of Default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee indemnity satisfactory to it and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

   JPMorgan Chase Bank, a New York banking corporation, will be the trustee under the Pooling and Servicing Agreement. The depositor and the servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services/Global Debt, Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2004-AR1 or at such other address as the trustee may designate from time to time.

   As compensation for the performance of its duties under the Pooling and Servicing Agreement, the trustee shall be entitled to all amounts earned on funds on deposit in the Distribution Account. The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement. In addition, the trustee shall be indemnified by the servicer for any losses, liabilities or expenses resulting from the servicer's breach of its obligations as provided in the Pooling and Servicing Agreement.


                                USE OF PROCEEDS


   The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the Mortgage Loans.


                        FEDERAL INCOME TAX CONSEQUENCES

   In the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

   For federal income tax purposes (i) the Class R-I Certificates and Class R-II Certificates will represent the sole class of "residual interests" in the related REMIC elected by the trust and (ii) the offered certificates (exclusive of any right of the holder of such certificates to receive payments from the Basis Risk Reserve Fund in respect of Basis Risk Shortfalls), the Class C-B-4, Class C-B-5 Class C-B-6, Class P, Class P-V and Class V-X Certificates will represent the "regular interests" of, and will be treated as debt instruments of, a REMIC. See "Material Federal Income Tax Consequences-REMICs" in the prospectus.

   For federal income tax purposes, the Class IV-X, Class C-B-1, Class C-B-2 and Class C-B-3 Certificates will, the Class V-A-4 Certificates may, and the other classes of offered certificates (other than the Class R-I Certificates) will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans in loan group I, loan group II, loan group III and loan group IV will prepay at a rate equal to 25% CPR and the mortgage loans in loan group V will prepay at a rate equal to 20% CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences-General" and "- REMICs-Sales of REMIC Certificates" in the prospectus.

   The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

   The Internal Revenue Service (the "IRS") has issued original issue discount regulations (the "OID Regulations") under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the offered certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Class A-1 Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Group V Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

   In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an offered certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

   If the method for computing original issue discount described above results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

   Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences- REMICs" in the prospectus.

   Each holder of a Group V Certificate is deemed to own an undivided beneficial ownership interest in a REMIC and the right to receive payments from the Basis Risk Reserve Fund in respect of Basis Risk Shortfalls. The Basis Risk Reserve Fund is not an asset of any REMIC.

   The treatment of amounts received by a holder of a Group V Certificate under that certificateholder's right to receive a Basis Risk Shortfall will depend on the portion, if any, of the certificateholder's purchase price allocable thereto. Under the REMIC Regulations, each holder of a Group V Certificate must allocate its purchase price for such certificate between its undivided interest in the regular interest of a REMIC and its undivided interest in the right to receive payments from the Basis Risk Reserve Fund in respect of Basis Risk Shortfalls in accordance with the relative, fair market values of each property right. The Pooling and Servicing Agreement will provide that the trustee is required to treat payments made to the holders of the Group V Certificates with respect to a Basis Risk Shortfall as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the right to receive payments from the Basis Risk Reserve Fund in respect of the Basis Risk Shortfalls may be treated as having more than a de minimis value. Information regarding such amounts will be available from the trustee upon request. However, this assignment of value is not binding on the IRS and the IRS could argue that a greater value should have been allocated to the right to receive payments from the Basis Risk Reserve Fund in respect of Basis Risk Shortfalls. If an argument of this kind were to be sustained, the Group V Certificates could be viewed as having been issued with original issue discount. Under the REMIC Regulations, the trustee is required to account for the REMIC Regular Interest and the right to receive payments from the Basis Risk Reserve Fund in respect of Basis Risk Shortfalls as discrete property rights. Holders of the Group V Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Group V Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, these regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Group V Certificates will be unable to use the integration method provided for under these regulations with respect to the Group V Certificates. Ownership of the right to Basis Risk Shortfalls will nevertheless entitle the owner to amortize the separate price paid for the right to Basis Risk Shortfalls under the regulations relating to notional principal contracts if this right is treated as a "Notional Principal Contract."

   In the event that a Group V certificateholder's right to receive Basis Risk Shortfalls is characterized as a Notional Principal Contract, upon the sale of a Group V Certificate the amount of the sale allocated to the selling Group V certificateholder's right to receive payments from the Basis Risk Reserve Fund in respect of the Basis Risk Shortfalls would be considered a "termination payment" under the regulations relating to Notional Principal Contracts allocable to the related Group V Certificate. A Group V certificateholder will have gain or loss from a termination of the right to receive payments from the Basis Risk Reserve Fund in respect of Basis Risk Shortfalls equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the Group V certificateholder upon entering into or acquiring its interest in the right to receive payments from the Basis Risk Reserve Fund in respect of Basis Risk Shortfalls.

   Gain or loss realized upon the termination of the right to receive payments from the Basis Risk Reserve Fund in respect of Basis Risk Shortfalls will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

   This paragraph applies to the offered certificates (other than the Class IV-X Certificates) exclusive of any rights in the Basis Risk Reserve Fund. The offered certificates will be treated as assets described in
Section 7701(a)(19)(C) of the Code and "real estate assets" under
Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code to the extent that the offered certificates are treated as "real estate assets" under
Section 856(c)(4)(A) of the Code. Moreover, the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, as mentioned above, no portion of a Group
V Certificateholder's basis or income allocable to the right to receive Basis Risk Shortfalls will qualify for such treatment. As a result, those certificates are not suitable investments for inclusion in another

REMIC. See "Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement and "Material Federal Income Tax Consequences-- REMICs-Characterization of Investments in REMIC Certificates" in the prospectus.

   The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a Group V Certificate will be required to allocate a portion of the purchase price paid for such certificates to the right to receive payments from the Basis Risk Reserve Fund in respect of Basis Risk Shortfalls. The value of the right to receive any Basis Risk Shortfall is a question of fact which could be subject to differing interpretations. Because Basis Risk Shortfalls are treated as a separate right of the Group V Certificates not payable by the REMIC, this right will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the reserve fund will not be qualifying real estate income for real estate investment trusts.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

   The IRS has issued REMIC regulations under the provisions the Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Residual Certificates, including (i) the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee is not a disqualified organization; is not acquiring the Residual Certificate on behalf of a disqualified organization; and will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate; (ii) a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and (iii) a grant to the servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that will become owned by a disqualified organization despite the first two provisions above.

   In addition, under the pooling and servicing agreement, the Residual Certificates may not be transferred to non-United States persons.

   The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a

Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

   The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected distributions to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

   Holders of the Residual Certificates may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of each REMIC that significantly exceeds the amount of cash distributions received by the holders of the Residual Certificates with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, holders of the Residual Certificates should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause a Residual Certificate Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

   An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing fees, trustee's fees and other administrative expenses properly allocable to each REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Federal Income Tax Consequences-- Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the prospectus.

   On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

   Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

   For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Certain Yield and Prepayment Considerations--Additional Yield Considerations Applicable Solely to the Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

   For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.


                              ERISA CONSIDERATIONS


   A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a "Plan"), or any insurance company, whether through its general or separate accounts, or any other person investing plan assets of a Plan, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or
Section 4975 of the Code. The purchase or holding of the offered certificates, other than the Class R-I Certificates, by or on behalf of, or with Plan assets of, a Plan may qualify for exemptive relief under the Underwriters' Exemption, as currently in effect and as described under "ERISA Considerations" in the prospectus. The Underwriters' Exemption relevant to the offered certificates was granted by the Department of Labor as Prohibited Transaction Exemption ("PTE") 93-32, as amended by PTE 97-34 at 62 F.R. 39021, PTE 2000-58 at 65
F.R. 67765 and PTE 2002-41 at 67 F.R. 54487. The Underwriters' Exemption was amended by PTE 2002-41 to permit a trustee to be affiliated with an underwriter despite the restriction in PTE 2000-58 to the contrary. However, the Underwriters' Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the offered certificates be rated at least "BBB-" (or its equivalent) by Fitch Ratings, Moody's or Standard & Poor's at the time of the Plan's purchase and that the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. A fiduciary of a Plan contemplating purchasing an offered certificate must make its own determination that the conditions set forth in the Underwriters' Exemption will be satisfied with respect to the certificates.

   Each beneficial owner of a subordinated certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinated certificates in reliance on the Underwriters' Exemption, and that it understands that there are certain conditions to the availability of the Underwriters' Exemption, including that the subordinated certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch Ratings, Moody's or Standard & Poor's, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

   The Class R-I Certificates may not be purchased or held by a Plan or person using assets of a Plan unless it has provided the opinion of counsel required by the Pooling and Servicing Agreement.

   If any subordinated certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that subordinated certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the servicer and the trust fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

   Any fiduciary or other investor of Plan assets that proposes to acquire or hold the offered certificates on behalf of or with Plan assets of any Plan should consult with its counsel with respect to: (i) whether, with respect to the offered certificates, the specific and general conditions and the other requirements in the Underwriters' Exemption would be satisfied and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

   The sale of any of the offered certificates to a Plan is in no respect a representation by the depositor or the underwriter that an investment in the offered certificates meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that an investment in the offered certificates is appropriate for Plans generally or any particular Plan.


                                LEGAL INVESTMENT


   The offered certificates (other than the Class C-B-2, Class C-B-3,
Class V-M-2 and Class V-M-3 Certificates) will constitute "mortgage related securities" for purposes of SMMEA.

   Except as to the status of the offered certificates (other than the Class C-B-2, Class C-B-3, Class V-M-2 and Class V-M-3 Certificates) as "mortgage related securities", the depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.


                             METHOD OF DISTRIBUTION


   Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Nomura Securities International Inc., as underwriter, the depositor has agreed to sell the offered certificates to the underwriter, and the underwriter has agreed to purchase the offered certificates from the depositor. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

   The depositor has been advised by the underwriter that it intends to make a market in the offered certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

   The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. The underwriter is an affiliate of the depositor.


                                 LEGAL MATTERS

   The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the depositor and the underwriter.


                                    RATINGS


   It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Standard & Poor's and Moody's.


                 CLASS    STANDARD & POOR'S   MOODY'S
                 -----    -----------------   -------
                   I-A           AAA            Aaa
                   R-I           AAA            Aaa
                  II-A           AAA            Aaa
                 III-A           AAA            Aaa
                  IV-A           AAA            Aaa
                  IV-X           AAA            Aaa
                 C-B-1            AA            Aa3
                 C-B-2            A+             A3
                 C-B-3           BBB            Ba3
                 V-A-1           AAA            Aaa
                 V-A-2           AAA            Aaa
                 V-A-3           AAA            Aaa
                 V-A-4           AAA            Aaa
                 V-A-5           AAA            Aaa
                 V-M-1            AA            Aa2
                 V-M-2            A+             A1
                 V-M-3            A-             A3


   The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

   The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                             INDEX OF DEFINED TERMS

Aggregate Loan Balance .........................................             142
Aggregate Loan Group Balance ...................................             142
Available Funds ................................................             126
Bankruptcy Loss Coverage Amount ................................             126
Bankruptcy Losses ..............................................             126
Basis Risk Shortfall ...........................................             142
Carryforward Interest ..........................................             143
Certificate Margin .............................................             143
Certificate Principal Balance ..................................        126, 143
Class IV-X Notional Amount .....................................             126
Class V-M-1 Principal Payment Amount ...........................             143
Class V-M-2 Principal Payment Amount ...........................             143
Class V-M-3 Principal Payment Amount ...........................             144
Clearstream ....................................................             121
Compensating Interest ..........................................        126, 144
Credit Support Depletion Date ..................................             127
CSSF ...........................................................             123
Current Interest ...............................................             144
Custodial Account ..............................................             193
Debt Service Reduction .........................................             127
Deferred Amount ................................................             144
Deficient Valuation ............................................             127
Deleted Mortgage Loans .........................................             193
Delinquency Rate ...............................................             144
DTC ............................................................             121
Due Date .......................................................              32
Due Period .....................................................        127, 144
Euroclear ......................................................             121
Excess Loss ....................................................             127
FHA ............................................................             118
Financial Intermediary .........................................             121
Fraud Loss .....................................................             127
Fraud Loss Coverage Amount .....................................             127
Global Securities ..............................................               1
GMACM ..........................................................             187
Group C-B Component Balance ....................................             127
Group C-B Percentage ...........................................             127
Group I Senior Principal Distribution Amount ...................             127
Group II Excess Interest Amount ................................             128
Group II Senior Principal Distribution Amount ..................             128
Group III Senior Principal Distribution Amount .................             128
Group I-IV Distribution Account ................................             193
Group IV Senior Principal Distribution Amount ..................             128
Group V Distribution Account ...................................             193
Group V Interest Remittance Amount .............................             145
Group V Mortgage Loans .........................................             145
Group V Net Funds Cap ..........................................             145
Group VA Allocation Amount .....................................             145
Group VA Excess Interest Amount ................................             145
Group VA Net Funds Cap .........................................             145
Group VB Allocation Amount .....................................             146
Group VB Excess Interest Amount ................................             146
Group VB Net Funds Cap .........................................             146
Insurance Proceeds .............................................        129, 146
Interest Accrual Period ........................................        129, 146
Interest Funds .................................................             129
Interest Only Loans ............................................              31
Interest Shortfall .............................................        129, 146
last scheduled distribution date ...............................             164
LIBOR business day .............................................             159
Liquidated Loan ................................................        129, 146
Liquidation Principal ..........................................             130
Liquidation Proceeds ...........................................        130, 147
Maximum Interest Rate ..........................................             147
Monthly Excess Cashflow ........................................             147
Moody's ........................................................               9
Mortgage Loan Schedule .........................................             191
Mortgage Loans .................................................               1
Mortgage Pool ..................................................              31
Mortgaged Properties ...........................................              31
Net Interest Shortfalls ........................................        130, 147
Net Liquidation Proceeds .......................................        130, 147
Net Mortgage Rate ..............................................        130, 147
Net WAC Rate ...................................................             130
Notional Principal Contract ....................................             200
OID Regulations ................................................             198
One-Year LIBOR .................................................        115, 116
One-Year U.S. Treasury .........................................             117
Optimal Interest Remittance Amount .............................             147
Overcollateralization Amount ...................................             147
Overcollateralization Deficiency Amount ........................             148
Overcollateralization Release Amount ...........................             148
P&I Advance ....................................................             190
Parity Act .....................................................              33
Pass-Through Rate ..............................................             148
Payahead .......................................................        130, 148
Plan ...........................................................             203
Pooling and Servicing Agreement ................................             190
Prepayment Charge ..............................................              32
Prepayment Interest Shortfall ..................................             162
Prepayment Period ..............................................        130, 148
Principal Funds ................................................             130
Principal Payment Amount .......................................        131, 148
Principal Prepayment Amount ....................................             131
Principal Remittance Amount ....................................             148
Purchase Price .................................................             191
Qualified Substitute Mortgage Loan .............................             192
Realized Loss ..................................................             132
Recovery .......................................................             132
Reference Banks ................................................             159
Related Documents                                                            191
Relief Act .................................................. 129, 132, 146, 149


                                     S-205

Rolling Three Month Delinquency Rate ...........................             149
Rules ..........................................................             121
SEC ............................................................             190
Senior Enhancement Percentage ..................................             149
Senior Liquidation Amount ......................................             132
Senior Percentage ..............................................             132
Senior Prepayment Percentage ...................................             132
Senior Principal Payment Amount ................................             149
Servicing Fee Rate .............................................             189
SMMEA ..........................................................               9
Special Hazard Loss ............................................             134
Special Hazard Loss Coverage Amount ............................             134
Standard & Poor's ..............................................               9
Stated Principal Balance .......................................        134, 149
Stepdown Date ..................................................             150
Subordinate Group VA Balance ...................................             150
Subordinate Group VB Balance ...................................             150
Subordinate Liquidation Amount .................................             135
Subordinate Percentage .........................................             135
Subordinate Prepayment Percentage ..............................             135
Subordinate Principal Distribution Amount ......................             135
Subordination Level ............................................             135
Subsequent Recoveries ..........................................             150
Substitution Shortfall Amount ..................................             192
Targeted Overcollateralization Amount ..........................             150
Trigger Event ..................................................             150
Trust ..........................................................               i
Underwriter ....................................................               i
VA .............................................................             118

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

   Except under limited circumstances, the globally offered Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2004-AR1 (the "Global Securities") will be available only in book- entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

   Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

   Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

   Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

   Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

   Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

   As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.

   Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

   (a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

   (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

   (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

   Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

   Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

   Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

   U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

   o U.S. Person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of a Certificate that is for United States federal income tax purposes

   o a citizen or resident of the United States,

   o a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

   o an estate the income of which is subject to United States federal income taxation regardless of its source, or

   o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

   As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of a Certificate that is not a U.S. person.

   This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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


                                   PROSPECTUS

                            ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                       NOMURA ASSET ACCEPTANCE CORPORATION
                                    DEPOSITOR

THE TRUST FUNDS:

         Each trust fund will be established to hold assets transferred to it by Nomura Asset Acceptance Corporation. The assets in each trust fund will generally consist of one or more of the following:

         o mortgage loans secured by one- to four-family residential properties;

         o        unsecured home improvement loans;

         o        manufactured housing installment sale contracts;

         o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

         o previously issued asset-backed or mortgage-backed securities backed by mortgage loans secured by residential properties or participations in those types of loans.

         The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

THE SECURITIES:

         Nomura Asset Acceptance Corporation will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this prospectus is February 24, 2004.

                                TABLE OF CONTENTS


DESCRIPTION OF THE TRUST FUNDS..............................................3
USE OF PROCEEDS............................................................18
YIELD CONSIDERATIONS.......................................................18
THE DEPOSITOR..............................................................24
DESCRIPTION OF THE SECURITIES..............................................25
DESCRIPTION OF THE AGREEMENTS..............................................40
DESCRIPTION OF CREDIT SUPPORT..............................................64
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS....................................70
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................................91
ERISA CONSIDERATIONS......................................................120
LEGAL INVESTMENT..........................................................125
METHODS OF DISTRIBUTION...................................................128
ADDITIONAL INFORMATION....................................................129
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................129
LEGAL MATTERS.............................................................130
FINANCIAL INFORMATION.....................................................130
RATING....................................................................130
INDEX OF DEFINED TERMS....................................................131

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

         The primary assets of each trust fund (the "Assets") will include some or all of the following types of assets:

         o mortgage loans on residential properties, which may include Home Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus);

         o home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement Loans;

         o manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

         o any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association ("Ginnie Mae"), guaranteed mortgage pass-through securities issued by Fannie Mae ("Fannie Mae") and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") (collectively, "Agency Securities");

         o previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities") evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

         o a combination of mortgage loans, unsecured home improvement loans, contracts, Agency Securities and/or Mortgage Securities.

         The mortgage loans will not be guaranteed or insured by Nomura Asset Acceptance Corporation or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an "Asset Seller"), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.

         The Assets included in the trust fund for your series may be subject to various types of payment provisions:

         o "Level Payment Assets," which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

         o "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

         o "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers' monthly payments during the early period after origination of those Assets;

         o        "Increasing Payment Assets," as described below;

         o "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable on these Assets;

         o "GEM Assets," which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

         o "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

         o "Step-up Rate Assets" which provide for interest rates that increase over time;

         o        "Balloon Payment Assets;"

         o "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

         o "Bi-weekly Assets," which provide for payments to be made by borrowers on a bi-weekly basis.

         An "Increasing Payment Asset" is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower's monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower's monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower's monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

         The Notes or Certificates, as applicable, will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

MORTGAGE LOANS

         General

         Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property") or (2) a primarily residential property that consists of five or more residential dwelling units, referred to as a multifamily property, which may include limited retail, office or other commercial space ("Multi Family Property" and together with Single Family Property, "Mortgaged Properties"). The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

         The Mortgaged Properties may also include:

         o Apartment buildings owned by cooperative housing corporations ("Cooperatives"); and

         o Leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

         The principal balance of mortgage loans secured by Mortgaged Property consisting of Multi Family Property or apartment buildings owned by Cooperatives shall not exceed 5% of the principal balance of all mortgage loans conveyed to the trust fund.

         The mortgage loans may include:

         o Closed-end and/or revolving home equity loans or balances of these home equity loans ("Home Equity Loans");

         o Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

         o Mortgage loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

         The originator of each mortgage loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veteran's Administration (the "VA"). See "--FHA Loans and VA Loans" below.

         Loan-to-Value Ratio

         The "Loan-to-Value Ratio" of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related

Mortgaged Property. The "Value" of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

         Mortgage Loan Information in the Prospectus Supplements

         Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the "Cut-off Date");

         o        the type of property securing the mortgage loans;

         o the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

         o        the range of maturity dates of the mortgage loans;

         o the range of the Loan-to-Value Ratios at origination of the mortgage loans;

         o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

         o the state or states in which most of the Mortgaged Properties are located;

         o information regarding the prepayment provisions, if any, of the mortgage loans;

         o for mortgage loans with adjustable mortgage rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

         o information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

         o the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

         o the material underwriting standards used for the mortgage loans.

         If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") within fifteen days after that initial issuance. The characteristics of the mortgage loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics of the mortgage loans that are described in the prospectus supplement.

         The prospectus supplement will specify whether the mortgage loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property. The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The prospectus supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance. In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

         Payment Provisions of the Mortgage Loans

         All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain prohibitions on prepayment (a "Lockout Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See "--Assets" above.

         Revolving Credit Line Loans

         As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

         Unsecured Home Improvement Loans

         The unsecured home improvement loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans. Except as otherwise described in the prospectus supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

         Unsecured Home Improvement Loan Information in Prospectus Supplements

         Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the unsecured home improvement loans;

         o the earliest and latest origination date and maturity date of the unsecured home improvements loans;

         o the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

         o the state or states in which most of the unsecured home improvement loans were originated.

         o information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

         o with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

         o information regarding the payment characteristics of the unsecured home improvement loans;

         o the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that unsecured home improvement loans are delinquent; and

         o the material underwriting standards used for the unsecured home improvement loans.

         If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the unsecured home improvement loans included in a trust fund will not vary by more than five percent, by total principal balance as of the cut-off date, from the characteristics thereof that are described in the prospectus supplement.

CONTRACTS

         General

         To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home. The contracts may include contracts that are FHA loans. The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

         Contract Information in Prospectus Supplements

         Each prospectus supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

         o whether the manufactured homes were new or used as of the origination of the related contracts;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

         o        the range of maturity dates of the contracts;

         o the range of the Loan-to-Value Ratios at origination of the contracts;

         o the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

         o the state or states in which most of the manufactured homes are located at origination;

         o information regarding the prepayment provisions, if any, of the contracts;

         o for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

         o the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

         o information regarding the payment characteristics of the contracts; and

         o        the material underwriting standards used for the contracts.

         If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

         The information described above regarding the contracts in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the mortgage loans in the trust fund.

         Payment Provisions of the Contracts

         All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

AGENCY SECURITIES

         The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

         Ginnie Mae

         Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the "Housing Act"), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae Certificates

         Each Ginnie Mae certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller- servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

         Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates' interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

         The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

         Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates. Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

         The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

         Fannie Mae

         Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder- owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

         Fannie Mae Certificates

         Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

         Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder's proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

         The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

         The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

         Freddie Mac

         Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates

         Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the "Freddie Mac Certificate Group"). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

         Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

                  (1)      foreclosure sale;

                  (2)      payment of the claim by any mortgage insurer; and

                  (3) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

         In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

         Stripped Agency Securities

         The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates ("Stripped Agency Securities") that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

MORTGAGE SECURITIES

         The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, unsecured home improvement loans, contract or Agency Securities, or collateralized obligations secured by mortgage loans, unsecured home improvement loans, contract or Agency Securities. The Mortgage Securities will have been

                  (1) issued by an entity other than the depositor or its affiliates;

                  (2) acquired in bona fide secondary market transactions from persons other than the issuer of the Mortgage Securities or its affiliates; and

                  (3) (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate of the issuer at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer.

         Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

         The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series. As used in this prospectus, the terms "mortgage loans," unsecured home improvement loans, contracts, include the mortgage loans, unsecured home improvement loans, contracts, as applicable, underlying the Mortgage Securities in your trust fund. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA LOANS AND VA LOANS

         FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

         Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and
(d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

         VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

PRE-FUNDING ACCOUNTS

         To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a "Pre-Funding Account"). In that case, the depositor will be obligated to sell at a predetermined price--and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase--additional Assets (the "Subsequent Assets") from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the "Pre-Funding Period") after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the total initial Security Balance of the related Notes or Certificates, as applicable. Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See "ERISA Considerations--Pre-Funding Accounts" for additional information regarding Pre-Funding Accounts.

         Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

         Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

ACCOUNTS

         Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

CREDIT SUPPORT

         If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as "credit support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable. See "Description of Credit Support."

CASH FLOW AGREEMENTS

         If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Notes or Certificates, as applicable. (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.) The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series. In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable. The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any Offered Security will depend on the price paid by the securityholder, the interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

INTEREST RATE

         Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund. The prospectus supplement for any series will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

         If specified in the prospectus supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an "Accrual Period"), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a "Distribution Date"), and will include interest accrued during the Accrual Period for that Distribution Date. As indicated above under "--Interest Rate," if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

         In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets. However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

         Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly small effect on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

         If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

         When a full prepayment is made on a mortgage loan or a contract, the borrower is charged interest on the principal amount of the mortgage loan or a contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan or a contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or a contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

         The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

         The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series. Prepayments on the mortgage loans or contracts comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in a trust fund. If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying those Assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the Assets.

         The prospectus supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Offered Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable. It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

         Type of Asset

         If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower's financial situation, prevailing mortgage loan interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

         For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination. For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted. Under the applicable underwriting standards, the borrower under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate or contract rate in effect at origination. The repayment of any of these mortgage loans or contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate or contract rate. In addition, some mortgage loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the "Buydown Period"). The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

         The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased. In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

         As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional Revolving Credit Line Loans during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

         In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

         The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued. Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

         Termination

         If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein. See "Description of the Securities--Termination."

         Defaults

         The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties or manufactured homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Foreclosures

         The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

         Refinancing

         At the request of a borrower, the servicer may allow the refinancing of a mortgage loan or contract in any trust fund by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property. In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, servicers may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans or contracts.

         Due-on-Sale Clauses

         Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include "due-on-sale clauses" that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

         For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements" and "Underlying Servicing Agreements--Due-on-Sale Provisions."

         The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. It is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the manufactured home. In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause.

                                  THE DEPOSITOR

         Nomura Asset Acceptance Corp. (formerly known as Nomura Asset Securities Corporation), the depositor, was incorporated in the State of Delaware on June 23, 1992 and is an affiliate of Nomura Securities International, Inc, the underwriter for this transaction and Nomura Credit & Capital, Inc., the seller for this transaction The depositor was organized for the purpose of acquiring and pooling mortgage loans, offering securities of the type described herein and other related activities. The depositor does not have, nor is it expected in the future to have, any significant assets. The depositor maintains its principal office at Two World Financial Center, Building B, 21st Floor, New York, New York 10281. Its telephone number is (212) 667-2197.

         The depositor does not have, nor is it expected in the future to have, any significant assets.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Asset-backed certificates (the "Certificates") of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. The Asset-backed notes (the "Notes," and together with the Certificates, the "Securities"), will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. Each series of Notes or Certificates, as applicable, will consist of one or more classes of Notes or Certificates, as applicable, that may:

         o provide for the accrual of interest on the series of Notes or Certificates, as applicable, based on fixed, variable or adjustable rates;

         o be senior ("Senior Notes" or "Senior Certificates," and collectively, "Senior Securities") or subordinate ("Subordinate Notes" or "Subordinate Certificates," and collectively, "Subordinate Securities") to one or more other classes of Notes or Certificates, as applicable, in respect of distributions on the Notes or Certificates, as applicable;

         o be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Strip Securities");

         o provide for distributions of accrued interest on the series of Notes or Certificates, as applicable, which begin only following the occurrence of specific events, that as the retirement of one or more other classes of Notes or Certificates, as applicable, of that series (collectively, "Accrual Securities");

         o provide for payments of principal as described in the prospectus supplement, from all or only a portion of the Assets in that trust fund, to the extent of available funds, in each case as described in the prospectus supplement; and/or

         o provide for distributions based on a combination of two or more components of the Notes or Certificates, as applicable, with one or more of the characteristics described in this paragraph including a Strip Security component.

         If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an "Asset Group"). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

         Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the "Offered Notes" and the "Offered Certificates," respectively, and together, the "Offered Securities") will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form ("Definitive Notes" or

"Definitive Certificates," and collectively, "Definitive Securities") or in book-entry form ("Book-Entry Notes" or "Book-Entry Certificates," and collectively, "Book-Entry Securities"), as provided in the prospectus supplement. See "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

         Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the "Determination Date"). All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

                  (1) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

                      (a) all scheduled payments of principal and interest
                  collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a "Due Period" for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

                      (b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund ("Liquidation Proceeds"), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

                      (c) all amounts in the Collection Account that are due or
                  reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

                      (d) all amounts received for a repurchase of an Asset from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

                  (2) if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

                  (3) all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

                  (4) if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

                  (5) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

         As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable, (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

         The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

         Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate) may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the "Interest Rate" in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

         Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

         For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

         The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

         o to the extent of distributions of principal on that Security from time to time and

         o if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

         The outstanding Security Balance of a Security:

         o may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

         o in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

         If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement. Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

         If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use proceeds of this issuance to make principal payments with respect to a series.

REVOLVING PERIOD

         The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

COMPONENTS

         To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of the component class of Notes or Certificates, as applicable. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

         If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

ADVANCES IN RESPECT OF DELINQUENCIES

         If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the prospectus supplement, the servicer's (or another entity's) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

         If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

         If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

REPORTS TO SECURITYHOLDERS

         With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

                  (1) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable;

                  (2) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

                  (3) the amount of that distribution allocable to Prepayment Premiums;

                  (4) the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

                  (5) the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

                  (6) the total principal balance of the Assets at the close of business on that Distribution Date;

                  (7) the number and total principal balance of mortgage loans in respect of which

                      (a) one scheduled payment is delinquent,

                      (b) two scheduled payments are delinquent,

                      (c) three or more scheduled payments are delinquent and

                      (d) foreclosure proceedings have begun;

                  (8) for any mortgage loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

                  (9) with respect to collateral acquired by the trust fund through foreclosure or otherwise (an "REO Property") relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

                  (10) for each REO Property relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period,

                       (a)      the book value,

                       (b) the principal balance of the related mortgage loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

                       (c) the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

                       (d) if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

                  (11) for any REO Property sold during the related Due Period

                       (a)      the total amount of sale proceeds,

                       (b) the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or contract and

                       (c) the amount of any loss to securityholders in respect of the related mortgage loan;

                  (12) the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable, (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

                  (13) the total amount of principal prepayments made during the related Due Period;

                  (14) the amount deposited in the reserve fund, if any, on that Distribution Date;

                  (15) the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

                  (16) the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

                  (17) in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

                  (18) in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

                  (19) as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

                  (20) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

                  (21) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

                  (22) the total amount of payments by the borrowers of

                       (a)      default interest,

                       (b)      late charges and

                       (c) assumption and modification fees collected during the related Due Period.

         Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Code and applicable regulations under the Code to enable securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

TERMINATION

         The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan or contract subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

         If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable, (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).

OPTIONAL PURCHASES

         Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party's option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor's, the servicer's or any other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

         General

         If provided for in the prospectus supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, societe anonyme ("Clearstream Luxembourg") or the Euroclear System ("Euroclear"). Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

         No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "-Definitive Securities." Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

         Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         DTC

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

         Clearstream Luxembourg

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Berse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

         On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

         Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

         Euroclear

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

         Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries").

         Beneficial Ownership of Book-Entry Securities

         Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only "securityholder" of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" as that term is used in any Agreement, nor "Noteholders" as that term is used in any indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

         The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants. While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Notes or

Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see "Material Federal Income Tax Considerations--Tax Treatment of Foreign Investors" in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

         Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, crossmarket transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

         Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations--REMICs--Taxation of Certain Foreign Investors" in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable. In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

         Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

         Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable. If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

         Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

         None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         Definitive Securities

         Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

         (1) if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

         (2) if the depositor, at its option, elects to end the book-entry system through DTC or

         (3) in accordance with any other provisions described in the prospectus supplement.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

         REMIC Securities, FASIT Securities, Grantor Trust Securities

         Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code ("REMIC Securities"), FASIT Securities (as defined in this prospectus), or Grantor Trust Securities (as defined in this prospectus) will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the "pooling and servicing agreement") among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.

         Securities That Are Partnership Interests for Tax Purposes and Notes

         Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related trust fund will be created, pursuant to the pooling and servicing agreement or trust agreement.

         A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING AGREEMENTS

         General

         The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an "Agreement"). The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund. As used in this prospectus for any series, the term "Security" refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to Nomura Asset Acceptance Corporation, Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

         The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

         Assignment of Assets; Repurchases

         At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

                  (1) in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

                  (2) in respect of each Contract included in the related trust fund, including the outstanding principal amount and the Contract Rate; and

                  (3) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

         For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form. However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed. For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note. The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

         The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the "Purchase Price") or (2) substitute a new mortgage loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

         This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

         Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans, home improvement contracts and unsecured home improvements loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement. Generally these documents will be retained by the servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

         For each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. To give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be executed by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral. The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund only to the extent specified in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of that assignment, the interest of the trustee in the contracts could be defeated.

         While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement. If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract. There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

         Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

         Representations and Warranties; Repurchases

         To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

         o the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

         o in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

         o        the authority of the Warranting Party to sell the Asset;

         o        the payment status of the Asset;

         o in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

         o the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

         Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

         Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

         Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

         Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

         A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement. See "Events of Default" and "Rights Upon Event of Default."

         Collection Account and Related Accounts

         General. The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be an account or accounts that either:

         o are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

         o are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

         Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

         Deposits. A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

                  (1) all payments on account of principal, including principal prepayments, on the Assets;

                  (2) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

                  (3) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

                  (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under "Description of Credit Support;"

                  (5) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies;"

                  (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

                  (7) all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination;"

                  (8) any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under "--Retained Interest; Servicing Compensation and Payment of Expenses;"

                  (9) to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

                  (10) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies;"

                  (11) any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

                  (12) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

         Withdrawals. A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

                  (1) to make distributions to the securityholders on each Distribution Date;

                  (2) to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

                  (3) to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the

         Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

                  (4) to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer's good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

                  (5) if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

                  (6) to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor;"

                  (7) if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee's fees;

                  (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding the Trustee;"

                  (9) to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

                  (10) to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

                  (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

                  (12) if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Considerations--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in the prospectus supplement, respectively;

                  (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

                  (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

                  (15) to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

                  (16) to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

                  (17) to make any other withdrawals permitted by the related Agreement; and

                  (18) to clear and terminate the Collection Account at the termination of the trust fund.

         Other Collection Accounts. If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under "Deposits" above for one or more series of Notes or Certificates, as applicable. Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under "--Withdrawals" above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

         The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

         Collection and Other Servicing Procedures. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

                  (1) the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under "Description of Credit Support,"

                  (2)      applicable law and

                  (3) the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

         Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See "Description of Credit Support."

         The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

         In the case of multifamily loans, a borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multifamily Property and take those other actions as are consistent with the related Agreement. A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the borrower, the presence of an acceptable party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

         Realization Upon Defaulted Assets

         Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

         Any Agreement relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under "--Representations and Warranties; Repurchases."

         If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that mortgage loan or contract has occurred or, in the servicer's judgment, is imminent.

         If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

         The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

         If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the

Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

         If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

         As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

         If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

         Hazard Insurance Policies

         Mortgage Loans. Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

         The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

         The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

         Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

         Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

         Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

         Contracts. Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower's obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

         The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower's interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

         FHA Insurance and VA Guarantees

         FHA loans will be insured by the FHA as authorized under the Housing Act. Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

         The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

         Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         VA loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act (a "VA Guaranty Policy"). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

         The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

         Fidelity Bonds and Errors and Omissions Insurance

         Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

         Due-on-Sale Clauses

         The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

         o adversely affect or jeopardize coverage under any applicable insurance policy or

         o materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

         Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

         The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer's then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

         Retained Interest, Servicing Compensation and Payment of Expenses

         The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable on the Asset. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

         The servicer's primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer's primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

         The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

         If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

         Evidence as to Compliance

         Each Agreement relating to Assets that include mortgage loans or contracts, unless otherwise provided in the prospectus supplement, will provide that on or before a specified date in each year, beginning with the first of these dates at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or any other program used by the servicer, the servicing by or on behalf of the servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of those agreements or that program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or any other program, requires it to report.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an officer's certificate of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Certain Matters Regarding Servicers, the Master Servicer and the Depositor

         The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

         o The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

         o Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

         o Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

                  (1) specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

                  (2) incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

                  (3) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

                  (4) incurred in connection with any violation of any state or federal securities law; or

                  (5) imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

         o Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

         Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

         Special Servicers

         If and to the extent specified in the prospectus supplement, a special servicer (a "Special servicer") may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

         Events of Default under the Agreement

         Events of default under the related Agreement will generally include:

         o any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

         o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

         o any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

         o some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

         Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

         Rights Upon Event of Default under the Agreements

         So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

         The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause
(1) under "Events of Default under the Agreements" may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

         No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

         The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

         Amendment

         In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

                  (1) cure any ambiguity or mistake;

                  (2) correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

                  (3) make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

                  (4) comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

         In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

         The Trustee

         The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

         Duties of the Trustee

         The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

         Certain Matters Regarding the Trustee

         The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee's

         (1) enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

         (2) defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

         (3) being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

         (4) acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

         Resignation and Removal of the Trustee

         The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice of its resignation to the depositor, the servicer, if any, each rating agency, and all securityholders. Upon receiving that notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the trustee ceases to be eligible to continue as a trustee under the related Agreement, or if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the Notes or Certificates, as applicable, then the depositor and/or a party specified in the related Agreement may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any, according to the terms of the related Agreement. Securityholders of any series entitled to at least 51% (or any other percentage specified in the prospectus supplement) of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

         Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

         General

         The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to Nomura Asset Acceptance Corporation, Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

         Events of Default

         Events of default under the indenture for each series of Notes will generally include:

         o a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

         o failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

         o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

         o specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

         o any other event of default provided with respect to Notes of that series.

         If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

         If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

                  (1) the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

                  (2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

                  (3) the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

         If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

         If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

         To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

         Discharge of Indenture

         The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

         With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

         Indenture Trustee's Annual Report

         The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

         The Indenture Trustee

         The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series. The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture. In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

         The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets. Credit support may be in the form of:

         o the subordination of one or more classes of Notes or Certificates, as applicable;

         o        letters of credit;

         o        insurance policies;

         o        guarantees;

         o        the establishment of one or more reserve funds; or

         o any other method of credit support described in the prospectus supplement, or any combination of the foregoing.

         Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

         The coverage provided by any credit support will be described in the prospectus supplement. Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable, (each, a "Covered Trust"), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

         If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

         (a)      the nature and amount of coverage under that credit support,

         (b) any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

         (c) the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

         (d)      the material provisions relating to that credit support.

Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

         (1)      a brief description of its principal business activities,

         (2) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

         (3) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

         (4) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATE SECURITIES

         One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the prospectus supplement. The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable. The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Notes or Senior Certificates, as applicable, evidencing interests in one group of mortgage loans before distributions on Subordinate Notes or Subordinate Certificates, as applicable, evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

LIMITED GUARANTEE

         If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

         Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.

LETTER OF CREDIT

         Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the prospectus supplement relating to that series.

POOL INSURANCE POLICIES

         If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related trust fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

PRIMARY MORTGAGE INSURANCE

         To the extent provided in the prospectus supplement, some of the Mortgage Loans may be insured by primary mortgage insurance.

         A primary mortgage insurance policy generally insures against default on the subject mortgage loan up to an amount set forth therein, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than 78%. However, the foregoing standard may vary significantly depending on the characteristics of the subject mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary mortgage insurance policy was obtained at origination but the mortgage loan has amortized to a 78% or less loan-to-value ratio level as of the Cut-off Date. In most cases, the related Servicer will have the ability to cancel any primary mortgage insurance policy if the loan-to-value ratio of the subject Mortgage Loan is reduced to 78% or less, or a lesser specified percentage, based on an appraisal of the Mortgaged Property after the Closing Date or as a result of principal payments that reduce the principal balance of the subject Mortgage Loan after the Closing Date.

         Pursuant to recently enacted federal legislation, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999, will have a right to request the cancellation of any primary mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 78% or less of the value of the mortgaged property at the time the mortgage loan was originated. The mortgagor's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and
(iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for primary mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that mortgagors be provided written notice of these cancellation rights at the origination of the mortgage loans.

         If the requirement for primary mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan's amortization period, if, on that date, the borrower is current on the payments required by the terms of the mortgage loan. The mortgagee's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating primary mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

         Mortgage loans which are subject to negative amortization will only be covered by a primary mortgage insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's loan-to-value ratio, based on the then-current balance, to subsequently exceed the limits which would have required coverage upon their origination. Primary mortgage insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

         While the terms and conditions of primary mortgage insurance policies issued by one primary mortgage insurer will usually differ from those in primary mortgage insurance policies issued by other primary mortgage insurers, each primary mortgage insurance policy generally will pay either:

         o the insured percentage of the loss on the related mortgaged property;

         o the entire amount of the loss, after receipt by the primary mortgage insurer of good and merchantable title to, and possession of, the mortgaged property; or

         o at the option of the primary mortgage insurer under certain primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of
         (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

         The amount of the loss as calculated under a primary mortgage insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

                  o rents or other payments received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property;

                  o hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

                  o amounts expended but not approved by the primary mortgage insurer;

                  o        claim payments previously made on the mortgage loan;
and

                  o        unpaid premiums and other amounts.

         As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

                  o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary mortgage insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

                  o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

                  o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

SPECIAL HAZARD INSURANCE POLICIES

         A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

BORROWER BANKRUPTCY BOND

         Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Notes or Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series). Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

RESERVE FUNDS

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable. If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Notes or Certificates, as applicable.

         Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund. However, that income may be payable to any related servicer or another service provider or other entity. To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

         Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

OVERCOLLATERALIZATION

         If specified in the prospectus supplement, subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable. This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable. This acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains general summaries of material legal matters relating to the loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

GENERAL

         Single Family Loans, Multifamily Loans and Home Equity Loans.

         The loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. The mortgage lien generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Cooperative Loans.

         Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         Manufactured Housing Contracts.

         Each Manufactured Housing Contract evidences both

         o the obligation of the borrower to repay the loan it represents, and

         o the grant of a security interest in a manufactured home to secure repayment of the loan.

         The Manufactured Housing Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured Housing Contracts to the trustee or its custodian. In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee's ownership of the Manufactured Housing Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state. In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

         Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

         The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home. There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

         If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee's security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a Manufactured Housing Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Housing Contract before the lien is released. The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a Manufactured Housing Contract. However, repair liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the trustee or securityholders in the event a repair lien arises.

FORECLOSURE

         Single Family Loans, Multi-Family Loans and Home Equity Loans.

         Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages, Rights of Senior Mortgages" below.

         Cooperative Loans.

         Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

         Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account for the surplus to subordinate lenders or the tenant-stockholder as provided in the UCC. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

REPOSSESSION OF MANUFACTURED HOMES

         Repossession of manufactured housing is governed by state law. A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become attached to real estate in such way that it may be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

         Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

         Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

         Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and other terms of the sale are commercially reasonable.

         Sale proceeds are to be applied first to reasonable repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the subordinate creditors or the debtor, as provided in the UCC. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana Revised Statutes in addition to Article 9 of the UCC. Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished only after the obligor's abandonment or with the obligor's consent given after or in contemplation of default, or pursuant to judicial process and seizure by the sheriff.

RIGHTS OF REDEMPTION

         Single Family Loans, Multifamily Loans and Home Equity Loans.

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Manufactured Housing Contracts.

         While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to maintain the property adequately or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor's principal residence and the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

         o reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

         o        reduce the monthly payments due under the mortgage loan,

         o        change the rate of interest of the mortgage loan, and

         o        alter the mortgage loan repayment schedule.

         The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers' rescinding the mortgage loans either against the originators or assignees.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under theses provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interests rate or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could included monetary penalties, recession and defenses to foreclosure action or an action to collect.

         Some of the mortgage loans in a mortgage pool may be "home loans" and also may be "covered home loans" under the Georgia Fair Lending Act, or Georgia Act. The Georgia Act applies to any mortgage loan which is secured by a property located in the State of Georgia that is the borrower's principal residence, and which has a principal amount not in excess of the conforming loan balance limit established by Fannie Mae. These loans are referred to under the Georgia Act as "home loans." Certain home loans, which are referred to as "covered home loans" have met certain fee and finance-charge criteria. Certain covered home loans, which are referred to as "Georgia high-cost home loans," have met higher limits regarding fees and finance charges. The Georgia Act prohibits certain activities and charges in connection with home loans. Additional prohibitions apply to cover home loans and further prohibitions apply to Georgia high-cost home loans.

         Purchasers or assignees of a Georgia high-cost home loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the home loan. Purchasers or assignees of a covered home loan, including the related trust, could be subject to defenses to prevent a foreclosure or action to collect or counterclaims of a borrower if the loan is in violation of the Georgia Act. Remedies available to a borrower include actual, statutory and punitive damages, costs and attorneys' fees, rescission rights and other unspecified equitable remedies. No maximum penalty has been set with respect to violations of the Georgia Act, and courts have been given discretion under the statute to fashion equitable remedies as they deem appropriate.

         There are some uncertainties in making a determination as to whether a particular Georgia loan is a covered home loan or a Georgia high-cost home loan, and in determining whether a loan complies with all of the provisions of the Georgia Act.

         The Georgia Act was amended on March 7, 2003. Mortgage loans originated on or after that date are subject to a less stringent version of the Georgia Act.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

         Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower's obligation to make the required payments under the Manufactured Housing Contract.

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

         Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

         o the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and

         o the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

         Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

DUE-ON-SALE CLAUSES

         Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. Section 341(b) of the Garn-St. Germain Depository Institutions Act of 1982 ("Garn-St. Germain") permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. Garn-St. Germain gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law. With respect to loans secured by an owner-occupied residence including a manufactured home, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

         In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

PREPAYMENT CHARGES; LATE FEES

         Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

         Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made. In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments. Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

         Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or any entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities. The Office of Thrift Supervision or OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any trust fund if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

         Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied. These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

SERVICEMEMBERS CIVIL RELIEF ACT

         Generally, under the terms of the Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status, unless a court orders otherwise upon application of the lender. The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the related securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender's inability to realize upon the mortgaged property in a timely fashion.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute participation in the management of a property so that the lender would lose the protection of the secured creditor exclusion referred to in the preceding paragraph, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to the related securityholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         The Asset Conservation Act specifically addresses the potential liability under CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the trust fund generally does in connection with the loans. However, the Asset Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

         If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the trust fund, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

         Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

         The pooling and servicing agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

THE HOME IMPROVEMENT CONTRACTS

         General.

         The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements.

         The Home Improvement Contracts that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements.

         So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

INSTALLMENT CONTRACTS

         Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

         General.

         Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

         There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans.

         The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

         FHA Insurance Coverage.

         Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a premium. For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's insurance coverage reserve account.

         Claims Procedures Under Title I.

         Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The "claimable amount" means an amount equal to 90% of the sum of:

         o the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;

         o the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;

         o        the uncollected court costs;

         o        the attorney's fees not to exceed $500; and

         o the expenses for recording the assignment of the security to the United States.

         The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         o The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to herein are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC, or Grantor Trust Fund, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

         o is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

         o is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

         The following discussion addresses securities of two general types:

         o REMIC certificates representing interests in a trust that the Trustee will elect to have treated as a "real estate mortgage investment conduit," or REMIC, under Sections 860A through 860G of the Code, or the REMIC Provisions, and

         o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICS

         The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the servicer or trustee, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G, or REMIC Provisions, of the Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 of the Code and in the Treasury regulations issued thereunder, or the OID regulations, and in part upon the REMIC Provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

         Classification of REMICs

         Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of "regular interests," or REMIC regular certificates or "residual interests," or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences". Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

         Characterization of Investments in REMIC Certificates

         In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of

Section 856(c)(4)(A) of the Code. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The servicer will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including additional collateral loans or pledged asset mortgage loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include additional collateral loans or pledged asset mortgage loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including additional collateral loans or pledged asset mortgage loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures

         For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

         Taxation of Owners of REMIC Regular Certificates

         General

         Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

         Original Issue Discount

         Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the servicer or securities administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, the servicer nor the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the related prospectus supplement will describe the manner in which the rules will be applied by the servicer or trustee, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

         Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners or REMIC Regular Certificates--Market Discount" for a description of that election under the OID regulations.

         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and

(B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and
(2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the related prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any payments other than qualified stated interest made during the accrual period prior to that day with respect to the certificate.

         Market Discount

         A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

         A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

                  o        on the basis of a constant yield method,

                  o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

                  o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

         To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         In addition, under Section 1277 of the Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium

         A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. It is possible that the use of the assumption that there will be no prepayments may be required in calculating the amortization of premium.

         Realized Losses

         Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General

         As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

         Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

         Taxable Income of the REMIC

         The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt deductions with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered by this prospectus, described therein will not apply.

         If a class of REMIC regular certificates is issued at an issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions

         The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

         A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Code, as to which the certificateholders should consult their tax advisors.

         Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. A holder of a REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which its basis in the REMIC residual certificate will not be sufficiently large that distributions will be treated as nontaxable returns of capital. A holder's basis in the REMIC residual certificate will initially equal the amount paid for the REMIC residual certificate and will be increased by its allocable shares of taxable income of the trust. However, a holder's basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholder. To the extent the REMIC residual certificateholder's initial basis is less than the distributions to the REMIC residual certificateholder, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholder on those distributions and will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see "Taxation of REMIC Regular Certificates--General."

         Excess Inclusions

         Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the "daily accruals", as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         For REMIC residual certificateholders, an excess inclusion:

         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

         o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, "--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject. Noneconomic REMIC Residual Certificates

         Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

         The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

         Mark-to-Market Rules

         The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions

         Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "Pass-Through Entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and (ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a "Pass-Through Entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

         If a REMIC residual certificate is transferred to a disqualified organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of

         o the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

         o the highest marginal federal income tax rate applicable to corporations.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         o residual interests in the entity are not held by disqualified organizations; and

         o information necessary for the application of the tax described herein will be made available.

         Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

         o requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a disqualified organization and is not acquiring the REMIC residual certificate on behalf of a disqualified organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

         o providing that any transfer of a REMIC residual certificate to a disqualified organization shall be null and void; and

         o granting to the servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a disqualified organization despite (1) and (2) above.

         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass- Through Entity (i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

         Sales of REMIC Certificates

         If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

         Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate", which is generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC (and possibly a "financial asset securitization investment trust", or FASIT, within the meaning of Section 860L of the Code) or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

         Prohibited Transactions and Other Possible REMIC Taxes

         The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer or the trustee in either case out of its own funds, provided that the servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         Termination

         A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         Reporting and Other Administrative Matters

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee will file REMIC federal income tax returns on behalf of the related REMIC and the entity identified as the securities administrator in the related pooling and servicing agreement or securities administrator will prepare the REMIC federal income tax returns and will be designated as and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

         As the tax matters person, the securities administrator will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the securities administrator, as tax matters person, and the IRS concerning any REMIC item.

         Adjustments made to the REMIC tax return may require a REMIC residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are generally required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the REMIC administrator will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

         Backup Withholding with Respect to REMIC Certificates

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates

         A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership, created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of the residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person, or U.S. person, unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust certificates, Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates

         Grantor Trust Fractional Interest Certificates

         In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, Thacher Proffitt & Wood LLP, counsel to the company, will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the company will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates

         Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the company will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . ..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates

         Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply

         If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates") and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the company, the servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and"--Market Discount" below.

         If Stripped Bond Rules Do Not Apply

         Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders, on the use of a prepayment assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         Market Discount

         If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium

         If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates

         The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the prepayment assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         Possible Application of Contingent Payment Rules

         The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to
Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         Sales of Grantor Trust Certificates

         Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust certificate by an investor who holds the Grantor Trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust certificate.

         Gain or loss from the sale of a Grantor Trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting

         The servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the servicer and subservicer (if any) and any other customary factual information as the servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the servicer or the trustee.

         Backup Withholding

         In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust certificates.

         Foreign Investors

         In general, the discussion with respect to REMIC Regular certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust certificates except that Grantor Trust certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion.

         To the extent that interest on a Grantor Trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                              ERISA CONSIDERATIONS

THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

         ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested and on persons who bear specified relationships to these types of plans or arrangements ("Parties in Interest") or are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. However, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         The DOL issued regulations concerning the definition of what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under this Plan Assets Regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

         The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a "publicly-offered security", or if equity participation by "benefit plan investors" is not "significant". In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by "benefit plan investors" is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which include benefit plans described in ERISA or under
Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

         If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer's assets could be deemed to be Parties in Interest with respect to investing Plans; this would subject the master servicer and such other persons to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets, and to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the issuer's assets. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust to a Plan might be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

INSURANCE COMPANY GENERAL ACCOUNTS

         The United States Department of Labor (DOL) has published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to Plans (Labor Reg. Section 2550.401c-1). Under this regulation, an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy.

PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 83-1

         Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of a Plan or with Plan assets should consult with its counsel on the potential applicability of ERISA and the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith. In particular, in connection with a contemplated purchase of securities representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain a swap or a pre-funding arrangement. In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities. The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

UNDERWRITER EXEMPTION

         The DOL issued to Nomura Securities International Inc. an administrative exemption (PTE 93-32, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of "securities" that are obligations of an issuer containing certain receivables, loans and other obligations, with respect to which Nomura Securities International Inc. is the underwriter, manager or co-manager of an underwriting syndicate.

         The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

                  o the investment pool consists only of assets of a type which have been included in other investment pools;

                  o securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of securities pursuant to the exemption; and

                  o securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

         The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be "subordinated" to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets and the loan-to-value ratio is 100% or less at the closing date or the issuance of the securities. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch Ratings, Inc. ("Rating Agencies") except that the rating must be in the top two highest rating categories in the loan-to-value ratio is greater than 100%. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the "Restricted Group" (defined below), other than the underwriter. The Exemption stipulates that any Plan investing in the securities must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended, which each purchaser of a security will be deemed to represent. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

         If an issuer holds obligations that have high loan-to-value ratios of 125% or less, the Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the Rating Agencies if both of the following conditions are met:

                  o the obligations are residential or home equity loans, and

                  o the fair market value of the real property collateral securing the loan on the closing date of the issuance of the securities is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

         Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

                  o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

                  o the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

                  o the Plans' investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

                  o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

         The Exemption provides only limited relief to Plans sponsored by the "Restricted Group", which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties.

         If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date (the "DOL Pre-Funding Period").

                  o First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the Securities being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

                  o Second, all loans transferred after the closing date (the "Additional Loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency.

                  o Third, the transfer of such Additional Loans to the trust fund during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

                  o Fourth, solely as a result of the use of the pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the trust fund on the closing date.

                  o Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus or related prospectus supplement or agreement.

                  o Sixth, the DOL Pre-Funding Period must generally end no later than three months or 90 days after the closing date.

                  o Seventh, amounts transferred to any Pre-Funding Account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption rating agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Exemption rating agency.

                  o        Eighth, certain disclosure requirements must be met.

         The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain an interest rate swap, provided the swap satisfies certain requirements and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from Exemption rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Securities of any class affected by the swap may be sold to Plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the security.

         The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the underwriter exemption, securities of that class will no longer be eligible for relief under the underwriter exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had an appropriate rating would not be required by the underwriter exemption to dispose of it). Each purchaser should ascertain the rating of the security at the time of purchase

         The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the exemption will apply. In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel to the trustee for the benefit of the trustee, the depositor and the servicer, which opinion of counsel will not be at the expense of the trustee or depositor or servicer, satisfactory to the trustee that the purchase of the securities by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law, will not give rise to a non-exempt prohibited transaction and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

         Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The prospectus supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of Offered Notes or Offered Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, a trust fund consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA.

         Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss.1.5), some "Type IV securities," defined in 12 C.F.R. ss.1.2(l) to include some "residential mortgage related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss.703.140. Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the "OTS") should consider the OTS' Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," before investing in any of the Offered Notes or Offered Certificates, as applicable.

         All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" ("TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS may require divestiture of such securities. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and
(iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         If specified in the prospectus supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

         Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as "mortgage related securities," no representation is made as to the proper characterization of the Offered Notes or Offered Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable,) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHODS OF DISTRIBUTION

         The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If specified in the prospectus supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Nomura Securities International, Inc. (the "Underwriter") acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

         Alternatively, the prospectus supplement may specify that the Notes or Certificates, as applicable, will be distributed by the Underwriter acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase. If the Underwriter acts as agent in the sale of Notes or Certificates, as applicable, the Underwriter will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date. The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the prospectus supplement. To the extent that the Underwriter elects to purchase Notes or Certificates, as applicable, as principal, the Underwriter may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

         The depositor will indemnify the Underwriter and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the Underwriter and any other underwriters may be required to make in respect of these civil liabilities.

         In the ordinary course of business, the Underwriter and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable. The Underwriter performs management services for the depositor.

         The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors. Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable. Securityholders should consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

         As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                             ADDITIONAL INFORMATION

         The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable, (the "Registration Statement"). This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices in the following locations:

         o Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and

         o        New York Regional Office, 233 Broadway, New York, New York
                  10279.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Commission also maintains a site on the world wide web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission's web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

         Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae's prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

         Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

                                  LEGAL MATTERS

         Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by Thacher Proffitt & Wood.

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of Notes or Certificates, as applicable, and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable. Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

                                     RATING

         As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS


1998 Policy Statement:............................126              Increasing Payment Asset:...........................4
Accrual Period:....................................18              Increasing Payment Assets:..........................4
Accrual Securities:................................25              Indirect Participants:.............................35
Accrued Security Interest:.........................28              Insurance Proceeds:................................27
Adjustable Rate Assets:.............................3              Interest Rate:.....................................27
Agency Securities:..................................3              Interest Reduction Assets:..........................4
Agreement:.........................................41              Land Sale Contracts:................................5
ARM Loans:..........................................6              Level Payment Assets:...............................3
Asset Group:.......................................25              Liquidation Proceeds:..............................27
Asset Seller:.......................................3              Lock-out Date:......................................7
Available Distribution Amount:.....................26              Mortgaged Properties:...............................5
Balloon Payment Assets:.............................4              Mortgages:..........................................5
Beneficial Owner:..................................34              Nonrecoverable Advance:............................30
Bi-weekly Assets:...................................4              Notes:.............................................25
Book-Entry Securities:.............................26              Offered Securities:................................25
Buy Down Assets:....................................3              Participants:......................................35
Buydown Mortgage Loans:............................22              Permitted Investments:.............................45
Buydown Period:....................................22              Pre-Funded Amount:.................................16
Capitalized Interest Account:......................17              Pre-Funding Account:...............................16
Cash Flow Agreement:...............................17              Pre-Funding Period:................................16
Certificates:......................................25              Prepayment Premium:.................................7
Charter Act:.......................................12              Purchase Price:....................................42
Collection Account:................................45              Record Date:.......................................26
Commission:.........................................7              REMIC Securities:..................................40
Convertible Assets:.................................4              REO Property:......................................32
Cooperative Corporation:...........................36              Retained Interest:.................................55
Cooperatives:.......................................5              Revolving Credit Line Loans:........................8
Covered Trust:.....................................65              Rules:.............................................37
CPR:...............................................21              Securities:........................................25
Cut-off Date:.......................................6              Security Balance:..................................28
Definitive Securities:.............................26              Senior Securities:.................................25
Determination Date:................................26              Servicemen's Readjustment Act:.....................16
Distribution Date:.................................18              Servicing Standard:................................49
DTC:...............................................34              Single Family Property:.............................5
Euroclear Operator:................................36              SPA:...............................................21
Euroclear:.........................................34              Special servicer:..................................58
European Depositaries:.............................37              Step-up Rate Assets:................................4
Exchange Act:......................................35              Strip Securities:..................................25
Fannie Mae:.........................................3              Stripped Agency Securities:........................14
FDIC:..............................................45              Subordinate Securities:............................25
FHA:................................................5              Subsequent Assets:.................................16
Freddie Mac Act:...................................13              Terms and Conditions:..............................37
Freddie Mac Certificate Group:.....................13              UCC:...............................................35
Freddie Mac:........................................3              VA Guaranty Policy:................................54
GEM Assets:.........................................4              VA:.................................................6
Ginnie Mae:.........................................3              Value:..............................................6
GPM Assets:.........................................4              Warranting Party:..................................43
Home Equity Loans:..................................5              Yield Considerations:..............................28
Housing Act:.......................................11
HUD:...............................................54



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
                                  $385,570,230
                                  (APPROXIMATE)

                       NOMURA ASSET ACCEPTANCE CORPORATION
                         ALTERNATIVE LOAN TRUST 2004-AR1

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-AR1

                       NOMURA ASSET ACCEPTANCE CORPORATION
                                    DEPOSITOR

                            GMAC MORTGAGE CORPORATION
                                    SERVICER

                                [GRAPHIC OMITTED]

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

   We are not offering the Series 2004-AR1 Mortgage Pass-Through Certificates in any state where the offer is not permitted.

   Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2004-AR1 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2004-AR1 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus until October 26, 2004.

                                 JULY 28, 2004